  As filed with the Securities and Exchange Commission on August 9, 1999
                                                     Registration No. 333-75907
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                             Amendment No. 4
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------
                         FIRSTAMERICA AUTOMOTIVE, INC.
            (Exact name of Registrant as specified in its charter)

                    Delaware                                        88-0206732
        (State or other jurisdiction of                          (I.R.S. Employer
         incorporation or organization)                        Identification No.)

                              601 Brannan Street
                        San Francisco, California 94107
                                (415) 284-0444
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ---------------
                                Thomas A. Price
                     President and Chief Executive Officer
                         FirstAmerica Automotive, Inc.
                              601 Brannan Street
                            San Francisco, CA 94107
                                (415) 284-0444
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

             Gregory M. Gallo, Esq.                          Valerie Ford Jacob, Esq.
              Andrew D. Zeif, Esq.                   Fried, Frank, Harris, Shriver & Jacobson
        Gray Cary Ware & Freidenrich LLP                        One New York Plaza
              400 Hamilton Avenue                            New York, New York 10004
        Palo Alto, California 94301-1825                          (212) 859-8000
                 (650) 328-6561

                               ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                               ---------------

   If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ---------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                                                   Proposed Maximum
                                  Proposed Maximum    Aggregate       Amount of
     Title of Each Class of        Offering Price      Offering      Registration
 Securities to be Registered(a)     per Share(c)       Price(c)          Fee
---------------------------------------------------------------------------------
 Common Stock ($0.00001 par val-
  ue)..........................        $14.00        $126,225,400     $35,091(d)
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

(a) This Registration Statement covers the sale of shares of common stock, par value $.00001 per share, by the Registrant and by selling stockholders.
(b) Includes shares the underwriters have the option to purchase to cover over-allotments, if any.
(c) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.
(d) $35,684 previously paid.
                               ---------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

                Preliminary Prospectus dated August 9, 1999

PROSPECTUS

                             7,840,100 Shares

               [FIRST AMERICA AUTOMOTIVE, INC. LOGO APPEARS HERE]

                                  Common Stock

                                 ------------

    This is FirstAmerica Automotive, Inc.'s initial public offering of common stock. We are selling 7,692,300 of the shares and our stockholders are selling 147,800 of the shares.

    We expect the public offering price to be between $12 and $14 per share. Currently, no public market exists for the shares. Our common stock has been approved for listing on the New York Stock Exchange under the symbol "FAA."

    Investing in our common stock involves risks which are described in the "Risk Factors" section beginning on page 10 of this prospectus.

                                 ------------

                                                               Per Share Total
                                                               --------- -----
     Public offering price....................................    $       $
     Underwriting discount....................................    $       $
     Proceeds, before expenses, to FirstAmerica Automotive....    $       $
     Proceeds, before expenses, to the selling stockholders...    $       $

    The underwriters may also purchase up to an additional 1,176,000 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The shares of common stock will be ready for delivery in New York, New York
on or about      , 1999.

                                 ------------


Merrill Lynch & Co.

                          Donaldson, Lufkin & Jenrette

                                                   BancBoston Robertson Stephens

                                 ------------

                  The date of this prospectus is       , 1999.

                [FIRSTAMERICA AUTOMOTIVE INC. LOGO APPEARS HERE]

      [MAP OF WESTERN UNITED STATES APPEARS HERE HIGHLIGHTING WHERE FIRSTAMERICA AUTOMOTIVE HAS DEALERSHIPS, ASSUMING THE PENDING ACQUISITIONS ARE COMPLETED.]

   Dealership                               Brands               Location
   ----------                               ------               --------
   California
    San Francisco Bay Area:
     Serramonte Auto Plaza:        Nissan                   Colma, CA
                                   Isuzu                    Colma, CA
                                   Dodge                    Colma, CA
                                   Mitsubishi               Colma, CA
     Lexus of Serramonte           Lexus                    Colma, CA
     Melody Toyota                 Toyota                   San Bruno, CA
     First Nissan-Marin            Nissan                   San Rafael, CA
     Concord Nissan                Nissan                   Concord, CA
     Concord Toyota                Toyota                   Concord, CA
     Concord Honda                 Honda                    Concord, CA
     Honda of Serramonte           Honda                    Colma, CA
     Dublin Volkswagen/Dodge       Volkswagen, Dodge        Dublin, CA
     Dublin Nissan                 Nissan                   Dublin, CA
     First Dodge-Marin             Dodge                    San Rafael, CA
     Ford of San Rafael            Ford                     San Rafael, CA
     Autobahn Motors(a)            Mercedes-Benz            Belmont, CA
     Hayward Honda(a)              Honda                    Hayward, CA
     Golden Gate Acura(a)          Acura                    Colma, CA

    San Jose/Silicon Valley Area:
     Stevens Creek Nissan          Nissan                   San Jose, CA
     Capitol Nissan                Nissan                   San Jose, CA
     St. Claire
      Cadillac/Oldsmobile(a)       Cadillac, Oldsmobile     San Jose, CA
     Stevens Creek BMW
      Motorsport(a)                BMW                      San Jose, CA
     Stevens Creek Honda(a)        Honda                    San Jose, CA

    Los Angeles Area:
     Beverly Hills BMW             BMW                      Beverly Hills, CA
     Volkswagen of Woodland Hills  Volkswagen               Woodland Hills, CA
     Kramer Honda-Volvo(a)         Honda, Volvo             Santa Monica, CA
     South Bay Chrysler Plymouth
      Jeep(a)                      Chrysler, Plymouth, Jeep Torrance, CA

    San Diego Area:
     Poway Dodge                   Dodge                    Poway, CA
     Poway Honda                   Honda                    Poway, CA
     Poway Toyota                  Toyota                   Poway, CA
     Poway Chevrolet               Chevrolet                Poway, CA

   Nevada
    Las Vegas Area:
     Falconi's Tropicana Honda(a)  Honda                    Las Vegas, NV

  --------
  (a) Acquisition is pending.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   4
Risk Factors.............................................................  10
Dilution.................................................................  23
1998, 1999 and Pending Acquisitions......................................  24
Use of Proceeds..........................................................  27
Dividend Policy..........................................................  27
Capitalization...........................................................  28
Selected Historical Consolidated Financial Data..........................  29
Unaudited Pro Forma Consolidated Financial Data..........................  31
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  39
Business.................................................................  54
Management...............................................................  79
Transactions with Related Parties........................................  87
Principal and Selling Stockholders.......................................  89
Description of Capital Stock.............................................  91
Shares Eligible for Future Sale..........................................  95
United States Federal Tax Considerations for Non-United States Holders...  97
Underwriting............................................................. 100
Legal Matters............................................................ 103
Experts.................................................................. 103
Where You Can Find More Information About Us............................. 104
Manufacturers' Disclaimer................................................ 104
Index to Consolidated Financial Statements............................... F-1

                              PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the "Risk Factors" section and our consolidated financial statements. Unless we indicate otherwise, all information in this prospectus reflects the reclassification of our Class A, Class B and Class C common stock into a single class of common stock, our 0.362725 for 1 reverse stock split to be effective prior to the completion of this offering and assumes that the underwriters do not exercise their over-allotment option. The consummation of our acquisition of the Lucas Dealership Group is a condition to the completion of this offering.

                         FirstAmerica Automotive, Inc.

     We are a leading automotive retailer in the California market based on new vehicle sales. We currently operate in four major metropolitan markets in California, and are focusing our consolidation strategy in the western United States. We generate revenues primarily through the sale and lease of new and used vehicles, service and parts sales, financing fees, extended service warranty sales, after-market product sales and collision repair services. We sell 19 new domestic and foreign brands through 29 new vehicle dealerships, assuming completion of our pending acquisitions which will add 8 new brands and 9 new dealerships. For the year ended December 31, 1998 we had pro forma revenue of $1.4 billion and pro forma operating income of $38.0 million.

     We believe California's strong demographics provide significant opportunities for future expansion. California accounted for more than 10 percent of new vehicle registrations in the United States in 1998.(/1/) Our Chairman and Chief Executive Officer have each been operating dealerships in California for over 25 years, which we believe provides us with a competitive advantage in these demographically favorable markets.

     Our innovative executive management team has developed and is executing several new initiatives:

    . We created the "Auto Factory" division to implement an efficient used vehicle inventory control system at our dealerships.

    . We currently market a full range of automobiles and related products and services through the Internet which may be purchased at our dealerships.

    . We created a "Dealer Services" division to maximize cost savings by centralizing and consolidating the purchasing power of our dealerships.

Company Strengths

     Focused Acquisition Strategy. We apply a systematic approach and thorough review process to acquire:

    . larger, well managed multiple franchise dealerships or multiple dealership groups located in metropolitan or high-growth suburban markets; and

    . smaller, single franchise dealerships that will allow us to take advantage of the buying power of our dealerships in a region and provide greater breadth of products and services in our markets.

     Extensive Experience and Ability to Integrate and Improve
Acquisitions. Our executive officers have substantial experience in successfully integrating and improving businesses they have acquired, collectively having acquired and integrated more than 50 dealerships during their careers.

-------
(1)Based on data from Crain Communications, Inc.'s "1999 Market Data Book."

      A Leader in the California Market. We currently operate all of our dealerships in California. We are one of the largest automotive retailers in California, measured by retail sales of new vehicles.

      Used Vehicle Inventory Management. Our Auto Factory division enables us to improve the used vehicle inventory management process of our acquired dealerships and provides competitive advantages over small dealers in the used vehicle business.

      Centralized Corporate Infrastructure with Decentralized Operations. We have developed a corporate infrastructure that centralizes executive management functions while maintaining an entrepreneurial environment at the dealership level.

      High Levels of Customer Service. We provide high levels of customer service in order to establish strong consumer loyalty and engender good relations with manufacturers. Our sales department focuses on providing customers with an unpressured, informative shopping experience. Our service departments seek to provide our customers with a professional and reliable service experience.

      Experienced Management Team. Our Chairman, Chief Executive Officer and Chief Operating Officer have, on average, 32 years of experience in the automotive retailing industry. We have other experienced managers throughout our organization and obtain a large number of skilled and experienced employees from the acquired dealerships' existing management.

Business Strategy

      Growth Through Acquisitions. We intend to capitalize on the continuing consolidation of the highly fragmented automotive retailing industry.

      Benefits of Scale. We intend to improve the performance of our existing and acquired dealerships by consolidating our purchasing power to reduce our costs and implementing other cost-saving practices.

      Take Advantage of Regional Presence. We believe there are significant opportunities and benefits from operating clusters of dealerships in contiguous areas.

      Expand High Margin Activities. We will continue to focus on expanding our higher margin businesses, including sales of used vehicles, finance and insurance, warranties and service and parts sales.

      Capitalize on Market Trends. Part of our strategy is to maintain a competitive advantage by adapting to new trends including:

    .  Marketing through the Internet.

    .  Developing a proprietary database of customer information.

    .  Focusing on luxury brands.

      Train, Develop and Motivate Employees. We have invested substantial resources in developing training programs at all levels of our organization.

1998, 1999 and Pending Acquisitions

      Listed below are our 1998, 1999 and pending dealership acquisitions which we expect to complete upon consummation of this offering. The acquisition of the Lucas Dealership Group is pending and its consummation is a condition to the closing of this offering.

                                                                         1998
                                                                       Pro Forma
                                                                        Revenue      Year
       Dealership                 Brands               Location      (in millions) Acquired
       ----------                 ------               --------      ------------- --------
Beverly Hills BMW....... BMW                      Beverly Hills, CA     $ 81.1       1998
Honda of Serramonte..... Honda                    Colma, CA               29.2       1998
Concord Toyota.......... Toyota                   Concord, CA             67.0       1998
Volkswagen of Woodland
 Hills.................. Volkswagen               Woodland Hills, CA      13.8       1998
Poway Chevrolet......... Chevrolet                Poway, CA               30.7       1999
First Dodge-Marin(a).... Dodge                    San Rafael, CA          17.5       1999
Ford of San Rafael(a)... Ford                     San Rafael, CA          32.0       1999
Kramer Honda-Volvo(b)... Honda, Volvo             Santa Monica, CA        74.7     Pending

Lucas Dealership
 Group:.................                                                 339.6     Pending
 Autobahn Motors........ Mercedes-Benz            Belmont, CA                      Pending
 Hayward Honda.......... Honda                    Hayward, CA                      Pending
 St. Claire Cadillac/
  Oldsmobile............ Cadillac, Oldsmobile     San Jose, CA                     Pending
 Stevens Creek BMW
  Motorsport............ BMW                      San Jose, CA                     Pending
 Stevens Creek Honda.... Honda                    San Jose, CA                     Pending
 Golden Gate Acura...... Acura                    Colma, CA                        Pending

South Bay Chrysler
 Plymouth Jeep(b)....... Chrysler, Plymouth, Jeep Torrance, CA            45.6     Pending
Falconi's Tropicana
 Honda(b)............... Honda                    Las Vegas, NV           43.4     Pending

--------
(a) Based on monthly dealer statements prepared for manufacturers.
(b) This acquisition is pending and is expected to close shortly after consummation of this offering.

Risk Factors

      See "Risk Factors" beginning on page 10 and other information provided in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock. The most significant risk factors include:

      Intense competition in vehicle retailing and related businesses could reduce our sales and our profit margins.

      Automobile manufacturers exercise significant control over our operations and we are dependent on them and their performance to successfully operate our business.

      If we are not able to complete desired acquisitions our growth may be slower than anticipated because our principal growth strategy is to make acquisitions.

                                  The Offering

 Common stock offered:

        By us..................................  7,692,300 shares

        By the selling stockholders............    147,800 shares

            Total shares offered...............  7,840,100 shares

 Shares to be outstanding after this offering.. 13,846,144 shares

 Use of proceeds............................... We estimate that the net proceeds to be received by us from this offering (without exercise of the
                                                over-allotment option) will be approximately
                                                $91.0 million. We intend to use these net
                                                proceeds, in addition to funds we will borrow
                                                under a new credit facility, to:

                                                .  fund our pending acquisitions;

                                                .  repay our existing credit facility;

                                                .  repay our outstanding loans to principal
                                                   stockholders including accrued interest;

                                                .  redeem our outstanding senior notes including
                                                   accrued interest and redemption premiums; and

                                                .  redeem our outstanding redeemable preferred
                                                   stock including accrued dividends and
                                                   redemption premiums.

                                                We will not receive any proceeds from the sale of
                                                shares of common stock by the selling
                                                stockholders.

                                                See "Use of Proceeds" on page 27 and
                                                "Management's Discussion and Analysis of
                                                Financial Condition and Results of Operations--
                                                Liquidity and Capital Resources" on page 45.

 Risk factors.................................. See "Risk Factors" beginning on page 10 and the other information provided in this prospectus for
                                                a discussion of factors you should carefully
                                                consider before deciding to invest in shares of
                                                our common stock.

 Proposed New York Stock Exchange symbol....... FAA

      The 13,846,144 shares outstanding after this offering include 468,343 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $8.02, 134,825 shares of common stock issuable upon exercise of warrants at an average exercise price of $2.87, 36,273 shares of common stock issuable upon conversion of outstanding promissory notes at a conversion price of $11.03 per share and exclude 563,005 shares of common stock issuable upon exercise of options that may be granted under our 1997 and 1998 stock option plans. These share numbers also do not include up to an aggregate of 1,176,000 shares of common stock that may be sold by us upon exercise of the over-allotment option granted to the underwriters. Of the shares being sold by the selling stockholders in the offering, 21,160 shares will come from the conversion of promissory notes. See "Principal and Selling Stockholders" on page 89.

      FirstAmerica was incorporated in Delaware in 1997. Our principal executive offices are located at 601 Brannan Street, San Francisco, California 94107 and our telephone number is (415) 284-0444.

   Summary Historical and Pro Forma Consolidated Financial and Operating Data

     The following table presents our summary historical and pro forma financial and operating data. The summary historical consolidated financial data presented below as of December 31, 1996, 1997 and 1998 were derived from our audited consolidated financial statements. The summary historical consolidated financial data presented for the three months ended March 31, 1998 and 1999 were derived from our unaudited interim financial statements. The historical financial information should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus.

     The unaudited pro forma information for the twelve months ended December 31, 1998 and the three months ended March 31, 1999 were prepared as if the debt repayment and financing, and the 1998, 1999 and pending acquisitions described under "Unaudited Pro Forma Consolidated Financial Data" had been consummated on January 1, 1998. The unaudited pro forma balance sheet data as of March 31, 1999 was prepared as if these events were consummated on March 31, 1999.

     The pro forma information should be read in conjunction with the pro forma financial information set forth under "Unaudited Pro Forma Consolidated Financial Data." The unaudited pro forma statements of operations information does not purport to represent what our results of operations or financial condition actually would have been or what operations would be if the transactions that give rise to the pro forma adjustments had occurred on the dates assumed.

                                                                         Three Months Ended
                                 Year Ended December 31,                      March 31,
                          -----------------------------------------  ----------------------------
                                  Historical             Pro Forma        Actual        Pro Forma
                          ------------------------------ ----------  -----------------  ---------
                            1996        1997      1998      1998       1998     1999      1999
                          --------    --------  -------- ----------  -------- --------  ---------
                                        (in thousands, except per share data)
Consolidated Statement
 of Operations Data:
Sales
 New vehicle............  $200,185    $290,281  $475,847 $  864,575  $ 94,945 $151,274  $240,159
 Used vehicle...........    81,706     111,616   191,829    324,359    41,796   51,789    80,388
 Service and parts......    42,416      58,707    91,134    188,410    18,840   27,431    50,299
 Other dealership
  revenues, net.........     8,215      13,444    24,261     36,185     5,036    7,705    10,377
                          --------    --------  -------- ----------  -------- --------  --------
   Total sales..........   332,522     474,048   783,071  1,413,529   160,617  238,199   381,223
Cost of sales...........   288,918     406,296   663,902  1,192,786   136,199  201,263   321,164
                          --------    --------  -------- ----------  -------- --------  --------
 Gross profit...........    43,604      67,752   119,169    220,743    24,418   36,936    60,059
Selling, general and
 administrative
 expenses...............    38,330      58,761    99,603    175,938    20,658   30,739    48,011
Depreciation and
 amortization...........       611         678     1,952      6,828       399    1,045     1,973
Combination and related
 expenses...............       --        2,268       --         --        --       --        --
                          --------    --------  -------- ----------  -------- --------  --------
Operating income........     4,663       6,045    17,614     37,977     3,361    5,152    10,075
Interest expense, floor
 plan...................     2,922       3,669     5,521      8,670     1,180    1,506     2,143
Interest expense,
 other..................       --        1,866     5,432      6,939       891    1,778     1,643
Other (income)/expense..       --          --        --        (215)      --    (1,253)   (1,273)
                          --------    --------  -------- ----------  -------- --------  --------
 Income before income
  taxes.................     1,741         510     6,661     22,583     1,290    3,121     7,562
Income tax expense......        48         446     2,864      9,936       555    1,342     3,327
                          --------    --------  -------- ----------  -------- --------  --------
 Net income.............  $  1,693(a) $     64  $  3,797 $   12,647  $    735 $  1,779  $  4,235
                          ========    ========  ======== ==========  ======== ========  ========
Pro forma net income
 (loss) per common
 share--diluted.........  $   0.51    $  (0.04) $   0.63 $     0.96  $   0.12 $   0.29  $   0.31
                          ========    ========  ======== ==========  ======== ========  ========

                                                   (continued on following page)

   Summary Historical and Pro Forma Consolidated Financial and Operating Data
                                  (continued)

                                                                     Three Months Ended March
                                Year Ended December 31,                        31,
                          ----------------------------------------  ----------------------------
                                  Historical             Pro Forma       Actual        Pro Forma
                          -----------------------------  ---------  -----------------  ---------
                            1996       1997      1998      1998      1998      1999      1999
                          --------   --------  --------  ---------  -------  --------  ---------
                                     (in thousands, except vehicle unit data)
Other Consolidated Financial and
 Operating Data:
New vehicle units sold..     9,450     13,835    20,468    36,167     4,336     6,372     9,743
Used vehicle units
 sold--retail...........     4,921      6,639     9,901    16,388     2,433     2,585     3,869
New vehicle sales
 revenue................  $200,185   $290,281  $475,847  $864,575   $94,945  $151,274  $240,159
Used vehicle sales
 revenue--retail........  $ 67,944   $ 90,436  $141,946  $246,356   $32,791  $ 39,601  $ 61,677
Used vehicle sales
 revenue--wholesale.....  $ 13,762   $ 21,180  $ 49,883  $ 78,003   $ 9,005  $ 12,188  $ 18,711
Gross margin............      13.1%      14.3%     15.2%     15.6%     15.2%     15.5%     15.8%
New vehicle gross
 margin.................       6.5%       6.5%      7.8%      8.2%      7.6%      7.7%      8.2%
Used vehicle gross
 margin--retail.........       8.1%       9.8%      9.6%     10.0%      9.4%     10.3%     10.2%
Used vehicle gross
 margin--wholesale......      (0.0)%      0.4%      5.1%      2.6%      5.9%      7.0%      3.9%
Service and parts gross
 margin.................      40.0%      45.2%     45.8%     46.2%     45.6%     46.3%     46.2%

                               December 31,                    March 31,
                         ---------------------------- ---------------------------
                                Historical                 Actual       Pro Forma
                         ---------------------------- ----------------- ---------
                          1996        1997     1998     1998     1999     1999
                         -------    -------- -------- -------- -------- ---------
                               (in thousands, except vehicle unit data)
Consolidated Balance
 Sheet Data:
Total assets............ $56,127    $124,002 $178,452 $124,155 $201,547 $363,206
Short-term debt,
 including floor plan
 notes..................  39,161      72,619  103,989   68,355  117,593  143,855
Long-term debt..........     --       21,938   34,547   21,987   38,724   81,245
Total liabilities.......  51,247     114,000  163,157  113,489  184,543  264,153
Redeemable preferred
 stock..................     --        3,439    3,579    3,478    3,609      --
Stockholders' equity....   4,880(a)    6,563   11,716    7,188   13,395   99,053

--------
(a) Stockholders equity is presented net of advances to stockholders during 1996. Accordingly, the change in stockholders equity is reflected net of stockholders' advances.

                                  RISK FACTORS

      You should carefully consider the risks described below before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. If any of the following risks actually occur, our business could be materially harmed. If our business is harmed, the trading price of our common stock could decline, and you may lose part or all of your investment.

Intense competition in vehicle retailing and related businesses could reduce our profit margins.

      Automobile retailing is a highly competitive business with approximately 22,100 new vehicle dealership locations in the United States in 1998.(/1/) Our competition includes:

      . franchised automobile dealerships selling the same or similar makes of our new and used vehicles in the same markets as us and sometimes at lower prices than ours;

      .   other franchised dealers;

      .   private market buyers and sellers of used vehicles;

      .   used vehicle dealers;

      .   Internet-based vehicle retailers which sell directly to consumers;
          and

      .   service center chains and independent service and repair shops.

      Gross margins on sales of new vehicles have been generally declining since 1986. We do not have any cost advantage in purchasing new vehicles from manufacturers. We typically rely on advertising, merchandising, sales expertise, service reputation and dealership locations to sell new vehicles. The following factors could have a significant impact on our business:

      . Increasing competition in the used car market from non-traditional outlets such as nationwide networks of used vehicle "superstores" including AutoNation or CarMax which use sales techniques such as one-price and "no-haggle" shopping. Some of these used car superstores have opened in markets where our dealerships compete. No-haggle sales methods are also being implemented for new car sales by at least one of these superstores as well as dealers for Saturn and other brands.

      . We, along with our competition, are beginning to use the Internet as part of the sales process. Consumers are using the Internet to comparison shop for vehicles, which may further reduce margins for new and used cars.

      . Some of our competitors may be capable of operating on smaller gross margins than ours and may have greater financial, marketing and personnel resources than ours.

      . Ford, General Motors and Saturn have acquired dealerships in various cities in the United States. These and other manufacturers may also directly enter our retail markets in the future, which could have a material adverse effect on our business.

      . The increased popularity of short-term vehicle leasing has resulted in a large increase in the number of late-model used vehicles available in the market, which may reduce profit margins on used vehicle sales.

      . As we seek to acquire dealerships in new markets and strive to gain market share, we may face significant competition, including competition from other publicly owned dealership groups.

--------
(1)Source: Crain Communications, Inc.'s "Automotive News" dated March 22, 1999.

      Our finance and insurance business and other related businesses, which provide higher contributions to our earnings than sales of new and used vehicles, are subject to strong competition from various financial institutions and other third parties. This competition may increase if these parties are able to sell products over the Internet. See "Business--Competition in the Automotive Retailing Industry" on page 74.

Automobile manufacturers exercise significant control over our operations and we are dependent on them to operate our business.

 Inability To Obtain Desirable New Vehicles May Reduce Profit Margins and Total Sales

      We operate each of our dealerships under a franchise agreement between the applicable vehicle manufacturer or related distributor and our subsidiary that operates the dealership. Without a franchise agreement, we cannot obtain the manufacturer's new vehicles. Vehicles built by the following manufacturers accounted for the following approximate percentage of our 1998 new vehicle revenues on a pro forma basis, as if we owned each of our 1998 acquisitions, 1999 acquisitions and pending 1999 acquisitions as of January 1, 1998:

                                                             Percentage of Our
                                                               1998 Pro Forma
     Manufacturer                                           New Vehicle Revenues
     ------------                                           --------------------
     BMW...................................................         10.1%
     DaimlerChrysler.......................................         20.2%
     Honda/Acura...........................................         25.1%
     Nissan................................................         13.7%
     Toyota:
       Toyota..............................................         13.1%
       Lexus...............................................          5.8%
     All others............................................         12.0%

      No other manufacturer accounted for more than 10% of our pro forma 1998 new vehicle revenues. Accordingly, a significant change in our relationship with BMW, DaimlerChrysler, Honda, Nissan or Toyota could have a material adverse effect on our business.

      We depend on the manufacturers to provide us with a desirable mix of new vehicles, including popular models like sport utility vehicles that generally produce the highest profit margins. If we are unable to obtain a sufficient quantity of the most popular vehicles, our business may be materially harmed. In some instances, as a condition to obtaining additional allocations of popular vehicles, manufacturers require us to purchase a larger number of less desirable vehicles than we otherwise would and this could increase our inventory carrying costs because these vehicles may take longer to sell, as well as lower our profit margins and make it more difficult for us to reach our sales goals.

 A Manufacturer's Difficulties May Cause Lower Sales

      The success of our dealerships depends to a great extent on our manufacturers':

      .   financial condition;

      .   quality and quantity of marketing efforts;

      .   vehicle design and popularity;

      .   production capabilities;

      .   management;

      . relationship with employees, including events like strikes and other labor actions by unions; and

      . timely delivery of vehicles, particularly in connection with the introduction of new models.

      Nissan, one of our largest new vehicle suppliers in 1998, has had significant financial difficulty in the U.S. market in the past year with unit sales of 663,000 in 1997 compared to 558,000 in 1998.(/1/) During the first six months of 1998, unit sales for Nissan totaled 261,000 compared to 278,000 in the same period in 1999.(/2/) If our manufacturers, particularly BMW, Toyota, Nissan, DaimlerChrysler or Honda, each of whom accounted for more than 10% of our pro forma 1998 new vehicle revenues, are not able to successfully design, manufacture, deliver and market their vehicles, the manufacturer's reputation and our ability to sell the manufacturer's vehicles would likely be harmed.

 Significant Control Over Our Dealership Operations By Manufacturers May Cause
  Lower Sales and Reduce Profits

      A manufacturer can terminate or not renew its franchise agreement for a variety of reasons, including any unapproved change of ownership or management of our company or our dealerships, or other material contract breaches. See "Business--Relationships with Automobile Manufacturers" on page 70. Some of the manufacturers, including Nissan, have a right of first refusal if we seek to sell one of that manufacturer's dealerships. We cannot guarantee that we will be able to renew all of our existing franchise agreements when they expire or that any manufacturer's terms and conditions for renewal will be acceptable to us. A manufacturer's termination or decision not to renew one or more of our franchise agreements would reduce our ability to sell that manufacturer's vehicles and could have a material adverse effect on our business. A manufacturer could use its superior bargaining position in renewal or other franchise agreement negotiations to obtain concessions from us that could reduce our profitability and could have a material adverse effect on our business.

 Changes in Manufacturers' Sales Incentive and Other Dealership Support
  Programs May Reduce Our Profitability

      Our dealerships depend on manufacturers for sales incentives and other programs that are intended to promote dealership sales or support dealership profitability. For example, the manufacturers sometimes provide the following programs:

    .  customer rebates on new vehicles;

    .  dealer incentives on new vehicles;

    .  special financing or lease terms;

    .  warranties on new and used vehicles; and

    .  sponsorship of used vehicle sales by authorized new vehicle dealers.

      Manufacturers frequently change their incentive programs. A reduction or discontinuation of a manufacturer's incentive program could result in reduced sales or profitability for that manufacturer's dealerships that we operate and could have a material adverse effect on our business.

 Manufacturers Could Grant Additional Franchises in Our Markets Causing
  Greater Competition and Reduction in Sales and Profitability

      Our franchise agreements do not grant us the exclusive right to sell a manufacturer's vehicles within a given geographic area. Our business could be harmed if any of our manufacturers award additional franchises to our competitors.

--------
(1)Source: Crain Communications, Inc.'s "Automotive News" dated January 11,
 1999.
(2)Source: Crain Communications, Inc.'s "Automotive News" dated July 5, 1999.

If we are not able to complete desired acquisitions our growth may be slower than anticipated because our principal growth strategy is to make acquisitions.

      The U.S. automotive retailing industry is a mature industry and we expect minimal growth in unit sales of new vehicles. Consequently, our principal strategy for increasing our revenues and earnings is to acquire additional dealerships. Our revenues and profits will significantly depend on our ability to make acquisitions. We may encounter the following difficulties in acquiring dealerships:

 Acquisitions May Not Be Completed And Growth May Be Slowed If Manufacturers Withhold Consent

      We cannot acquire a dealership without the consent of the applicable manufacturer. Each of our dealerships operates under a franchise agreement with one of our manufacturers and these franchise agreements give manufacturers the power to block dealership transfers. A manufacturer's delay in or refusal to grant approval of our dealership acquisitions could have a material adverse effect on our growth strategy and business.

      In deciding whether to approve an acquisition, manufacturers are likely to consider:

    .  our management's moral character;

    . the business experience of the post-acquisition dealership management;

    .  our financial condition;

    .  the condition of the dealership facility to be acquired; and

    .  our ownership structure.

      The key factor a manufacturer will consider in connection with a proposed dealership transfer is the dealership's compliance with manufacturers' minimum customer satisfaction levels, as determined through systems generally known as consumer satisfaction indices, or CSIs. Manufacturers have modified components of CSIs in the past, and they may replace them with different systems. Generally, each manufacturer requires that all of our dealerships that hold a franchise meet minimum CSI standards. If we seek to acquire a dealership from a manufacturer for which we do not currently hold a franchise, the manufacturer will examine our CSI scores from our other dealerships. A number of our agreements with manufacturers include the requirement that we meet specific CSI performance standards to acquire additional dealerships. For example:

    . We have entered into an agreement with DaimlerChrysler under which we are required to have 12 months of CSI scores at each of our Chrysler dealerships which are equal to or greater than the average rating for the DaimlerChrysler area in which each dealership is included.

    . Toyota and Lexus require that each Toyota or Lexus dealership owned by us must meet all applicable Toyota and Lexus market representation policies and standards and meet applicable performance criteria for the most recent 12 month period.

    . We have agreed that prior to obtaining an additional BMW dealership, each BMW dealership owned by us must show that it has maintained or improved key operational benchmarks including CSI scores and sales penetration.

    . We have agreed that prior to acquiring any additional Mercedes-Benz dealerships, we will maintain sales penetration levels and customer satisfaction levels not less than the average levels for Mercedes-Benz's top 55 market regions within the region where we desire to acquire a dealership.

    . We will not seek additional Ford or Lincoln Mercury dealerships unless we are meeting Ford's performance criteria at the time of any proposed acquisitions.

      We may not be able to meet CSI scores or other standards required of us by the manufacturers in the future.

 Our Growth May be Slowed If Manufacturers Impose Limits on the Number and
  Location of Dealerships We Can Own

      A manufacturer may limit the total number of its dealerships we may own or the number we may own in a particular geographic area. In addition to potentially limiting our ability to complete acquisitions, these restrictions may delay or prevent a change of control of our company since an acquisition of us by a third party would require manufacturer consent. See "Business-- Relationships with Automobile Manufacturers" on page 70. The following is a summary of the restrictions imposed by our most significant manufacturers:

          Toyota/Lexus. Under our agreement with Toyota, the number of Toyota dealerships we may acquire is restricted to:

            . the greater of one dealership or twenty percent of the Toyota dealer count in a "metro" market (metro markets are multiple Toyota dealership markets within some geographic areas as defined by Toyota);

            . the lesser of five dealerships or 5% of the Toyota dealerships within regional geographic areas designated by Toyota; and

            .  seven Toyota dealerships nationally.

          Our agreement with Toyota also limits the number of Lexus dealerships we may acquire to not more than:

            . two Lexus dealerships in any regional geographic area designated by Toyota; and

            .  three Lexus dealerships nationally.

    Toyota restricts the number of its dealerships we may own in a specific region and the time frame over which any dealership may be acquired. We can acquire no more than two Toyota dealerships in each semi-annual period from January to June and July to December until we acquire a total of seven Toyota dealerships. After we acquire seven Toyota dealerships we can acquire, if we are then qualified, additional dealerships over a minimum of seven semi-annual periods up to a maximum number of dealerships that represent 5% of Toyota's aggregate U.S. annual retail sales volume. In addition, Toyota restricts the number of Toyota dealerships we may acquire in any contiguous market. We may acquire only three Lexus dealerships in the U.S.

          Nissan. Nissan restricts us from owning Nissan dealerships which account for either:

            . more than 5% of Nissan's total national competitive segment registrations based on the sum of the retail competitive segment registrations in our primary marketing areas, or

            . 20% of any Nissan region's total competitive segment registrations contained in all of our primary marketing areas in that region.

    In addition to a customary agreement with Nissan, we have entered into a contiguous market ownership agreement, or CMO, with Nissan for us to own and operate multiple and contiguous Nissan dealerships in two contiguous markets in the San Francisco Bay area. These CMO agreements provide that if we want to sell one Nissan dealership within the CMO area, Nissan has the right to require that we sell all of our Nissan dealerships within the CMO area. Further, if we want to sell or transfer one of our two San Francisco Bay Area contiguous market areas without Nissan's consent, Nissan may require us to sell or transfer one or all, or any combination of these areas or dealerships to a proposed buyer acceptable to Nissan. Termination of one Nissan dealer services agreement within a CMO constitutes termination of all dealer agreements within that CMO.

          Honda/Acura. Under our current agreement, Honda limits the number of dealerships that we may own to not more than:

            . Fourteen Honda dealerships in the State of California, with specific limitations in various geographic regions of California;

            . Two Acura dealerships in Honda-defined metropolitan markets having two or more Acura dealerships;

            . Three Acura dealerships in any one of the six Acura geographic zones as defined by Honda; and

            .  Five Acura dealerships nationally.

          In addition, the number of Honda dealerships we may own is further limited by geographic zone and national unit sales volume restrictions, which are described in more detail under "Business--Relationships with Automobile Manufacturers" on page 70.

          DaimlerChrysler. Currently, we have no agreement with DaimlerChrysler restricting our ability to acquire DaimlerChrysler dealerships. DaimlerChrysler has advised us that in determining whether to approve an acquisition of a DaimlerChrysler dealership, DaimlerChrysler considers the number of DaimlerChrysler dealerships the acquiring company already owns. DaimlerChrysler currently considers on a case-by-case basis any acquisition that would cause the acquiring company to own more than ten Dodge/Chrysler/Plymouth/Jeep dealerships nationally, six in the same DaimlerChrysler-defined zone or two in the same market.

          General Motors. General Motors currently limits the number of GM dealerships that we may acquire over the next two years to between five and ten additional GM dealership locations. Any one GM dealership may include a number of different GM franchises. In addition, GM limits the maximum number of GM dealerships that we may acquire at any time to 50% of the GM dealerships, by franchise line, in a GM-defined geographic market area.

          BMW. BMW prohibits publicly held companies from owning BMW dealerships representing more than 5% of all BMW sales in the U.S. or more than 50% of BMW dealerships in a given metropolitan market.

          Mercedes-Benz. Our agreement with Mercedes-Benz provides that we may not own more than two Mercedes-Benz automobile dealerships in Mercedes-Benz defined metropolitan markets or three Mercedes-Benz dealerships in Mercedes-Benz defined regions; provided, however, that the total number of our Mercedes-Benz dealerships nationally shall not be more than the greater of four dealerships or the number of dealerships that would exceed 3% of the total Mercedes-Benz passenger units sold in the United States.

          Ford. Our agreement with Ford Motor Company provides that, in addition to the Ford dealership we own, we may acquire two additional Ford, and two Lincoln Mercury dealerships by the end of June 2000. We may not acquire additional Ford dealerships which would result in our owning Ford or Lincoln Mercury dealerships with sales that would exceed 2% of the total Ford or Lincoln Mercury retail sales volume sold in any state or nationally; provided, however, at Ford's discretion, Ford may increase the 2% limitation to up to 5% of Ford or Lincoln Mercury sales nationally or in a state. Further, we may not own more than one Ford dealership in a market with three or less authorized Ford dealerships or own or control more than 25% of the Ford authorized dealerships in a Ford-defined market having four or more authorized Ford dealerships. Further, we may not own more than one Lincoln-Mercury dealership in a market with three or less authorized Lincoln-Mercury dealerships, or own or control more than 25% of the Lincoln-Mercury authorized dealerships in a Lincoln-Mercury defined market having four or more authorized Lincoln-Mercury dealerships.

      We currently own three Toyota, one Lexus, six Nissan, three Honda, four Dodge, one Ford, one Chevrolet, one BMW, one Mitsubishi, two Volkswagen and one Isuzu dealership franchises. Under current restrictions in our existing regions, we may acquire the maximum number of Toyota dealerships described above based on aggregate national retail sales volume of Toyota, two additional Lexus dealerships and three Acura dealerships. Most other car manufacturers have similar restrictions on acquisitions.

 Increased Competition Could Result in Lost Dealership Acquisition
  Opportunities and Increased Acquisition Costs

      We anticipate increased competition for acquisitions from other public and privately held dealer groups as well as from manufacturers who are beginning to acquire dealerships. This could result in fewer acquisition opportunities for us and higher acquisition prices.

 Our Growth May be Slowed If We Are Not Able to Obtain the Equity or Debt
  Financing We Need to Finance Acquisitions

      We intend to finance acquisitions with cash on hand and cash raised through equity and debt security issuances and additional borrowings. The Company has a commitment from Ford Motor Credit Company for a new $350 million credit facility effective upon consummation of this offering, subject to customary terms and conditions, including minimum net proceeds from this offering of $75 million. This commitment includes an acquisition line of credit for up to $150 million. However, we may not be able to satisfy the closing conditions to the Ford Motor credit facility or obtain enough additional debt or equity financing to finance future acquisitions, which could harm our growth strategy and business. If the timing of acquisitions should accelerate or the number or cost of acquisitions increase, we may not be able to finance these acquisitions on favorable terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" on page 46.

      Our ability to acquire dealerships also will depend on our ability to finance the new dealerships' inventory purchases, which in the automotive retail industry involves significant borrowings commonly referred to as floor plan financing. The Ford Motor Credit Company commitment provides floor plan financing to our wholly-owned dealership subsidiaries for up to $200 million. As of March 31, 1999 we had approximately $156.3 million of indebtedness, which included $96.1 million of floor plan financing or approximately $225.1 million of indebtedness, including $142.5 million of floor plan financing on a pro forma basis. Substantially all of our assets are pledged to secure this indebtedness, which may impede our ability to borrow from other sources. If the timing of acquisitions should accelerate or the number of acquisitions increase, we may require additional floor plan financing which may not be available on favorable terms, if at all.

 Our Growth May Be Slowed as Manufacturer Stock Ownership and Issuance
  Restrictions May Limit Our Ability to Issue Additional Equity to Meet Our Financing Needs

      A standard automobile franchise agreement prohibits, and any new debt financing may prohibit, transfers of any ownership interest of a dealership and its parent, and therefore do not permit public trading of the capital stock of a dealership or its parent. Our manufacturers have agreed to permit public trading of our common stock. These restrictions may impede our ability to raise needed capital or to issue stock as consideration for future acquisitions, which could harm our growth strategy and business.

    . Toyota, Lexus, Isuzu and Nissan may force the sale of their franchises or in some cases, terminate the franchise, if 20% of more of our common stock is acquired by an individual or entity unqualified, as defined by the manufacturer, to own one of its dealerships.

    . Honda may force us to sell our Honda or Acura dealerships if any person or entity acquires 5% of our common stock (10% for an institutional investor), and Honda considers that person or entity to be incompatible with the interests of Honda.

    . Volkswagen may force us to sell our Volkswagen franchises if 10% or more of our common stock is acquired by an individual or entity unqualified, as defined by Volkswagen, to own that dealership.

    . GM may force us to sell our GM franchises if 20% or more of our common stock is acquired by an individual or entity unqualified, as defined by GM, to own a GM dealership.

    . Mitsubishi must provide prior written consent to any change in control of our company, which includes the transfer of a majority interest to new investors. As a result, we will be in violation of the Mitsubishi agreement unless we obtain Mitsubishi's consent to consummate the offering. Mitsubishi represented less than 2% of our sales on a pro forma basis in 1998 and the three months ended March 31, 1999.

    . DaimlerChrysler must provide prior written consent to any change in control of our company.

    . Mercedes-Benz may force a sale of their franchise if any person or entity acquires 20% of our common stock and if Mercedes-Benz reasonably determines that such individual or entity is unqualified to own a Mercedes-Benz dealership, or has interests incompatible with Mercedes-Benz.

    . Ford may force a sale of their franchises if 50% or more of our common stock is acquired by an individual or entity and Ford reasonably believes such event will have a material adverse effect on its reputation or the ownership by such individual or entity is incompatible with the interests of Ford.

      Manufacturers of acquired dealerships may also place similar restrictions on our ability to issue additional equity.

 Our Ability to Acquire Dealerships May Be Impeded or Blocked by Antitrust Law

      In some cases, federal antitrust laws may require us to file applications and obtain clearances before completing an acquisition. These requirements may restrict or delay acquisitions, and may increase the cost of completing these transactions which could harm our growth strategy and business.

Risks associated with acquisitions may hinder our ability to increase revenues and earnings.

      In pursuing a strategy of acquiring other dealerships, we face risks commonly encountered with growth through acquisitions. These risks include:

    . incurring significantly higher capital expenditures and operating expenses;

    . failing to assimilate the operations and personnel of acquired dealerships;

    .  entering new markets with which we are unfamiliar;

    .  disrupting our ongoing business;

    .  diverting our limited management resources;

    .  failing to maintain uniform standards, controls and policies;

    . impairing relationships with employees, manufacturers and customers as a result of changes in management;

    .  causing increased expenses for accounting and computer systems; and

    .  potential undiscovered liabilities of our acquisition targets.

      There are unavoidable risks regarding the actual operating condition of the dealerships we target for acquisition. Until we actually assume operating control of a dealership, we may not be able to ascertain its actual value and determine whether the price paid for a dealership was reasonable.

      We may not adequately anticipate all of the demands that our growth will impose on our systems, procedures and structures, including our financial and reporting control systems, data processing systems and management structure. If we cannot adequately anticipate and respond to these demands, our business could be materially harmed.

      Failing to retain qualified management personnel at any acquired dealership may increase the risk associated with integrating that dealership. We believe that it takes approximately three to six months to fully integrate an acquired dealership into our operations and realize the full benefit of our strategies and systems. We may not be successful in overcoming the risks listed above or any other problems encountered with acquisitions in a timely manner or at all. Acquisitions may also result in significant goodwill and other intangible assets that are amortized in future years and reduce future stated earnings.

The cyclical, seasonal and local nature of vehicle sales may reduce our revenues and earnings.

      The automotive retailing industry is cyclical and has experienced periodic downturns due to oversupply and weak demand. Many factors affect the industry, including general economic conditions, consumer confidence, the level of consumers' discretionary personal income, interest rates and credit availability. For the six months ended June 30, 1999, industry retail unit sales increased 7.0% compared to the six months ended June 30, 1998 as a result of retail truck sales gains of 8.7% and retail car sales gains of 5.4%. For the year ended December 31, 1998, industry unit sales increased 2.9% as a result of retail truck sales gains of 7.9% offset by retail car declines of 1.2% from the same period in 1997.(/1/) Future recessions may have a material adverse effect on our business. In addition, changes in interest rates may significantly impact our car sales since a significant portion of car buyers finance their purchases.

      Vehicle sales tend to be seasonal, with higher revenues in the second and third calendar quarters of the year. If we fail to adequately forecast seasonal variation in sales, our financial results could be materially harmed.

      Local economic, competitive and other conditions also affect the performance of dealerships. All but one of our dealerships currently are located in the San Francisco Bay Area, San Jose/Silicon Valley, San Diego and Los Angeles markets. We expect that the substantial majority of our operations will continue to be concentrated in these areas for the foreseeable future. As a result, the success of our business depends substantially on general economic conditions and consumer spending habits in California, as well as various other factors, including tax rates, interest rates, state and local regulations and weather conditions. We may not be able to expand geographically, and any expansion may not adequately insulate us from the adverse effects of local or regional economic conditions in California.

Our substantial debt may diminish our ability to raise capital, reduce our working capital and put us at a competitive disadvantage versus competitors with less debt.

      As of March 31, 1999, our total consolidated long-term indebtedness was $38.7 million and our total consolidated short-term indebtedness, including floor plan notes payable, was $117.6 million. We may incur significant additional debt in connection with our future acquisitions, including obtaining a new credit facility with Ford Motor Credit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" on page 46 and "Capitalization" on page 28.

      The amount of our outstanding debt could impact our business and have important consequences to holders of our common stock, including:

    . our ability to obtain additional financing for acquisitions, capital expenditures, working capital or general corporate purposes may be impaired in the future;

    . a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on borrowings under our credit facility, our floor plan credit facility for each of our dealership subsidiaries and other indebtedness, reducing the funds available to us for our operations and other purposes;

--------
(1)Based on data from Crain Communications, Inc.'s "Automotive News" dated January 11, 1999.

    . substantially all of our borrowings are and may continue to be at variable rates of interest, which exposes us to the risk of increased interest rates;

    . the indebtedness outstanding under a new credit facility will likely be secured by a pledge of substantially all the assets of our dealerships; and

    . we may have substantially more debt than some of our competitors, which may place us at a competitive disadvantage and make us more vulnerable to changing market conditions and regulations.

      In addition, our debt agreements contain numerous covenants that limit the discretion of our and our subsidiaries' management with respect to business matters, including restrictions on dividend payments, capital expenditures and acquisitions and dispositions of assets.

The loss of key personnel and our limited management and personnel resources could reduce our ability to effectively manage operations and execute our growth strategy.

      Our success significantly depends on the continued contributions of our management team and service and sales personnel. In particular, we depend on our executive management, regional vice presidents, regional general managers and general managers to supervise the day-to-day operations of our dealerships. In addition, as we expand, we may need to hire additional managers and we will likely be dependent on the senior management of acquired dealerships. Manufacturer franchise agreements require the manufacturer's prior approval of any change in franchise general managers. The market for qualified employees in the automotive retailing industry and in the regions in which we operate, particularly for general managers and sales and service personnel, is highly competitive and we may incur increased labor costs in periods of low unemployment. The loss of the services of key employees or the inability to attract additional qualified managers could have a material adverse effect on our business. In addition, the lack of qualified management or employees employed by our potential acquisition targets may limit our ability to consummate future acquisitions. Dave Moeller, our Vice President of Finance, and Stephen Jones, one of our Regional General Managers, do not have employment agreements. All of our other executive officers, Regional Vice Presidents and Regional General Managers have entered into employment agreements with us. See "Management--Employment Contracts and Change of Control Arrangements" on page 81.

Imported product restrictions and foreign trade risks may impair our ability to sell foreign vehicles profitably.

      Some of the vehicles and parts that we sell are manufactured outside the U.S. Accordingly, we are subject to the customary risks of importing merchandise, including fluctuations in the value of currencies, import duties, exchange controls, trade restrictions, work stoppages and general political and economic conditions in foreign countries. The U.S. or the countries from which our products originate may from time to time adjust existing, or impose new, quotas, tariffs, duties or other restrictions which could adversely affect our operations and our ability to purchase imported vehicles and parts.

Governmental regulation and environmental regulation compliance costs may have a material adverse effect on our profits.

      We are subject to a wide range of federal, state and local laws and regulations, including local licensing requirements and consumer protection laws. Any violation by us of these laws and regulations could result in civil and criminal penalties being levied against us or in a cease and desist order against our non-complying operations. Future regulations may be more stringent and require us to incur significant additional costs.

      Our facilities and operations are also subject to federal, state and local laws and regulations relating to environmental protection and human health and safety, including those governing wastewater discharges, air emissions, the operation and removal of underground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and wastes and the remediation of contamination associated with any disposal or release. These laws and regulations may impose joint and several liability on statutory classes of persons for the costs of investigating and/or remediating contaminated properties, regardless of fault or the legality of the original disposal. These persons include the present or former owner or operator of a contaminated property and companies that generated, disposed of or arranged for the disposal of hazardous substances found at the property.

      Our past and present business operations subject to these laws and regulations include the use, storage handling and contracting for recycling or disposal of hazardous or toxic substances or wastes. These toxic substances include environmentally sensitive materials including motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. We are subject to other laws and regulations as a result of the past or present existence of underground storage tanks at many of our properties. Like many of our competitors, we have incurred, and will continue to incur, capital and operating expenditures and other costs in complying with these laws and regulations. In addition, in connection with future acquisitions, we could become subject to new or unforeseen environmental costs or liabilities, some of which could be material.

      Laws and regulations will require us to comply with new or more stringent environmental compliance standards as of future dates. We cannot predict future environmental legislation and regulations, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require us to make additional expenditures, some of which may be material.

Lack of independent directors could result in conflicts with stockholders.

      A majority of the members of our board of directors are employees and/or principal stockholders of us or one of our affiliates and the board of directors may not have a majority of independent directors in the future. Without a majority of independent directors, our executive officers, who also are principal stockholders and directors, could establish policies and enter into transactions without independent review and approval, subject to restrictions required by Delaware law. Thomas A. Price, our Chief Executive Officer, will own approximately 15.7% after this offering and our executive officers and directors as a group will own approximately 32.4% after this offering. In addition, until we appoint additional independent directors, audit and compensation policies could be approved without fully independent review. These and other transactions present the potential for a conflict of interest between us and our stockholders generally and our controlling officers, stockholders or directors. See "Transactions with Related Parties" on page 87.

Provisions in our certificate of incorporation and bylaws, Delaware law, and our dealer agreements may delay or prevent a change of control or changes in our management.

      The following provisions in our certificate of incorporation and our bylaws may delay or prevent a change of control or changes in our management:

    .  the division of our board of directors into three separate classes;

    . the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors; and

    . the ability of our board of directors to alter our bylaws without stockholder approval.

      Furthermore, we are subject to the provisions of section 203 of the Delaware General Corporation Law. These provisions prohibit stockholders owning 15% or more of our outstanding voting stock from consummating a merger or combination with a corporation within three years of the stockholder's acquisition of that interest unless the stockholder receives board approval for the transaction or 66 2/3% of the shares of voting stock not owned by the stockholder approve the merger or combination. See "Description of Capital Stock--Delaware Law, Charter, and By-law Provisions" on page 93.

      Restrictions imposed by our dealer agreements may impede or prevent any potential takeover bid. Generally, our franchise agreements impose restrictions upon the transferability of any significant percentage of our stock to any one person or entity who may be unqualified, as defined by the manufacturer, to own one of its dealerships. The inability of a person or entity to qualify with one or more of our manufacturers may prevent or seriously impede a potential takeover bid.

There has not been an active public market for our common stock, an active trading market may not develop and the common stock offered to you may not trade at its issuance price.

      No active public market existed for our common stock prior to this offering. Our common stock has been approved for listing on the New York Stock Exchange. An active trading market may not develop after this offering or, if one develops, it may not be sustained. The initial public offering price will be the product of our negotiations with the underwriters and may bear no relationship to the price at which the common stock trades after this offering. The common stock's price after this offering may be influenced by a number of factors, including the liquidity of the market for the stock, investors' perceptions of our business and the automotive retailing industry and general economic and other conditions. See "Underwriting" on page 100.

Purchasers of our common stock in this offering will be immediately and substantially diluted.

      Purchasers of our common stock in this offering will be immediately and substantially diluted in the amount of $14.46 per share in net tangible book value per share from the initial offering price. See "Dilution" on page 23.

Substantial future sales of our common stock in the public market could cause our stock price to fall.

      The market price of our common stock could drop as a result of sales of a large number of shares in the market after this offering or in response to the perception that these sales could occur. All of the 7,840,100 shares sold in this offering will be freely transferable. Of the other 5,402,875 shares outstanding, 5,297,795 shares will be "restricted securities" as defined in Rule 144 under the Securities Act and will be transferable in the near future, 48,253 shares are freely transferable, 525,170 shares issued or issuable upon exercise of options will be freely tradable upon exercise subject to a lock-up with us until 180 days following the effective date of this prospectus, and 134,825 shares of common stock issuable upon exercise of warrants outstanding after this offering will be restricted securities, of which 127,570 shares will be subject to lock-up agreements. In addition, after this offering holders of 5,180,461 shares will have registration rights. See "Shares Eligible for Future Sale" on page 95.

Year 2000 computer problems could adversely affect our profitability.

      We are in the process of addressing the impact on our operations of computer programs that are unable to distinguish between the year 1900 and the year 2000. We rely heavily on the systems of lenders and suppliers, particularly manufacturers of vehicles and parts. Our business could be materially harmed if our lenders' or suppliers' systems are not year 2000 ready. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Project" on page 51.

A major earthquake or other natural disaster could cause costly physical damage and reduce revenues.

      We conduct the vast majority of our operations in major metropolitan markets in California, each of which has been subject to unpredictable earthquake activity. A major earthquake or other natural disaster affecting one or more of our markets could at least temporarily reduce sales by diverting consumers' discretionary income to other purposes, and could harm our business. Moreover, the continued operation and success of our business are dependent in part upon our ability to protect our facilities against physical damage from power outages, telecommunications failures, physical break-ins and other similar events. We may not be able to prevent catastrophic damage to our facilities in the event of a major earthquake or other natural disaster, which could harm our business.

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements, which are subject to risks and uncertainties and assumptions about our business, include, among other things, statements regarding:

      .   our acquisition plans;

      .   our financing plans;

      . trends affecting our industry or our financial condition or results of operations; and

      .   our business strategies.

      These forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from these forward-looking statements. Some of the risks and uncertainties that could adversely affect our actual results and performance are described under "Risk Factors" beginning on page 10 and include:

      .   intense competition in the retail automotive industry;

      . our relationships with manufacturers and these manufacturers' success;

      . our ability to identify and complete new acquisitions of vehicle dealerships;

      .   our success in integrating acquired vehicle dealerships;

      .   realization of cost savings from economies of scale;

      . the cyclical, seasonal and local nature of vehicle sales and the level of consumer spending on vehicles and vehicle-related products and services; and

      .   our debt levels.

      All forward-looking statements made by us in this prospectus are qualified by the cautionary statement above.

                               ----------------

      You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities (1) in any jurisdiction where the offer or sale is not permitted; (2) where the person making the offer is not qualified to do so; or (3) to any person who can not legally be offered the securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                    DILUTION

      Our consolidated net tangible book value (deficit) as of March 31, 1999 was $(26,282,000), or $(4.82) per share of common stock. Pro forma net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of our shares of common stock outstanding. Total tangible assets excludes goodwill and other intangible assets. Without taking into account any other change in this pro forma consolidated net tangible book value after March 31, 1999, other than to give effect to our sale of 7,692,300 shares of common stock in this offering at an assumed initial public offering price of $13.00 per share, and after deducting estimated underwriting discounts and offering expenses and receipt of the estimated net proceeds, our pro forma consolidated net tangible book value (deficit) as of March 31, 1999 would have been approximately $(19,238,000), or $(1.46) per share. This represents an immediate increase in our net tangible book value of $3.36 per share to existing stockholders and an immediate dilution of $14.46 per share to the purchasers of common stock in this offering. If the initial public offering price is higher or lower than $13.00 per share, the dilution to purchasers of common stock in this offering will be greater or less. The following table illustrates this per share dilution:

   Assumed initial public offering price per share............         $13.00
     Pro forma net tangible book value per share as of March
      31, 1999................................................ $(4.82)
     Increase in net tangible book value attributable to new
      public investors........................................   3.36
                                                               ------
   Pro forma net tangible book value per share after this
    offering..................................................          (1.46)
                                                                       ------
   Dilution per share to new public investors.................         $14.46
                                                                       ======

      The following table sets forth, on a pro forma basis as of March 31, 1999, the differences between the number of shares of common stock purchased from us, the total consideration paid to us and the average book value per share of the existing stockholders and by the new public investors purchasing shares in this offering, at an assumed initial public offering price of $13.00 per share and before deducting estimated underwriting discounts and offering expenses:

                               Shares Purchased  Total Consideration   Average
                              ------------------ -------------------- Price Per
                                Number   Percent    Amount    Percent   Share
                              ---------- ------- ------------ ------- ---------
     Existing stockholders...  5,457,576   41.5% $ 13,395,000   11.8%  $ 2.45
     New public investors....  7,692,300   58.5   100,000,000   88.2    13.00
                              ----------  -----  ------------  -----
       Total................. 13,149,876  100.0% $113,395,000  100.0%
                              ==========  =====  ============  =====

      The tables above assume that (1) the underwriters' over-allotment option will not be exercised, (2) no options have been granted or are exercised after March 31, 1999 and (3) all convertible debt and warrants have not been converted or exercised into common stock. As of March 31, 1999, there were outstanding options to purchase an aggregate of 525,170 shares of common stock under our 1997 stock option plan, with a weighted average exercise price of $7.66 per share, warrants to purchase 134,825 shares of common stock with a weighted average exercise price of $2.87 per share and 36,273 shares issuable upon conversion of outstanding promissory notes at a conversion price of $11.03 per share. To the extent these options or warrants are exercised or this convertible debt is converted, there will be further dilution to the new public investors. See "Description of Capital Stock--Stock Options" on page 92, "Shares Eligible for Future Sale" on page 95 and note 10 of the notes to our consolidated financial statements on page F-18.

                      1998, 1999 AND PENDING ACQUISITIONS

      We have grown, and will continue to grow, primarily through dealership acquisitions. Due to our extensive experience in managing and acquiring dealerships, we believe we are able to increase the profitability of acquired dealerships by increasing revenues, reducing costs and implementing those practices and policies which we have learned in our experience to be the most effective in managing dealerships. Although many of the dealerships that we acquire are well-managed, profitable dealerships, by focusing on higher margin products and services, as well as implementing cost reductions, we are able to further increase profitability. Listed below are our 1998 and 1999 dealership acquisitions, as well as our pending acquisitions which we expect to complete upon consummation of this offering.

1998 Dealership Acquisitions

      The following presents for informational purposes the unaudited total revenues and vehicle unit sales for the period in 1998 that we owned the dealership, combined with the period in 1998 that the previous owner owned the dealership. The combined 1998 results are compared to the results of the previous owner for the year ended 1997.

 Beverly Hills BMW

      Beverly Hills BMW is located in West Los Angeles in the heart of Beverly Hills, California. On April 1, 1998, we acquired substantially all of the operating assets of Beverly Hills BM, Ltd., for $11.7 million in cash. Beverly Hills BMW had retail sales in 1997 of 769 new and 183 used vehicles, and had aggregate revenues of approximately $53.7 million. In 1998, this dealership had retail sales of 1,113 new and 535 used vehicles, and had aggregate revenues of $81.1 million, a 51.0% increase over 1997. This acquisition further implements our strategy to increase our percentage mix of luxury vehicles. Additionally, Beverly Hills BMW represents the addition of a high profile, well-managed luxury vehicle dealership having a significant presence in a new market.

 Honda of Serramonte

      On June 19, 1998, we acquired substantially all of the operating assets of Burgess British Cars, Inc., a Honda automobile dealership located in Daly City, California for $3.8 million in cash. We viewed this purchase as an opportunity to acquire an available Honda franchise currently operating below optimal performance levels due to demographic changes in its existing location and absentee management. We relocated the operations to a newly refurbished facility at our existing Serramonte Boulevard location in Colma, California-- one of the most desirable automotive retail locations in Northern California. At its former location, Burgess Honda had retail sales in 1997 of 1,023 new and 211 used vehicles, and had aggregate revenues of approximately $25.3 million. In 1998, this dealership had retail sales of 1,248 new and 140 used vehicles, and had aggregate revenues of $29.2 million, a 15.4% increase over 1997.

 Concord Toyota

      On October 1, 1998, we acquired a Toyota dealership known as Concord Toyota located in Concord, California for $12.6 million in cash. Concord Toyota had retail sales in 1997 of 1,819 new and 1,125 used vehicles, and had aggregate revenues of approximately $69.8 million. In 1998, the dealership had retail sales of 1,865 new and 1,080 used vehicles, and had aggregate revenues of approximately $67.0 million. This acquisition was an example of our strategy of acquiring single dealerships in existing markets, providing us with opportunities to utilize shared personnel, advertising and other resources within that market. This dealership was formerly operated by Steven S. Hallock, our Regional Vice President for the East San Francisco Bay Region, and is located within two blocks of our existing Concord Honda and Concord Nissan locations.

 Volkswagen of Woodland Hills

      On November 19, 1998, we acquired Volkswagen of Woodland Hills for $600,000 in cash. This dealership is located on Ventura Boulevard in Woodland Hills, a northern suburb of Los Angeles, California. This dealership was established in August of 1997 and had retail sales in 1997 of 123 new and 56 used vehicles, and had revenues of approximately $3.3 million. In 1998, this dealership had retail sales of 497 new and 123 used vehicles, and had revenues of approximately $13.8 million. We believe this dealership has strong upside potential as it was operated with absentee management and provides us with an entry dealership in a market we are strategically targeting for expansion.

1999 Dealership Acquisitions

 Poway Chevrolet

      On March 2, 1999, we acquired the operating assets of Poway Chevrolet for $3.7 million, which was financed with $2.0 million in seller notes and $1.7 million in cash. The dealership is located on Poway Road, in Poway, northern San Diego County, California. In 1998, Ritchey Fipp had retail sales of 667 new and 942 used vehicles, and had revenues of $30.7 million. This acquisition is an example of our strategy of acquiring single dealerships in existing markets, in order to increase market penetration and benefit from economies of scale. We currently operate multiple dealerships in Poway, which include Dodge, Honda and Toyota franchises. Dwight Ritchey, who has over 38 years in the automotive retailing industry, will continue as the Service and Parts Director for our dealerships in Poway.

 First Dodge-Marin

      On April 21, 1999, we acquired the operating assets of Marin Dodge located in San Rafael, California for $4.2 million in cash. In 1998, Marin Dodge had retail sales of 409 new and 256 used vehicles, and had revenues of approximately $17.5 million. We intend to relocate this franchise in the fourth quarter of 1999 to a newly constructed facility in San Rafael with more convenient freeway access. Marin Dodge, our existing Marin Nissan dealership and our San Rafael Ford acquisition will form a multiple franchise dealership in Marin County. With the establishment of this group, we have initiated our first branded naming of our dealerships to reflect the FirstAmerica Automotive identity and image as First Nissan-Marin and First Dodge-Marin.

 Ford of San Rafael

      On June 30, 1999, we acquired substantially all of the operating assets of San Rafael Ford, Inc., located in San Rafael, California for $6.7 million in cash. In 1998, this dealership had revenues of approximately $32 million.

Pending Dealership Acquisitions

 Lucas Dealership Group

      In May 1999, we signed an agreement to acquire Lucas Dealership Group, Inc., which operates six dealerships throughout the San Francisco Bay Area, for approximately $68.9 million in cash. These dealerships include Autobahn Motors (Mercedez-Benz), Hayward Honda, St. Claire Cadillac/Oldsmobile, Stevens Creek BMW Motorsport, Golden Gate Acura and Stevens Creek Honda. These dealerships sell BMW, Honda, DaimlerChrysler and General Motors vehicles. In 1998, these dealerships had combined revenues of approximately $339.6 million. This offering is contingent on the closing of the Lucas Dealership Group acquisition. We have received approval for this acquisition from BMW, Honda, DaimlerChrysler and General Motors, and we anticipate receiving written approval from Honda with respect to Golden Gate Acura after the closing.

 Falconi's Tropicana Honda

      On May 11, 1999, we signed an agreement to acquire substantially all of the operating assets of Falconi's Motors, Inc., a Honda dealership located in Las Vegas, Nevada for approximately $15.8 million in cash. In 1998, this dealership had revenues of approximately $43.4 million. We intend to complete this acquisition shortly after consummation of this offering. We have received approval from Honda for this acquisition. This acquisition is not contingent on the completion of this offering.

 Kramer Honda-Volvo

      On May 15, 1999, we signed an agreement to acquire all of the outstanding capital stock of Kramer Motors Incorporated, which operates both a Honda dealership and a Volvo dealership, both located in Santa Monica, California, for approximately $14 million in cash. In 1998, these dealerships had combined revenues of approximately $74.7 million per financial statements. We intend to complete this acquisition shortly after consummation of this offering. We have received approval from Honda and Volvo for this acquisition. This acquisition is not contingent on the completion of this offering.

 South Bay Chrysler Plymouth Jeep

      On May 19, 1999, we signed an agreement to acquire substantially all of the operating assets of South Bay Chrysler Plymouth Jeep, Inc., a Chrysler dealership located in Torrance, California for approximately $12.3 million in cash. In 1998, this dealership had revenues of approximately $45.6 million. We intend to complete this acquisition shortly after consummation of this offering. We have received approval for this acquisition from DaimlerChrysler. This acquisition is not contingent on the completion of this offering.

                                USE OF PROCEEDS

      Our net proceeds from our sale of 7,692,300 shares of common stock in this offering will be approximately $91.0 million, assuming an initial public offering price of $13.00 per share, and after deducting the underwriting discount and our estimated expenses. If the underwriters exercise their over-allotment option in full, our net proceeds will be approximately $105.2 million. We intend to use the net proceeds, along with funds from obtaining a new credit facility, which includes aggregate acquisition lines of credit of $150 million and $200 million of floor plan financing, to:

      . fund our pending acquisitions in the amount of $111.0 million, of which approximately $76.4 million will be provided by the acquisition lines of credit component of our new credit facility, $9.4 million will be provided by the floor plan facility, and $25.2 million will be provided by proceeds from this offering. (See "1998, 1999 and Pending Acquisitions--Pending Dealership Acquisitions" on page 25);

      . repay our existing secured lines of credit, under which we had approximately $18.4 million outstanding as of March 31, 1999 on a pro forma basis (this facility had interest rates ranging from prime minus 35 basis points to prime plus 200 basis points and matures in July 2000);

      . repay our outstanding loan from Mr. Price in the amount of $1 million plus accrued interest at a rate of 7.4% per year, and repay our outstanding loan from Mr. Strough in the amount of $4 million plus accrued interest at a rate of prime plus 62.5 basis points;

      . redeem our outstanding 12.375% senior notes due 2005 in the amount of $36 million plus accrued interest and a redemption premium of approximately $2.0 million; and

      . redeem our outstanding redeemable preferred stock in the amount of $4.4 million at a redemption price of 107.5% plus accrued dividends.

      We are in the process of obtaining a new credit facility with Ford Motor Credit that will consist of up to $200 million of floor plan financing and an acquisition line of credit up to $150 million and matures in July 2002. We will not receive any proceeds from the sale of common stock by the selling stockholders.

                                DIVIDEND POLICY

      We have not paid dividends on any class of our common stock for our two most recent fiscal years or any subsequent interim period, excluding S corporation distributions for the former Tom Price dealerships. We currently intend to retain future earnings, if any, to finance the development and expansion of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Under the terms of our new credit facility we will be restricted from paying dividends on our common stock. Our dealer agreements may indirectly restrict the payment of dividends in that the dealer agreements typically require that we maintain minimum capital levels in connection with each of the dealerships.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of March 31, 1999
(1) on a historical basis, and (2) on a pro forma basis, to reflect this offering, our 1999 completed and pending acquisitions, with the exception of San Rafael Ford, and a new credit facility. The following table should be read in conjunction with "Use of Proceeds" on page 27, "Unaudited Pro Forma Consolidated Financial Data" on page 31, "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 39 and our consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

      Short-term debt as of March 31, 1999 was $117.6 million including floor plan notes payable of $96.1 million, and on a pro forma basis as of March 31, 1999 was $143.9 million including floor plan notes payable of $142.5 million.

                                                              March 31, 1999
                                                           --------------------
                                                           Historical Pro Forma
                                                           ---------- ---------
                                                           (in thousands except
                                                               share data)
Long-term debt:
  Senior notes, net of discount of $2,759.................  $33,241   $    --
  Credit facility.........................................      --      76,405
  Other debt..............................................    5,483      4,840
                                                            -------   --------
    Total long-term debt..................................   38,724     81,245
Redeemable preferred stock:
  8% cumulative redeemable preferred stock; 3,500 shares
   issued and outstanding net of discount of $438,
   liquidation preference of $3,500.......................    3,062        --
  Redeemable preferred stock; 500 shares issued and
   outstanding net of discount of $63, liquidation
   preference of $610.....................................      547        --
Stockholders' equity:
  Common Stock, 100,000,000 shares authorized; 13,242,976
   shares issued and outstanding on a pro forma basis.....      --         --
  Class A common stock, 30,000,000 shares authorized;
   4,176,432 shares issued and outstanding at March 31,
   1999; Pro forma none...................................      --         --
  Class B common stock, 5,000,000 shares authorized;
   1,281,145 shares issued and outstanding at March 31,
   1999; Pro forma none...................................      --         --
  Class C common stock, 30,000,000 shares authorized; no
   shares issued and outstanding at March 31, 1999; Pro
   forma none.............................................      --         --
  Preferred Stock 10,000,000 shares authorized; no shares
   issued and outstanding.................................      --         --
  Additional paid-in capital..............................    8,320     99,320
  Retained earnings.......................................    5,075       (267)
                                                            -------   --------
    Total stockholders' equity............................   13,395     99,053
                                                            -------   --------
      Total capitalization................................  $55,728   $180,298
                                                            =======   ========

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following table sets forth our selected historical consolidated financial information. The statement of operations data for each of the years in the four year period ended December 31, 1998 and the balance sheet data as of December 31, 1995, 1996, 1997 and 1998 have been derived from our consolidated financial statements audited by KPMG, LLP, independent auditors. The statement of operations for the year ended December 31, 1994 and the balance sheet data as of December 31, 1994 are unaudited. The statement of operations data for the three months ended March 31, 1998 and 1999 and the balance sheet data as of March 31, 1998 and 1999 was derived from our unaudited interim financial statements.

      The financial data presented below as of March 31, 1998 and 1999 and the three months then ended, in the opinion of management, reflect all adjustments, consist of only normal, recurring adjustments necessary for a fair presentation of such data and have been prepared in accordance with the accounting principles followed in the presentation of our audited financial statements for the year ended December 31, 1998. Operating results for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for the full fiscal year.

      The following selected historical consolidated financial statements and notes thereto should be read in conjunction with our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 39 and other financial information included elsewhere in this prospectus. The following selected financial data represents the historical financial information of the former Tom Price dealerships prior to our combination on July 11, 1997 which was accounted for as a reverse acquisition, and the consolidated financial information of the Company thereafter which includes all dealerships acquired by us from the dates of their acquisition. The net income (loss) per common share--diluted (proforma) reflects the Company's 0.362725 for 1 reverse stock split.

                                                                                     Three Months
                                      Year Ended December 31,                       Ended March 31,
                          -------------------------------------------------------- -----------------
                             1994         1995        1996        1997      1998     1998     1999
                          -----------   --------    --------    --------  -------- -------- --------
                          (unaudited)                                                 (unaudited)
                                        (in thousands, except per share data)
Consolidated Statement
 of Operations Data:
Sales
 New vehicle............   $134,980     $147,088    $200,185    $290,281  $475,847 $ 94,945 $151,274
 Used vehicle...........     53,280       60,967      81,706     111,616   191,829   41,796   51,789
 Service and parts......     30,441       33,428      42,416      58,707    91,134   18,840   27,431
 Other dealership
  revenues, net.........      3,680        6,702       8,215      13,444    24,261    5,036    7,705
                           --------     --------    --------    --------  -------- -------- --------
 Total sales............    222,381      248,185     332,522     474,048   783,071  160,617  238,199
Cost of sales...........    189,757      213,463     288,918     406,296   663,902  136,199  201,263
                           --------     --------    --------    --------  -------- -------- --------
 Gross profit...........     32,624       34,722      43,604      67,752   119,169   24,418   36,936
Selling, general and
 administrative
 expenses...............     28,424       30,060      38,330      58,761    99,603   20,658   30,739
Depreciation and
 amortization...........        284          381         611         678     1,952      399    1,045
Combination and related
 expenses...............        --           --          --        2,268       --       --       --
                           --------     --------    --------    --------  -------- -------- --------
 Operating income.......      3,916        4,281       4,663       6,045    17,614    3,361    5,152
Interest expense, floor
 plan...................      2,160        2,864       2,922       3,669     5,521    1,180    1,506
Interest expense,
 other..................        --           --          --        1,866     5,432      891    1,778
Other (income)/expense..        --           --          --          --        --       --    (1,253)
                           --------     --------    --------    --------  -------- -------- --------
 Income before income
  taxes.................      1,756        1,417       1,741         510     6,661    1,290    3,121
Income tax expense......         47           26          48         446     2,864      555    1,342
                           --------     --------    --------    --------  -------- -------- --------
 Net income.............   $  1,709(a)  $  1,391(a) $  1,693(a) $     64  $  3,797 $    735 $  1,779
                           ========     ========    ========    ========  ======== ======== ========
Net income (loss) per
 common share--diluted
 pro forma..............   $   0.51     $   0.42    $   0.51    $  (0.04) $   0.63 $   0.12 $   0.29
                           ========     ========    ========    ========  ======== ======== ========
Weighted average common
 shares outstanding--
 diluted pro forma......      2,004        2,004       2,004       3,959     5,415    5,345    5,725
                           ========     ========    ========    ========  ======== ======== ========

                                                  (continued on following page)

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                                  (continued)

                                                                                      Three Months
                                      Year Ended December 31,                        Ended March 31,
                          --------------------------------------------------------  ------------------
                             1994         1995        1996        1997      1998      1998      1999
                          -----------   --------    --------    --------  --------  --------  --------
                          (unaudited)                                                  (unaudited)
                                        (in thousands, except per share data)
Other Consolidated
 Financial and Operating
 Data:
 New vehicle units
  sold..................      6,861        7,116       9,450      13,835    20,468     4,336     6,372
 Used vehicle units
  sold--retail..........      3,428        3,720       4,921       6,639     9,901     2,433     2,585
 New vehicle sales
  revenue...............   $134,980     $147,088    $200,185    $290,281  $475,847  $ 94,945  $151,274
 Used vehicle sales
  revenue--retail.......   $ 44,253     $ 51,586    $ 67,944    $ 90,436  $141,946  $ 32,791  $ 39,601
 Used vehicle sales
  revenue--wholesale....   $  9,027     $  9,381    $ 13,762    $ 21,180  $ 49,883  $  9,005  $ 12,188
 Gross margin...........       14.7 %       14.0 %      13.1 %      14.3%     15.2%     15.2%     15.5%
 New vehicle gross
  margin................        5.5 %        5.8 %       6.5 %       6.5%      7.8%      7.6%      7.7%
 Used vehicle gross
  margin--retail........        7.6 %        8.2 %       8.1 %       9.8%      9.6%      9.4%     10.3%
 Used vehicle gross
  margin--wholesale.....       (0.0)%       (2.9)%      (0.0)%       0.4%      5.1%      5.9%      7.0%
 Service and parts gross
  margin................       44.3 %       43.5 %      40.0 %      45.2%     45.8%     45.6%     46.3%
Consolidated Balance
 Sheet Data:
 Total assets...........   $ 46,403     $ 54,423    $ 56,127    $124,002  $178,452  $124,155  $201,547
 Short-term debt,
  including floor plan..     30,574       37,537      39,161      72,619   103,989    68,355   117,593
 Long-term debt.........        686          112         --       21,938    34,547    21,987    38,724
 Total liabilities......     39,830       47,779      51,247     114,000   163,157   113,489   184,543
 Redeemable preferred
  stock.................        --           --          --        3,439     3,579     3,478     3,609
 Stockholders' equity...      6,573(b)     6,644(b)    4,880(b)    6,563    11,716     7,188    13,395

--------
(a) We were an S corporation until January 1, 1997. Accordingly, we were not subject to federal income taxes prior to January 1, 1997. Based on our estimated effective tax rates during these periods, had we been a C corporation, net income would have been $1,027 during 1996, $836 in 1995, and $1,025 in 1994.
(b) Stockholders' equity is presented net of advances to stockholders during the years 1994 through 1996. Accordingly, the change in stockholders' equity is reflected net of stockholders' advances.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

      Our historical consolidated statement of operations for the year ended December 31, 1998 includes the results of operations of the following acquisitions completed during the year ended December 31, 1998 from the respective dates of acquisition:

     Acquisition                                                       Date
     -----------                                                       ----
     Beverly Hills BMW............................................ April 1998
     Honda of Serramonte.......................................... June 1998
     Concord Toyota............................................... October 1998
     Volkswagen of Woodland Hills................................. November 1998
     AutoTown..................................................... December 1998

      Our historical consolidated statement of operations for the three months ended March 31, 1999 includes the results of operations of Poway Chevrolet completed during the three months ended March 31, 1999 from its date of acquisition and the results of Serramonte GMC until it was sold during March 1999.

      The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 are derived from our historical consolidated statements of operations for those periods, adjusted to give effect to the following events, as if those events had occurred on January 1, 1998:

    . 1998 Acquisitions--The historical results of the 1998 acquisitions are reflected in the pro forma consolidated statements of operations for the year ended December 31, 1998 for the period from January 1, 1998 to their respective dates of acquisition;

    . 1999 Completed/Pending Acquisitions--The historical results of operations of the 1999 completed and pending acquisitions (other than the Lucas Dealership Group) are reflected in the pro forma consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999. Our completed and pending acquisitions include the following dealerships:

       1999 Completed and Pending Acquisitions                           Date
       ---------------------------------------                           ----
       Poway Chevrolet............................................... March 1999
       First Dodge-Marin............................................. April 1999
       Falconi's Tropicana Honda..................................... Pending
       Kramer Honda-Volvo............................................ Pending
       South Bay Chrysler Plymouth Jeep.............................. Pending

        The results of Ford of San Rafael have not been included as such results are not material.

    . Lucas Dealership Group--The historical results for the Lucas Dealership Group, with reclassifications to conform to our presentation, are reflected in the pro forma consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999; and

    . Pro Forma Adjustments--The pro forma adjustments for this offering include the related use of proceeds, the new credit facility and related acquisition adjustments.

      The following unaudited pro forma consolidated balance sheet as of March 31, 1999 is derived from our historical consolidated balance sheet as of that date as adjusted to give effect to the following events, as if those events occurred on March 31, 1999:

    . Lucas Dealership Group--The historical combined statement of assets and liabilities of certain dealerships of the Lucas Dealership Group, Inc., are reflected in the pro forma consolidated balance sheet as of March 31, 1999;

    . 1999 Completed/Pending Acquisitions--The historical combined balance sheets of the 1999 completed and pending acquisitions (other than the Lucas Dealership Group) are reflected in the pro forma consolidated balance sheet as of March 31, 1999; and

    . Acquisition Adjustments and Financing Adjustments--The acquisition and financing adjustments for this offering include the related use of proceeds and new credit facility and acquisition adjustments.

      The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with our consolidated financial statements and related notes beginning on page F-4. The unaudited pro forma consolidated data and accompanying notes do not contain proforma adjustments relating to two acquisitions and a disposition, because the effects of these transactions are not material. The unaudited pro forma consolidated financial data should not be construed to be indicative of our financial condition, results of operations or covenant compliance had the transactions and events described above been consummated on the dates assumed, and are not intended to project our financial condition on any future date or our results of operation for any future period.

            Unaudited Pro Forma Consolidated Statement of Operations

                          Year Ended December 31, 1998

                                                      1999
                                                   Completed/    Lucas
                                         1998       Pending    Dealership  Pro Forma
                          Historical Acquisitions Acquisitions   Group    Adjustments      Pro Forma
                          ---------- ------------ ------------ ---------- -----------      ----------
                                          (in thousands, except per share data)
Sales:
 New vehicle............   $475,847    $49,594      $129,521    $209,613    $   --         $  864,575
 Used vehicle...........    191,829     18,281        39,376      76,968     (2,095)(a)       324,359
 Service and parts......     91,134      9,240        41,771      46,265        --            188,410
 Other, net.............     24,261      1,795         3,363       6,766        --             36,185
                           --------    -------      --------    --------    -------        ----------
  Total sales...........    783,071     78,910       214,031     339,612     (2,095)        1,413,529
Cost of sales:
 New vehicle............    438,726     46,148       118,260     190,895       (206)(b)       793,823
 Used vehicle...........    175,753     16,776        35,725      71,593     (2,308)(a)(b)    297,539
 Service and parts......     49,423      5,161        24,164      22,633         43 (b)       101,424
                           --------    -------      --------    --------    -------        ----------
  Total cost of sales...    663,902     68,085       178,149     285,121     (2,471)        1,192,786
                           --------    -------      --------    --------    -------        ----------
  Gross profit..........    119,169     10,825        35,882      54,491        376           220,743
Operating expenses:
 Selling, general and
  administrative
  expenses..............     99,603      9,980        28,545      47,723     (9,913)(c)       175,938
 Depreciation and
  amortization..........      1,952        163           496       1,406      2,811 (d)         6,828
                           --------    -------      --------    --------    -------        ----------
 Operating income.......     17,614        682         6,841       5,362      7,478            37,977
Other (income)/expenses:
 Interest expense, floor
  plan..................      5,521        514         2,155       1,688     (1,208)(e)         8,670
 Interest expense,
  other.................      5,432        309           506         --         692 (f)         6,939
 Other (income)/
  expense...............        --         (15)       (3,102)     (3,014)     5,916 (g)          (215)
                           --------    -------      --------    --------    -------        ----------
  Income before taxes...      6,661       (126)        7,282       6,688      2,078            22,583
Income tax expense......      2,864         11            81       2,883      4,097 (h)         9,936
                           --------    -------      --------    --------    -------        ----------
  Net income............   $  3,797    $  (137)     $  7,201    $  3,805    $(2,019)       $   12,647
                           ========    =======      ========    ========    =======        ==========
Net income per share--
 diluted................   $   0.63                                                        $     0.96
                           ========                                                        ==========
Weighted average common
 shares--diluted........      5,415                                                            13,182
                           ========                                                        ==========

    (See accompanying notes to Unaudited Pro Forma Consolidated Statement of
                                  Operations)

            Unaudited Pro Forma Consolidated Statement of Operations

                       Three Months Ended March 31, 1999

                                         1999
                                      Completed/    Lucas
                                       Pending    Dealership  Pro Forma
                          Historical Acquisitions   Group    Adjustments   Pro Forma
                          ---------- ------------ ---------- -----------   ---------
                                   (in thousands, except per share data)
Sales:
 New vehicle............   $151,274    $32,983     $55,902     $   --      $240,159
 Used vehicle...........     51,789      9,774      19,364        (539)(a)   80,388
 Service and parts......     27,431      9,884      12,984         --        50,299
 Other, net.............      7,705        871       1,801         --        10,377
                           --------    -------     -------     -------     --------
  Total sales...........    238,199     53,512      90,051        (539)     381,223
Cost of sales:
 New vehicle............    139,696     30,122      50,575         302 (b)  220,695
 Used vehicle...........     46,844      9,084      18,065        (604)(a)   73,389
 Service and parts......     14,723      5,634       6,674          49 (b)   27,080
                           --------    -------     -------     -------     --------
  Total cost of sales...    201,263     44,840      75,314        (253)     321,164
                           --------    -------     -------     -------     --------
  Gross profit..........     36,936      8,672      14,737        (286)      60,059
Operating expenses:
 Selling, general and
  administrative
  expenses..............     30,739      6,649      12,260      (1,637)(c)   48,011
 Depreciation and
  amortization..........      1,045        123         345         460 (d)    1,973
                           --------    -------     -------     -------     --------
  Operating income......      5,152      1,900       2,132         891       10,075
Other (income)/expenses:
 Interest expense, floor
  plan .................      1,506        518         427        (308)(e)    2,143
 Interest expense, other
  ......................      1,778        104         --         (239)(f)    1,643
 Other
  (income)/expense......     (1,253)      (290)       (425)        695 (g)   (1,273)
                           --------    -------     -------     -------     --------
  Income before taxes ..      3,121      1,568       2,130         743        7,562
 Income tax expense ....      1,342         19         872       1,094 (h)    3,327
                           --------    -------     -------     -------     --------
  Net income............   $  1,779    $ 1,549     $ 1,258     $  (351)    $  4,235
                           ========    =======     =======     =======     ========
Net income per common
 share--diluted.........   $   0.29                                        $   0.31
                           ========                                        ========
Weighted average common
 shares--diluted........      5,725                                          13,562
                           ========                                        ========

    (See accompanying notes to Unaudited Pro Forma Consolidated Statement of
                                  Operations)

       Notes to Unaudited Pro Forma Consolidated Statements of Operations

(a) Represents the elimination of revenues and cost of sales for Falconi's Tropicana Honda related to operations that will not be acquired. The elimination totaled $2,095 in sales and $2,214 in cost of sales for the year ended December 31, 1998 and $539 in sales and $604 in cost of sales for the three months ended March 31, 1999.

(b) Reflects the change in accounting for inventories from the last-in, first-out method to specific identification method for new vehicles of $206, used vehicles of $94 and parts of $(43) for the year ended December 31, 1998, and new vehicles of $302, and parts of $49 for the three months ended March 31, 1999.

(c) Reflects the decrease in selling, general and administrative expenses related to the reduction in salaries, fringe benefits, and related expenses of owners, officers and employees of the acquired dealerships who will not become employees of ours pursuant to the acquisition and will not be replaced, and contractual adjustments to compensation for those employees who are retained. This decrease for the year ended December 31, 1998 is $8,434 and for the three months ended March 31, 1999 is $1,579 of which $6,126 and $1,335, respectively, related to the Lucas Dealership Group. The remaining adjustment for the year ended December 31, 1998 primarily reflects a net decrease of $93 in rent and expenses related to facilities not acquired or leased and $23 for the three months ended March 31, 1999 and other expenses relating to operations that will not be acquired of $1,386 for the year ended December 31, 1998 and $35 for the three months ended March 31, 1999.

(d) Reflects the incremental increase in amortization of intangible assets, primarily goodwill and intellectual property, resulting from the 1998 and 1999 completed and pending acquisitions as if the acquisitions occurred as of January 1, 1998. The adjustment for goodwill amortization was $2,061 for the year ended December 31, 1998 and $460 for the three months ended March 31, 1999. The adjustment for other intangible asset amortization for the year ended December 31, 1998 consisted of $660 of intellectual property amortization and $90 of favorable lease amortization. There was no adjustment for other intangible asset amortization for the three months ended March 31, 1999.

(e) The adjustment reflects a reduction of 50 basis points in our historical annual floor plan interest rate applied to our average outstanding debt of $72.4 million as of December 31, 1998 and $86.0 million as of March 31, 1999 as if the refinancing of our floor plan facility with the Ford Motor Credit facility occurred as of the beginning of the period. In addition, the adjustment reflects an average reduction of approximately 150 basis points in the historical annual floor plan interest rate applied to the completed and pending dealership acquisitions average outstanding debt of $55.6 million as of December 31, 1998 and $47.6 million as of March 31, 1999 as if the refinancing occurred at the beginning of the period.

(f) Reflects the incremental interest associated with debt of $82.6 million that will be outstanding upon completion of this offering and the application of the use of proceeds from this offering as if the offering had occurred on January 1, 1998. The effective annual interest rate was 8.4% for the year ended December 31, 1998 and 8.0% for the three months ended March 31, 1999.

(g) Reflects the elimination of pre-acquisition interest income earned by acquired dealerships and interest income earned by pending dealership acquisitions on investments of cash and cash equivalents in the amounts of $2,307 and $608 for the year December 31, 1998 and the three months ended March 31, 1999, respectively. This eliminated interest income amount includes interest income related to the Lucas Group of $1,234 and $338 for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively. Management fees earned by the Lucas Group in the amount of $1,778 and $87 for the year ended December 31, 1998 and the three months ended March 31, 1998 have also been eliminated. In addition, a legal settlement in favor of Kramer Honda-Volvo in the amount of $1,831 for the year ended December 31, 1998 was eliminated.

(h) Reflects the net increase in the provision for income taxes resulting from acquisitions and pro forma adjustments above, computed using a combined statutory income tax rate of 44%.

                 Unaudited Pro Forma Consolidated Balance Sheet

                              As of March 31, 1999
                                 (in thousands)

                                                      1999
                                         Lucas     Completed/
                                       Dealership   Pending    Acquisition              Financing       Pro
                                FAA      Group    Acquisitions Adjustments    Subtotal Adjustments     Forma
                              -------- ---------- ------------ -----------    -------- -----------    --------
Assets
Current assets:
 Cash and cash equivalents..  $  3,530  $21,888     $ 8,170     $(30,058)(a)  $  3,530  $    --       $  3,530
 Contracts in transit.......    16,625    3,496       2,361       (3,244)(b)    19,238                  19,238
 Accounts receivable........    16,744    9,063       5,198       (3,774)(c)    27,231                  27,231
 Inventories................   108,169   27,483      25,209        5,990 (d)   166,851                 166,851
 Deferred income taxes......       853      --          --           --            853                     853
 Deposits, prepaids and
  other.....................     2,492      777         554         (273)(e)     3,550                   3,550
                              --------  -------     -------     --------      --------  --------      --------
 Total current assets.......   148,413   62,707      41,492      (31,359)      221,253       --        221,253
Property and equipment......    11,082    3,197       5,659        1,349 (f)    21,287                  21,287
Other assets:
 Loan origination and other
  costs.....................     2,955      --          --           --          2,955    (2,955)(v)       --
 Other noncurrent assets....     2,375      --          815         (815)(g)     2,375                   2,375
 Goodwill and other
  intangible assets.........    36,722      647         --        80,922 (h)   118,291                 118,291
                              --------  -------     -------     --------      --------  --------      --------
 Total assets...............  $201,547  $66,551     $47,966     $ 50,097      $366,161  $ (2,955)     $363,206
                              ========  =======     =======     ========      ========  ========      ========
Liabilities and Stockholders' Equity
Current liabilities:
 Floor plan.................  $ 96,105  $25,796     $20,564     $    --       $142,465                $142,465
 Secured lines of credit....    16,450      --          --         1,928 (i)    18,378  $(18,378)(v)         0
 Notes payable and other....     5,038      --        6,627       (6,275)(j)     5,390    (4,000)(v)     1,390
 Accounts payable...........     8,532    2,503       1,043         (391)(k)    11,687                  11,687
 Accrued liabilities........    14,764    6,346       3,651       (2,433)(l)    22,328                  22,328
 Deferred income tax........       --       --          --           575 (m)       575                     575
 Deferred revenue...........     1,984      --          273         (273)(n)     1,984                   1,984
                              --------  -------     -------     --------      --------  --------      --------
 Total current liabilities..   142,873   34,645      32,158       (6,869)      202,807   (22,378)      180,429
Long-term liabilities:
 Capital lease obligations
  and other long-term
  notes.....................     5,483      --          596         (239)(o)     5,840    (1,000)(v)     4,840
 Long-term debt Ford........                --          --       101,648 (p)   101,648   (25,243)(p)    76,405
 Senior notes, net..........    33,241      --          --           --         33,241   (33,241)(v)       --
 Deferred income taxes......       995      247         --         2,428 (q)     3,670    (3,142)(v)       528
 Deferred revenue...........     1,951      --          699         (699)(r)     1,951                   1,951
                              --------  -------     -------     --------      --------  --------      --------
 Total liabilities..........   184,543   34,892      33,453       96,269       349,157   (85,004)      264,153
                              --------  -------     -------     --------      --------  --------      --------
Redeemable preferred stock:
 Cumulative redeemable
  preferred stock...........     3,062      --          --           --          3,062    (3,062)(v)       --
 Redeemable preferred
  stock.....................       547      --          --           --            547      (547)(v)       --
Stockholders' equity:
 Common stock...............       --       --          221         (221)(s)       --                      --
 Additional paid-in
  capital...................     8,320      --           72          (72)(t)     8,320    91,000 (w)    99,320
 Retained earnings..........     5,075   31,659      14,220      (45,879)(u)     5,075    (5,342)(x)      (267)
                              --------  -------     -------     --------      --------  --------      --------
 Total stockholders'
  equity....................    13,395   31,659      14,513      (46,172)       13,395    85,658        99,053
                              --------  -------     -------     --------      --------  --------      --------
Total liabilities and
 stockholders' equity.......  $201,547  $66,551     $47,966     $ 50,097      $366,161  $ (2,955)     $363,206
                              ========  =======     =======     ========      ========  ========      ========

   (See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet)

            Notes to Unaudited Pro Forma Consolidated Balance Sheet

(a) Reflects the elimination of cash and cash equivalents not acquired.

(b) Reflects the elimination of contracts in transit not acquired.

(c) Reflects the elimination of the carrying value of accounts receivable not acquired for the following acquisitions: Falconi's Tropicana Honda of $2,806 and all others $968.

(d) Reflects the change in accounting for inventories from the Lucas Dealership Group's and Falconi's Tropicana Honda's last in, first-out method to the Company's specific identification method. The adjustment was $5,751 for the Lucas Dealership Group and $239 for Falconi's Tropicana Honda.

(e) Reflects the elimination of deposits, prepaid and other assets not acquired.

(f) Reflects an adjustment to Kramer Honda-Volvo of $1,758 to record land at fair value. The remaining adjustment of $(409) for Falconi's Tropicana Honda represents the elimination of the carrying value of fixed assets not acquired. These fixed assets had useful lives ranging from 5 to 7 years.

(g) Reflects the elimination of other noncurrent assets not acquired.

(h) Reflects the goodwill calculated on the preliminary allocation of the aggregate purchase price of the completed and pending acquisitions based on the estimated fair value in excess of the net assets acquired and to be acquired and the elimination of $647 of goodwill in the Lucas Dealership Group historical balance sheet. The amount of goodwill and the corresponding amortization actually recorded may ultimately be different from amounts estimated here, depending on the actual fair value of tangible net assets acquired at closing of the acquisitions. The estimated purchase price for the acquisitions consists of the following (in thousands):

                                               Purchase  Net Tangible
   Acquisition                                  Price   Assets Acquired Goodwill
   -----------                                 -------- --------------- --------
   Lucas Dealership Group..................... $68,868      $13,180     $55,688
   First Dodge-Marin..........................   4,373        2,920       1,453
   Falconi's Tropicana Honda..................  15,787        3,637      12,150
   South Bay Chrysler Plymouth Jeep...........  12,298        6,448       5,850
   Kramer Honda-Volvo.........................  14,000        7,572       6,428

(i) Reflects the funding of the acquisition of the acquisition of First Dodge-Marin from an existing line of credit with a financial company.

(j) Reflects the elimination of notes payable and other liabilities not assumed for South Bay Chrysler Plymouth Jeep of $5,980 and other acquired dealerships of $295.

(k) Reflects the elimination of accounts payable not assumed for acquired dealerships.

(l) Reflects the elimination of accrued liabilities not assumed for Falconi's Tropicana Honda of $1,848 and other dealerships acquired of $585.

(m) Represents the current portion of deferred income taxes associated with book basis and tax basis differences upon acquisition for the following acquisitions: Lucas Dealership Group of $575.

(n) Reflects the elimination of current deferred revenue not assumed for Falconi's Tropicana Honda.

(o) Reflects the elimination of capital lease obligations and other long term notes not assumed.

(p) Reflects the funding of pending acquisitions drawn from the new credit facility which the Company anticipates will be classified as long term debt.

(q) Represents the noncurrent portion of deferred income taxes associated with book basis and tax basis differences upon acquisition for the Lucas Dealership Group of $1,725 and Kramer Honda-Volvo $703.

(r) Reflects the elimination of noncurrent deferred revenue not assumed for Falconi's Tropicana Honda.

(s) Reflects the elimination of common stock not acquired.
                                         (footnotes continued on following page)

(t) Reflects the elimination of additional paid in capital.

(u) Reflects the elimination of the net assets not acquired for the Lucas Dealership Group of $31.7 million and the elimination of retained earnings related to Kramer Honda-Volvo of $7.4 million and $6.8 for all other dealerships acquired or pending.

(v) Reflects the redemption of debt with the proceeds from this offering, the elimination of deferred loan fees of $2,955, the elimination of the discount on the senior notes of $2,759 and the related tax impact of $3,142. The redemption of debt includes the following items:

   Senior notes........................................................ $36,000
   Secured lines of credit.............................................  18,378
   Other notes payable.................................................   5,000
   Redeemable preferred stock..........................................   3,609
                                                                        -------
     Subtotal..........................................................  62,987
   Redemption premiums and dividends...................................   2,770
                                                                        -------
     Total proceeds used to redeem debt................................ $65,757
                                                                        =======

(w) Reflects the estimated net proceeds to be received from the issuance of common stock at the assumed per share price of the offering of $13.00 which is the mid-point of the range set forth on the front cover.

(x) Reflects the impact to retained earnings associated with the write off of loan acquisition fees, discount on senior notes and preferred stock, and the redemption premium, net of taxes from the above described financing transactions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the related notes thereto beginning on page F-4.

Overview

      In July 1997, we combined with a group of six automobile dealerships then owned by Thomas A. Price, our President and Chief Executive Officer. The combination was accounted for as the acquisition of us by the former Tom Price dealerships, and accordingly, the financial information for periods before the combination represent financial information of the former Tom Price dealerships.

      New vehicle revenues include the sale and lease of new cars and light trucks. Used vehicle revenues include retail and wholesale sales of used cars and light trucks. Service and parts revenues include vehicle servicing revenues, warranty repairs, collision repairs and sales of parts to retail and wholesale customers. Other dealership revenues include financing fees, document processing fees, vehicle insurance commissions, extended service warranty contract sales and after-market product sales.

      Our gross margin varies based on the mix between new vehicle sales, used vehicle sales, service and parts sales and other dealership revenues. Gross margins on new vehicle sales can be affected by the availability of popular model types as well as manufacturer promotions, because popular models tend to have higher margins and manufacturer promotions may include dealer incentives, which increase margins. Factors such as seasonality, weather and cyclicality may also impact our product mix and influence our gross margins. Used vehicle gross margins are primarily impacted by supply and the price of new vehicles. Service and parts gross margins are primarily impacted by the productivity and wage rate of service personnel.

      Sales commissions, salaries, advertising and rent constitute the largest components of selling, general and administrative expenses. Interest expense primarily consists of interest charges on debt incurred for floor plan financing and interest on debt incurred for dealership acquisitions.

      Vehicle sales are cyclical and can be impacted by consumer confidence, levels of consumers' disposable income, inflation, interest rates, credit availability and other economic conditions. A significant portion of the costs associated with vehicle sales are variable costs and can be adjusted during periods of depressed sales. Sales of parts and service can offset reductions in vehicle sales to the extent customers repair and service vehicles rather than replace them.

      We have accounted for all of our acquisitions using the purchase method of accounting and, as a result, we do not include in our financial statements the results of operations of acquisitions prior to the date they were acquired by us.

Recent Developments

 Financial Results

      For the three months ended June 30, 1999, our sales increased $84.5 million, or 46.1%, to $267.5 million from $183.0 million for the same period of 1998. The increase was primarily due to additional revenue from acquisitions of $51.8 million and increased same store sales of $32.7 million for the three months ended June 30, 1999 compared to the same period of 1998. For the three months ended June 30, 1999, gross profit increased $12.2 million, or 42.4%, to $41.2 million, from the same period of 1998. Gross profit from same store sales increased $5.8 million, or 20%, for the three months ended June 30, 1999. Overall gross margins decreased to 15.4% in the three months ended June 30, 1999 from 15.8% in the same period of 1998, primarily due to a change in product mix resulting from a higher percentage of new vehicle sales as a percentage of total sales. For the three months ended June 30, 1999, operating income was $6.1 million and net income was $1.5 million, representing increases of $1.6 million, or 34.5%, and $0.4 million, or 33.8%, respectively, from the comparable 1998 period. These increases were due primarily to the factors noted above, as well as a decrease in floor plan interest expense as a percentage of total sales from 0.6% in the three months ended June 30, 1999 from 0.8% in the three months ended June 30, 1998. Our net income per diluted share for the three months ended June 30, 1999, before giving effect to the reverse stock split to be completed prior to the consummation of this offering, was $0.09 per diluted share and represented a $0.02 per diluted share increase from the same period in 1998. Our net income per diluted share for the three months ended June 30, 1999, after giving effect to the reverse stock split to be completed prior to the consummation of this offering, was $0.24 per diluted share and represented a $0.06 per diluted share increase from the same period in 1998.

      For the six months ended June 30, 1999, our sales increased $162.0 million, or 47.1%, to $505.7 million from $343.7 million from the same period of 1998. The increase was primarily due to additional revenue from acquisitions of $108.9 million and increased same store sales of $53.1 million for the six months ended June 30, 1999 compared to the same period of 1998. For the six months ended June 30, 1999, gross profit increased $24.8 million, or 46.4%, to $78.1 million from the same period of 1998. Gross profit from same store sales increased $10.7 million, or 20%, for the six months ended June 30, 1999. Overall gross margins decreased to 15.4% in the six months ended June 30, 1999 from 15.5% in the same period of 1998, primarily due to a change in product mix resulting from a higher percentage of new vehicle sales as a percentage of total sales. For the six months ended June 30, 1999, operating income was $11.3 million and net income was $3.2 million, representing increases of $3.4 million, or 42.5%, and $1.4 million, or 77.5%, respectively, from the comparable 1998 period. These increases were due primarily to the factors noted above, as well as a decrease in floor plan interest expense as a percentage of total sales to 0.6% in the six months ended June 30, 1999 from 0.8% in the six months ended June 30, 1998. Our net income per diluted share for the six months ended June 30, 1999, before giving effect to the reverse stock split to be completed prior to the consummation of this offering, was $0.19 per diluted share and represented a $0.08 per diluted share increase from the same period in 1998. Our net income per diluted share for the six months ended June 30, 1999, after giving effect to the reverse stock split to be completed prior to the consummation of this offering, was $0.53 per diluted share and represented a $0.23 per diluted share increase from the same period in 1998.

Results of Operations

      The following tables summarize, for the periods presented, the information relating to specific items reflected in our statement of operations.

      Percentages of total revenue:

                                                                    Three
                                                                   Months
                                               Year Ended        Ended March
                                              December 31,           31,
                                            -------------------  ------------
                                            1996   1997   1998   1998   1999
                                            -----  -----  -----  -----  -----
   Sales
     New vehicles..........................  60.2%  61.2%  60.8%  59.1%  63.5%
     Used vehicles.........................  24.6%  23.6%  24.5%  26.0%  21.8%
     Service and parts.....................  12.8%  12.4%  11.6%  11.8%  11.5%
     Other dealership revenues, net........   2.4%   2.8%   3.1%   3.1%   3.2%
                                            -----  -----  -----  -----  -----
       Total sales......................... 100.0% 100.0% 100.0% 100.0% 100.0%
   Cost of sales...........................  86.9%  85.7%  84.8%  84.8%  84.5%
                                            -----  -----  -----  -----  -----
       Gross profit........................  13.1%  14.3%  15.2%  15.2%  15.5%
   Selling, general and administrative
    expenses...............................  11.5%  12.4%  12.7%  12.9%  12.9%
   Depreciation and amortization...........   0.2%   0.1%   0.2%   0.2%   0.4%
   Combination and related expenses........   --     0.5%   --     --     --
                                            -----  -----  -----  -----  -----
       Operating Income....................   1.4%   1.3%   2.3%   2.1%   2.2%

      New vehicle sales statistics:

                                                              Three Months
                               Year Ended December 31,      Ended March 31,
                              ----------------------------  -----------------
                                1996      1997      1998     1998      1999
                              --------  --------  --------  -------  --------
   Units.....................    9,450    13,835    20,468    4,336     6,372
   Sales (in thousands)...... $200,185  $290,281  $475,847  $94,945  $151,274
   Gross profit (in
    thousands)............... $ 12,907  $ 18,869  $ 37,121  $ 7,170  $ 11,578
   Gross margin..............      6.5%      6.5%      7.8%     7.6%      7.7%
   Gross profit per unit..... $  1,366  $  1,364  $  1,814  $ 1,654  $  1,817

      Used vehicle retail sales statistics, excluding wholesale sales and units:

                                                              Three Months
                               Year Ended December 31,      Ended March 31,
                              ----------------------------  -----------------
                                1996      1997      1998     1998      1999
                              --------  --------  --------  -------  --------
   Units.....................    4,921     6,639     9,901    2,433     2,585
   Sales (in thousands)...... $ 67,944  $ 90,436  $141,946  $32,791  $ 39,601
   Gross profit (in
    thousands)............... $  5,522  $  8,841  $ 13,560  $ 3,091  $  4,089
   Gross margin..............      8.1%      9.8%      9.6%     9.4%     10.3%
   Gross profit per unit..... $  1,122  $  1,332  $  1,370  $ 1,270  $  1,582

      Service and parts statistics:

                                                              Three Months
                               Year Ended December 31,      Ended March 31,
                              ----------------------------  -----------------
                                1996      1997      1998     1998      1999
                              --------  --------  --------  -------  --------
   Sales (in thousands)...... $ 42,416  $ 58,707  $ 91,134  $18,840  $ 27,431
   Gross profit (in
    thousands)............... $ 16,966  $ 26,512  $ 41,711  $ 8,588  $ 12,708
   Gross margin..............     40.0%     45.2%     45.8%    45.6%     46.3%

Three Months Ended March 31, 1999 Compared to Three Months Ended March 31, 1998

      Sales. Our sales increased $77.6 million, or 48.3%, to $238.2 million for the three months ended March 31, 1999 from $160.6 million in 1998. We acquired four dealerships in 1998 and one dealership in 1999, which for the periods following their acquisition accounted for $57.1 million or 74.0% of the increase in 1999 first quarter sales.

        New vehicles. We sold a variety of domestic and imported vehicle brands ranging from economy to luxury vehicles, as well as sport utility vehicles, minivans and light trucks. In the first three months of 1999 we sold 6,372 new vehicles, generating revenues of $151.3 million, which constituted 63.5% of our total sales. In the first three months of 1998 we sold 4,336 new vehicles, generating revenues of $94.9 million, which constituted 59.1 % of our total sales. The increase in revenues and units was due primarily to the five dealerships acquired between January 1, 1998 and March 31, 1999. Average unit prices increased 8.4% to $23,740 from $21,897 per vehicle due to the higher mix of luxury vehicles we sold in 1999. We anticipate an increase in the number of luxury vehicles we sell as we acquire additional dealerships that sell these vehicles.

        Used vehicles. We sold a variety of makes and models of used vehicles and light trucks of varying model years and prices. In the first three months of 1999, we sold 2,585 retail used vehicles and 1,960 wholesale used vehicles. In the first three months of 1998, we sold 2,433 retail used vehicles and 1,657 wholesale used vehicles. Total revenues from used vehicle sales increased 23.9%, to $51.8 million in the first three months of 1999 from $41.8 million in the first three months of 1998, primarily due to the dealerships we acquired between January 1, 1998 and March 31, 1999. Retail and wholesale used vehicle sales comprised 21.8% of our total sales in the first three months of 1999 compared to 26.0% of our total sales in the first three months of 1998 because of the greater increase in our sales of new vehicles. Our average price per used vehicle unit increased 11.5% to $11,395 from $10,219 per vehicle.

        Service and parts. Service and parts includes revenue from the sale of parts, accessories, maintenance and repair services. Service and parts revenue increased 45.6% to $27.4 million in the first three months of 1999 from $18.8 million in the first three months of 1998, primarily due to dealerships acquired between January 1, 1998 and March 31, 1999.

        Other dealership revenues, net. Other dealership revenues primarily include fees earned on the sale of vehicle financing notes and warranty service contracts. Finance fees are received for notes sold to finance companies for customer vehicle financing. Warranty service contract fees are earned on extended warranty service contracts that are sold on behalf of insurance companies and manufacturers. Fees from the sale of vehicle financing notes and warranty service contracts are recorded at the time of the sale of the vehicles net of a reserve for future chargebacks. The reserve for future chargebacks is estimated based on historical operating results and the termination provisions of the applicable contracts. Other dealership revenues increased 53.0% to $7.7 million in the first three months of 1999 from $5.0 million in the first three months of 1998 due primarily to dealerships acquired. Commission expense related to financing fees and warranty service contracts is included in selling, general and administrative expense and was approximately $1.2 million for the first three months of 1999, compared to $0.9 million for the first three months of 1998.

      Gross profit. Gross profit increased 51.3% to $36.9 million in the first three months of 1999 from $24.4 million in the first three months of 1998. Our overall gross margins increased to 15.5% in the first three months of 1999, from 15.2% in the first three months of 1998, primarily due to an increase in new vehicle margins and an increase in other dealership revenues as a percentage of total sales. The gross margin on new vehicle sales increased to 7.7% in the first three months of 1999, from 7.6% in the first three months of 1998. The gross margin on used vehicle sales increased to 9.5% in the first three months of 1999 from 8.7% in the first three months of 1998. Gross margins on service and parts increased to 46.3% in the first three months of 1999 from 45.6% in the first three months of 1998, primarily due to increased emphasis on service operations and profitability.

      Selling, general and administrative expense. Our selling, general and administrative expense increased $10.1 million, or 48.8%, to $30.7 million in the first three months of 1999 from $20.7 million in the first three months of 1998. Selling, general and administrative expense as a percentage of sales remained constant at 12.9% in the first three months of 1999 and the first three months of 1998. The increase in dollars was due primarily to increases in compensation for additional personnel, management, and overhead as a result of acquired dealerships.

      Depreciation and amortization. Depreciation and amortization expense increased $0.6 million, or 162%, to $1.0 million in the first three months of 1999 from $0.4 million in the first three months of 1998. The increase was due to additional depreciation and goodwill amortization from acquired dealerships.

      Interest expense. Floor plan interest expense increased $0.3 million, or 27.5%, to $1.5 million in the first three months of 1999 from $1.2 million in the first three months of 1998 primarily as a result of increased floor plan debt in 1999 from the acquired dealerships. Interest expense other than floor plan increased $0.9 million, or 99.5%, to $1.8 million in the first three months of 1999 from $0.9 million in the first three months of 1998. The increase was due to debt incurred in dealerships we acquired.

      Income tax expense. Income tax expense increased to $1.3 million in the first three months of 1999 from $0.6 million in the first three months of 1998 due to higher pretax income in 1999. Our effective income tax rate was 43% for the first three months of 1999. Our effective tax rate in the future may be affected by non-deductible expenses such as goodwill associated with certain types of acquisitions.

      Net income. As a result of the items discussed above, net income increased to $1.8 million in the first three months of 1999 from $0.7 million in the first three months of 1998.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

      Sales. Our sales increased $309.1 million, or 65.2%, to $783.1 million for the year ended December 31, 1998 from $474.0 million in 1997. We acquired four dealerships in 1998 and eight dealerships in 1997, which for the periods following their acquisition accounted for $288.5 million or 93.4% of the increase in 1998 sales.

        New vehicles. We sold 12 domestic and imported vehicle brands ranging from economy to luxury vehicles, as well as sport utility vehicles, minivans and light trucks. In 1998 we sold 20,468 new vehicles, generating revenues of $475.8 million, which constituted 60.8% of our total sales. In 1997 we sold 13,835 new vehicles, generating revenues of $290.3 million, which constituted 61.2% of our total sales. The increase in revenues and units was due primarily to the dealerships acquired in 1998 and 1997, and average unit prices increased 10.8% to $23,248 from $20,982 per vehicle due to the higher mix of luxury vehicles we sold in 1998. This increase was offset by a $23 million or 16.2% decline in the sale of new Nissan vehicles in 1998 as compared to 1997. This decrease was consistent with Nissan's unit sales decrease of 15.8% in the United States during the year ended December 31, 1998. We intend to further diversify our brands in 1999 through acquisitions.

        Used vehicles. We sold a variety of makes and models of used vehicles and light trucks of varying model years and prices. In 1998, we sold 9,901 retail used vehicles and 7,137 wholesale used vehicles. In 1997, we sold 6,639 retail used vehicles and 4,182 wholesale used vehicles. Total revenues from used vehicle sales increased 71.9%, to $191.8 million in 1998 from $111.6 million in 1997, primarily due to the dealerships we acquired in 1998 and 1997. Retail and wholesale used vehicle sales comprised 24.5% of our total sales in 1998 compared to 23.6% of our total sales in 1997. Our average price per used vehicle unit increased 9.2% to $11,259 from $10,315 per vehicle.

        Service and parts. Service and parts includes revenue from the sale of parts, accessories, maintenance and repair services. Service and parts revenue increased 55.2% to $91.1 million in 1998 from

  $58.7 million in 1997, primarily due to dealerships acquired in 1998 and 1997. To a limited extent, revenues from the sale of parts, maintenance and repair offset reductions in vehicle sales to the extent owners repair existing vehicles rather than replace them.

        Other dealership revenues, net. Other dealership revenues primarily include fees earned on the sale of vehicle financing notes and warranty service contracts. Finance fees are received for notes sold to finance companies for customer vehicle financing. Warranty service contract fees are earned on extended warranty service contracts that are sold on behalf of insurance companies and manufacturers. Fees from the sale of vehicle financing notes and warranty service contracts are recorded at the time of the sale of the vehicles net of a reserve for future chargebacks. The reserve for future chargebacks is estimated based on historical operating results and the termination provisions of the applicable contracts. Other dealership revenues increased 80.5% to $24.3 million in 1998 from $13.4 million in 1997 due to dealerships acquired in 1998 and 1997 as well as a $2.1 million increase from our dealer services subsidiary which we started in late 1997. Commission expense related to financing fees and warranty service contracts is included in selling, general and administrative expense and was approximately $2.2 million and $3.8 million for the years ended December 31, 1997 and 1998.

      Gross profit. Gross profit increased 75.8% to $119.2 million in 1998 from $67.8 million in 1997. Our overall gross margins increased to 15.2% in 1998, from 14.3% in 1997, primarily due to an increase in new vehicle margins and an increase in other dealership revenues as a percentage of total sales. The gross margin on new vehicle sales increased to 7.8% in 1998, from 6.5% in 1997. The gross margin on used vehicle sales increased to 8.4% in 1998 from 8.0% in 1997. This increase was due to increased margins on wholesale used vehicle sales resulting from our centralized wholesale vehicle auctions, which we started in December 1997. Gross margins on service and parts increased to 45.8% of revenues in 1998 from 45.2% of revenues in 1997, primarily due to increased emphasis on service operations and profitability.

      Selling, general and administrative expense. Our selling, general and administrative expense increased $40.8 million, or 69.5%, to $99.6 million in 1998 from $58.8 million in 1997. Selling, general and administrative expense as a percentage of sales increased to 12.7% in 1998 from 12.4% in 1997. The increase was due primarily to an increase in compensation for additional personnel and management required as a result of dealership acquisitions and building a management structure for executing our acquisition strategies.

      Depreciation and amortization. Depreciation and amortization expense increased $1.3 million, or 188%, to $2.0 million in 1998 from $0.7 million in 1997. The increase was due to additional depreciation and goodwill amortization from acquired dealerships.

      Combination and related expenses. In 1997, we incurred $2.3 million of legal, accounting, consulting and compensation expenses associated with our combination with the former Tom Price dealerships and the development of our organization and business plan. No similar expenses were incurred in 1998.

      Interest expense. Floor plan interest expense increased $1.9 million, or 50.5%, to $5.5 million in 1998 from $3.7 million in 1997 primarily as a result of increased floor plan debt in 1998 from the acquired dealerships. Interest expense other than floor plan increased $3.6 million, or 191%, to $5.4 million in 1998 from $1.8 million in 1997. The increase was due to debt incurred from dealerships we acquired.

      Income tax expense. Income tax expense increased to $2.9 million in 1998 from $0.4 million in 1997 due to higher pretax income in 1998. Our effective income tax rate was 43% for 1998 compared to 88% for 1997 due primarily to non-deductible expenses in 1997. Our effective tax rate in the future may be affected by non-deductible expenses incurred as a result of additional acquisitions.

      Net income. As a result of the items discussed above, net income increased to $3.8 million in 1998 from $64,000 in 1997.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

      Sales. Our sales increased $141.5 million, or 42.6%, to $474.0 million for the year ended December 31, 1997 from $332.5 million in 1996. We acquired eight dealerships in 1997, which for the periods following their acquisition accounted for $133.2 million, or 94.1%, of the increase in 1997 sales. Sales increased at our dealerships owned throughout 1997 and 1996 by 1.7%, due primarily to increases in new vehicle revenues.

        New vehicles. In 1997, we sold 13,835 new vehicles, generating revenues of $290.3 million, which constituted 61.2% of our total sales. In 1996, we sold 9,450 new vehicles, generating revenues of $200.2 million, which constituted 60.2% of our total sales. The increase in revenues and units was due primarily to the dealerships acquired in 1997. Average unit prices decreased 1.0% to $20,982 per vehicle in 1997 from $21,184 in 1996 due to the lower prices in the product mix of dealerships acquired in 1997.

        Used vehicles. In 1997, we sold 6,639 retail used vehicles and 4,182 wholesale used vehicles. In 1996, we sold 4,921 retail used vehicles and 3,073 wholesale used vehicles. Total used vehicle sales increased 36.6%, to $111.6 million in 1997 from $81.7 million in 1996, primarily due to the dealerships we acquired. Average unit prices increased 0.9% to $10,315 in 1997 from $10,221 in 1996.

        Service and parts. Service and parts revenue increased 38.4%, to $58.7 million in 1997 from $42.4 million in 1996, due to a 38.4% increase in service department maintenance and repairs, largely attributable to the dealerships acquired.

        Other dealership revenues, net. Other dealership revenues increased 63.7% to $13.4 million in 1997 from $8.2 million in 1996 primarily due to the dealerships acquired. Commission expense related to financing fees and warranty service contracts is included in selling, general and administrative expense and was approximately $1.5 million and $2.2 million for the years ended December 31, 1996 and 1997.

      Gross profit. Gross profit increased 55.4%, to $67.8 million in 1997 from $43.6 million in 1996, primarily due to increases in margins on sales, parts and other, and to a lesser extent, increases in used vehicle profit margins. The gross margin on new vehicle sales was relatively consistent at 6.5% in 1997 and 1996. The gross margin on used vehicle sales increased to 8.0% in 1997 from 6.8% in 1996. This increase was primarily due to our emphasis on improving the used vehicle reconditioning process and implementation of standardized management policies and procedures across our dealerships. Gross margins on service and parts increased to 45.2% of revenues in 1997 from 40.0% in 1996, primarily due to higher profitability in service, parts and maintenance activities due to increased emphasis on our service operations.

      Selling, general and administrative expense. Our selling, general and administrative expense increased $20.4 million, or 53.3%, to $58.8 million in 1997 from $38.3 million in 1996. Selling, general and administrative expense as a percentage of sales increased to 12.4% in 1997 from 11.5% in 1996. The increase was due primarily to an increase in compensation for additional personnel and management required as a result of dealership acquisitions and the activities associated with building a management structure for executing our acquisition strategy.

      Depreciation and amortization. Depreciation and amortization expense increased $0.1 million, or 11.0%, to $0.7 million in 1997, from $0.6 million in 1996.

      Combination and related expenses. In 1997, we incurred $2.3 million of legal, accounting, consulting and compensation expenses associated with our combination with the former Tom Price dealerships and the development of our organization and business plan. No similar expenses were incurred in 1996.

      Interest expense. Floor plan interest expense increased $0.7 million, or 25.6%, to $3.7 million in 1997 from $2.9 million in 1996 primarily as a result of increased floor plan debt in 1997 from the acquired dealerships. Interest expense other than floor plan increased due to debt incurred for the combination and acquisition of additional dealerships during 1997.

      Income tax expense. Income tax expense increased to $0.4 million in 1997 from $48,000 in 1996 due to our change in status from an S corporation to a C corporation on January 1, 1997. Our effective tax rate was 88% for 1997 compared to 3% for 1996 due to non-deductible stock compensation expenses incurred in 1997 and our change in tax status from 1996. On January 1, 1997, our change in tax status resulted in the recognition of $1.6 million in net deferred tax assets, which was offset by a $1.4 million tax liability resulting from a last-in, first-out inventory change recapture. Our effective tax rate in the future may be affected by non-deductible expenses incurred as a result of the acquisition of additional dealerships.

      Net income. Net income decreased to $64,000 in 1997 from $1.7 million in 1996, primarily due to one-time expenses related to our combination with the former Tom Price dealerships discussed above.

Liquidity and Capital Resources

      Our cash and liquidity requirements are primarily for acquiring new dealerships, working capital, information systems and expanding existing facilities. Historically, we have relied primarily upon cash flows from operations, floor plan financing, and other borrowings under our credit facility to finance our operations, and the proceeds from our private placements to finance our acquisitions. At March 31, 1999, we had working capital of $5.5 million including $3.5 million in cash. At December 31, 1998, we had working capital of $3.9 million including $2.2 million in cash.

      In the first three months of 1999, operating activities resulted in net cash provided by operations of $2.3 million compared to $1.3 million used in operations in the first three months of 1998. The increase was attributable to a reduction in receivables and contracts in transit and an increase in inventories which was offset by increases in accounts payable and accrued liabilities and floor plan notes payable compared to the prior period. In 1998, operating activities resulted in net cash provided by operations of $4.3 million compared to net cash used in operations of $7.6 million in 1997. The increase in net cash provided in 1998 compared to 1997 was attributable principally to a reduction in purchased inventory, and an increase in net income, partially offset by a decrease in accounts payable and accrued liabilities compared to the prior year.

      In the first three months of 1999, the net cash used in investing activities totaled $0.9 million, which consisted of $1.7 million used for acquisitions and $1.1 million of capital expenditures for information systems and improvements to existing facilities. This net cash used was offset by proceeds from a sale of a dealership of $1.9 million. This net cash used compared to $0.5 million in the first three months of 1998 which was used for capital expenditures. During 1998, net cash used in investing activities totaled $33.6 million and in 1997 totaled $12.8 million. The majority of cash used in investing activities was for acquisitions.

      In the first three months of 1999, net cash used in financing activities totaled $9,000, which consisted of repayments on secured lines of credit and notes payable, partially offset by borrowings. In the first three months of 1998, net cash provided from financing activities totaled $0.9 million which consisted of borrowings on secured lines of credit and notes payable. In 1998, net cash provided by financing activities totaled $28.5 million, which consisted of $15.0 million from the issuance of senior notes, $13.0 million borrowed on secured lines of credit and $1.0 million from the issuance of Class B common stock. Proceeds from the issuance of the notes and Class B common stock were used to help finance the acquisitions of dealerships. Proceeds from borrowings on secured lines of credit were used to finance acquisitions in the amount of $9.6 million and to purchase inventories in the amount of $3.4 million. In 1997, net cash provided from financing activities totaled $22.7 million which consisted of $16.6 million from the issuance of notes net of repayments and origination costs, $4.0 million of borrowings on secured lines of credit and $6.2 million from the issuance of common and preferred stock, less $4.1 million of dividends and distributions paid.

      We believe that the net proceeds from this offering, together with funds generated through future operations and availability of borrowings under our new credit facility, will be sufficient to fund our debt service and working capital requirements and any seasonal operating requirements, including our currently anticipated internal growth for our existing businesses, for the foreseeable future. We expect to fund any future acquisitions from our future cash flow from operations, additional debt financing or the issuance of common stock, preferred stock or other convertible instruments.

 Floor Plan Notes Payable and Secured Lines of Credit

      In 1997, we entered into a three year $175 million loan and security agreement with a financial company, replacing our existing $37 million line of credit. The loan agreement matures in July 2000.

      Our loan and security agreement permits us to borrow up to $115 million in floor plan notes payable, limited by our new and a portion of our used vehicle inventory and provides for revolver advances up to $35 million, secured by used vehicle and parts inventories. The loan agreement also provides a discretionary line up to $25 million that the financial company makes available at its absolute discretion. We also have an overadvance facility, which provides revolver advances, of $14.3 million in excess of the borrowing base as defined in the loan agreement.

      As of March 31, 1999, we had floor plan notes payable of $96.1 million, revolving advances outstanding of $12.2 million, and overadvances outstanding of $4.3 million. At December 31, 1998, we had floor plan notes payable of $81.5 million, revolving advances outstanding of $12.7 million and overadvances outstanding of $4.3 million. At December 31, 1997, we had floor plan notes payable of $67.4 million and revolving advances of $4.0 million. There were no overadvances as of December 31, 1997. There were no discretionary advances outstanding as of March 31, 1999, 1998 or 1997.

      Floor plan notes payables are due when vehicles are sold, leased, or delivered. Revolver advances are due whenever the used vehicle and parts borrowing base as defined in the loan agreement is exceeded. Revolver advances are classified as secured lines of credit in the accompanying financial statements. The loan agreement grants a collateral interest in substantially all of our assets.

      Our ability to draw on the floor plan notes payable, revolver advances and discretionary advances for the purpose of acquiring automobile dealerships is limited by the amount of vehicle and parts inventory of the acquired dealership. Consequently, we have little discretionary borrowing capacity.

      Interest rates on the floor plan notes and the revolver advances are variable and change based on movements in the prime rate. The interest rates on the floor plan notes equal prime minus 75 basis points and the interest rate on the revolver advances equals prime minus 35 basis points and the interest rate on the overadvances equals prime plus 200 basis points. During 1998, the average monthly borrowing on the floor plan notes was $73.4 million, and during 1997 the average monthly borrowing on these notes was $44.0 million. During 1998, the average monthly borrowing on the revolver advances was $13.5 million, and during 1997 the average monthly borrowing on the revolver advances was $0.3 million. The aggregate average interest rate for 1998 was 7.67% and for 1997 was 7.75%.

      Our loan agreement contains various financial covenants such as minimum interest coverage, working capital, and maximum debt to equity ratios. We are in compliance with all material covenants under the loan agreement. The loan agreement will be replaced with a new credit facility, which will be available to us upon completion of this offering.

 Senior Notes and Preferred Stock

      In July 1997, we entered into a securities purchase agreement with an institutional lender to provide an aggregate funding commitment of up to $40 million. The commitment consisted of $36 million of 12.375% senior notes, $3.5 million of 8% Cumulative Redeemable Preferred Stock and $0.5 million of Redeemable Preferred Stock and up to 1,813,625 shares of our Class B common stock.

      During 1997, we received $28 million of the $40 million commitment from the institutional lender. In exchange, we issued senior notes with a principal amount of $24 million at a discount of $2.2 million, 3,500 shares of Cumulative Redeemable Preferred Stock at a discount of $0.6 million, 500 shares of Redeemable Preferred Stock at a discount of $0.1 million and 1,099,782 shares of Class B common stock at $2.54 per share. The senior notes, Cumulative Redeemable Preferred Stock and Redeemable Preferred Stock are due June 30, 2005. We used these proceeds primarily to acquire dealerships.

      During 1998, we received the remaining $12 million of the $40 million commitment from the institutional lender. In exchange, we issued senior notes with a principal amount of $12 million at a discount of $1 million and 181,363 shares of common stock at $5.51 per share. The senior notes are due June 30, 2005. We used the proceeds to acquire a dealership.

      The senior notes are unsecured and rank behind all debts of our operating subsidiaries, rank equal to our other existing and future senior indebtedness, and are senior in right of payment to any additional subordinated debt. The Cumulative Redeemable Preferred Stock and Redeemable Preferred Stock shares rank behind all of our debt and the debt of our subsidiaries and have priority over our common stock. We can redeem all the senior notes in whole or in part, at any time, upon notice to the holders of the senior notes. The redemption price for the period July 1, 1999 to June 30, 2000 is 107.5% of the principal balance and decreases 1.25% on July 1 of each year thereafter. The redemption price per share on June 30, 2005 is equal to the Cumulative Redeemable Preferred Stock liquidation preference of $1,000 and the Redeemable Preferred Stock liquidation preference of $1,720. If the aggregate outstanding principal balance of the senior notes is less than $2 million at any time, we are required to redeem all outstanding senior notes.

      On July 1, 2003 and July 1, 2004, we must redeem senior notes in the aggregate principal amount equal to the lesser of (a) 30% of the aggregate principal amount of senior notes issued or (b) the aggregate amount of issued and outstanding senior notes on such date, at the applicable redemption price plus all accrued and unpaid interest on the senior notes to the redemption date. On June 30, 2005, we must redeem all remaining issued and outstanding senior notes, paying all outstanding principal and accrued and unpaid interest.

      If we make a public offering of our stock, we may within 45 days of the completion of this offering, redeem all the outstanding senior notes. If this occurs, the redemption price for the period from July 1, 1999 to June 30, 2000 will be approximately $1.9 million. We intend to use part of the proceeds of this offering to repay the senior notes.

      For financial reporting purposes, the difference between the issue price and the face value of each security is recorded as a discount and is amortized over the life of each security using the effective interest method. The senior notes discount amortization is included in interest expense and the Cumulative Redeemable Preferred Stock and Redeemable Preferred Stock discount amortization is recorded as a deduction from retained earnings.

      We intend to redeem the senior notes and the redeemable preferred stock with the proceeds from this offering. For financial reporting purposes, the redemption premium, the unamortized discount and the remaining portion of the loan origination costs will be an extraordinary charge to earnings at the time of redemption.

      We have obtained a commitment from Ford Motor Credit Company for a new $350 million credit facility. The facility will be effective upon consummation of this offering, subject to customary terms and conditions, including minimum net proceeds from the offering of $75 million. We expect the facility will provide floor plan financing to our wholly-owned dealership subsidiaries of up to $200 million, and an acquisition line of credit for up to $150 million. We expect to replace our existing floor plan facility, under which we had approximately $96.1 million outstanding as of March 31, 1999 (this facility had an interest rate of prime minus 75 basis points), with our new facility from Ford Motor Credit. After the completion of our pending acquisitions, we expect to have approximately $58 million available under our new floor plan facility.

      The new credit facility will have an initial term of three years and will be secured by all of our assets and our subsidiaries' assets. The interest rate on the floor plan component of the facility will be prime rate minus 1.25%. The interest rates on the acquisition line of credit will be based on the one month commercial paper rate plus 2.75% on the first $30 million of borrowings, plus 3.75% on the next $75 million and plus 4.75% on the remaining $45 million available under the facility. The following financial covenants must be observed by us when we borrow funds under the acquisition lines of credit:

    .  we must maintain positive cash flow;

    . the ratio of our current assets to our current liabilities must be equal to or better than 1.2:1;

    . the ratio of our earnings to our fixed expense must be equal to or better than 1.2:1;

    . the ratio of our adjusted debt, which is total debt less floor plan debt, to our earnings before interest, taxes, depreciation and amortization must be less than or equal to 2.75:1;

    . the ratio of our adjusted debt to our adjusted tangible base capital, which represents total tangible assets less total liabilities plus goodwill, must be less than or equal to 1.4:1.

      In addition, there will be restrictions relating to:

    .  the amount of indebtedness we may incur;

    .  the sale of any of our dealerships and other assets;

    .  liens which may be placed on our assets;

    .  investments we may make; and

    .  dividends and other payments we may make to our stockholders.

      Upon consummation of the offering and the application of the proceeds therefrom, the Company expects $150 million will be available to be drawn under these facilities for acquisitions. The Company intends to draw approximately $76 million of this amount to finance completion of all pending acquisitions.

 Acquisitions Closed During 1998

    . In 1998, we acquired four automobile dealerships, a body shop and an automobile-related software company, DSW & Associates, Inc., commonly known as Auto Town, through purchases of assets or capital stock.

      The aggregate consideration paid for the acquisitions completed during 1998 was $29.8 million, consisting of $29.0 million in cash and 146,064 shares of our Class A common stock. We financed these acquisitions with $13.0 million borrowed on our secured line of credit, $11.0 million from the issuance of senior notes, $4.0 million from the issuance of other notes payable, $1.0 million from the issuance of Class B common stock and $0.8 million from cash provided by operations.

 Acquisitions and Disposition Closed After December 31, 1998 and Pending Acquisitions

      We completed one dealership acquisition in March 1999, one in April 1999, one in June 1999 and currently have nine dealership acquisitions pending. We financed the completed acquisitions with $2.0 million of notes payable to the sellers, a $1.0 million note payable to our Chief Executive Officer, Thomas A. Price, and a $4.0 million revolver advance. The aggregate estimated purchase price for the pending nine 1999 acquisitions is approximately $111.0 million, including initial capitalization. The funding of our pending acquisitions will be provided by the acquisition line of credit component of our new credit facility ($76.4 million), by the floor plan facility ($9.4 million), and by proceeds from this offering ($25.2 million). We also have a financing commitment letter for the Lucas Dealership Group acquisition. The Lucas Dealership

Group acquisition may be terminated by the seller if it is not consummated by August 31, 1998. Therefore, we will use the financing commitment to consummate the Lucas Dealership Group acquisition if this offering is not completed prior to that date, unless the seller agrees to extend the termination date. The back up financing commitment was provided by investment funds managed by Trust Company of the West, a stockholder of the Company.

      In March 1999, we sold the operating assets of Serramonte
GMC/Pontiac/Buick to the manufacturer and recorded net proceeds of approximately $1.9 million and an estimated gain of $0.7 million net of taxes, which was recognized in the first quarter of 1999.

Seasonality and Quarterly Fluctuations

      Our sales are usually lower in the first and fourth quarters of each year largely due to consumer purchasing patterns during the holiday season, inclement weather and the reduced number of business days during the holiday season. As a result, our financial performance is generally lower during the first and fourth quarters than during the other quarters of each fiscal year. We believe that interest rates, levels of consumer debt, consumer buying patterns and confidence, as well as general economic conditions also contribute to fluctuations in sales and operating results. The timing of acquisitions may also cause substantial fluctuations of operating results from quarter to quarter.

New Accounting Pronouncements

      In June 1997, the Financial Accounting Standards Board issued Financial Accounting Standard No. 130, "Reporting Comprehensive Income." This statement establishes standards of reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. This statement is effective for the fiscal years beginning after December 15, 1997. We have determined that net income and comprehensive income are the same for the periods presented.

      In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Standard requires that a public business enterprise report financial and descriptive information about its reportable operating segments. This statement is effective for financial statements for periods beginning after December 15, 1997. We operate in two business segments, automotive and software. We believe that our automobile operations constitute our only significant operating segment.

      In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This Statement of Position requires the capitalization of eligible costs of specialized activities related to computer software developed or obtained for internal use. We believe the adoption of this Statement of Position will not have a material effect on our financial position or results of operations. The Statement is effective for fiscal years beginning after December 15, 1998. We adopted this Statement of Position on January 1, 1999.

      In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting the Cost of Start Up Activities," which requires costs related to start-up activities to be expensed as incurred. The statement requires that initial application be reported as a cumulative effect of a change in accounting principle. The adoption of this statement will have an immaterial impact on our consolidated financial statements.

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instrument and Hedging Activities." This Standard establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and hedging activities. The Statement will become effective for us beginning on January 1, 2000. The implementation of the provisions of this Statement does not have an impact on our financial statements for the year ended December 31, 1998.

Amortization of Goodwill

      Goodwill as of December 31, 1998 was $34.0 million, or 19.0% of our total assets, and as of March 31, 1999 was $36.7 million, or 18.2% of our total assets. Goodwill represents the excess purchase price over the estimated fair value of the tangible and measurable intangible assets purchased in an acquisition. Generally accepted accounting principles require that goodwill be amortized over the period benefited, not to exceed 40 years. We have determined that the period benefited by most of our goodwill is over forty years and therefore we are amortizing this goodwill over a 40-year period. Earnings reported in periods following an acquisition would be overstated if we attributed a forty-year benefit period to intangible assets that should have had a shorter benefit period. In later years, we would be burdened by a continuing charge against earnings without the associated benefit to income valued by our management in arriving at the price paid for businesses acquired. Earnings in later years also could be significantly affected if our management then determined that the remaining balance of goodwill was impaired. We periodically compare the carrying value of goodwill to the anticipated undiscounted future cash flows from operations of the businesses we have acquired to evaluate the recoverability of goodwill.

Inflation

      We believe that the relatively moderate rate of inflation over the past few years has not had a significant impact on our revenues or profitability. Interest rates have been relatively stable during this period.

Quantitative and Qualitative Disclosure About Market Risks

      Our primary market risk exposure is interest rate risk. A change in the U.S. prime interest rate would affect the rate at which we could borrow funds under our floor plan and secured line of credit borrowing facilities. We estimate that a one percent increase or decrease in our variable rate debt would result in an increase or decrease, respectively, in interest expense of approximately $1 million in 1999. We estimate that a two percent increase or decrease in our variable rate debt would result in an increase or decrease, respectively, in interest expense of approximately $2 million in 1999. Our senior notes are at fixed rates. Our remaining financing instrumentalities are immaterial.

Year 2000 Project

      We are in the process of addressing the impact on our operations of computer programs that are unable to distinguish between the year 1900 and the year 2000.

 Year 2000 Readiness Preparation

      Our year 2000 program is comprised of several individual projects which address primarily the following broad areas: data processing systems, embedded technology in equipment and facilities, vendor and supplier risk, and contingency planning. We have created a year 2000 task force that has assigned a priority to all projects and broadly classified projects into critical and non-critical categories indicating the importance of the function to our continuing operations.

      We are in the process of updating our existing data processing systems. We have converted 90% and will complete conversion of all of our noncompliant software and computer systems for our existing operations to compliant systems by the end of the third quarter of 1999. The most critical data processing systems are the dealership management systems in our dealerships. As a result of an unrelated project to integrate computing systems across the company, these dealer management systems have been replaced or upgraded with year 2000 compliant software and hardware platforms. This conversion project is fully complete.

      Although we are converting to year 2000 compliant systems, management recognizes that it could potentially acquire a dealership that does not have year 2000 compliant systems. As part of our dealership acquisition due diligence process, acquired dealership systems are evaluated for year 2000 compliance and scheduled for upgrade or replacement as acquired dealerships are assimilated into our company. We intend to convert any noncompliant acquired dealerships systems before December 31, 1999. As of the date of this Prospectus we have been informed that all recently acquired or anticipated acquisitions have compliant dealer management systems. The dealer management system is the only system within a dealership capable of preventing a store from conducting business.

      We are currently assessing the readiness preparations of our suppliers. Manufacturers of vehicles and parts have been identified as our most critical suppliers. In addition, we have communicated by writing, telephone and electronic mail with our suppliers of dealer management systems, telecommunications equipment, service equipment and transportation services to respond to inquiries regarding their year 2000 readiness plans and status. We have also reviewed year 2000 information available on suppliers' websites. All critical suppliers have responded that they are year 2000 compliant. Some non-critical suppliers who are identified as non-compliant will be replaced. In addition, financial institutions that have been identified as critical suppliers of inventory financing and customer financing are in the process of being evaluated for year 2000 compliance. Our primary financial vendor has indicated full year 2000 compliance. Any major failure of our primary financial vendor would cause delays of deposits, payables, payroll, flooring payments, credit card transactions and electronic fund transfers, and would otherwise impact our ability to do business. We have identified no non-primary financial vendors as critical. Non-critical vendors identified as non-compliant will be replaced as necessary.

      We also recognize that there may be embedded technology in our equipment and facilities that could be impacted by the year 2000 issue. We have completed our evaluation of service equipment, other equipment and telephone systems for year 2000 compliance. All other equipment identified as not being year 2000 compliant will be replaced by the end of the third quarter of 1999.

 Year 2000 Risks

      The principal risk and most likely worst case scenario associated with the year 2000 program is the risk of disrupting our operations due to operational failure of third-party suppliers, primarily vehicle manufacturers. Such failures could materially and adversely affect our ability to obtain vehicles and parts for sale. We believe that significant disruptions among our suppliers are not likely. We believe that, with the completion of the year 2000 project as scheduled, the possibility of significant interruptions of normal operations should be reduced.

 Year 2000 Costs

      The conversion of our data processing systems has been incorporated into our planned replacement or upgrade of its software and other computer systems and therefore we have not experienced any significant incremental costs that are specifically related to year 2000 compliance issues. Total year 2000 project costs for replacing or upgrading our noncompliant equipment and facilities are estimated to be less than $1 million. In addition, 20 employees have been assigned on a part-time basis to complete the year 2000 project, and one employee has been assigned on a full-time basis to the project. Estimated total project costs could change in the future as analysis continues.

 Year 2000 Contingency Planning

      We are in the process of developing business contingency plans that address the actions that would be taken if critical business operations were disrupted due to system or supplier failure. We expect the plan to be completed by the end of November 1999. Contingency planning will identify areas of concern where we can execute an effective backup plan relying on completely manual, paper based, processes and alternate suppliers of required services.

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

 Year 2000 Forward-looking Statements

      This discussion of the implications of the year 2000 for us contains numerous forward-looking statements based on inherently uncertain information. Statements about the cost of the project and the date on which we plan to complete the internal year 2000 modifications are based on management's best estimates, which were derived utilizing a number of assumptions of future events including the continued availability of internal and external resources, third party modifications and other factors. However, we may not achieve these estimates or there may be a delay in, or increased costs associated with, the implementation of the year 2000 program. In addition, we place a high degree of reliance on computer systems of third parties, such as vendors, suppliers, and financial institutions. Although we are assessing the readiness of these third parties and will prepare contingency plans, the failure of these third parties to modify their systems in advance of December 31, 1999 could have a material adverse effect on our business.

                                    BUSINESS

      We are a leading automotive retailer in the highly fragmented automotive retailing industry. We currently operate in four major metropolitan markets in California, and are focusing our consolidation strategy in the western United States. We generate revenues through the sale and lease of new and used vehicles, service and parts sales, financing fees, vehicle insurance commissions, extended service warranty sales, after-market product sales and collision repair service revenues. We sell 19 domestic and foreign brands, consisting of Acura, BMW, Cadillac, Chevrolet, Chrysler, Dodge, Ford, Honda, Isuzu, Jeep, Lexus, Mercedes-Benz, Mitsubishi, Nissan, Oldsmobile, Plymouth, Toyota, Volkswagen and Volvo through 29 new vehicle dealerships, assuming completion of our pending acquisitions. For the year ended December 31, 1998 we had pro forma revenue of $1,414 million and pro forma operating income of $38.0 million. For the three months ended March 31, 1999 we had pro forma revenue of $381.2 million and pro forma operating income of $10.1 million.

      We believe California's strong demographics provide significant opportunities for future expansion into current and new markets within the state. California accounted for more than ten percent of new vehicle registrations in the United States in 1998.(/1/) In addition, the metropolitan markets where we do business are projected to have population growth of more than double the national average and personal income growth of over 30% higher than the national average through 2005.(/2/) Our Chairman and Chief Executive Officer have each been operating dealerships in California for over 25 years, which we believe provides us with a competitive advantage in these demographically favorable markets. We are opportunistically evaluating potential acquisitions in other areas in the western United States, specifically in markets with demographics similar to those of our current markets.

      We are committed to delivering superior customer service. Our goal is to build long-term relationships with our customers which we believe will enhance our FirstAmerica Automotive brand and create significant repeat and referral business.

      Our innovative executive management team has developed and is executing several new initiatives to enhance our competitive position.

    . We created the "Auto Factory" division to implement an efficient used vehicle inventory control system, as discussed below. We believe Auto Factory's centralized approach to used vehicle management differentiates us from our competitors.

    . We have been using the Internet for marketing and communications since 1995, and we currently market a full range of automobiles and related products and services through the Internet which may be purchased at our dealerships. We believe the California market is particularly well suited to Internet sales initiatives, given its strong presence in the technology sector. We believe that approximately 9% of our May 1999 year to date new vehicle sales resulted from leads generated through the Internet including our own Web site, www.anyauto.com, and Web sites of third-party lead providers. We believe that many of these sales are incremental to our traditional dealership business.

    . We created a "Dealer Services" division to maximize cost savings by centralizing and consolidating the purchasing power of our dealerships for the acquisition of financing and insurance, extended warranty service contracts and aftermarket products. Additionally, our Dealer Services division provides recruiting, training and standardized finance and insurance department policies.



--------
 (1) Based on data from Crain Communications, Inc.'s "1999 Market Data Book."
 (2) Based on data from the Center for Continuing Study of the California Economy's "California Economic Growth, 1999 Edition."

The Company's Automotive Retailing Strengths and Advantages

 Focused Dealership Acquisition Strategy

      We have a focused acquisition strategy designed to maximize our overall objectives. We apply a systematic approach to all of our acquisitions in which we analyze numerous factors including:

    .  Opportunity to expand market share and optimize product mix;

    .  Return on investment and earnings per share;

    .  Manufacturer relationship and support of acquisitions;

    .  Quality of location and facilities;

    .  Operational and cultural fit with our organization; and

    .  Reputation and experience of existing management.

      We focus on acquiring dealerships in contiguous markets to maximize the benefits of our corporate infrastructure and existing presence in a particular region. We seek to acquire:

    . larger, well managed multiple franchise dealerships or multiple dealership groups located in metropolitan or high-growth suburban markets; and

    . smaller, single franchise dealerships that will allow us to take advantage of the buying power of our dealerships in a region and provide greater breadth of products and services in our markets.

      We believe that by acquiring and integrating established, multiple franchise dealerships and multiple dealership groups with experienced existing management, we will be able to effectively operate the dealerships with a management team that understands the local market. We believe that acquiring single dealerships that can be integrated with our existing dealership network enables us to obtain cost efficiencies on a regional level in areas including facility and personnel utilization, vendor consolidation and advertising.

      While we have only acquired profitable multiple franchise dealerships and multiple dealership groups we have and will continue to consider the acquisition of dealerships that may not be operating at optimal performance levels, but which we believe represent strong opportunities for enhanced performance when managed by us or provide greater breadth in our product offerings. Where we have identified an adjacent market with operating potential, but no available or appropriate multiple franchise dealerships or multiple dealership groups, we may selectively acquire one or more smaller dealerships and develop our own group.

 Extensive Experience and Ability to Integrate and Improve Dealership
Acquisitions

      Our executive officers have substantial experience in successfully integrating and improving businesses they have acquired, collectively having acquired and integrated more than 50 dealerships during their careers. The reputation and experience of our executive officers in the automotive retailing industry and our proven ability to add value to dealerships that we acquire make us attractive to potential sellers who may want to obtain equity consideration or continue operating the dealerships.

 The California Automotive Retailing Market

      We currently operate all of our dealerships in California, which has extremely strong demographics. The following are characteristics of this market:

    . In 1998, over 33.5 million people lived in California, representing over 12.4% of the U.S. population. California's population is concentrated in several large metropolitan regions.

       Approximately 26 million people, or 77.4% of the total California population, reside in the Los Angeles, San Diego and San Francisco Bay areas, the regions where we currently operate dealerships. From 1990 to 1998, California's population grew by 12.7% compared to the nation's overall population growth of 8.6%.(/1/)

    .  As a result of its population density and growth rate, California had
       1.6 million new vehicle registrations, or more than 10% of the nation's total in 1998.(/2/)

    . From 1994 to 1998, personal income levels in California increased 3.9% per year compared to the national average of 3.1%. Personal income grew at 4.2% per year for the same period in the San Francisco Bay area and San Diego.(/1/)

    . The general strength of the California economy may be attributed to the state's diverse economy. The technology, biotechnology, agriculture, tourism, and entertainment industries are concentrated in California and have fueled the economy's growth over the last five years.

      It is our intention to grow within our existing and new metropolitan markets in California and in other areas in the western United States which are exhibiting similar favorable demographic trends. Targeted markets include Las Vegas, where we have agreed to acquire one dealership, and may include Reno, Phoenix, Seattle, Portland and other urban centers in the western United States.

 Used Vehicle Inventory Management

      In an effort to increase the profitability and efficiency of our used vehicle business, we created the Auto Factory division. Auto Factory centralizes the wholesale disposal of used vehicles on a company-wide basis and the acquisition, reconditioning and management of used vehicle inventory on a regional basis. Auto Factory is managed by an individual who has over 22 years of relevant experience in used car operations. We believe Auto Factory creates significant economies of scale and enhances our control over our used vehicle inventory. In addition, Auto Factory complements our acquisition strategy by enabling us to improve the used vehicle inventory management process of our acquired dealerships and provides competitive advantages over small dealers in the used vehicle business. Some of the operations and benefits provided by Auto Factory include:

    . In addition to regional acquisition of used vehicles, Auto Factory makes large purchases of off-lease, rental and fleet vehicles on a centralized, company-wide basis.

    . Auto Factory sells vehicles from our dealerships and vehicles we acquire from third parties at bi-weekly wholesale auctions. These auctions improve our profit from these sales by creating a competitive bidding environment for these vehicles. Our gross margin for wholesale sales of our own used vehicles increased to 5.1% in 1998 from 0.4% in 1997, primarily due to the wholesale auctions.

    . Auto Factory operates two regional reconditioning centers designed to reduce reconditioning costs, efficiently distribute reconditioning work among our service facilities and maintain quality control over reconditioning so that we can profitably sell FirstAmerica Automotive branded warranties with our used cars.

    . Auto Factory redistributes our used vehicles among our dealerships according to market demand.

    . The results of Auto Factory's purchasing and sales activities are shared with all of our dealerships to provide timely and accurate used car inventory and trade-in valuation information.

      In addition, we have implemented the most effective operating practices of our dealerships throughout our dealership network in order to focus on constantly monitoring our used vehicle inventory levels. We believe that focusing on inventory turnover enables us to efficiently manage our cost of capital and produce consistent margins.

--------
(1) Statistics in this paragraph are based on data from the Center for Continuing Study of the California Economy's "California Economic Growth, 1999 Edition."
(2) Based on data from Crain Communications, Inc.'s "1999 Market Data Book."

 Centralized Corporate Infrastructure with Decentralized Operations

      We have developed a corporate infrastructure that centralizes executive management functions while maintaining an entrepreneurial environment at the dealership level. Our dealerships manage their operations on a decentralized basis within the broad parameters set by management so that they can provide superior customer service and a region-specific responsiveness to the market. Local in-depth knowledge of customers' needs and preferences is important in maximizing market penetration.

 High Levels of Customer Service

      We provide high levels of customer service. Our sales department focuses on providing customers with an unpressured, informative shopping experience while interactively helping to identify their personal objectives and constraints. Our service departments seek to provide our customers with a professional and reliable service experience. The dealerships regard service and repair activities as an integral part of their overall approach to customer service. These activities provide an opportunity to form ongoing relationships with our customers and deepen customer loyalty. Among our innovations to enhance customer service, we have incorporated child play areas, coffee bars and information kiosks in selected dealerships. Our goal is to build long-term relationships with our customers that we believe will enhance the FirstAmerica Automotive brand and create significant repeat and referral business, potentially in our higher margin products and services.

      Beyond establishing strong consumer loyalty, our focus on customer satisfaction also engenders good relations with manufacturers. Manufacturers generally measure consumer satisfaction by a survey given to new vehicle buyers and service customers. Some manufacturers offer specific performance incentives if minimum consumer satisfaction levels are achieved by a dealer. Manufacturers can withhold approval of acquisitions if a dealer fails to maintain a minimum consumer satisfaction score. We have never been denied manufacturer approval of acquisitions based on consumer satisfaction scores. To keep management focused on customer satisfaction, we include consumer satisfaction results as a component of our incentive compensation program.

      We have received a number of dealer quality and customer satisfaction awards from various manufacturers. These awards represent the manufacturers' highest recognition for dealer excellence as measured by high consumer satisfaction scores combined with exceptional operational and sales performance. We received the following manufacturers' awards in 1998:

       Elite of Lexus Award................................. Lexus of Serramonte
       DaimlerChrysler's Five-Star Certification............ Serramonte Dodge
       Toyota President's Award............................. Melody Toyota
       Honda President's Award.............................. Concord Honda

 Experienced Management Team

      We are focused on identifying, recruiting and retaining highly skilled and experienced individuals at every level of our organization. We obtain a large number of skilled and experienced employees from the management of profitable multiple franchise dealerships and multiple dealership groups that we have acquired. We believe that this strategy provides substantial depth of management in our organization. Three members of our executive management team, Chairman Donald V. Strough, Chief Executive Officer and President Thomas A. Price and Chief Operating Officer Charles R. Oglesby have, on average, 32 years of experience in the automotive retailing industry. During the course of their individual careers, Messrs. Strough, Price and Oglesby have each owned and/or operated several individual dealerships. The fourth member of our executive management team, Chief Financial and Administrative Officer Debra Smithart, was formerly the chief financial officer of a publicly held, multi-concept restaurant developer and operator which grew from less than 30 to over 1,000 stores during her tenure at that company. In addition to our executive management team, we also have two regional vice presidents and three regional general managers who have, on average, 18 years of industry experience. We believe that this first-hand operating experience of our executive management, regional vice presidents and regional general managers will enable us to continue to acquire and integrate dealerships into our organization quickly and effectively.

Automotive Retailing Business Strategy

 Growth Through Dealership Acquisitions

      We intend to capitalize on the continuing consolidation of the highly fragmented automotive retailing industry. In 1998, the approximately 22,100 new vehicle dealerships in the U.S. generated more than $500 billion in total sales revenue and sold more than 30 million new and used vehicles.(/1/)(/2/) In 1998, the largest 100 dealership groups generated approximately $71 billion in total vehicle sales revenue, comprising less than 15% of the industry total.(/3/) These 100 largest dealership groups also sold over 3 million new and used vehicles in 1998, or approximately 10% of all vehicles sold by franchised dealers.(/4/) As capital requirements to operate competitive dealerships continue to increase and owners who were granted franchises in the 1950s and 1960s approach retirement age, many individual dealers are seeking exit opportunities. We believe that our management's strong reputation of being able to identify and close acquisitions in our markets will assist us in continuing to successfully acquire and integrate dealership operations to capitalize on the consolidation trend in the automotive retailing industry.

 Benefits of Multiple Dealership Ownership

      We intend to improve the performance and profitability of our existing and acquired dealerships by utilizing our corporate infrastructure to consolidate our purchasing power and reduce our costs. We believe we have demonstrated that, upon acquiring a dealership, we can improve its earnings by utilizing our management experience to eliminate duplicative functions and services and implement those practices and policies which we have learned in our experience to be the most effective for managing dealerships. We have successfully enhanced the profitability of our existing dealerships and multiple franchise dealership, multiple dealership group and single dealership acquisitions. Other benefits include:

    . Improved terms on bank and floor plan financing. We have benefited from significant cost savings by consolidating the purchasing power of the dealerships in connection with our floor plan financing. For example, we reduced the interest rate on our floor plan financing by 0.75% in 1998 and in 1999 we negotiated an additional rate reduction of 0.50%.

    . Savings from centralized acquisition of products and services. As we increase our size, we are able to purchase various products and services at lower costs. Through our "Dealer Services" operation, we offer a wide range of financing and leasing alternatives for the purchase of vehicles. As a result of increased size, we have negotiated increased commissions on the origination of customer vehicle financing, which result in incremental finance and insurance commissions. By consolidating coverage providers, we estimate that our 1998 insurance costs were reduced by 14% for similar coverage.

--------
(1) Source: Crain Communications, Inc.'s "Automotive News" dated March 22,
    1999.
(2) Source: CNW Marketing/Research, Bandon, Oregon.
(3) Based on data from Crain Communications, Inc.'s "1999 Market Data Book" and "Automotive News" dated March 22, 1999.
(4) Based on data from Crain Communications, Inc.'s "1999 Market Data Book" and CNW Marketing/ Research, Bandon, Oregon.

 Take Advantage of Regional Presence

      We believe there are significant opportunities and benefits from operating clusters of dealerships in contiguous areas. We encourage the sharing of resources and have implemented technology initiatives that allow us to effectively cross-sell products and services by referring customers to our other dealerships. Direct benefits of our regional focus include:

    . Reduced advertising costs. As a result of our larger size, we are able to reduce regional advertising costs by creating multi-dealership advertisements and increasing our buying power with advertising agencies and publications.

    . Personnel utilization. As a result of our regional clustering strategy, we are able to utilize the same personnel to perform various administrative functions for multiple dealerships. This effectively lowers the administrative overhead attributable to each dealership.

    . Regional inventory management. As a result of regionally centralized acquisition, reconditioning, inventory management and wholesale disposal of used vehicles through Auto Factory, we have reduced our inventory holding costs and increased our wholesale used vehicle gross margins.

    . Increase brand awareness. Our goal is for the FirstAmerica Automotive name, logo and www.anyauto.com Internet address to become symbols of outstanding customer service, value, convenience and selection. We have established a consistent look and message in all of our advertising. FirstAmerica Automotive branded formats are now in use for all print, radio, television and Internet advertising. We consistently use our corporate colors, logo and Internet address to develop brand identity and to solidify a clear image in the consumer's mind.

 Expand High Margin Activities

      We will continue to seek to expand our higher margin businesses, including the following:

    . Used vehicles. Retail used vehicle sales typically generate higher gross margins than new vehicle sales because of limited comparability among used vehicles and the somewhat subjective nature of their valuation. Our experience indicates that there are opportunities at acquired dealerships to improve all aspects of their used vehicle operations and, through the Auto Factory, used vehicle inventory control.

    . Finance and insurance. Each sale of a new or used vehicle provides the opportunity for us to earn financing fees and to sell extended warranty service contracts. We believe there are opportunities at acquired dealerships to increase earnings from the sale of financing and insurance and warranties.

    . Service and parts. Each of our dealerships offers a fully integrated service and parts department. The service and parts business can offset cyclical reductions in vehicle sales to the extent customers repair and service vehicles rather than replace them. We believe there are opportunities to increase the number of service customers we retain at our dealerships through improved customer service. In addition, at some of our dealerships, we have expanded our service capacity through increased hours of operation.

 Capitalize on Market Trends

      Part of our strategy is to maintain a competitive advantage by identifying and quickly adapting to new industry and market trends. We have created several initiatives to capitalize on current market trends, including:

    . Marketing through the Internet. Partially due to the technologically sophisticated markets in which we operate, we believe approximately 9% of our May 1999 year to date new vehicle sales resulted from leads generated through the Internet. We believe that many of these sales are incremental to our traditional dealership business. Each of our dealerships has a Web site and we provide a number of services at our main Web site at www.anyauto.com, including:

      .  new vehicle ordering;

      . links to manufacturers' Web sites for new vehicle product information;

      .  access to our used vehicle inventory with photos of each vehicle;

      .  service appointment scheduling;

      .  Internet-only specials, promotions and coupons;

      .  parts and accessories ordering;

      . maps, directions and photos of each of our dealerships and their management; and

      .  employment opportunities with us.

      We have utilized our Web site as a selling tool since 1995, and it is featured prominently in our advertising campaigns. We also maintain exclusive territories with leading referral services.

    . Proprietary database technology. We have developed a proprietary database of customer information, which allows us to provide higher levels of customer service and maximize our cross-selling opportunities. When a customer interacts with any part of our organization, we obtain the customer's vehicle identification number and driver's license number. We enter this data into our computer system and a profile for the vehicle and the customer is developed. This profile allows us to target our sales efforts to the customer. For example, by utilizing this data, we can notify customers when they are due for servicing, or when their lease is coming due and offer the appropriate products and services.

    . Focus on luxury brands. Several luxury manufacturers including BMW, Lexus and Mercedes are now designing products which are affordable to a broader range of consumers. Without compromising quality, these manufacturers are producing products that are priced competitively with non-luxury brands. As these products provide higher margins and greater retention of service customers, we are focused on increasing our percentage of sales of luxury brands to 25%-30% in the near future.

 Train, Develop and Motivate Employees

      We believe that recruiting and retaining our employees is critical to the success of our organization. We have invested substantial resources in developing training programs at all levels of our organization to insure the highest quality service for our customers. Our training is managed at the corporate level to insure consistency, but is delivered at the local level to adapt to the different needs of our customers in different markets. We utilize outside resources to supplement our internal training for safety and loss prevention, technical service repair, customer satisfaction and employee supervisory management. We believe that it is critical to motivate management to achieve our overall objectives and we have devised an incentive system that provides partial compensation in the form of stock options and a stock purchase plan for employees down to the department manager level at our dealerships. We believe that providing shared ownership through equity participation will align our employees' interests with those of our investors.

Overview of the Automotive Retailing Industry

      With more than $600 billion in 1998 sales, automotive retailing is the largest retail trade sector in the United States.(/1/) The industry is highly fragmented and largely privately held with approximately 22,100 automobile dealership locations representing approximately 47,000 franchised dealerships.(/2/) In 1998, U.S. franchised automobile dealers sold 15.6 million new vehicles for sales of approximately $311.7 billion, and 15.9 million used vehicles for sales of approximately $193.4 billion.(/3/) It is estimated that sales by franchised automobile dealers account for one-fifth of the nation's total retail sales of all products and merchandise.(/4/) Since 1994, new vehicle revenues have grown at a 2.0% compound annual rate.(/5/) Over the same period, used vehicle revenues by franchised dealers have grown at a 5.4% compound annual rate.(/5/) Slower unit volume growth over this time period has been offset by the rising prices of new and late-model, high-quality used vehicles. Automobile sales are affected by many factors, including employment rates, income growth, interest rates, weather patterns and other national and local economic conditions, automotive innovations and general consumer sentiment.

      The following table sets forth new and used vehicle sales by franchised automotive dealers in the United States for each year from 1994 to 1998. New vehicles can only be sold at retail by franchised dealerships. The following table excludes sales of used vehicles by non-franchised dealerships and casual sales by individuals.

                                        United States Franchised Dealers'
                                                  Vehicle Sales
                                        --------------------------------------
                                         1994    1995    1996    1997    1998
                                        ------  ------  ------  ------  ------
                                          (units in millions; dollars in
                                                    billions)
New vehicle unit sales.................   15.1    14.8    15.1    15.2    15.6
New vehicle sales...................... $288.5  $293.3  $298.9  $301.2  $311.7
Used vehicle unit sales(a).............   15.1    15.7    15.7    15.9    15.9
Used vehicle sales..................... $156.5  $172.9  $184.2  $196.2  $193.4
Total vehicle sales.................... $445.0  $466.2  $483.1  $497.4  $505.1
Annual growth in total vehicle sales...   12.8%    4.8%    3.6%    3.0%    1.5%

--------
(a) Includes retail and wholesale sales.

Source: CNW Marketing/Research; Automotive News

      The contiguous Pacific states of California, Oregon and Washington accounted for 13.4% of new vehicle registrations in 1998, with California alone accounting for 10.6%. The Pacific states above along with Arizona, Colorado, Idaho, Montana, Nevada, New Mexico, Utah and Wyoming accounted for approximately 19.5% of new vehicle registrations in the United States in 1998.(/6/)

      Manufacturers originally established franchised dealer networks for the distribution of their vehicles as single-dealership, single-owner operations. In return for distribution rights within specified territories, manufacturers exerted significant influence over such matters as a dealer's location, inventory size and composition and merchandising programs, as well as the identity of owners and managers. This strict control

--------
(1) Source: CNW Marketing/Research, Bandon, Oregon.
(2) Source: Crain Communications, Inc.'s "Automotive News" dated March 22,
    1999.
(3) Based on data from Crain Communications, Inc.'s "Automotive News" dated January 11, 1999 and CNW Marketing/Research, Bandon, Oregon.
(4) Source: the National Automobile Dealers Association Web site at www.nada.org/nadadata
(5) Based on data from CNW Marketing/Research, Bandon, Oregon.
(6) All statistics in this paragraph are based on data from Crain
    Communications, Inc.'s "1999 Market Data Book."

contributed to the proliferation of small dealerships, which at their peak in the late 1940s numbered in excess of 46,000 dealership locations.(/1/) Several manufacturers went out of business in the 1950s, and the number of dealership locations decreased to approximately 36,000 by 1960.(/2/)

      When fuel shortages forced dramatic increases in gasoline prices in the 1970s, foreign manufacturers increased their penetration of the U.S. market with fuel-efficient, low-cost vehicles. As a result of these competitive pressures, dealers were able to negotiate significant changes in the traditional distribution system with manufacturers. Dealers began to add foreign franchises and the concept of the multi-franchise automobile dealer, or megadealer, emerged, prompting the significant acquisition and consolidation activities of the 1980s. The easing of restrictions against megadealers, competitive pressures on undercapitalized dealerships and the aging of dealership owners have led to further consolidation of the industry. Since 1960, the number of dealership locations has declined 39% to the current level of approximately 22,100.(/3/)

      As the industry has evolved, so has the dealership profile. Over the past three decades, there has been a trend toward fewer, but larger, dealerships. Although significant consolidation has taken place since its inception, today the industry remains highly fragmented, with the largest 100 dealer groups generating less than 15% of total sales revenue in 1998.(/4/) We believe that these factors, together with increasing capital requirements and the aging of dealership owners seeking a viable exit strategy, provide an attractive environment for our consolidation program.

      As with retailers generally, automobile dealership profitability varies widely and depends in part on the effective management of inventory, marketing, financial controls and responsiveness to customers. Since 1993, retail automobile dealerships in the United States have earned on average between 12.7% and 13.1% total gross margin on sales. New vehicle sales were the smallest proportionate contributor to dealers' gross profits during this period, earning an average gross margin of 6.5% in 1998. Used vehicle sales provided higher gross margins than new vehicle sales during this period, with an average retail used vehicle gross margin of 10.8% in 1998.(/5/) Dealerships also offer a range of other services and products, including repair and warranty work, replacement parts, extended service contracts, financing and credit insurance.

--------
(1) Source: Crain Communications, Inc.'s "Automotive News" dated February 11, 1985.
(2) Source: Crain Communications, Inc.'s "Automotive News" dated March 18,
    1985.
(3) Based on data from Crain Communications, Inc.'s "Automotive News" dated March 18, 1985 and March 22, 1999.
(4) Based on data from Crain Communications, Inc.'s "1999 Market Data Book" and "Automotive News" dated March 22, 1999.
(5) The source for all statistics in this paragraph is Crain Communications, Inc.'s "1999 Market Data Book."

 Economic Cycles in Automotive Retailing and Manufacturing

      The automotive manufacturing industry tends to be very sensitive to economic cycles. Conversely, the pre-tax profit margins of the automotive retailing industry have been relatively stable in the period between 1979 and 1998. The following chart shows the historical relationship between the profit margins of the automotive retailing and automotive manufacturing industries:

     Automotive Retailing vs. Manufacturing Historical Pretax Margins(/1/)
                              [Chart appears here]

      We believe that the relative stability of the automotive retailing industry relative to the automotive manufacturing industry is due to a number of factors including:

    . the automotive retailing sector derives only 10% of its profits from the sale of new vehicles, with the balance provided by the sale of used vehicles and other automotive products and services(/2/);

    . a significant portion of the automotive retailing sector's costs are variable, relating to personnel, advertising and inventory finance costs;

    . sales and service employees are typically compensated based on production levels;

    . manufacturers typically increase dealer incentives when sales slow, offsetting volume declines; and

    . the diversity in offering import and domestic brands tends to lessen the impact of a decline in one brand.

--------
(1) Based on data from FactSet.
(2) Source: ADT Automotive 1997 Used Car Market Report.

Automotive Dealerships

      After giving effect to our pending acquisitions, we will own fifteen dealerships in the San Francisco Bay Area market, five dealerships in the San Jose/Silicon Valley market, four dealerships in the Los Angeles market, four dealerships in the San Diego market and one dealership in the Las Vegas market. Since July 1997, we have grown significantly as a result of the acquisition of new vehicle dealerships and an increase in revenues at our existing dealerships.

      The following table lists the name, brands and location of the dealerships acquired by or awarded to us or our predecessors and the dealerships to be acquired by us pursuant to our pending acquisitions:

            Dealership                       Brands               Location
     -----------------------------  ------------------------ ------------------
     San Francisco Bay Area:
      Serramonte Auto Plaza:        Nissan                   Colma, CA
                                    Isuzu                    Colma, CA
                                    Dodge                    Colma, CA
                                    Mitsubishi               Colma, CA
      Lexus of Serramonte           Lexus                    Colma, CA
      Honda of Serramonte           Honda                    Colma, CA
      Melody Toyota                 Toyota                   San Bruno, CA
      First Nissan-Marin            Nissan                   San Rafael, CA
      Concord Nissan                Nissan                   Concord, CA
      Concord Toyota                Toyota                   Concord, CA
      Concord Honda                 Honda                    Concord, CA
      Dublin Volkswagen/Dodge       Volkswagen, Dodge        Dublin, CA
      Dublin Nissan                 Nissan                   Dublin, CA
      First Dodge-Marin             Dodge                    San Rafael, CA
      Ford of San Rafael            Ford                     San Rafael, CA
      Autobahn Motors(a)            Mercedes                 Belmont, CA
      Hayward Honda(a)              Honda                    Hayward, CA
      Golden Gate Acura(a)          Acura                    Colma, CA

     San Jose/Silicon Valley Area:
      Stevens Creek Nissan          Nissan                   San Jose, CA
      Capitol Nissan                Nissan                   San Jose, CA
      St. Claire
       Cadillac/Oldsmobile(a)       Cadillac, Oldsmobile     San Jose, CA
      Stevens Creek BMW
       Motorsport(a)                BMW                      San Jose, CA
      Stevens Creek Honda(a)        Honda                    San Jose, CA

     Los Angeles Area:
      Beverly Hills BMW             BMW                      Beverly Hills, CA
      Volkswagen of Woodland Hills  Volkswagen               Woodland Hills, CA
      Kramer Honda-Volvo(a)         Honda, Volvo             Santa Monica, CA
      South Bay Chrysler Plymouth
       Jeep(a)                      Chrysler, Plymouth, Jeep Torrance, CA

     San Diego Area:
      Poway Dodge                   Dodge                    Poway, CA
      Poway Honda                   Honda                    Poway, CA
      Poway Toyota                  Toyota                   Poway, CA
      Poway Chevrolet               Chevrolet                Poway, CA

     Las Vegas Area:
      Falconi's Tropicana Honda(a)  Honda                    Las Vegas, NV

--------
(a)Acquisition is pending.

Dealership Management

      We organize the operations of our dealerships geographically. In our management system, local dealers have the flexibility to act within guidelines set by executive management. Currently, one of our two regional vice presidents oversees the East San Francisco Bay Area and the other oversees the West San Francisco Bay Area. These regional vice presidents report to our chief operating officer. The general managers of our luxury dealerships and our Southern California dealerships also report directly to our chief operating officer. Regional and single-point general managers report to the regional vice presidents. Depending on the size of the dealership and the proximity of clustered dealerships, a group of two to five dealerships could be managed by a single regional general manager with a general sales manager and a parts and service director reporting directly to the regional general manager. The regional vice presidents and their general managers report to executive management on a regular basis as to the operating performance of the dealerships in their regions and prepare comprehensive monthly financial and operating statements. Executive management meets quarterly with operations management to evaluate operating performance, to address changing customer preferences and operational concerns and to compare operating experiences.

      A team of department managers complements each general manager. These department managers aid in the operation of the dealerships. The general sales manager is responsible for the operations, personnel, financial performance and customer satisfaction performance of the new vehicle sales, used vehicle sales and finance and insurance departments. The service and parts director is primarily responsible for the operations, personnel, financial and customer satisfaction performance of the service, parts and collision repair departments.

      A human resources specialist and a financial controller support each region. Additionally, at the corporate level there is a vice president of service and parts who provides standardized policies and product selection, procedures, performance measurement and benchmarking, and training programs to the parts and service department personnel throughout the organization. The finance and insurance departments in our dealerships receive similar corporate oversight, training and recruitment of personnel from our centralized dealer services division which is also responsible for the selection, standardization and negotiation of all financing, warranty and aftermarket products sold through the dealership finance and insurance departments.

      We have formed advisory boards made up of our executive management, regional vice presidents and luxury dealership general managers in order to identify and share successful dealership management policies and practices. We believe these advisory boards will promote the widespread application of strategic programs, facilitate the integration of future acquisitions and improve operating efficiency and customer satisfaction.

New Vehicle Sales

      We sell 19 U.S., Asian and European brands of economy, family, sports and luxury cars and light trucks and sport utility vehicles assuming completion of our pending acquisitions. We believe that our brand, product and price diversity reduces our risk from changes in customer preferences, product supply shortages and aging products. See "Risk Factors--Automobile manufacturers exercise significant control over our operations and we are dependent on them to operate our business" on page 11.

      The following table sets forth for the year ended December 31, 1998 and the three months ended March 31, 1999, information relating to the brands of new vehicles sold at retail by us on a pro forma basis (excluding Ford):

                               Year Ended                  Three Months
                           December 31, 1998           Ended March 31, 1999
                      ---------------------------- ----------------------------
     Brand            New Vehicles Sold Percentage New Vehicles Sold Percentage
     -----            ----------------- ---------- ----------------- ----------
     Acura...........         522           1.4%           124           1.3%
     BMW.............       1,982           5.6%           546           5.6%
     Buick...........          96           0.3%            26           0.3%
     Cadillac........         522           1.4%           189           1.9%
     Chevrolet.......         667           1.8%           184           1.9%
     Chrysler........         318           0.9%           106           1.1%
     Dodge...........       3,693          10.2%         1,034          10.6%
     GMC.............         164           0.5%            42           0.4%
     Honda...........      11,436          31.6%         2,925          30.0%
     Isuzu...........         303           0.8%            62           0.6%
     Jeep............         675           1.9%           181           1.9%
     Lexus...........       1,234           3.4%           345           3.5%
     Mercedes-Benz...       1,199           3.3%           307           3.2%
     Mitsubishi......         683           1.9%           165           1.7%
     Nissan..........       5,694          15.7%         1,504          15.4%
     Oldsmobile......         305           0.8%           161           1.7%
     Plymouth........         167           0.5%            22           0.2%
     Pontiac.........         152           0.4%            41           0.4%
     Toyota..........       5,235          14.5%         1,365          14.0%
     Volkswagen......         570           1.6%           299           3.1%
     Volvo...........         550           1.5%           115           1.2%
                           ------         -----          -----         -----
     Total...........      36,167         100.0%         9,743         100.0%
                           ======         =====          =====         =====

      New vehicle retail sales include traditional new vehicle retail lease transactions and lease-type transactions, both of which may be arranged by the dealerships. New vehicle leases generally have short terms, which bring the consumer back to the market sooner than if the purchase were debt financed. In addition, leases provide our dealerships with a steady source of late-model, off-lease vehicles for their used vehicle inventory. Generally, leased vehicles remain under factory warranty for the term of the lease, which allows the dealerships to provide repair service to the lessee throughout the lease term.

      Our dealerships seek to provide customer-oriented service designed to meet the needs of our customers and establish lasting relationships that will result in repeat and referral business. For example, the dealerships strive to:

    .  employ more efficient selling approaches;

    . utilize computer technology that decreases the time necessary to purchase a vehicle;

    . engage in extensive follow-up after a sale in order to develop long-term relationships with customers; and

    . extensively train their sales staff to be able to meet the needs of each customer.

      The dealerships continually evaluate innovative ways to improve the buying experience for their customers. We believe that our ability to share operating experiences and know-how among our dealerships gives us an advantage over smaller dealerships.

Used Vehicle Sales

      We sell a broad variety of makes and models of used cars, vans, light trucks and sport utility vehicles at each of our dealerships. Sales of used vehicles have become an increasingly significant source of profit for the dealerships. Consumer demand for used vehicles has increased as prices of new vehicles have risen and as more high-quality used vehicles have become available. Furthermore, used vehicles typically generate higher gross margins than new vehicles because of their limited comparability and the somewhat subjective nature of their valuation. We intend to continue growing our used vehicle sales operations by maintaining a high-quality inventory, providing competitive prices and extended service contracts for our used vehicles and continuing to promote used vehicle sales.

      Vehicle customers can use our Web site, www.anyauto.com, to electronically search our used vehicle inventory by model, feature and price requirements. The site displays a color picture of each vehicle and can also generate a data sheet with price and other information, including the vehicle's location.

      The following table sets forth information on our used vehicle sales:

                                                                   Three Months Ended March
                                Year Ended December 31,                       31,
                          ---------------------------------------  ---------------------------
                                   Actual               Pro Forma      Actual        Pro Forma
                          ----------------------------  ---------  ----------------  ---------
                           1996       1997      1998      1998      1998     1999      1999
                          -------   --------  --------  ---------  -------  -------  ---------
                                             (dollars in thousands)
Retail unit sales.......    4,921      6,639     9,901    16,388     2,433    2,585     3,869
Retail sales revenue....  $67,944   $ 90,436  $141,946  $246,356   $32,791  $39,601   $61,677
Retail gross profit.....  $ 5,522   $  8,841  $ 13,560  $ 24,755   $ 3,091  $ 4,089     6,262
Retail gross margin.....      8.1 %      9.8%      9.6%     10.0%      9.4%    10.3%     10.2%
Average gross profit per
 retail unit sold.......  $ 1,122   $  1,332  $  1,370  $  1,511   $ 1,270  $ 1,582    $1,618
Wholesale unit sales....    3,073      4,182     7,137    11,550     1,657    1,960     2,908
Wholesale sales
 revenue................  $13,762   $ 21,180  $ 49,883  $ 78,003   $ 9,005  $12,188    18,711
Wholesale gross profit..  $    (5)  $     86  $  2,517  $  2,065   $   533  $   856       737
Wholesale gross margin..     (0.0)%      0.4%      5.1%      2.6%      5.9%     7.0%      3.9%
Total unit sales........    7,994     10,821    17,038    27,938     4,090    4,545     6,777
Total revenue...........  $81,706   $111,616  $191,829  $324,359   $41,796  $51,789    80,388
Total gross profit......  $ 5,517   $  8,927  $ 16,077  $ 26,820   $ 3,624  $ 4,945     6,999
Total gross margin......      6.8 %      8.0%      8.4%      8.3%      8.7%     9.5%      8.7%

      Profits from sales of used vehicles depend primarily on the dealerships' ability to obtain a high-quality supply of used vehicles at the right price and effectively manage that inventory. Our new vehicle operations provide our used vehicle operations with a large supply of high-quality trade-ins and off-lease vehicles, which are the best sources of high-quality used vehicles.

      The dealerships supplement their used vehicle inventory with vehicles purchased by our regional Auto Factory operation at "closed" auctions that may be attended only by new vehicle dealers and which offer off-lease, rental and fleet vehicles, and at "open" auctions that offer repossessed vehicles and vehicles sold by other dealers. In addition to our regional acquisition of used vehicles, Auto Factory makes large purchases of off-lease, rental and fleet vehicles on a centralized, company-wide basis. Auto Factory also conducts a bi-weekly sealed bid auction to dispose of customer trade-in vehicles in poor condition or vehicles which remain unsold for a specified period of time. This process allows Auto Factory to improve our profits on used vehicle sales and provide inventory to our dealerships on a cost effective basis to meet regional customer demand.

      We transport all used vehicles we acquire to one of our two regional reconditioning centers. We offer retail used vehicles that pass a 135-point reconditioning process at one of the centers, where certified technicians inspect, adjust, clean, repaint, repair or replace mechanical, cosmetic and safety features to meet our standards. These vehicles are sold with a 60-day bumper-to-bumper limited warranty, a 30-day exchange guarantee and 24-hour free roadside assistance for one year.

      We have taken several initiatives since August 1998 to enhance customer confidence in our used vehicles, including offering extended warranties, stocking higher-quality, late-model used cars and our branded "Pre-Owned, Pre-Loved" certification program.

Service and Parts Sales

      We provide service and parts at each of our factory-authorized dealerships. We utilize a total of approximately 428 service bays at our locations to provide both warranty and non-warranty services. Service and parts sales provide higher gross margins than vehicle sales.

      In the second half of 1998, we opened our downtown San Francisco multi-brand, full-service vehicle maintenance and repair center. This 36,000 square foot, 38 service bay facility utilizes state of the art information management and automotive repair equipment. Our ability to service multiple makes in one centralized location provides us an excellent recruitment and training facility for technicians at the service center and for our dealerships. The service center provides convenience to sales customers in the San Francisco Bay area, and is intended to increase our service retention.

      The following table sets forth information regarding our service and parts sales:

                                                      Three Months Ended March
                     Year Ended December 31,                     31,
                ------------------------------------  ---------------------------
                        Actual             Pro Forma      Actual        Pro Forma
                -------------------------  ---------  ----------------  ---------
                 1996     1997     1998      1998      1998     1999      1999
                -------  -------  -------  ---------  -------  -------  ---------
                                  (dollars in thousands)
Sales.........  $42,416  $58,707  $91,134  $188,410   $18,840  $27,431   $50,299
Gross profit..   16,966   26,512   41,711    86,986     8,588   12,708    23,219
Gross margin..     40.0%    45.2%    45.8%     46.2%     45.6%    46.3%     46.2%

      Our dealerships seek to retain each vehicle purchaser as a customer of the dealership's service and parts departments. The dealerships have systems in place that track their customers' maintenance records and notify owners of vehicles purchased or serviced at the dealerships when their vehicles are due for periodic services. The dealerships regard service and repair activities as an integral part of their overall approach to customer service, which provides an opportunity to foster ongoing relationships with the dealership's customers and deepen customer loyalty.

      Our dealerships' parts departments support their sales and service departments. Each of the dealerships sells factory-approved parts for vehicle makes and models sold by that dealership. These parts are either used in repairs made by the dealership or sold at retail to its customers or at wholesale to independent repair shops and other dealerships. Currently, most of our dealerships employ their own parts managers and independently control their parts inventory and sales. Some contiguous dealerships share parts inventories and personnel. Our dealerships that sell the same new vehicle makes have access to each other's computerized inventories and frequently obtain unstocked parts from our other dealerships.

Dealer Services

      We have created a Dealer Services division to maximize cost savings by centralizing and consolidating the purchasing power of all of our dealerships. Specifically, this division:

    . Selects and promotes products including financing, leasing, service and warranty contracts, pre-paid maintenance plans and after-market automotive products, negotiates vendor contracts and monitors vendor performance;

    . Designs menu-priced finance product offerings for our finance and insurance departments that we believe result in high CSI scores, increased net profits and customer retention for our dealerships;

    . Develops point of purchase materials to be used as a marketing tool in the dealerships to promote our menu of product offerings, finance and leasing programs;

    . Provides recruiting, training, oversight and consulting services to the finance and insurance departments of our dealerships;

    . Develops finance and insurance personnel through classroom training, personal coaching and direct customer contact to create a system where our personnel market products efficiently and in a less adversarial manner, and monitors financial performance and customer satisfaction levels;

    . Assures compliance of finance and insurance departments with corporate policies and guidelines, federal and state regulatory requirements and dealership performance targets, and provides finance and insurance personnel to quickly integrate acquired dealerships; and

    . Provides assistance to our finance departments with sub-prime lending activities, and conducts daily review meetings at the dealership and regional level to close all open transactions.

Vehicle Financing and Insurance Activities

      We offer our customers a wide range of financing and leasing alternatives for the purchase of vehicles. In addition, we offer customers warranty or extended service contracts.

      We sell our vehicle financing contracts and leases to other parties, instead of directly financing sales. This reduces our exposure to loss from financing activities. We receive a fee from the lender for originating and sale of the loan or lease but we are assessed a chargeback fee by the lender if a loan is canceled, in most cases, within 90 days of making the loan. Early cancellation can result from early repayment because of refinancing of the loan, the sale or trade-in of the vehicle, or default on the loan. We establish an allowance to absorb estimated chargebacks and refunds. Finance and insurance revenue is recorded net of these chargebacks.

Company-wide and Dealership Specific Sales and Marketing Activities

      Our sales philosophy is to provide customer-oriented service designed to meet the needs of a diverse, increasingly sophisticated and demanding body of automotive consumers. We seek to provide our customers with a satisfying, pleasant and informative retailing experience that entails "one-stop" shopping convenience, no-haggle competitive pricing and a sales staff that is knowledgeable about our product offerings and responsive to the customer's needs. Continuous training of our sales force focuses on providing skills that improve each salesperson's interactions with customers. A key management tool for us is the customer service index, or CSI score, which is derived from data accumulated by manufacturers through customer surveys. Management carefully monitors these scores to improve dealership operations.

      Our marketing efforts focus on continuing and increasing business with existing customers as well as referral and new customers. We employ mass-marketing and advertising in various media, including television, radio, newspaper, billboard, direct mail and the Internet to attract a broad retail customer base and to establish us as a recognized brand name. We have successfully capitalized on our presence in our markets through a comprehensive marketing plan that focuses on our overall name/brand recognition and also on more specific product/dealership advertising. We use most forms of media in our advertising, including television, radio and print.

      Our goal is for the FirstAmerica Automotive name, logo and www.anyauto.com Internet address to become symbols of outstanding customer service, value, convenience and selection. Once a consumer does business with any of our dealerships we want that consumer to feel that he or she has chosen a company that can supply a lifetime of automotive products and services. We are continuing to develop our FirstAmerica Automotive brand through a multi-level process:

    . We have established a consistent look and message in all of our advertising. FirstAmerica Automotive branded formats are now in use for all print, radio, television and Internet advertising. We consistently use our corporate colors, logo and Internet address to develop brand identity and to solidify a clear image in the consumer's mind. Our newspaper advertising campaign won the Dealer Automotive Newspaper Display Advertising Award for best campaign by an individual dealer in 1997, 1998 and 1999 and for best of show in 1998 and 1999.

    . We recently launched a company-wide consumer benefit program, which initially focuses on our used car operations. This program includes our introduction of our used car reconditioning, certification and roadside assistance program, "Pre-Owned, Pre-Loved."

    . We intend to update dealership signage in all locations to include our logo. All of our company vehicles including customer shuttles and parts delivery trucks will include our name and logo.

      Our goal is to create an advertising program that focuses on building a long-term relationship with consumers, but does not alienate any particular manufacturer. As we build brand awareness we intend to become less reliant on price point advertising and more focused on delivering a value message.

      Additionally, we have adopted a three-tiered Internet marketing strategy. The first tier uses our own Web site, www.anyauto.com, which provides users access to information related to all of our dealerships. We include the Internet address of this site in all of our marketing material. The second tier involves using our relationship with www.autotown.com to obtain additional potential customers through a third-party provider of comparative automotive information. Finally, we use our buying power to obtain the lowest-cost leads from most major Internet purchase request providers, including Auto-by-Tel, Autoweb.com, Auto Mall U.S.A. and CarPoint. We have a staff in each of our dealerships dedicated to handling Internet prospects as well as regional Internet directors to assist in training and process development. In addition, we have an advisory committee that explores future product development and alternative distribution methods seeking to use the Internet's potential as a source of additional revenue. We believe the California market is particularly well suited to Internet sales initiatives. Approximately 9% of our May 1999 year to date new vehicle sales resulted from leads generated through the Internet including our own Web site, www.anyauto.com, and Web sites of third-party lead providers.

Auto Town

      In late 1998, we purchased Auto Town which develops proprietary software applications for automobile dealerships. These applications serve four primary functions: (1) Web site administration, (2) customer tracking, (3) inventory tracking and (4) an easy-to-use finance and insurance module that is fully integrated with leading accounting packages. These software applications are designed to enhance dealership sales, efficiencies and profitability.

Relationships with Automobile Manufacturers

      Each of our dealerships operates under one or more separate sales and service or dealer agreements with one or more manufacturers that govern the relationship between the dealership and the manufacturer. Through our wholly owned subsidiaries, we currently have 24 dealer agreements with 10 manufacturers. We have entered into one or more dealer agreements with the following manufacturers:

     .BMW              .Isuzu
     .DaimlerChrysler  .Mitsubishi
     .Ford             .Nissan
     .General Motors   .Toyota (includes Lexus)
     .Honda            .Volkswagen

     In general, each dealer agreement specifies the location of the dealership in a specified market area. Each dealer agreement also requires the dealer to meet specified standards regarding showrooms;

    .  facilities and equipment for servicing vehicles;

    .  inventories;

    .  minimum net working capital; and

    . personnel training and other aspects of dealership operations. Each dealer agreement also gives each manufacturer the right to approve the dealership's general manager and any material change in management or ownership of the dealership. Each dealer agreement typically provides for a term of a specified period of time ranging from one to five years and upon expiration we expect to renew each of our dealer agreements in the ordinary course of business.

     Generally, each dealer agreement provides for non-renewal or termination by the manufacturer under limited circumstances, like a change in control of the dealership without manufacturer approval, material impairment of the financial condition of the dealership, insolvency or bankruptcy of the dealership, conviction of a dealer, manager or owner of certain crimes, misrepresentations of certain information by the dealership or dealer, manager or owner to the manufacturer, failure to adequately operate the dealership, failure to maintain a license, permit or authorization required for the conduct of business, or material breach of other provisions of the dealer agreement. The ability of a manufacturer to deny the renewal of a dealer agreement, or terminate a dealer agreement is limited by applicable law. See "--Governmental Regulations and Environmental Matters Affecting the Automotive Retailing Industry--California Automobile Dealership Laws" on page 75.

     Manufacturers' policies regarding public ownership of dealerships continue to evolve as the consolidation of automobile dealerships by publicly held companies progresses. We believe that these policies will continue to change as more dealership groups sell their stock to the public and as established public dealership groups acquire more dealerships. All of the manufacturers with which we currently have dealer agreements have approved us as a publicly held entity. Some of the manufacturers have, however, placed restrictions on our ability to acquire additional dealerships. These policies could have a material adverse effect on our business. See "Risk Factors-- Automobile manufacturers exercise significant control over operations and we are dependent on them to operate our business" on page 11.

     The following is a summary of our dealership agreements with our four leading manufacturers.

 Toyota/Lexus

     Under our agreement with Toyota, the number of Toyota dealerships we may acquire is restricted to:

    . the greater of one dealership or twenty percent of the Toyota dealer count in a "metro" market (metro markets are multiple Toyota dealership markets within some geographic areas as defined by Toyota);

    . the lesser of five dealerships or 5% of the Toyota dealerships within regional geographic areas designated by Toyota; and

    .  seven Toyota dealerships nationally.

     Our agreement with Toyota also limits the number of Lexus dealerships we may acquire to not more than:

    . two Lexus dealerships in any regional geographic area designated by Toyota; or

    .  three Lexus dealerships nationally.

      We currently own and operate three Toyota dealerships and one Lexus dealership. Subject to the restrictions limiting the acquisition by us of additional dealerships within specified geographic regions, we are currently limited to acquiring not more than four additional Toyota dealerships and two additional Lexus dealerships. Under our agreement with Toyota, Toyota has the right to disapprove any acquisition of 20% or more of the voting power of our outstanding stock by any person or entity. If Toyota reasonably determines that the person or entity is unqualified, or has interests incompatible with Toyota, we must reacquire the stock until the person or entity holds less than 20%. If we cannot reacquire the stock, Toyota may force us to sell our dealerships, or Toyota may purchase the dealerships from us.

      After we entered into our agreement with Toyota, Toyota modified its policy on public ownership of multiple dealerships. Under the current Toyota policy, a single owner may own and operate in excess of seven Toyota dealerships if the owner can demonstrate that it meets capitalization and management requirements established by Toyota for multiple dealer ownership. The multiple ownership policy limits the number of Toyota dealerships in a region provided that the number of dealerships in a region varies depending on whether the sales volume of the dealerships are less than 9% of the sales volume of the entire region. Toyota's San Francisco region provides for a limit of three Toyota dealerships, as long as the dealerships have a combined sales volume of more than 9% of the regions or up to four dealerships as long as the sales volume of the combined dealerships is less than 9% of the region. Further, Toyota's policy provides that no owner shall own or control dealerships that represent more than 20% of the dealerships in a metro market as defined by Toyota. We intend to enter into an agreement with Toyota consistent with the above new terms.

 Nissan

      Nissan restricts us from owning Nissan dealerships which account for either:

    . more than 5% of Nissan's total national competitive segment registrations based on the sum of the retail competitive segment registrations in our primary marketing areas, or

    . 20% of any Nissan region's total competitive segment registrations contained in all of our primary marketing areas in that region.

      In addition to a customary agreement with Nissan, we have entered into a contiguous market ownership agreement, or CMO, with Nissan for us to own and operate multiple and contiguous Nissan dealerships in two contiguous markets in the San Francisco Bay area. These CMO agreements provide that if we want to sell one Nissan dealership within the CMO, Nissan has the right to require that we sell all of our Nissan dealerships within the CMO area. Further, if we want to sell or transfer one of our two San Francisco Bay Area contiguous market areas without Nissan's consent, Nissan may require us to sell or transfer one or all, or any combination of these areas or dealerships to a proposed buyer acceptable to Nissan. Termination of one Nissan dealer services agreement within a CMO constitutes termination of all dealer agreements within that CMO.

 DaimlerChrysler

      DaimlerChrysler currently considers, on a case by case basis, any acquisition that would cause an acquiring company to own more than ten Dodge/Chrysler/Plymouth/Jeep dealerships nationally, six in the same DaimlerChrysler-defined zone or two in the same market. Further, our agreements with DaimlerChrysler limit our ability to acquire additional DaimlerChrysler dealerships unless our current dealerships have CSI ratings equal to or better than zone averages. Our agreements require that we obtain DaimlerChrysler's consent prior to a transfer of control of our company.

 Honda/Acura

      Under our agreement with Honda the number of Honda and Acura dealerships we may acquire is restricted to:

    . Fourteen Honda dealerships in the State of California, with specific limitations in various geographic regions of California;

    . Two Acura dealerships in Honda-defined metropolitan markets having two or more Acura dealerships;

    . Three Acura dealerships in any of the six Acura geographic zones, as defined by Honda; and

    .  Five Acura dealerships nationally.

      In addition, the number of Honda dealerships we may own is further limited by geographic zone and national unit sales volume restrictions. We may not acquire additional Honda dealerships if our Honda dealerships' unit sales exceed:

    . 5% of the total Honda unit sales in any one of the ten Honda-defined geographic zones (other than California) through December 31, 1999;

    . 10% of the total Honda unit sales in any one of the ten Honda-defined geographic zones through December 31, 2000;

    . 15% of the total Honda unit sales in any one of the ten Honda-defined geographic zones through June 30, 2004;

    . 17.5% of the total Honda unit sales in any one of the ten Honda-defined geographic zones after June 30, 2004;

    .  5% of the total Honda unit sales in the United States through June
       30, 2000;

    . 6.5% of the total Honda unit sales in the United States through June 30, 2001;

    . 7.75% of the total Honda unit sales in the United States through June 30, 2002;

    . 9.0% of the total Honda unit sales in the United States through June 30, 2003;

    . 10% of the total Honda unit sales in the United States through June 30, 2004; and

    . 12% of the total Honda unit sales in the United States after June 30, 2004.

 Volvo

      Volvo has approved our contemplated ownership structure. Should we desire to acquire additional Volvo dealerships, we would expect to enter into a master agreement with Volvo similar to our agreements with other manufacturers.

 California Law

      Statutes in California and other states in which we may expand limit manufacturers' control over dealerships.

    . Under California law, despite any contrary terms in a dealer agreement, manufacturers may not unreasonably withhold approval for the sale of a dealership. Acceptable grounds for disapproval include the unsatisfactory financial condition of the proposed transferee and the unsatisfactory experience in the automobile business of the proposed transferee, including CSI scores and sales results of the proposed transferee with respect to other automobile dealerships owned or operated by the proposed transferee.

    . Under California law, despite any provision in the franchise agreement, no manufacturer may modify, replace, enter into, relocate, terminate, or refuse to renew a franchise agreement without good cause. Good cause considerations include, among other things, the amount of business transacted by the franchisee as compared to business available to the franchisee, whether the proposed termination or modification is injurious or beneficial to the public welfare, whether the franchisee has adequate motor vehicles sales and service facilities and qualified personnel, and the extent of the franchisee's failure to comply with the terms of the franchise agreement.

    . Prior to the termination of a franchise, the dealer has the right to a hearing before the California New Motor Vehicle Board where the manufacturer will have the burden of proof that the franchisee has violated the franchise agreement.

    . The manufacturer may not appoint new dealers or allow the relocation of any dealers without notifying dealers in the relevant market area who will have a right to file a protest with the California New Motor Vehicle Board prior to the opening of a new dealership. A protest will determine whether good cause appears for the appointment of a new dealer in a market area. Good cause considerations include whether the manufacturer is adequately represented in the area and if it is in the best interest of the public to establish a new dealership in the market area.

Competition in the Automotive Retailing Industry

      Automobile retailing is a highly competitive business with approximately 22,100 franchised automobile dealerships in the United States at the beginning of 1999.(/1/) Our competition includes:

    . dealerships selling the same or similar makes of our new and used vehicles in the same markets as us and sometimes at lower prices than ours;

    .  other franchised dealers;

    .  private market buyers and sellers of used vehicles;

    .  used vehicle dealers; and

    .  service center chains and independent service and repair shops.

      Gross profit margins on sales of new vehicles have been generally declining since 1986. We do not have any cost advantage in purchasing new vehicles from the manufacturers. We typically rely on advertising, merchandising, sales expertise, service reputation and dealership locations to sell new vehicles. The following factors could have a significant impact on our business:

    . Increasing competition in the used car market from non-traditional outlets such as nationwide networks of used vehicle "superstores" like AutoNation or CarMax which use sales techniques including one-price and "no-haggle" shopping. Some of these used car superstores have opened in markets where our dealerships compete. No-haggle sales methods are also being attempted for new car sales by at least one of these superstores and dealers for Saturn and other makes.

    . We, along with our competition, are beginning to use the Internet as part of the sales process. Consumers are using the Internet to comparison shop for vehicles, which may further reduce margins for new and used cars.

    . Some recent market entrants may be capable of operating on smaller gross margins than ours and may have greater financial, marketing and personnel resources than ours.

    . Ford, General Motors and Saturn have acquired dealerships in various cities in the United States. Other manufacturers may also directly enter the retail market in the future, which could have a material adverse effect on our business.

    . The increased popularity of short-term vehicle leasing has also resulted in a large increase in the number of late-model used vehicles available in the market, which puts added pressure on the profit margin on used vehicle sales.


--------
(1) Source: Crain Communications, Inc.'s "Automotive News" dated March 22,
    1999.

    . As we seek to acquire dealerships in new markets and strive to gain market share, we may face significant competition, including competition from other publicly owned dealer groups.

      We believe that the principal competitive factors in vehicle sales are:

    .  the marketing campaigns conducted by manufacturers;

    . the ability of dealerships to offer a wide selection of the most popular vehicles; and

    .  the location of dealerships and the quality of customer service.

      Other competitive factors include customer preference for makes of automobiles, pricing (including manufacturer rebates and other special offers) and warranties. We believe our dealerships are competitive in all of these areas.

      In addition to competition for vehicle sales, our dealerships compete against other franchised dealers to perform warranty repairs and other vehicle dealers, franchised and independent service center chains and independent garages for non-warranty repair and routine maintenance business. We believe that the principal competitive factors in parts and service sales are:

    .  price;

    .  the use of factory-approved replacement parts;

    .  the familiarity with a dealer's makes and models;

    .  convenience; and

    .  the quality of customer service.

      A number of regional and national chains offer selected parts and service at prices that may be lower than our prices.

      Our finance and insurance business and other related businesses, which have higher contributions to earnings than the sale of new and used vehicles, are subject to strong competition from a broad range of financial institutions which may increase if these third parties are able to sell products over the Internet. We believe that the principal competitive factors in providing financing are convenience, interest rates and contract terms.

      Our success depends, in part, on national and regional automobile-buying trends, local and regional economic factors and other regional competitive pressures. We sell our vehicles in the greater San Francisco Bay Area, the San Jose metropolitan area, San Diego County and in the Los Angeles market, all of which are in California. We will also be selling vehicles in Las Vegas upon the closing of our acquisition of Falconi's Tropicana Honda. Conditions and competitive pressures affecting these markets, like price-cutting by dealers in these areas, or in any new markets we enter, could adversely affect us, although the retail automobile industry as a whole might not be affected. See "Risk Factors--Intense competition in vehicle retailing and related businesses could reduce our profit margins" on page 10.

Governmental Regulations and Environmental Matters Affecting the Automotive Retailing Industry

      A number of regulations affect the business of marketing, selling, financing and servicing automobiles. We are also subject to laws and regulations relating to business corporations generally.

 California Automobile Dealership Laws

      The relationship between an automobile dealership and a manufacturer is governed by various federal and state laws established to protect dealerships from the generally unequal bargaining power between the parties. Federal laws, as well as California state law, prohibit a manufacturer from terminating or failing to renew a dealer agreement without good cause. Under California law, a manufacturer may not require a dealer to accept any vehicle, part or accessory not voluntarily ordered by the dealer, to refuse to deliver any new vehicle, part or accessory advertised by the manufacturer as available, or to require monetary participation in any sales promotion or advertising campaign. Manufacturers are entitled to approve or disapprove a proposed transferee in connection with any transfer of a dealership. Further, a dealer is entitled to seek judicial relief to prevent a manufacturer from establishing a competing dealership of the same vehicle make within the dealer's relevant market area.

      Under California law as well as the laws of other states into which we may expand, we must obtain a license in order to establish, operate or relocate a dealership or operate an automotive repair service. The licensing of automobile dealerships in California is principally within the jurisdiction of the California Department of Motor Vehicles. In addition to establishing licensing requirements, California law also regulates aspects of the conduct of our business, including our advertising and sales practices. Other states may have similar requirements.

 Lemon Laws

      Our operations are also subject to consumer protection laws known as "Lemon Laws." These laws typically require a manufacturer or dealer to replace a new vehicle or accept it for a full refund within one year after initial purchase if the vehicle does not conform to the manufacturer's express warranties and the dealer or manufacturer, after a reasonable number of attempts, is unable to correct or repair the defect. Federal laws require written disclosures to be provided on new vehicles, including anticipated gas mileage and pricing information.

 Automobile Import Restrictions

      The imported automobiles we purchase are subject to U.S. customs duties. In the ordinary course of our business, we may, from time to time, be subject to claims for duties, penalties, liquidated damages, or other charges. Currently, U.S. customs duties are generally assessed at 2.5% of the customs value of the automobiles imported, as classified pursuant to the Harmonized Tariff Schedule of the United States. See "Risk Factors-- Imported product restrictions and foreign trade risks may impair our ability to sell foreign vehicles profitably" on page 19.

 Financing Laws

      Our financing activities with customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, usury laws and other installment sales laws. Some states regulate finance fees that may be paid as a result of vehicle sales.

 Environmental Laws

      Federal, state and local environmental regulations, including regulations governing air and water quality, the clean-up of contaminated property and the storage and disposal of gasoline, oil and other materials, also apply to us and our dealership properties. As with automobile dealerships generally, and service parts and body shop operations in particular, our business involves the use, storage, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes and other environmentally sensitive materials. Our business also involves the past and current operation and/or removal of aboveground and underground storage tanks containing these substances or wastes. Accordingly, we are subject to regulation by federal, state and local authorities which establish health and environmental quality standards, provide for liability related to those standards, and in some circumstances provide penalties for violations of those standards. We are also subject to laws, ordinances and regulations governing remediation of contamination at facilities we operate or to which we send hazardous or toxic substances or wastes for treatment, recycling or disposal.

      We believe that we do not have any material environmental liabilities and that compliance with environmental laws and regulations with respect to our existing operations will not, individually or in the aggregate, have a material adverse effect on our results of operations or financial condition. However, environmental laws and regulations are complex and subject to frequent change. In addition, in connection with our acquisitions, it is possible that we will assume or become subject to new or unforeseen environmental costs or liabilities, some of which may be material. Compliance with current or amended, or new or more stringent, laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions subject us to additional expenditures and these expenditures may be material. See "Risk Factors--Governmental regulation and environmental regulation compliance costs may have a material adverse effect on our profits" on page 19.

      We believe that we comply in all material respects with the laws affecting our business. Possible penalties for violation of any of these laws include revocation of our licenses and fines. In addition, many laws may give customers a private cause of action.

Facilities

      Our principal executive offices are located at 601 Brannan St., San Francisco, California 94107, and our telephone number is (415) 284-0444. These executive offices are located on the premises occupied by our downtown San Francisco service center.

      Our dealerships are generally located along major U.S. or interstate highways. One of the principal factors we consider in evaluating an acquisition candidate is its location. We prefer to acquire dealerships located along major thoroughfares, primarily interstate highways with ease of access, which can be easily visited by prospective customers.

      We lease over 35 properties that are utilized by our dealership operations, generally under long term leases. There are six leases that will expire by March 31, 2000. We intend to renew only three of these leases and we believe we will be able to renew these leases on acceptable terms, but we may not be able to do so. We do not intend to renew the other three leases that will expire by March 31, 2000 because we intend to relocate these operations. We believe that our facilities are adequate for our current needs. Ten of these leases are with related parties. See "Transactions with Related Parties" on page 87.

      Under the terms of our franchise agreements with manufacturers, we must maintain an appropriate appearance and design of our facilities and we are restricted in our ability to relocate our dealerships. See "Business-- Relationships with Automobile Manufacturers" on page 70.

Employees

      As of May 31, 1999, we employed 1,609 people, of whom approximately 194 were employed in executive and managerial positions, 379 were employed in non-managerial sales positions, 814 were employed in non-managerial parts, service and other positions and 222 were employed in administrative support positions.

      We believe that many dealerships in the retail automobile industry have difficulty in attracting and retaining qualified personnel for a number of reasons, including the historical inability of dealerships to provide employees with an equity interest in the profitability of the dealerships. We provide some of our executive officers, managers and other employees with stock options and all employees with a stock purchase plan. We believe these types of equity incentives are attractive to our existing and prospective employees. See "Risk Factors--The loss of key personnel and our limited management and personnel resources could reduce our ability to effectively manage operations and execute our growth strategy" on page 19.

      We believe that our relationship with our employees is good. Approximately 68 of our employees, primarily service technicians, are represented by a labor union. Because of our dependence on manufacturers, we may be affected by labor strikes, work slowdowns and walkouts at a manufacturer's manufacturing facilities. See "Risk Factors--Automobile manufacturers exercise significant control over our operations and we are dependent on them to operate our business" on page 11.

Legal Proceedings and Insurance

      From time to time, we are named in claims involving the manufacture of automobiles, contractual disputes and other matters arising in the ordinary course of our business. Currently, no legal proceedings are pending against or involve us that, we believe, could reasonably be expected to have a material adverse effect on our business, financial condition or results of operations.

      Automobile dealerships generally require significant levels of insurance covering a broad variety of risks due to the high value of vehicle inventory and the nature of the automobile business. Our insurance covers our tangible assets including our vehicle inventory, by means of comprehensive property coverage including losses related to floods, earthquakes and employee dishonesty. In connection with our normal business activities including automobile service, vehicle sales and auto financing, we are insured for claims from third parties and employees by means of the following coverages: general liability, garage liability, employee benefit liability, pollution liability, workers compensation, umbrella liability, errors and omissions insurance, fiduciary liability and directors and officers liability. We believe this broad coverage and the limits of insurance we maintain is comparable to the standards found in our industry.

                                  MANAGEMENT

Executive Officers and Directors

      Our executive officers and directors, and their ages as of the date of this prospectus, are as follows:

                                                                              Director or
          Name           Age                    Position                     Officer Since
          ----           ---                    --------                     -------------
Thomas A. Price.........  55 Chief Executive Officer, President and Director     1996
Donald V. Strough.......  62 Chairman and Director                               1995
W. Bruce Bercovich......  49 Secretary and Director                              1995
Jean-Marc Chapus........  40 Director                                            1997
H. Robert Heller........  59 Director                                            1999
Charles R. Oglesby......  52 Chief Operating Officer                             1998
Debra L. Smithart.......  44 Chief Financial and Administrative Officer          1997
David J. Moeller........  31 Vice President of Finance                           1999

      Thomas A. Price has been our Chief Executive Officer, President and a director since September 1996. From March 1976 to June 1997, Mr. Price owned and operated nine vehicle dealerships. Mr. Price has worked in the automobile industry since 1963 in various capacities including marketing and field assignments at Ford Motor Company. Mr. Price is currently a member of the Lexus National Dealer Advisory Board and he is a charter member of the J.D. Power Superdealer Roundtable. Mr. Price's term as a director will expire in the year 2001.

      Donald V. Strough has been our chairman and a director since October 1995. As chairman, Mr. Strough is an executive officer and is responsible for, with Mr. Price, strategic planning and acquisitions. From May 1990 to October 1995, Mr. Strough owned and operated six dealerships with nine franchises. From 1965 to May 1990, Mr. Strough owned and operated the Val Strough Dealership Group, which, upon its sale in 1990, consisted of 12 separate automotive dealerships and 19 new vehicle franchises. Mr. Strough is a former President of the Northern California Chevrolet Dealers Association. Mr. Strough's term as a director will expire in the year 2001.

      W. Bruce Bercovich has been our Secretary and a director since October 1995. Mr. Bercovich has been a partner in the California law firm Kay & Merkle since 1977. Mr. Bercovich has extensive experience in the acquisition and sale of automobile dealerships, having been involved in the acquisition or sale of over 100 dealerships. Mr. Bercovich's term as a director will expire in the year 1999.

      Jean-Marc Chapus has been a director since July 1997. Mr. Chapus has served as a Managing Director for Trust Company of the West and President of TCW/Crescent Mezzanine L.L.C., a private investment fund, since March 1995. From December 1991 to March 1995, Mr. Chapus was a Managing Director of Crescent Capital Corporation. Mr. Chapus serves as a director of Home Asset Management Company and is a trustee of Starwood Hotels & Resorts. Mr. Chapus's term as a director will expire in the year 2000.

      H. Robert Heller was appointed as a director in January 1999. Mr. Heller has served as a director and Executive Vice President of Fair, Isaac and Company since 1994. At Fair, Isaac and Company, he is responsible for the corporate services group, including marketing information services, human resources, corporate affairs and real estate. From 1991 to 1993, Mr. Heller was President and Chief Executive Officer of Visa U.S.A. Mr. Heller is a former Governor of the Federal Reserve System, and has had an extensive career in banking, international finance, government service and education. Mr. Heller's term as a director will expire in the year 2000.

      Charles R. Oglesby has been our Chief Operating Officer since September 1998. From March 1996 to September 1998, Mr. Oglesby was President of Union City Toyota in Union City, Georgia. From May 1995 to March 1996, Mr. Oglesby was an independent consultant in the automotive retailing industry. From February 1992 to May 1995, Mr. Oglesby was President and CEO of the Superior Automotive Corporation, which consisted of 14 dealerships in Kansas City, Kansas.

      Debra L. Smithart has been our Chief Financial and Administrative Officer since October 1997. From June 1985 to October 1997, Ms. Smithart was Executive Vice President and Chief Financial Officer of Brinker International, a major restaurant operator and franchisor with over 1,000 locations and annual sales of approximately $1.8 billion.

      David J. Moeller has been our Vice President of Finance since April 1999. From February 1998 to April 1999, Mr. Moeller was our Director of Corporate Finance. From July 1997 to February 1998, Mr. Moeller was a manager in the mergers and acquisitions department of KPMG, LLP. From June 1993 to July 1997, Mr. Moeller held various positions in the audit department of KPMG, LLP.

Key Personnel

      Steven S. Hallock has been a Regional Vice President since April 1999. Mr. Hallock oversees our dealerships in Alameda, Contra Costa and Santa Clara counties in the San Francisco/San Jose metropolitan areas. From October 1998 to April 1999, Mr. Hallock was a Regional General Manager. From March 1997 to October 1998, Mr. Hallock was our Chief Operating Officer. Prior to March, 1997 Mr. Hallock was Chief Executive Officer of the HG Dealership Group for 13 years, which consisted of five dealerships in Concord, California.

      James D. Evans has been a Regional Vice President since April 1999. Mr. Evans oversees our dealerships in Marin, San Francisco and northern San Mateo counties. From October 1997 to April 1999, Mr. Evans was a Regional General Manager. From October 1994 to September 1997, Mr. Evans was Director of Operations for United Auto Group in Danbury, Connecticut. Mr. Evans has over 12 years of experience in various capacities with vehicle dealerships.

      John M. Driebe has been a Regional General Manager since July 1997. From August 1989 to June 1997, Mr. Driebe was the general manager and vice president of Lexus of Serramonte. Mr. Driebe has over 18 years of experience in sales and management of vehicle dealerships.

      Jerald L. Patterson, Jr. has been a Regional General Manager since February 1997. He oversees our San Diego area dealerships. From September 1995 to January 1997, Mr. Patterson was a general manager with Bankston Lincoln Mercury in Dallas, Texas. From February 1987 to August 1995, Mr. Patterson was a general manager with Superior Automotive Corporation in Kansas City, Kansas.

      Stephan R. Jones has been a Regional General Manager since April 1998. He is responsible for our Los Angeles area dealerships. From January 1998 to March 1998, Mr. Jones was general manager of Beverly Hills BMW. From October 1992 to December 1997, Mr. Jones was a general sales manager with Rusnak/Westlake in Westlake Village, California.

Board of Directors

      Our board currently consists of five members and upon completion of this offering will be divided into three classes. Mr. Bercovich will be a Class I director, Messrs. Heller and Chapus will be Class II directors and Messrs. Price and Strough will be Class III directors. Class I directors serve until the annual meeting of stockholders to be held in 1999, Class II directors serve until the annual meeting to be held in 2000 and Class III directors serve until the annual meeting to be held in 2001. We intend to elect two new independent directors after the completion of this offering.

Board Committees

      Our board has two standing committees: an audit committee and a compensation committee. The audit committee consists of Messrs. Bercovich, Chapus and Heller. The compensation committee consists of Messrs. Bercovich, Chapus and Heller. Set forth below is a summary of the principal functions of each committee. Following this offering, we intend to appoint our two new independent directors to the audit committee and the compensation committee.

 Audit Committee

      The audit committee recommends the appointment of our independent auditors, determines the scope of the annual audit to be made, reviews the conclusions of the auditors and reports the findings and recommendations thereof to the board, reviews our auditors, the adequacy of our system of internal control and procedures and the role of management in connection therewith, reviews transactions between us and its officers, directors and principal stockholders, and performs other functions and exercises such other powers as the board from time to time may determine.

 Compensation Committee

      The compensation committee administers some of our compensation and employee benefit plans, annually reviews and determines executive officer compensation, including annual salaries, bonus performance goals, bonus plan allocations, stock option grants and other benefits, direct and indirect, of all our executive officers and other senior officers. The compensation committee administers our 1997 stock option plan and our 1999 employee stock purchase plan, makes recommendations for individual stock option grants to the full board under the plans it administers, and periodically reviews our executive compensation programs. The policy of the compensation committee's program for executive officers is to link pay to business strategy and performance to attract, retain and reward key executives while also providing performance incentives and awarding equity-based compensation to align the long-term interests of executive officers with those of our stockholders.

Director Compensation

      Directors do not receive any cash compensation for their services as members of the board of directors, although they are reimbursed for their reasonable expenses. We expect to offer to non-employee directors stock options for their service on our board.

Compensation Committee Interlocks and Insider Participation

      None of our executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the board of directors. Mr. Price, our President, Chief Executive Officer and a director, participated in deliberations concerning executive compensation.

Employment Contracts and Change of Control Arrangements

      In July 1997, we entered into an employment agreement with Mr. Price under which he is employed as our President and Chief Executive Officer through July 1, 2002, which term may be extended upon the mutual agreement of the parties. Mr. Price receives a base annual salary of $508,800 and an annual performance bonus of up to 50% of his base salary. Mr. Price also receives all standard benefits provided to executive management. The salary, bonus and benefits are guaranteed unless he is terminated for cause, voluntarily terminates his employment, dies or becomes disabled. If any of the foregoing occur, Mr. Price is only entitled to amounts already accrued under this agreement prior to that event.

      In July 1997, we entered into an employment agreement with Mr. Strough under which he is employed as our Chairman through July 1, 2002, which term may be extended upon the mutual agreement of the parties. Mr. Strough receives a base annual salary of $424,000 and an annual performance bonus of up to 50% of his base salary. Mr. Strough also receives all standard benefits provided to executive management. The salary, bonus and benefits are guaranteed unless he is terminated for cause, voluntarily terminates his employment, dies or becomes disabled. If any of the foregoing occur, Mr. Strough is only entitled to amounts already accrued under this agreement prior to that event.

      In March 1997, we entered into an at-will employment agreement with Steven S. Hallock. In October 1998, Mr. Hallock became a regional vice president, and his employment agreement was amended to reflect his change in position. Mr. Hallock receives a base annual salary of $300,000 and an annual performance bonus. Mr. Hallock also receives all standard benefits provided to senior management. Mr. Hallock was granted options to purchase 101,563 shares of common stock at a price of $2.54 per share under our 1997 stock option plan. These options vest monthly from the date of grant over a 60 month period. If Mr. Hallock terminates his employment agreement for good reason following a change of control, his options will vest immediately. In addition, Mr. Hallock received fully vested options to acquire up to 36,273 shares of common stock upon our acquisition of the Concord Toyota dealership. The exercise price of these options is $5.51. If Mr. Hallock terminates his employment for good reason following a change of control or is terminated by us other than for cause, he is entitled to receive continued salary payments for a period of one year plus an amount equal to the average of his previous performance bonuses and his remaining unvested options will vest immediately. If Mr. Hallock is terminated for cause, voluntarily terminates his employment other than for good reason following a change of control, dies or becomes disabled, Mr. Hallock is only entitled to amounts already accrued under this agreement prior to that event.

      In March 1999, we entered into an at-will employment agreement with Ms. Smithart. Ms. Smithart receives a base annual salary of $300,000, and an annual performance bonus of up to 50% of her base salary. Ms. Smithart is entitled to all standard benefits provided to executive management. Ms. Smithart was granted options to purchase 72,545 shares of common stock at a price of $11.03 per share under our 1997 Stock Option Plan. These options vest monthly from the date of grant over a 48 month period. If Ms. Smithart terminates her employment agreement for good reason following a change of control, or is terminated by us other than for cause her options will vest immediately, and she is entitled to receive continued salary payments for a period of one year plus an amount equal to the average of her previous performance bonuses. If Ms. Smithart is terminated for cause, she will not be entitled to any compensation or benefits other than those already earned.

      In March 1999, we entered into an at-will employment agreement with Charles R. Oglesby. Mr. Oglesby receives a base annual salary of $425,000, and an annual performance bonus of up to 60% of his base salary. Mr. Oglesby is entitled to all standard benefits provided to executive management. Mr. Oglesby was granted options to purchase 108,818 shares of common stock at a price of $11.03 per share under our 1997 Stock Option Plan. These options vest monthly from the date of grant over a 60 month period. If Mr. Oglesby terminates his employment agreement for good reason following a change of control, or is terminated by us other than for cause his options will vest immediately, and he is entitled to receive continued salary payments for a period of one year plus an amount equal to the average of his previous performance bonuses. If
Mr. Oglesby is terminated for cause, he will not be entitled to any compensation or benefits other than those already earned.

Executive Compensation

      The following table sets forth information concerning the compensation paid by us during the fiscal years ended December 31, 1997 and December 31, 1998 to our Chief Executive Officer and our four other most highly paid executive officers.

                           Summary Compensation Table

                                                                          Long Term
                                                                         Compensation
                                        Annual Compensation                 Awards
                                 --------------------------------------- ------------
                                                                          Securities
   Name and Principal                                     Other Annual    Underlying
        Position         Year     Salary      Bonus      Compensation(a)   Options
   ------------------    ----    --------    --------    --------------- ------------
Thomas A. Price......... 1998    $508,800    $127,200(c)     $14,400           --
 President and Chief
  Executive Officer      1997     470,500(b)      --           9,885           --

Donald V. Strough....... 1998     424,000     106,000(c)       7,200           --
 Chairman                1997     108,000         --             --            --

Charles R. Oglesby...... 1998(d)  141,667      85,000(e)      47,301       111,236
 Chief Operating Officer

Debra L. Smithart....... 1998     300,000     142,500(c)      17,072           --
 Chief Financial and
  Administrative Officer 1997      50,000      18,750(f)       1,100        72,545

Steven S. Hallock....... 1998     389,000     275,000(c)       8,900        36,273
 Regional Vice President 1997     333,000     620,000(g)       5,000       101,563

David J. Moeller........ 1998     105,000      57,300(c)         --          9,068
 Vice President of
  Finance

--------
(a) Consists of car allowances and relocation amounts.
(b) Includes $230,500 paid to Mr. Price prior to the acquisition of the former Tom Price dealerships.
(c) Consists of accrued bonus payments unpaid as of December 31, 1998.
(d) Mr. Oglesby joined us in September 1998 replacing Mr. Hallock as our Chief Operating Officer.
(e) Consists of $85,000 of an accrued guaranteed bonus payment unpaid as of December 31, 1998.
(f) Consists of $18,750 of an accrued guaranteed bonus payments paid in 1998.
(g) Includes a one-time sign-on bonus of $500,000 and an accrued guaranteed bonus payment paid in 1998.

      The following table provides information regarding stock option grants made during 1998 to the persons named in the Summary Compensation Table. No stock appreciation rights were granted to executive officers for the fiscal year ended December 31, 1998. All options granted in 1998 were granted under our 1997 Stock Option Plan. Under the 1997 option plan, the board of directors retains discretion to modify the terms, including the price, of outstanding options. See also "Management--Employment Contracts and Change of Control Arrangements" on page 81. We granted options to purchase 184,264 shares of common stock for the fiscal year ended December 31, 1998. Options may terminate before their expiration date upon the termination of optionee's status as an employee or upon the optionee's death or disability.

                             Option Grants in 1998

                                                                                      Potential Realizable
                                                                                         Value at Assumed
                                                                                          Annual Rates
                                                                                         of Stock Price
                                         % of Total Options                             Appreciation for
                                             Granted to                                  Option Term(a)
                         Options Granted    Employees in    Exercise Price Expiration ------------------------
Name                        (Shares)        Fiscal Year       per Share       Date        5%           10%
----                     --------------- ------------------ -------------- ---------- ----------    ----------
Charles R. Oglesby......     111,236(b)         60.4            $11.03       9/1/08          -- (c) $  364,162

Steven S. Hallock.......      36,273(d)         19.7              5.51      10/1/08   $  125,779       318,748

David J. Moeller........       9,068(b)          4.9             11.03       2/9/08          -- (c)     16,718

--------
(a) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of the future common stock price. This table does not take into account any appreciation in the price of the common stock to date.
(b) The options vest ratably over 60 months from the date of grant.
(c) The exercise price of the options exceeded the fair market value of the common stock on the date of issuance. At the assumed appreciation rate of 5%, there is no potential positive realizable value of the options.
(d) These options are fully vested.

      The persons named in the following table did not exercise options during 1998. The following table provides information concerning the value of unexercised options held as of December 31, 1998, by the executive officers named in the Summary Compensation Table above:

                          1998 Year-End Option Values

                             Number of Securities      Value of Unexercised
                            Underlying Unexercised    In-The-Money Options at
                              Options at 12/31/98          12/31/98 ($)
                           ------------------------- ---------------------------
Name                       Exercisable Unexercisable Exercisable   Unexercisable
----                       ----------- ------------- -----------   -------------
Charles R. Oglesby........    7,416       103,820          -- (a)         -- (a)

Steven S. Hallock.........   66,741        71,095     $149,600       $274,400

Debra L. Smithart.........   16,927        55,618          -- (a)         -- (a)

David J. Moeller..........      --          9,068          -- (a)         -- (a)

--------

(a) These options have no positive realizable value based on a fair market value as determined by the board of directors of $6.40 per share, as of December 31, 1998, minus an exercise price of $11.03 per share.

 1997 Stock Option Plan

      Our 1997 Stock Option Plan was adopted by the board of directors on July 10, 1997 and subsequently approved by the stockholders. The 1997 option plan provides for the grant of incentive stock options to employees, within the meaning of Section 422 of the Internal Revenue Code, and for the grant of nonstatutory stock options to employees, non-employee directors and consultants.

      In April 1999, the amount of shares reserved for issuance under the 1997 option plan was increased to 1,088,175. As of March 31, 1999, no options were exercised, options to purchase of a total of 525,170 shares at a weighted average exercise price of $7.66 per share were outstanding, and 563,005 shares were available for future option grants.

      The 1997 option plan is administered by compensation committee of the board of directors. Subject to the provisions of the 1997 option plan, the compensation committee has the authority to select the persons to whom options are granted and determine the terms of each option, including:

    .  the number of shares of common stock covered by the option;

    .  when the option becomes exercisable;

    . the per share option exercise price, which, in the case of incentive stock options, must be at least 100% of the fair market value of a share of common stock as of the date of grant, in the case of options granted to persons who own 10% or more of our total combined voting power (of our parent or subsidiary) must be at least 110% of the fair market value of a share of common stock as of the date of grant, and, in the case of nonstatutory stock options, must be at least 85% of the fair market value of a share of common stock as of the date of grant; and

    . the duration of the option (which may not exceed ten years, or five years for incentive stock options granted to 10% shareholders).

      Generally, options granted under the 1997 option plan vest over five years, and are non-transferable other than by will or the laws of descent and distribution. In the event of some types of changes in control, the acquiring or successor corporation may assume or substitute for options outstanding under the 1997 option plan, or these options shall terminate. Options granted to our officers provide for partial acceleration upon a change in control.

 1999 Employee Stock Purchase Plan

      On April 7, 1999, the board of directors adopted our 1999 Employee Stock Purchase Plan. A total of 181,363 shares of common stock have been reserved for issuance under the purchase plan, none of which have been issued as of the effective date of this offering. In addition, the purchase plan authorizes annual increases in the number of shares of common stock issuable under the plan, beginning January 1, 2000. The purchase plan, which is intended to qualify under Section 423 of the Internal Revenue Code, is administered by the compensation committee of our board of directors. Our employees, including our officers and directors who are also employees, are eligible to participate in the purchase plan if these persons are employed for more than a specific number of hours per week and more than five months per year. The purchase plan will be implemented in specified offering periods, generally six months in duration. The first offering period under the purchase plan will commence on the effective date of this offering. Shares will be purchased on the last day of each offering period. The board of directors may change the dates or duration of one or more offering periods, but no offering period may exceed 27 months. The purchase plan permits eligible employees to purchase common stock through payroll deductions at a price no less than 85% of the lower of the fair market value of the common stock on the first day of the offering period or the purchase date. Participants generally may not purchase more than a specified number of shares on any purchase date or stock having a value, measured at the beginning of the offering period, greater than $25,000 in any calendar year. In the event of a change in control, the board of directors may accelerate the purchase date of the then current purchase period(s) to a date prior to the change in control, or the acquiring corporation may assume or replace the outstanding purchase rights under the purchase plan.

 401(k) Plan

      We provide a tax-qualified employee savings and retirement 401(k) plan which covers our eligible employees. Under our 401(k) plan, employees may elect to reduce their current annual compensation up to the lesser of 15% or the statutorily prescribed limit ($10,000 in calendar year(s) 1998 and 1999), and have the amount of those reductions ("elective deferrals") contributed to the 401(k) plan. The 401(k) plan provides for discretionary matching contributions by us to those who do not receive a discretionary profit sharing contribution in an amount not to exceed 25% of each participant's first $2,400 of elective deferrals. The 401(k) plan is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code, so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that contributions will be deductible by us when made. The trustee of the 401(k) plan invests the assets of the 401(k) plan in the various investment options as directed by the participants.

Limitation of Liability and Indemnification

      Under the Delaware General Corporation Law, we have adopted provisions in our Amended and Restated Certificate of Incorporation which eliminate the personal liability of our directors for a breach of fiduciary duty as a director, except for liability:

    . for any breach of the director's duty of loyalty to us or our stockholders;

    . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

    . under Section 174 of the Delaware General Corporation Law regarding unlawful stock repurchase and dividend payment; or

    . for any transaction from which the director derived an improper personal benefit.

      Our charter also allows us to indemnify our officers, directors and other agents to the full extent permitted by Delaware law. We intend to enter into indemnification agreements with each of our directors and officers which will give them additional contractual reassurances regarding the scope of indemnification and which may provide additional procedural protection. The indemnification agreements may require actions including:

    . indemnifying officers and directors against liabilities that may arise because of their status as officers or directors;

    . advancing expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to very limited exceptions; or

    .  obtaining directors' and officers' insurance.

      At present, there is no pending litigation or proceeding involving any of our directors, officers or employees where indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

                       TRANSACTIONS WITH RELATED PARTIES

      The following are descriptions of various transactions we have entered into with our officers or directors. We did not obtain appraisals or other opinions from independent parties in connection with these transactions. We believe that these transactions have been entered into at fair market value, on terms similar to those that we would be able to obtain from unrelated third parties.

Organization

      Thomas A. Price, our President, Chief Executive Officer and a director, transferred to us his holdings in the Tom Price dealership group on July 11, 1997. Mr. Price received 1,447,853 shares of our Class A Common Stock and $4.4 million.

      T. Al Babbington, our Vice President of Marketing and Strategic Planning, sold his interest in the former Tom Price dealerships to us on July 11, 1997. Mr. Babbington received 263,888 shares of our Class A Common Stock and $165,000.

      Fred Cziska, our Vice President of Parts, Service and Purchasing, sold his interest in the former Tom Price dealership group to us on July 11, 1997. Mr. Cziska received 296,972 shares of our Class A Common Stock and $675,000.

      Donald V. Strough, our Chairman, sold his interest in a Honda dealership located in Concord, California to us on July 11, 1997. Mr. Strough received 482,424 shares of our Class A Common Stock. In connection with this transaction, we recorded a receivable from Mr. Strough in the amount of $470,000, which was subsequently repaid.

      Steven S. Hallock, our Regional Vice President for the San Francisco East Bay region, sold his interest in a Nissan dealership located in Concord, California to us on July 11, 1997. Mr. Hallock received $2.9 million.

      On April 23, 1997, we sold 165,765 shares of our Class A Common Stock to the Price Trust u/t/d 10/5/88 for $457, or $0.003 per share. Mr. Price is a trustee of this trust.

      On March 31, 1997, we sold 72,545 shares of our Class A Common Stock to our Regional Vice President Steven S. Hallock for $200, or $0.003 per share.

      The Tom Price dealership group was compensated for services provided to us prior to the initial combination of our dealerships. The services included data processing services related to a shared main frame computer, allocated legal costs, shared advertising and management and professional services. We paid approximately $800,000 for these services performed during fiscal 1997. The dealerships included in the Tom Price dealership group had approximately $332 million in annual revenue and $38.3 million of selling, general and administrative expenses during the year ended December 31, 1996.

Leases

      In 1997, Rosewood Village Associates, a partnership in which Donald V. Strough serves as general partner and holds an 85% equity interest, acquired from a third party, real property which is leased to us. In addition, Rosewood Village Associates acquired approximately $0.8 million of leasehold improvements from us. Rosewood Village Associates leases this property, the leasehold improvements, and one other dealership property to us. Annual obligations on these leases totaled approximately $900,000 in 1998.

      In 1997, we leased one dealership property and one dealership service repair property under agreements from the Price Trust. In 1998, we leased an additional dealership property under an agreement with the Price Trust. In 1998, annual obligations on these leases totaled approximately $2,532,000. Mr. Price and his spouse are the sole beneficiaries of the Price Trust.

      We lease one dealership property from Bay Automotive Properties LLC. Annual obligations on this lease totaled approximately $576,000 in 1998. Thomas
A. Price and Donald V. Strough are both members of Bay Automotive, with equal interests.

      We lease two dealership properties from the Strough Revocable Trust of 1983. In 1998, annual obligations on these leases totaled approximately $563,000. Mr. Strough and his spouse are co-trustees of this trust.

      The Price Trust owns the real property at 601 Brannan Street, San Francisco, California, where our executive offices and downtown San Francisco service and repair center are located. We have made leasehold improvements with an approximate value of $2,400,000 to this property. These leasehold improvements were sold to Mr. Price for a sale price equal to our cost, then leased back to us through a ground lease. Mr. Price and his spouse are the sole beneficiaries of the Price Trust. Annual obligations on this lease totaled $540,000 in 1998.

      For additional information regarding related party transactions see footnote 15 to our Notes to Consolidated Financial Statements on page F-22.

Other Related Party Transactions

      W. Bruce Bercovich, our Secretary and a director, is a partner in the San Francisco, California law firm of Kay & Merkle. Kay & Merkle received approximately $360,000 from us as compensation for legal services performed during fiscal 1998, and approximately $360,000 for 1997.

      In June 1998, Donald V. Strough loaned us $4,000,000 to assist in the financing of the acquisition of our Burgess Honda dealership. We pay Mr. Strough interest determined at prime plus 62.5 basis points, or 8.375% as of March 31, 1999 on this amount in accordance with the terms of a letter agreement between Mr. Strough and us. In connection with Mr. Strough's loan to us, he was paid a one-time loan origination fee of $120,000. This origination fee was paid to Mr. Strough for providing financing to us on terms we believed to be more favorable than financing available from a bank or an institutional lender. The origination fee itself was comparable to similar fees which we would have paid to a lender providing less favorable terms. We intend to use part of the proceeds of this offering to repay this loan in full.

      In March 1999, Thomas A Price loaned us $1,000,000 to assist in the financing of the acquisition of our Poway Chevrolet dealership. We pay Mr. Price interest at 7.4% per year. We intend to use part of the proceeds of this offering to repay this loan in full.

Charter Provisions

      Upon consummation of this offering, our charter will require that transactions between us and our affiliates must be no less favorable to us than would be obtained in an arm's-length transaction with an unrelated third party. In addition, we may not enter into transactions with our affiliates involving aggregate payments in excess of $500,000 unless:

    . the transaction has been approved by a majority of the members of our board of directors and a majority of our independent directors; or

    . we have received an opinion as to the financial fairness of the transaction from an investment banking or appraisal firm of national standing.

                       PRINCIPAL AND SELLING STOCKHOLDERS

      The following table sets forth, immediately before this offering and immediately after this offering, the ownership of our voting stock, including optioned shares, assuming the conversion of all of the outstanding shares of our common stock by:

    .  each of our directors;

    . each of our executive officers, including our chief executive officer;

    .  all of our directors and executive officers as a group;

    . each stockholder who is known to us to beneficially own five percent or more of our outstanding voting stock; and

    .  other stockholders.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentages listed for before this offering were calculated on the basis of 5,514,403 shares outstanding prior to this offering and the percentages listed for after the offering were calculated on the basis of 13,242,976 shares outstanding after this offering. Shares of common stock underlying options or debt convertible within 60 days of June 30, 1999 are deemed to be outstanding for purposes of calculating the beneficial ownership of the holder of options or convertible debt. These shares are not deemed to be outstanding for purposes of calculating the beneficial ownership of each other person.

                              Before Offering                     After Offering
                          ------------------------           ------------------------
                          Number of Shares          Number   Number of Shares
                             of Common             of Shares    of Common
Beneficial Owner            Stock Owned    Percent  Offered    Stock Owned    Percent
----------------          ---------------- ------- --------- ---------------- -------
Directors and Executive
 Officers(a)
W. Bruce Bercovich(b)...       364,539       6.6%                 364,539       2.8%
Jean-Marc Chapus(c).....     1,281,145      23.2%               1,281,145       9.7%
Thomas A. Price(d)......     2,075,759      37.6%               2,075,759      15.7%
Donald V. Strough(e)....       527,765       9.6%                 527,765       4.0%
Charles R. Oglesby......        20,393        *                    20,393        *
Debra Smithart..........        31,738        *                    31,738        *
David J. Moeller........         2,720        *                     2,720        *
Executive officers and
 directors as a group
 (seven persons)........     4,304,059      78.1%               4,304,059      32.4%

Other 5% Stockholders
T. Al Babbington(f).....       271,444       4.9%   25,419        246,025       1.9%
Fred Cziska(g)..........       304,528       5.5%                 304,528       2.3%
The TCW Group, Inc.(c)..     1,281,145      23.2%               1,281,145       9.7%

Other Stockholders
Douglas Y. Bech.........        47,154        *     17,954         29,200        *
Ralph McBride...........         5,441        *      2,041          3,400        *
Thomas R. Powers........        47,154        *     17,954         29,200        *
Jack R. Tompkins........        32,645        *     10,882         21,763        *
Brian Tucker............        18,136        *      5,236         12,900        *
Bert Wollen.............        47,154        *     47,154            --         *

                        Before Offering                     After Offering
                    ------------------------           ------------------------
                    Number of Shares          Number   Number of Shares
                       of Common             of Shares    of Common
       Other          Stock Owned    Percent  Offered    Stock Owned    Percent
       -----        ---------------- ------- --------- ---------------- -------
Donald Sanders.....       9,068(h)      *      3,023        6,045          *
Kathy Sanders......       5,441(h)      *      1,814        3,627          *
John Drury.........       5,441(h)      *      1,814        3,627          *
John Mundy.........         453(h)      *        151          302          *
Clyde Drexler......      13,602(h)      *     13,602          --           *
George Ball........       2,267(h)      *        756        1,511          *

--------
 * Less than 1%.
(a) The address of each of the directors and executive officers is c/o FirstAmerica Automotive, 601 Brannan St., San Francisco, CA 94107.

(b) Includes 214,008 shares of common stock held by Embarcadero Automotive, LLC, 105,190 shares held by BB Investments, and 45,341 shares held by Geary Plaza Irrevocable Trust. Mr. Bercovich may be deemed to be a beneficial owner of these shares because he is a managing member of Embarcadero Automotive, LLC, a general partner of BB Investments, and a trustee of Geary Plaza Irrevocable Trust. Mr. Bercovich disclaims beneficial ownership of all shares held by Geary Plaza Irrevocable Trust. Alexandra Strough, daughter of Chairman Donald V. Strough, is the sole beneficiary of Geary Plaza Irrevocable Trust.
(c) Number of shares which may be deemed beneficially owned includes shares held by various trusts and investment partnerships related to or managed by affiliates of the TCW Group, Inc., of which Mr. Chapus is a managing director. Mr. Chapus disclaims beneficial ownership of all shares held by these trusts and investment partnerships. The address of the TCW Group, Inc. is 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 94025.

(d) Includes 2,075,759 shares of common stock held by the Price Trust. Mr. Price may be deemed to be a beneficial owner of these shares because he is a trustee of this trust.

(e) Includes 527,765 shares owned by the Strough Revocable Trust of 1983, as amended. Mr. Strough and his wife are co-trustees of this trust.
(f) Mr. Babbington is our vice president of marketing and strategic planning. The address for Mr. Babbington is c/o FirstAmerica Automotive, 601 Brannan St., San Francisco, CA 94107.
(g) Mr. Cziska is our vice president of parts, service and purchasing. The address for Mr. Cziska is c/o FirstAmerica Automotive, 601 Brannan St., San Francisco, CA 94107.

(h) Represents shares issuable upon the conversion of convertible debt.

      The following table identifies the shares of common stock underlying options exercisable within 60 days of June 30, 1999 that are deemed to be outstanding for purposes of calculating beneficial ownership of shares of common stock of each listed person:

                                                             Number of Shares
                                                           Which May be Acquired
                                                           by Exercising Options
                                                               on or Before
                       Beneficial Owner                       August 29, 1999
                       ----------------                    ---------------------
     Charles R. Oglesby...................................        20,393
     Debra Smithart.......................................        31,738
     David J. Moeller.....................................         2,720
     T. Al Babbington.....................................         7,557
     Fred Cziska..........................................         7,557

                         DESCRIPTION OF CAPITAL STOCK

     Upon completion of this offering and our application of the proceeds, our capital stock will consist of shares of common stock and no shares of preferred stock. We assume that the underwriters' over-allotment option will not be exercised. The following summary of provisions of the common stock and the preferred stock does not purport to be complete and is subject to, and qualified in its entirety by our charter and bylaws and by applicable law.

Common Stock

     After completion of this offering, we will have authorized 100,000,000 shares of common stock with a par value of $0.00001 per share.

     Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock will be entitled to the following:

 Dividends

     Holders of common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as the board of directors from time to time may determine.

 Voting

     Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized by our charter, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

 Preemptive Rights, Conversion and Redemption

     The common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

 Liquidation, Dissolution and Winding-up

     Upon our liquidation, dissolution or winding-up, the holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any preferred stock.

     We are prohibited from paying dividends on our common stock so long as any shares of Cumulative Redeemable Preferred Stock are outstanding. Under some circumstances we are prohibited from paying dividends on our common stock under the terms of our financing agreements.

Preferred Stock

     Upon completion of this offering, we will be authorized to issue up to 10,000,000 shares of preferred stock with par value of $0.00001 per share. Our board of directors is authorized, without action by the stockholders, to designate and issue preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions on these shares.

     The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, under some circumstances, have the effect of delaying, deferring or preventing a change in control.

      On July 11, 1997, we issued 3,500 shares of Cumulative Redeemable Preferred Stock, due June 30, 2005, and 500 shares of Redeemable Preferred Stock, due June 30, 2005. As of March 31, 1999, 3,500 shares of Cumulative Redeemable Preferred Stock and 500 shares of Redeemable Preferred Stock were issued and outstanding. We intend to use part of the proceeds of this offering to redeem all outstanding shares of Cumulative Redeemable Preferred Stock and Redeemable Preferred Stock.

      Our Cumulative Redeemable Preferred Stock is redeemable at our option, mandatorily on June 30, 2005, or upon a change of control at the option of the Cumulative Redeemable Preferred Stock holders. If we elect to redeem the Cumulative Redeemable Preferred Stock, we must pay the following:

    .  $1,000; plus

    .  any accumulated and unpaid dividends thereon; plus

    . a per share premium, equal to $75.00 on June 30, 1999, declining by $12.50 on June 30 of each following year until it reaches zero on June 30, 2005.

      On June 30, 2005, we must redeem the Cumulative Redeemable Preferred Stock for $1,000 per share plus all accumulated and unpaid dividends thereon. Dividends on the Cumulative Redeemable Preferred Stock accumulate at $80 per share per year, payable semi-annually. The dividend increases to $140 per share per year for any period for which a semi-annual payment was missed and during any subsequent periods until all amounts are paid. If we undergo a change of control, we must redeem the Cumulative Redeemable Preferred Stock for $1,010 per share. If we choose to redeem these shares between June 30, 1999 and June 29, 2000, we will be required to pay a total of $1,075 per share, plus any accumulated and unpaid dividends thereon. Accumulated dividends on July 1, 1999 were equal to $6.66 per share.

      Our Redeemable Preferred Stock is also redeemable at our option, mandatorily on June 30, 2005, or upon a change in control at the option of the Redeemable Preferred Stock holders. If we choose to redeem the Redeemable Preferred Stock, we must pay the following:

    . the liquidation preference for these shares, which is an amount equal to $1,240 per share on June 30, 1999, increasing by $80 per share on June 30 of each following year until it reaches $1,720 per share on June 30 of 2005; plus

    . a redemption premium, set at 7.5% of the per share liquidation preference as of June 30, 1999, declining by 1.25% of the per share liquidation preference per year until this premium reaches zero in the year 2005.

      On June 30, 2005, we must redeem the Redeemable Preferred Stock for $1,720 per share. If we undergo a change of control, we must redeem the Redeemable Preferred Stock for 101% of the then applicable liquidation preference per share. If we choose to redeem these shares between June 30, 1999 and June 29, 2000, we will be required to pay $1,333 per share.

Stock Options

      We approved the 1997 Stock Option Plan under which an aggregate of 1,088,175 shares of common stock are currently reserved for issuance to our employees, non-employee directors and consultants. The 1997 option plan permits awards are either incentive or nonstatutory stock options. The exercise price of the options, in the case of incentive stock options, must be at least 100% of the fair market value of a share of common stock as of the date of grant. The exercise price of options granted to 10% shareholders must be at least 110% of the fair market value of a share of common stock as of the date of grant. The exercise price of nonstatutory stock options must be at least 85% of the fair market value of a share of common stock as of the date of grant. As of December 31, 1998, we granted options to employees covering an aggregate of 525,867 shares of common stock. The options vest over a five year period, and expire if unexercised ten years from the date of grant.

      During 1998, we granted options to purchase 147,992 shares of common stock at an exercise price of $11.03 per share and 36,273 shares of common stock at an exercise price of $5.51 per share. The fair value of each option grant in 1998 was estimated based on the date of grant using the Black-Scholes option valuation model with expected volatility of 50%, risk-free interest of 4.75%, and an expected option life of 5.0 years.

      Under the option agreements, each option holder has agreed not to sell, contract to sell, or otherwise dispose of any of the shares of common stock issuable upon exercise of outstanding options or enter into any agreement that transfers in whole or in part the economic consequence of the ownership of the common stock without our consent for a period of 180 days after the date of this prospectus. We have agreed not to consent without Merrill Lynch's approval.

Warrants

      In 1997 and 1998 we issued warrants to acquire 134,825 shares of common stock. Of these, warrants to acquire 120,316 shares are exercisable at $2.54 per share and warrants to acquire 14,509 shares are exercisable at $5.51 per share. Our warrants are exercisable until either five or ten years from the date of issuance. Holders of warrants to acquire 127,570 shares have entered into lock-up agreements under which they have agreed not to sell, contract to sell, or otherwise dispose of any of their shares of common stock or enter into any agreement that transfers in whole or in part the economic consequences of the ownership of the common stock without the consent of Merrill Lynch for a period of 180 days after the date of this prospectus.

Registration Rights

      Following this offering, holders of approximately 5,180,461 shares of our common stock are entitled to require us to register their shares for sale in the public market. According to the agreements in which we granted these registration rights, and subject to limitations in each of the agreements, one holder may require us to register its shares on up to three separate occasions. These registrations must be at least 12 months apart, and must offer at least $5.0 million of the holder's and its affiliates' securities in each registration.

Delaware Law, Charter and By-law Provisions

      Provisions of Delaware Law and of our charter and by-laws, summarized in the following paragraphs, may be considered to have an antitakeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider to be in such stockholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by stockholders.

 Delaware Antitakeover Law

      We are subject to the provisions of Delaware law, including Section 203. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder unless: (a) prior to such date, the board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or (b) upon becoming an interested stockholder, the stockholder then owned at least 85% of the voting stock; or (c) subsequent to such date, the business combination is approved by both the board and by holders of at least 66 2/3% of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder. For these purposes, the term "business combination" includes mergers, asset sales and other similar transactions with an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation's voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, we have not to date made this election.

 Classified Board of Directors

      Upon completion of this offering, our by-laws will provide for the board of directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. Classification of the board of directors expands the time required to change the composition of a majority of directors and may tend to discourage a takeover bid for us. Moreover, under Delaware law, in the case of a corporation having a classified board of directors, the stockholders may remove a director only for cause. This provision, when coupled with the provision of the by-laws authorizing only the board of directors to fill vacant directorships, will preclude our stockholders from removing incumbent directors without cause and simultaneously gaining control of the board of directors by filing the vacancies with their own nominees. See "Management" on page 79.

 Special Meetings of Stockholders

      Upon completion of this offering, our by-laws will provide that special meetings of stockholders may be called only by the chairman or by the secretary or any assistant secretary at the request in writing of a majority of our board of directors. The by-laws will also provide that no action required to be taken or that may be taken at any annual or special meeting of stockholders may be taken without a meeting; the powers of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. These provisions may make it more difficult for stockholders to take action opposed by the board of directors.

                        SHARES ELIGIBLE FOR FUTURE SALE

      Immediately prior to this offering, there was no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock. We began filing periodic reports under the Exchange Act beginning with the filing of our Annual Report on Form 10-K for the year ended December 31, 1997. We were obligated to begin making these filings when we exceeded 300 registered holders of our common stock and had at least $10 million in assets as of January 1, 1998.

      Upon completion of this offering, we will have outstanding 13,242,976 shares of common stock, assuming the issuance of 7,692,300 shares of common stock by us in this offering. Of the shares outstanding after the offering, the 7,840,100 shares sold in this offering by us and the selling stockholders and 48,253 shares currently outstanding will be freely transferable and may be resold without restriction or further registration under the Securities Act. However, if shares are purchased by "affiliates," as that term is defined in Rule 144 under the Securities Act, sales of shares by those affiliates would be subject to limitations and restrictions described below.

      In addition, the following shares of common stock may be issued by us or become available for public sale:

      Number of
      Shares of
       Common
        Stock                   Manner of Holding and/or Issuance
      ---------                 ---------------------------------
     5,297,795.. Sold by us in reliance on exemptions from the registration requirements of the Securities Act. All of these shares are
                  "restricted securities" as defined in Rule 144 under the
                  Securities Act and may be resold in compliance with Rule 144.
                  Of these shares, 6,183,298 are subject to lock-up agreements as described below. Holders of 5,055,974 of these shares have registration rights.

     134,825.... Issuable upon exercise of outstanding warrants, 127,570 of which are subject to lock-up agreements described below.
                  Holders of 124,487 of these shares have registration rights.

     468,343.... Issuable upon exercise of options granted under our 1997 option plan. All of these shares are registered for sale
                  under the Securities Act. These shares may not be sold until
                  180 days after the date of this prospectus. We have agreed with Merrill Lynch not to waive these restrictions without their consent. An additional 563,005 shares are available for grant under the stock option plan as of March 31, 1999.
     56,827..... Shares issued upon exercise of options and registered for sale under the Securities Act. These shares may not be sold until
                  180 days after the date of this prospectus. We have agreed with Merrill Lynch not to waive these restrictions without their consent.

Rule 144

      In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned "restricted securities" for at least one year may, resell within any three-month period, such number of shares as does not exceed the greater of one percent of the then-outstanding shares of common stock or the average weekly trading volume of common stock during the four calendar weeks prior to such resale. Rule 144 also generally permits the resale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of ours. In addition, holding periods of successive non-affiliate owners are aggregated for purposes of determining compliance with these one- and two-year holding period requirements.

      The availability of shares for sale or actual sales under Rule 144 or pursuant to registration rights and the perception that such shares may be sold may have a material adverse effect on the market price of the common stock. Sales under Rule 144 or pursuant to registration rights also could impair our ability to market additional equity securities.

      Sales under Rule 144 are also subject to other requirements regarding the manner of sale, notice filing and the availability of current public information about us.

Rule 144(k)

      Under Rule 144(k), a person who is not deemed to have been one of our "affiliates" at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an "affiliate," is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

Lock-Up Agreements

      After the completion of this offering, holders of 5,430,488 shares of common stock that are outstanding or issuable upon the exercise of outstanding warrants, including our officers and directors, have agreed not to, among other things, sell, contract to sell, or otherwise dispose of any of their shares of common stock without the consent of Merrill Lynch from the date the registration statement of which this prospectus is a part was originally filed with the SEC to the date which is 180 days after the date of this prospectus. See "Underwriting--No Sales of Similar Securities" on page 102. In addition, we have agreed not to grant waivers to the lock-up contained in the stock option agreements without the prior written consent of Merrill Lynch.

                    UNITED STATES FEDERAL TAX CONSIDERATIONS
                         FOR NON-UNITED STATES HOLDERS

      The following is a general discussion of material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock applicable to non-U.S. holders. A "non-U.S. holder" is a person other than:

    .  an individual who is a citizen or resident of the U.S.;

    . a corporation, partnership or other entity created or organized in the U.S. or under the laws of the U.S. or of any political subdivision thereof, other than a partnership treated as foreign under U.S. Treasury regulations;

    . an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of source; and

    . a trust, in general, if it is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons.

      An individual may generally be treated as a resident alien, instead of a non-resident alien, by, among other things, being present in the U.S. for at least 31 days in the calendar year and for a total of at least 183 days during a three-year period ending in the current calendar year--counting for these purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year. Resident aliens are subject to tax as if they were U.S. citizens.

      This discussion does not consider:

    .  U.S. state and local or non-U.S. tax consequences;

    . specific facts and circumstances that may be relevant to a particular non-U.S. holder's tax position, including, if the non-U.S. holder is a partnership, that the U.S. tax consequences of holding and disposing of our common stock may be affected by certain determinations made at the partner level;

    . the tax consequences for the shareholders, partners or beneficiaries of a non-U.S. holder;

    . special tax rules that may apply to certain non-U.S. holders, including without limitation, banks, insurance companies, dealers in securities and traders in securities; or

    . special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a "straddle," "hedge" or "conversion transaction."

      The following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, applicable Treasury regulations, and administrative and judicial interpretations as of the date of this prospectus, all of which may change retroactively or prospectively. The following summary is for general information. Each non-U.S. holder should consult a tax advisor regarding the U.S. federal tax consequences of holding and disposing of our common stock, as well as any tax consequences under the laws of any U.S. state, local or other U.S. or non-U.S. taxing jurisdiction.

Dividends

      Dividends paid to a non-U.S. holder of common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate which an applicable income tax treaty specifies. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

      Dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business in the U.S. or, if an income tax treaty applies, attributable to a permanent establishment, or, in the case of an individual, a "fixed base" in the U.S. ("U.S. trade or business income") are generally subject to U.S. federal income tax on a net income basis at regular graduated rates, but generally are not subject to the 30% withholding tax if the non-U.S. holder files the appropriate U.S. Internal Revenue Service form with the payer. Any U.S. trade or business income received by a non-U.S. holder that is a corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate which an applicable income tax treaty specifies.

      Dividends paid prior to 2001 to an address in a foreign country are presumed, absent actual knowledge to the contrary, to be paid to a resident of that country for purposes of the withholding discussed above and for purposes of determining the applicability of an income tax treaty rate. For dividends paid after 2000:

    . a non-U.S. holder of common stock that claims the benefit of an income tax treaty rate generally will be required to satisfy applicable certification and other requirements;

    . in the case of common stock held by a foreign partnership, the certification requirement will generally be applied to the partners of the partnership, and the partnership will be required to provide certain information, including a U.S. taxpayer identification number; and

    .  look-through rules will apply to tiered partnerships;

A non-U.S. holder of common stock that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the U.S. Internal Revenue Service.

Disposition of Common Stock

      A non-U.S. holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of common stock unless:

    . the gain is U.S. trade or business income, in which case the branch profits tax described above may also apply to a corporate non-U.S. holder;

    . the non-U.S. holder is an individual who holds the common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code, is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements;

    . the non-U.S. holder is subject to tax under provisions of U.S. tax law applicable to certain U.S. expatriates; or

    . we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition and the non-U.S. holder's holding period for the common stock.

      The tax relating to stock in a "U.S. real property holding corporation" will not apply to a non-U.S. holder whose holdings, actual and constructive, at all times during the applicable period, amount to 5% or less of the common stock, provided that the common stock is regularly traded on an established securities market. Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we have not been and are not, and we do not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes.

Federal Estates Taxes

      Common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting Requirements and Backup Withholding Tax

      We must report annually to the U.S. Internal Revenue Service and to each non-U.S. holder the amount of the dividends paid to that holder and any tax withheld with respect to those dividends. These information reporting requirements apply regardless of whether withholding is required. Copies of the information returns reporting those dividends and withholding may also be made available, under an applicable income tax treaty or agreement, to the tax authorities in the country in which the non-U.S. holder resides.

      Under some circumstances, U.S. Treasury regulations require information reporting and backup withholding at a rate of 31% on certain payments on common stock. Under currently applicable law, non-U.S. holders of common stock generally will be exempt from information reporting and backup withholding on dividends paid prior to 2001 to an address outside the U.S. For dividends paid after 2000, however, a non-U.S. holder of common stock that fails to certify its non-U.S. holder status in accordance with applicable U.S. Treasury regulations may be subject to backup withholding at a rate of 31% on payments of dividends.

      The payment of the proceeds of the disposition of common stock by or through the U.S. office of a broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the holder certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds of the disposition by a non-U.S. holder of common stock by or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a "U.S. related person". In the case of the payment of proceeds from disposition of common stock by or through a non-U.S. office of a broker that is a U.S. person or a "U.S. related person," information reporting, but currently not backup withholding, on the payment applies unless, in general, the holder certifies its status as a non-U.S. holder under penalties of perjury or the broker has documentary evidence in its files that the holder is a non-U.S. holder and the broker has no actual knowledge to the contrary. For this purpose, a "U.S. related person" is:

    . a "controlled foreign corporation" for U.S. federal income tax purposes;

    . a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a U.S. trade or business; or

    . effective after 2000, a foreign partnership (A) at least 50% of the capital or profits interest in which is owned by U.S. persons, or (B) that is engaged in a U.S. trade or business.

      Effective after 2000, backup withholding may apply to the payment of disposition proceeds by or through a non-U.S. office of a broker that is a U.S. person or a "U.S. related person" unless certain certification requirements are satisfied or an exemption is otherwise established and the broker has no actual knowledge that the holder is a U.S. person. Non-U.S. holders should consult their own tax advisors regarding the application of information reporting and backup withholding to them.

      Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded or credited against the holder's U.S. federal income tax liability, if any, if the required information is furnished to the U.S. Internal Revenue Service.

                                  UNDERWRITING

General

      We intend to offer our common stock in the United States and Canada through a number of underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and BancBoston Robertson Stephens, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a purchase agreement among our company, the selling stockholders and the underwriters, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters severally and not jointly has agreed to purchase from our company and the selling stockholders, the number of shares of common stock set forth opposite its name below.

                                                                       Number of
     Underwriter                                                        Shares
     -----------                                                       ---------
     Merrill Lynch, Pierce, Fenner & Smith............................
       Incorporated
     Donaldson, Lufkin & Jenrette Securities Corporation..............
     BancBoston Robertson Stephens, Inc...............................












                                                                       ---------
          Total....................................................... 7,840,100
                                                                       =========

      In the purchase agreement, the several underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the shares of common stock being sold under the terms of such agreement if any of the shares of common stock being sold under the terms of that agreement are purchased. In the event of a default by an underwriter, the purchase agreement provides that, in some circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

      We and the selling stockholders have agreed to indemnify the underwriters against some liabilities, including some liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

      The shares of common stock are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel for the underwriters and other conditions. The underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

Commissions and Discounts

      The representatives have advised us and the selling stockholders that the underwriters propose initially to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus, and to dealers at such price less a concession not in excess of
$    per share of common stock. The underwriters may allow, and such dealers
may reallow, a discount not in excess of $    per share of common stock to
other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

      The following table shows the per share and total public offering price, underwriting discount to be paid by us and the selling stockholders to the underwriters and the proceeds before expenses to us and the selling stockholders. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment options.

                                                                Without  With
                                                      Per Share Option  Option
                                                      --------- ------- ------
     Public offering price...........................    $        $      $
     Underwriting Discount...........................    $        $      $
     Proceeds, before expenses, to FirstAmerica
      Automotive.....................................    $        $      $
     Proceeds, before expenses, to the selling
      stockholders...................................    $        $      $

      The expenses of this offering, exclusive of the underwriting discount, are estimated at $2.0 million and are payable by us.

Over-Allotment Option

      We granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to an aggregate of 1,176,000 additional shares of our common stock at the public offering price set forth on the cover page of this prospectus, less the underwriting discount. The underwriters may exercise this option solely to cover over-allotments, if any, made on the sale of our common stock offered hereby. To the extent that the underwriters exercise this option, each underwriter will be obligated, subject to satisfaction of specified conditions, to purchase a number of additional shares of our common stock proportionate to such underwriter's initial amount reflected in the foregoing table.

Reserved Shares

      At our request, the underwriters have reserved for sale, at the initial public offering price, up to 10% of the shares offered hereby to be sold to some of our directors, officers, employees, distributors, dealers, business associates and related persons. The number of shares of our common stock available for sale to the general public will be reduced to the extent that those persons purchase the reserved shares. Any reserved shares which are not orally confirmed for purchase within one day of the pricing of this offering will be offered by the underwriters to the general public on the same terms as the other shares offered by this prospectus.

No Sales of Similar Securities

      We and our executive officers and directors and all of the selling stockholders and holders of additional shares and warrants have agreed, with exceptions, without the prior written consent of Merrill Lynch on behalf of the underwriters for a period (1) from the date the registration statement is initially filed with the SEC for existing stockholders and (2) from the date of the prospectus for the other persons, in each case to the date 180 days after the date of this prospectus, not to directly or indirectly:

    . offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of our common stock or securities convertible into or exchangeable or exercisable for or repayable with our common stock, whether now owned or later acquired by the person executing the agreement or with respect to which the person executing the agreement later acquires the power of disposition, or file, our cause or request to be filed, a registration statement under the Securities Act relating to any shares of our common stock or

    . enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of our common stock whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, we may, during the lock-up period, issue securities (1) to a third party as consideration for our acquisition from the third party of a car dealership, provided the third party executes a lock-up agreement similar to the one described above for a period expiring 180 days after the date of the prospectus, or (2) pursuant to options, warrants and stock purchase plans described in this prospectus.

New York Stock Exchange Listing

      Our common stock has been approved for listing on the NYSE under the symbol "FAA." In order to meet the requirements for listing of our common stock on that exchange, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial owners.

      Before this offering, there has been no public market for our common stock. The initial public offering price will be determined through negotiations among us, the selling stockholders and the representatives and the lead managers. The factors to be considered in determining the initial public offering price, in addition to prevailing market conditions, are:

    . the valuation multiples of publicly traded companies that the representatives and the lead managers believe to be comparable to us;

    .  our financial information;

    . the history of, and the prospects for, our company and the industry in which we compete;

    .  an assessment of our management, its past and present operations;

    .  the prospects for, and timing of, future revenues of our company;

    .  our present state of our development; and

    . the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

      There can be no assurance that an active trading market will develop for our common stock or that our common stock will trade in the public market subsequent to this offering at or above the initial public offering price.

Price Stabilization, Short Positions and Penalty Bids

      Until the distribution of our common stock is completed, rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase our common stock. As an exception to these rules, the representatives are permitted to engage in transactions that stabilize the price of our common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock.

      If the underwriters create a short position in our common stock in connection with this offering, i.e., if they sell more shares of our common stock than are set forth on the cover page of this prospectus, the representatives may reduce that short position by purchasing our common stock in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

      The representatives may also impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase shares of our common stock in the open market to reduce the underwriters' short position or to stabilize the price of our common stock, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our common stock to the extent that it discourages resales of our common stock.

      Neither our company nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither our company nor any of the underwriters makes any representation that the representatives or the lead managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed upon for us by Gray Cary Ware & Freidenrich llp, Palo Alto, California. Various legal matters relating to our common stock will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.

                                    EXPERTS

      The consolidated financial statements of FirstAmerica Automotive, Inc. as of December 31, 1998 and December 31, 1997 and for each of the years in the three-year period ended December 31, 1998 have been included herein in the registration statement in reliance upon the report of KPMG, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      The combined statements of Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of Valley Automotive Center as of December 31, 1996 and 1995 and the two year periods then ended; the financial statements of Beverly Hills BMW, Ltd., (dba Beverly Hills BMW) as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997; the financial statements of Burgess Honda as of September 30, 1997 and 1996 and for each of the years in the three year period ended September 30, 1997; the financial statements of Vacation Motors, (dba Concord Toyota) as of September 30, 1998 and December 31, 1997 and the periods then ended, DSW & Associates, Inc. (dba Autotown) as of December 31, 1998 and 1997 and the two years then ended; the financial statements of Ritchey Fipp Chevrolet as of December 31, 1998 and for the year then ended, the financial statements of South Bay Chrysler Plymouth Jeep as of December 31, 1998 and the year then ended, appearing in this Prospectus and Registration Statement have been audited by KPMG, LLP, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance on such report given upon the authority of said firm as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

      We file annual, quarterly and special reports with the SEC. These reports and information relate to our business, financial condition and other matters. You may read and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Copies may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding us and other registrants that file electronically with the SEC. The address of the SEC's site is http://www.sec.gov. This information may also be read and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

      This prospectus is a part of a registration statement on Form S-1 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements about the contents of contracts or other documents contained in this prospectus or in any other filing to which we refer you are not necessarily complete. You should review the actual copy of these documents filed as an exhibit to the registration statement or the other filing. Copies of the registration statement and these exhibits may be obtained from the commission as indicated above upon payment of the fees prescribed by the commission as well as free of charge on the SEC's Web site.

                           MANUFACTURERS' DISCLAIMER

      No manufacturer has been involved, directly or indirectly, in the preparation of this prospectus or in the offering being made hereby. No manufacturer has made any statements or representations in connection with the offering or has provided any information or materials that were used in connection with the offering, and no manufacturer has any responsibility for the accuracy or completeness of this prospectus.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
FirstAmerica Automotive, Inc.
  Audited Financial Statements
    Report of Independent Auditors........................................  F-5
    Consolidated Balance Sheets as of December 31, 1998 and 1997..........  F-6
    Consolidated Statements of Operations for the years ended December 31,
     1998, 1997 and 1996..................................................  F-7
    Consolidated Statements of Stockholders' Equity for the years ended
     December 31, 1998, 1997 and 1996.....................................  F-8
    Consolidated Statements of Cash Flows for the years ended December 31,
     1998, 1997 and 1996..................................................  F-9
    Notes to Consolidated Financial Statements............................ F-10
  Unaudited Financial Statements
    Condensed Consolidated Balance Sheets as of March 31, 1999 and
     December 31, 1998.................................................... F-26
    Condensed Consolidated Statements of Operations for the three months ended March 31, 1999 and 1998........................................ F-27
    Condensed Consolidated Statement of Stockholders' Equity for the three months ended March 31, 1999.......................................... F-28
    Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 1999 and 1998........................................ F-29
    Notes to Condensed Consolidated Financial Statements.................. F-30

      Included are the statements required by Rule 3-05 of Regulation S-X for completed and probable acquisitions.

Valley Automotive Center
  Independent Auditors' Report............................................ F-35
    Balance Sheet as of December 31, 1996 and 1995, and June 30, 1997
     (unaudited).......................................................... F-36
    Statements of Operations and Owner's Equity for the years ended
     December 31, 1996 and 1995 and the six months ended June 30, 1997
     (unaudited).......................................................... F-37
    Statements of Cash Flows for the years ended December 31, 1996 and
     1995 and for the six months ended June 30, 1997 (unaudited).......... F-38
    Notes to the Financial Statements..................................... F-39

                                                                           Page
                                                                           ----
Beverly Hills BMW


  Independent Auditors' Report............................................ F-45


    Balance Sheets as of December 31, 1997 and 1996, and March 31, 1998
     (unaudited).......................................................... F-46


    Statements of Operations and Retained Earnings for the three years ended December 31, 1997, 1996 and 1995, and for the three months ended March 31, 1998 and 1997 (unaudited)............................ F-47


    Statements of Cash Flows for the three years ended December 31, 1997,
     1996 and 1995, and for the three months ended March 31, 1998 and 1997
     (unaudited).......................................................... F-48


    Notes to the Financial Statements..................................... F-49


Burgess Honda


  Independent Auditors' Report............................................ F-54


    Balance Sheets as of September 30, 1997 and 1996, and March 31, 1998
     (unaudited).......................................................... F-55


    Statements of Operations and Retained Earnings for the three years ended September 30, 1997, 1996 And 1995, and the six months ended
     March 31, 1998 and 1997 (unaudited).................................. F-56


    Statement Cash Flows for the three years ended September 30, 1997,
     1996 and 1995 and the six months ended March 31, 1998 and 1997
     (unaudited).......................................................... F-57


    Notes to the Financial Statements..................................... F-58


Vacation Motors, dba Concord Toyota


  Independent Auditors' Report............................................ F-63


    Balance Sheets as of September 30, 1998 and December 31, 1997......... F-64


    Statements of Operations and Retained Earnings for the years ended
     December 31, 1997 and 1996 and the nine months ended September 30,
     1998................................................................. F-65


    Statements of Cash Flows for the years ended December 31, 1997 and
     1996 and the nine months ended September 30, 1998.................... F-66


    Notes to the Financial Statements..................................... F-67


DSW & Associates, Inc. dba Autotown


  Independent Auditors' Report............................................ F-72


    Consolidated Balance Sheets as of December 31, 1998 and 1997.......... F-73


    Consolidated Statements of Operations for the years ended December 31,
     1998 and 1997........................................................ F-74


    Consolidated Statements of Shareholders' Deficit for the years ended
     December 31, 1998 and 1997........................................... F-75


    Consolidated Statements of Cash Flows for the years ended December 31,
     1998 and 1997........................................................ F-76


    Notes to the Consolidated Financial Statements........................ F-77


Ritchey Fipp Chevrolet


  Independent Auditors' Report............................................ F-84


    Balance Sheets as of December 31, 1998 and March 2, 1999 (unaudited).. F-85


    Statements of Operations and changes in Retained Earnings for the year ended December 31, 1998 and the periods ended March 2, 1999 and March
     31, 1998 (unaudited)................................................. F-86


    Statements of Cash Flows for the year ended December 31, 1998 and the periods ended March 2, 1999 and March 31, 1998 (unaudited)........... F-87


    Notes to the Financial Statements..................................... F-88

                                                                          Page
                                                                          -----


Lucas Dealership Group, Inc. and Subsidiaries


  Independent Auditors' Report...........................................  F-93


    Combined Statement of Assets and Liabilities as of December 31, 1998
     and 1997, and March 31, 1999 (unaudited)............................  F-94


    Combined Statements of Sales, Cost of Sales and Direct Operating
     Expense for the years ended December 31, 1998, 1997 and 1996 and the three months ended March 31, 1999 and 1998 (unaudited)..............  F-95


    Combined Statements of Cash Flows for the years ended December 31,
     1998, 1997 and 1996 and the three months ended March 31, 1999 and
     1998 (unaudited)....................................................  F-96


    Notes to the Financial Statements....................................  F-97


South Bay Chrysler Plymouth Jeep


  Independent Auditors' Report........................................... F-104


    Balance Sheets as of December 31, 1998 and March 31, 1999
     (unaudited)......................................................... F-105


    Statements of Operations and Retained Earnings for the year ended
     December 31, 1998 and the three months ended March 31, 1999 and 1998
     (unaudited)......................................................... F-106


    Statements of Cash Flows for the year ended December 31, 1998 and the three months ended March 31, 1999 and 1998 (unaudited).............. F-107

    Notes to the Financial Statements.................................... F-108


                         FIRSTAMERICA AUTOMOTIVE, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
FirstAmerica Automotive, Inc.:

      We have audited the accompanying consolidated balance sheets of FirstAmerica Automotive, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of FirstAmerica Automotive, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG, LLP

San Francisco, California
March 19, 1999

                         FIRSTAMERICA AUTOMOTIVE, INC.

                          CONSOLIDATED BALANCE SHEETS

                               As of December 31,
                       (In thousands, except share data)

                                                                 1998     1997
                                                               -------- --------
                           ASSETS
Current assets:
  Cash and cash equivalents..................................  $  2,191 $  2,924
  Contracts in transit.......................................    13,567    9,454
  Accounts receivable........................................    18,460   11,061
  Inventories................................................    90,947   78,607
  Deferred income taxes......................................       853      618
  Deposits, prepaid expenses and other.......................     2,996    2,614
                                                               -------- --------
   Total current assets......................................   129,014  105,278
Property and equipment.......................................     9,879    6,348
Other assets:
  Loan origination and other costs, net of amortization of
   $754 in 1998 and $195 in 1997.............................     3,107    3,407
  Other noncurrent assets....................................     2,457    2,629
  Goodwill and other intangible assets.......................    33,995    6,340
                                                               -------- --------
   Total assets..............................................  $178,452 $124,002
                                                               ======== ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Floor plan.................................................  $ 81,452 $ 67,401
  Secured lines of credit....................................    17,025    4,000
  Notes payable and other....................................     5,512    1,218
  Accounts payable...........................................     6,009    5,275
  Accrued liabilities........................................    13,028    8,804
  Deferred revenue...........................................     2,054    2,034
                                                               -------- --------
   Total current liabilities.................................   125,080   88,732
Long-term liabilities:
  Capital lease obligation and equipment loan................     1,386      --
  Senior notes, net of discount of $2,839 in 1998 and $2,062
   in 1997...................................................    33,161   21,938
  Deferred income taxes......................................     1,055      269
  Deferred revenue...........................................     2,475    3,061
                                                               -------- --------
   Total liabilities.........................................   163,157  114,000
                                                               -------- --------

Commitments and contingencies (note 17)

Cumulative redeemable preferred stock, $.00001 par value;
 3,500 shares issued and outstanding in 1998 and 1997 (net of discount of $456 in 1998 and $526 in 1997, liquidation
 preference of $3,500 in 1998 and 1997)......................     3,044    2,974
Redeemable preferred stock, $.00001 par value; 500 shares
 issued and outstanding in 1998 and 1997 (net of discount of
 $65 in 1998 and $75 in 1997, liquidation preference of $600
 in 1998 and $540 in 1997)...................................       535      465
Stockholders' equity:
  Common stock, $0.00001 par value:
   Class A, 30,000,000 shares authorized, 11,514,044 shares
    issued and outstanding in 1998 and 11,201,152 shares in
    1997.....................................................       --       --
   Class B, 5,000,000 shares authorized, 3,532,000 shares
    issued and outstanding in 1998 and 3,032,000 shares in
    1997.....................................................       --       --
   Class C, 30,000,000 shares authorized, 0 issued and
    outstanding..............................................       --       --
  Additional paid-in capital.................................     8,320    6,544
  Retained earnings..........................................     3,396       19
                                                               -------- --------
   Total stockholders' equity................................    11,716    6,563
                                                               -------- --------
                                                               $178,452 $124,002
                                                               ======== ========

          See accompanying notes to consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                            Years ended December 31,
                     (In thousands, except per share data)

                                                   1998      1997      1996
                                                 --------  --------  --------
Sales:
  New vehicle................................... $475,847  $290,281  $200,185
  Used vehicle..................................  191,829   111,616    81,706
  Service and parts.............................   91,134    58,707    42,416
  Other dealership revenues, net................   24,261    13,444     8,215
                                                 --------  --------  --------
    Total sales.................................  783,071   474,048   332,522
Cost of sales:
  New vehicle...................................  438,726   271,412   187,278
  Used vehicle..................................  175,753   102,689    76,190
  Service and parts.............................   49,423    32,195    25,450
                                                 --------  --------  --------
    Total cost of sales.........................  663,902   406,296   288,918
                                                 --------  --------  --------
    Gross profit................................  119,169    67,752    43,604
Operating expenses:
  Selling, general and administrative...........   99,603    58,761    38,330
  Depreciation and amortization.................    1,952       678       611
  Combination and related expenses..............      --      2,268       --
                                                 --------  --------  --------
    Operating income............................   17,614     6,045     4,663
Other expense:
  Interest expense, floor plan..................   (5,521)   (3,669)   (2,922)
  Interest expense, other.......................   (5,432)   (1,866)      --
                                                 --------  --------  --------
    Income before income taxes..................    6,661       510     1,741
Income tax expense..............................    2,864       446        48
                                                 --------  --------  --------
    Net income.................................. $  3,797  $     64  $  1,693
                                                 ========  ========  ========
Pro forma net income (unaudited)................                     $  1,027
                                                                     ========
Net income (loss) per common share--basic....... $   0.24  $  (0.01) $   0.19
                                                 ========  ========  ========
Weighted average common shares--basic...........   14,341    10,915     5,526
                                                 ========  ========  ========
Net income (loss) per common share--diluted..... $   0.23  $  (0.01) $   0.19
                                                 ========  ========  ========
Weighted average common shares outstanding--
 diluted........................................   14,928    10,915     5,526
                                                 ========  ========  ========


          See accompanying notes to consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years ended December 31, 1998, 1997 and 1996
                                 (In thousands)

                                       FirstAmerica Automotive,
                                           Inc. Common Stock
                                      ----------------------------
                            Price        Class A        Class B
                         Dealerships' -------------- ------------- Paid-in  Retained  Total
                            Equity    Shares  Amount Shares Amount Capital  Earnings Equity
                         ------------ ------  ------ ------ ------ -------  -------- -------
Balance, January 1,
 1996...................   $ 6,644       --   $ --     --   $ --   $  --     $  --   $ 6,644
  Stock issuance........       250       --     --     --     --      --        --       250
  Net income............     1,693       --     --     --     --      --        --     1,693
  Distributions to S
   corporation
   stockholders.........    (3,707)      --     --     --     --      --        --    (3,707)
                           -------    ------  -----  -----  -----  ------    ------  -------
Balance, December 31,
 1996...................   $ 4,880       --   $ --     --   $ --   $  --     $  --   $ 4,880
  Distributions to S
   corporation
   stockholders.........    (4,000)      --     --     --     --      --        --    (4,000)
  Exchange of stock
   related to
   Combination..........      (880)    7,841    --     --     --      880       --       --
  Stock issuance for
   acquisitions.........       --      1,620    --     --     --    1,490       --     1,490
  Stock issuance
   relating to
   financing............       --        --     --   3,032    --    2,789       --     2,789
  Stock issuance, net...       --      1,740    --     --     --    1,554       --     1,554
  Preferred dividend and
   liquidation
   preference...........       --        --     --     --     --     (169)      --      (169)
  Amortization of
   discount.............       --        --     --     --     --      --        (45)     (45)
  Net income............       --        --     --     --     --      --         64       64
                           -------    ------  -----  -----  -----  ------    ------  -------
Balance, December 31,
 1997...................   $   --     11,201  $ --   3,032  $ --   $6,544    $   19  $ 6,563
  Stock issuance for
   acquisitions.........       --        335    --     --     --      776       --       776
  Stock issuance
   relating to
   financing............       --        --     --     500    --    1,000       --     1,000
  Stock redemptions.....       --        (22)   --     --     --      --        --       --
  Preferred dividend and
   liquidation
   preference...........       --        --     --     --     --      --       (340)    (340)
  Amortization of
   discount.............       --        --     --     --     --      --        (80)     (80)
  Net income............       --        --     --     --     --      --      3,797    3,797
                           -------    ------  -----  -----  -----  ------    ------  -------
Balance, December 31,
 1998...................   $   --     11,514  $ --   3,532  $ --   $8,320    $3,396  $11,716
                           =======    ======  =====  =====  =====  ======    ======  =======

          See accompanying notes to consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            Years ended December 31,
                     (In thousands, except per share data)

                                                     1998      1997     1996
                                                   --------  --------  -------
Cash flows from operating activities:
 Net income....................................... $  3,797  $     64  $ 1,693
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation and amortization...................    1,952       678      611
  Non-cash interest expense.......................      782       195      --
  Deferred income taxes...........................     (659)     (349)     --
  Non-cash stock compensation.....................      --        701      --
  Amortization of deferred revenue................     (457)     (373)   1,048
  Changes in operating assets and liabilities:
   Receivables and contracts in transit...........   (8,606)   (8,007)     718
   Inventories....................................   (4,391)  (17,087)    (567)
   Other assets...................................     (500)     (815)    (192)
   Floor plan notes payable.......................    9,504     7,918      809
   Accounts payable and accrued liabilities.......    2,899     9,489       77
                                                   --------  --------  -------
      Net cash provided by (used in) operating
       activities.................................    4,321    (7,586)   4,197
                                                   --------  --------  -------
Cash flows from investing activities:
 Capital expenditures.............................   (4,594)   (1,090)    (805)
 Acquisitions, net of cash acquired...............  (28,980)  (11,726)     --
                                                   --------  --------  -------
      Net cash used in investing activities.......  (33,574)  (12,816)    (805)
                                                   --------  --------  -------
Cash flows from financing activities:
 Borrowings on secured lines of credit............   13,025     4,000      --
 Proceeds from issuance of Senior Notes...........   11,000    21,851      --
 Proceeds from notes payable and other............    4,033       --       --
 Repayments on notes payable and other............      --     (1,632)     167
 Loan origination costs...........................     (258)   (3,602)     --
 Proceeds from issuance of common stock...........    1,000     2,789      250
 Proceeds from issuance of preferred stock........      --      3,360      --
 Distributions to S Corporation stockholders......      --     (4,000)  (3,707)
 Preference dividend paid.........................     (280)     (108)     --
                                                   --------  --------  -------
      Net cash provided by (used in) financing
       activities.................................   28,520    22,658   (3,290)
                                                   --------  --------  -------
      Net increase/(decrease) in cash and
       equivalents................................     (733)    2,256      102
Cash at beginning of period.......................    2,924       668      566
                                                   --------  --------  -------
Cash at end of period............................. $  2,191  $  2,924  $   668
                                                   ========  ========  =======
Cash paid during the period for:
 Interest......................................... $  4,053  $  5,311  $ 2,941
 Income taxes.....................................    3,803       885       16
Non-cash activity was as follows:
 Common stock issued for acquisitions.............      776     1,490      --
 Common stock issued as compensation..............      --        701      --
 Capital lease obligation.........................      703       --       --

          See accompanying notes to consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996

(1) Summary of Significant Accounting Policies

(a) Organization and Combination

      In July 1997, FirstAmerica Automotive, Inc., a public company with no significant assets or operations, combined (the "Combination") with a group of automobile dealership entities under common ownership and control (the "Price Dealerships"). The stockholders of the Price Dealerships received
5,526,000 shares of FirstAmerica Automotive, Inc.'s common stock, which represented a majority of the total outstanding shares of capital stock of FirstAmerica Automotive, Inc. immediately following the Combination. The Combination was accounted for as the acquisition of FirstAmerica Automotive, Inc. by the Price Dealerships, and, accordingly, the financial statements for periods before the Combination represent the financial statements of the Price Dealerships. FirstAmerica Automotive, Inc. and the Price Dealerships are collectively referred to as "FirstAmerica" or the "Company".

(b) Business

      The Company is a leading automotive retailer and consolidator in the highly fragmented automotive retailing industry. We currently operate in four major metropolitan markets in California, and are focusing our consolidation strategy in the western United States. Our source of revenues consists of all activities typical of automotive dealerships. These consist of the sale and lease of new and used vehicles, parts and service sales, collision repair service revenues, financing fees, vehicle insurance commissions, document processing fees, extended service warranty sales, and after-market product sales. As of December 31, 1998, we sold 12 domestic and foreign brands consisting of BMW, Buick, Dodge, Honda, Isuzu, GMC, Lexus, Mitsubishi, Nissan, Pontiac, Toyota and Volkswagen.

      The Company's plan is to continue making opportunistic acquisitions in the western United States. The Company currently operates in the following four metropolitan markets:

     .San Francisco Bay Area                          .San Jose/Silicon Valley
     .San Diego                                       .Los Angeles

(c) Basis of Financial Statement Presentation

      The accompanying consolidated financial statements include the accounts of FirstAmerica Automotive, Inc. and its subsidiaries. All significant intercompany transactions and balances have been eliminated in the consolidated financial statements. Certain prior period amounts have been reclassified to conform with the current financial statement presentation.

(d) Cash and Cash Equivalents

      For purposes of reporting cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash balances consist of demand deposits.

(e) Inventories

      Inventories are stated at the lower of cost or market value. Vehicle cost is determined by using the specific identification method. Parts and accessories cost is determined by using the first-in, first-out method (FIFO).

                         FIRSTAMERICA AUTOMOTIVE, INC.

(f) Property and Equipment

      Property and equipment, including improvements that significantly extend useful lives, are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using a straight-line basis over the shorter of the lease term or estimated useful lives of the assets.

      The range of estimated useful lives is as follows:

     Leasehold improvements....................................... 5 to 20 years
     Equipment.................................................... 5 to 10 years
     Furniture, signs and fixtures................................ 5 to 10 years
     Company vehicles.............................................       5 years

      The cost of maintenance, repairs and minor renewals is expensed as incurred. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the account, and any gain or loss is credited or charged to income.

(g) Income Taxes

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance reduces deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Prior to January 1, 1997, the Company was an S Corporation for federal and state income tax reporting purposes. Federal and state income taxes on the income of an S Corporation are payable by the individual stockholders rather than the corporation. The Company terminated its S Corporation status effective January 1, 1997.

(h) Financial Instruments

      The carrying amount of current assets and current liabilities approximates fair value because of the short-term nature of these instruments. The carrying amount of long-term debt is not determinable because of the structure of the transaction.

      Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature, involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(i) Goodwill and Other Intangible Assets

      Goodwill on acquired dealership operations, which represents the excess of purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over 40 years. The Company evaluates the periods of amortization continually to determine whether later events and circumstances warrant revised estimates of useful lives.

                         FIRSTAMERICA AUTOMOTIVE, INC.

      Goodwill on software company and other intangible assets are primarily acquired software and intellectual property. Other intangible assets are amortized on a straight-line basis over 5 years.

      Accumulated amortization of goodwill and other intangibles totaled approximately $619,000 and $125,000 as of December 31, 1998 and 1997, respectively. Amortization expense charged to operations totaled $494,000, $102,000 and $23,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

(j) Impairment of Long-Lived Assets

      The carrying value of long-lived assets, including intangibles, is reviewed if the facts and circumstances, such as significant declines in revenues, earnings or cash flows or material adverse changes in the business climate, suggest that it may be impaired. The Company performs its review by comparing the book value of long-lived assets to the estimated undiscounted cash flows relating to such assets. If any impairment in the value of the long-lived assets is indicated, the carrying value of the long-lived assets is adjusted to reflect such impairment calculated based on the discounted cash flows of the impaired assets or the assets fair value, as appropriate.

(k) Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

(l) Revenue Recognition

      Vehicle sales revenue is recognized upon delivery. Service and parts revenues are recognized at the time of product sale or completion of service. Other dealership revenues include finance fees received for notes sold to finance companies. Finance fees are recognized, net of anticipated chargebacks, upon acceptance of the credit by the finance companies. These fees are included in other dealership revenues in the consolidated statements of operations.

      The Company recognizes fees from the sale of third party extended warranty service contracts at the time of sale. Where the Company is the primary obligor of the extended warranty service contract, the costs directly related to sales of the contracts are deferred and charged to expense over the periods that the revenues are recognized. Warranty service contract revenues are included in other dealership revenues in the consolidated statements of operations.

(m) Advertising

      Advertising costs are expensed in the period in which advertising occurs and are included in selling, general and administrative expenses in the consolidated statements of operations. Advertising expense totaled $9.1 million, $5.9 million and $3.8 million for 1998, 1997 and 1996, respectively.

(n) Major Suppliers and Dealer Agreements

      The Company purchases substantially all of its new vehicles and inventory from various manufacturers at the prevailing prices charged by the manufacturers. A manufacturer's inability or unwillingness to supply the dealerships with an adequate supply of popular models could affect the Company's overall sales.

                         FIRSTAMERICA AUTOMOTIVE, INC.

      The Company enters into dealer sales and service agreements ("Dealer Agreements") with each manufacturer. The Dealer Agreement generally limits the location of the dealership and grants the manufacturer approval rights over changes in dealership management and ownership. A manufacturer is also entitled to cancel the Dealer Agreement if the dealership is in material breach of its terms.

      The Company's ability to acquire additional dealerships depends, in part, on obtaining manufacturers' approval.

(o) Pro Forma 1996 Net Income and Per Share Amounts

      Pro forma 1996 net income reflects income tax expense as if the Company had terminated its S Corporation status on January 1, 1996, and had normal statutory tax rates for 1996 (see Note 13). In addition, since the capital structure of the Price Dealerships prior to the Combination is not comparable to the capital structure subsequent to the Combination, pro forma net income per share for 1996 is presented based on the 5,526,000 shares issued to the Price Dealership stockholders in the Combination.

(p) Stock-based Compensation

      As allowed under the provisions of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation", the Company recognizes compensation expense using the intrinsic value-based method of valuing stock options prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Under the intrinsic value-based method, compensation cost is measured as the amount by which the quoted market price of the Company's stock at the date of grant exceeds the stock option exercise price.

(q) Comprehensive Income

      The Company has determined that net income and comprehensive income are the same for the periods presented.

(2) Acquisitions

Acquisitions Completed During the Year Ended December 31, 1998

      On April 1, 1998, the Company acquired substantially all of the operating assets of Beverly Hills, BMW, Ltd., a BMW automobile dealership located in West Los Angeles, California. On June 12, 1998, the Company acquired substantially all of the operating assets of Starfire Body Shop located in San Jose, California. On June 19, 1998, the Company acquired substantially all of the operating assets of Burgess British Cars, Inc., a Honda automobile dealership located in Daly City, California. On October 19, 1998, the Company acquired all of the outstanding capital stock of an authorized Toyota automobile dealership commonly known as Concord Toyota located in Concord, California. On November 19, 1998, the Company acquired substantially all of the operating assets of Woodland Hills Volkswagen. On December 31, 1998, the Company completed the acquisition of an automotive-related software company, DSW & Associates, Inc., commonly known as Auto Town. The aggregate consideration paid for the acquisitions completed during 1998 was $29.8 million, consisting of $29.0 million in cash and 0.3 million shares of Class A Common Stock.

      All of the acquisitions were accounted for using the purchase method of accounting and the operating results of these acquisitions have been included in the Company's results of operations since the date they were acquired. The purchase prices have been allocated to assets acquired and liabilities assumed based on the fair

                         FIRSTAMERICA AUTOMOTIVE, INC.

values on the acquisition dates. Amounts recorded for these acquisitions were as follows: current assets, net of cash acquired, of $10.4 million, fixed assets of $0.8 million, goodwill and other intangibles of $27.5 million, floor plan and other liabilities of $7.8 million, and recognition of deferred tax liability of $1.1 million.

Acquisitions Completed During the Year Ended December 31, 1997

      During 1997, the Company acquired substantially all of the operating assets of eight automobile dealerships. The aggregate consideration paid for the acquired dealerships during 1997 was $13.2 million, consisting of $11.7 million in cash, 1.6 million shares of Class A Common Stock, and warrants to acquire up to 20,000 shares of Class A Common Stock. Amounts recorded for these acquisitions were as follows: current assets, net of cash acquired, of $25.9 million, fixed assets of $3.4 million, non-current assets of $0.1 million, goodwill of $4.8 million and floor plan notes payable and current liabilities of $21.0 million.

      The following unaudited pro forma financial information presents a summary of consolidated results of operations as if the acquisitions completed in 1998 and 1997 had occurred as of January 1, 1997 after giving effect to certain adjustments, including amortization of goodwill, interest expense on acquisition debt, reductions in floorplan interest expense resulting from re-negotiated floorplan financing agreements and related income tax effects. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of results of operations that would have occurred had the acquisitions been completed on January 1, 1997. These results are also not necessarily indicative of the results of future operations:

                                                               1998     1997
                                                             -------- --------
                                                                (dollars in
                                                             thousands except
                                                              per share data)
                                                                (unaudited)
     Total sales............................................ $874,223 $756,035
     Income (loss) before taxes.............................    4,521   (2,308)
     Net income (loss)......................................    2,577   (1,316)
     Net income (loss) per common share--diluted............ $   0.15 $  (0.12)

Acquisitions Closed After December 31, 1998 and Pending Acquisitions

      We completed one dealership acquisition in March 1999 and currently have one automobile dealership acquisition pending. The aggregated estimated purchase price for the two acquisitions is approximately $8.0 million. We financed the completed acquisition with $2.0 million of notes payable to sellers and a $1.0 million note payable to the CEO of the Company. We will finance the pending acquisition utilizing our secured lines of credit.

(3) Accounts Receivable

      Accounts receivable is comprised of the following (in thousands):

                                                                 December 31,
                                                                ---------------
                                                                 1998    1997
                                                                ------- -------
     Accounts receivable....................................... $16,341 $10,648
     Accounts receivable--related party (Note 15)..............   2,528     733
                                                                ------- -------
     Total accounts receivable.................................  18,869  11,381
     Less allowance for doubtful accounts......................     409     320
                                                                ------- -------
     Accounts receivable, net.................................. $18,460 $11,061
                                                                ======= =======

                         FIRSTAMERICA AUTOMOTIVE, INC.

(4) Inventories

      Inventories are comprised of the following (in thousands):

                                                                  December 31,
                                                                 ---------------
                                                                  1998    1997
                                                                 ------- -------
     New vehicles............................................... $65,152 $58,344
     Used vehicles..............................................  20,049  15,040
     Parts and accessories......................................   5,746   5,223
                                                                 ------- -------
     Inventories................................................ $90,947 $78,607
                                                                 ======= =======

(5) Property and Equipment

      Property and equipment is comprised of the following (in thousands):

                                                                  December 31,
                                                                 --------------
                                                                  1998    1997
                                                                 ------- ------
     Leasehold improvements..................................... $ 3,255 $2,392
     Equipment..................................................   3,413  2,924
     Furniture, signs and fixtures..............................   5,576  2,333
     Company vehicles...........................................   1,088    832
                                                                 ------- ------
     Total property and equipment...............................  13,332  8,481
     Less accumulated depreciation..............................   3,453  2,133
                                                                 ------- ------
     Property and equipment, net................................ $ 9,879 $6,348
                                                                 ======= ======

(6) Floor Plan Notes Payable and Secured Lines of Credit

      In July 1997, the Company entered into a three year $175 million Loan and Security Agreement with a financial company, replacing an existing $37 million line of credit to the Company. The Loan and Security Agreement matures in July 2000.

      The Loan and Security Agreement permits the Company to borrow up to $115 million in floor plan notes payable, restricted by new and certain used vehicle inventory and provides an additional line of credit up to $35 million ("Revolver Advances"), restricted by used vehicle and parts inventory. The Loan and Security Agreement also provides a discretionary line up to $25 million ("Discretionary Advances") which the financial company makes at its absolute discretion upon request of the Company.

      Floor plan notes payable are due when vehicles are sold, leased, or delivered. Revolver Advances are due whenever the used vehicle and parts borrowing base as defined in the Loan and Security Agreement is exceeded. The Loan and Security Agreement grants a collateral interest in substantially all of the Company's assets.

      As of December 31, 1998 and 1997, the Company had floor plan notes payable of $81.5 and $67.4 million, respectively, and outstanding Revolver Advances of $17.0 and $4.0 million, respectively. Revolver Advances are classified as secured lines of credit in the accompanying financial statements. There were no Discretionary Advances outstanding as of December 31, 1998 and 1997. As of December 31, 1998 and

                         FIRSTAMERICA AUTOMOTIVE, INC.

1997, $5.0 million and zero of the Revolver Advances were guaranteed by a Trust affiliated with the Chief Executive Officer.

      The availability of the company to draw on the floor plan notes payable, Revolver Advances, and Discretionary Advances, for the purpose of acquiring automobile dealerships, is limited by the amount of vehicle and parts inventory of the acquired dealership.

      Interest rates on the floor plan notes and the Revolver Advances are variable and change based on movements in the prime rate. The interest rates equal the prime rate minus 35 to 75 basis points, which was 8.15% to 7.00% and 8.15% to 7.75% at December 31, 1998 and 1997. During 1998 and 1997, the average monthly borrowing on the floor plan notes and Revolver Advances was $73.4 and $44.0 million and $13.5 and $0.3 million, respectively, and the aggregate average interest rate was 7.67% and 7.75%, respectively. Interest expense was $6.7 and $3.8 million at December 31, 1998 and 1997.

      The Loan and Security Agreement contains various financial covenants such as minimum interest coverage, working capital, and maximum debt to equity ratios.

(7) Senior Notes

      At the time of the Combination (see Note 1), the Company entered into a Securities Purchase Agreement with a financial company to provide an aggregate funding commitment of up to $40 million. In exchange for the $40 million, the Company had the ability to issue on a pro-rata basis up to $36 million of 12.375% Senior Notes, $3.5 million of 8% Cumulative Redeemable Preferred Stock ("CRPS"), and $0.5 million Redeemable Preferred Stock ("RPS"), and up to 5 million shares of the Company's Class B Common Stock, par value $0.00001 per share.

      In 1997, the Company had received $28 million from the financial company. In exchange, the Company issued notes with a principal amount of $24 million at a discount of $2.2 million, 3,500 shares of CRPS at a discount of $0.6 million, 500 shares of RPS at a discount of $0.1 million and 3,032,000 shares of Class B Common Stock at $0.92 per share. The notes and the preferred stock are due June 30, 2005 (see Note 8).

      In 1998, the Company received an additional $12.0 million from the financial company. In exchange, the Company issued 12.375% Senior Notes with a principal amount of $12.0 million at a discount of $1.0 million, and issued 0.5 million shares of Class B Common Stock at $2.00 per share. The notes are due June 30, 2005.

      For financial reporting purposes, the difference between the issue price and the face value of each security is recorded as a discount and is amortized over the life of each security using the effective interest method. The discount amortization on the notes is included in interest expense, and the CRPS and RPS discount amortization is recorded as a deduction from retained earnings. The Company incurred $3.5 and $1.5 million in interest expense related to the notes during 1998 and 1997, including $224,000 and $88,000, respectively, for the non-cash amortization of discount.

      The notes are unsecured and subordinated to all debts of the Company's operating subsidiaries, rank pari passu to the Company's other existing and future senior indebtedness, and are senior in right of payment to any future subordinated debt of the Company. The CRPS and RPS shares will be subordinate to all the debt of the Company and its subsidiaries and have priority over the common stock of the Company.

                         FIRSTAMERICA AUTOMOTIVE, INC.

      On July 1, 2003 and July 1, 2004, the Company shall redeem the notes in the aggregate principal amount equal to the lesser of (a) 30% of the aggregate principal amount of notes issued or (b) the aggregate amount of issued and outstanding notes on such date. On these dates, the Company shall redeem the notes, at the applicable redemption price plus all accrued and unpaid interest on the notes to the redemption date. On June 30, 2005, the Company shall redeem all remaining issued and outstanding notes, including accrued and unpaid interest.

      The Company can redeem all the notes or any part thereof, at any time, upon due notice to the holders of the notes. The redemption price for the period beginning July 1, 1998 through June 30, 1999 is 108.75% of the principal balance and decreases by 1.25% for each year on July 1, thereafter. The redemption price on June 30, 2005 is equal to the CRPS and RPS liquidation preference of $1,000 and $1,720 respectively. If the aggregate outstanding principal balance of the notes, at any time, is less than $2 million, the Company is required to redeem all outstanding notes. If the Company has a public offering of its stock, the Company may within 45 days of consummation of public offering, redeem all the outstanding notes. In such circumstances, the redemption price for the period July 1, 1998 to June 30, 1999 is 104.375% of the principal balance and decreases by 0.625% for each year on July 1, thereafter.

      The Securities Purchase Agreement contains various financial covenants such as minimum interest coverage, and non-financial covenants including limitations on the Company's ability to pay dividends, retire or acquire debt, make capital expenditures, and sell assets.

(8) Redeemable Preferred Stock

      The Company has 10,000 shares of authorized Preferred Stock with par value of $0.00001 per share. In connection with the Securities Purchase Agreement (see Note 7), the Company issued 3,500 shares of CRPS, due June 30, 2005, with a par value of $0.00001 per share, and 500 shares of RPS, due June 30, 2005, with a par value of $0.00001 per share. As of December 31, 1998 and 1997, 3,500 CRPS and 500 RPS were issued and outstanding.

CRPS

      The holders of CRPS are entitled to receive a dividend at an annual rate of 8% of CRPS, payable, equally, on May 31, and November 30 of each year. Any unpaid dividends accrue cumulatively at an annual rate of 14%. The Company is required to redeem the CRPS on June 30, 2005, but CRPS may be redeemed, all or in part, at any time prior to that date at the Company's election.

      The liquidation preference for each share of CRPS is $1,000. The redemption price per share (expressed as a percentage of the CRPS liquidation preference) for the period beginning June 30, 1998 to June 29, 1999, is 108.75% of the CRPS liquidation preference and decreases by 1.25% for each year on June 30, thereafter. The redemption price per share on June 30, 2005, is equal to the CRPS liquidation preference.

RPS

      The holders of RPS are not entitled to receive any dividends. Each RPS share has an initial liquidation preference of $1,080, which increases by $80 per share each year on June 30. The RPS liquidation preference will be $1,720 on June 30, 2005. All the RPS, or any part thereof, may be redeemed for cash at the Company's election. The redemption price per share (expressed as a percentage of the RPS liquidation preference) for the period June 30, 1998 to June 29, 1999 is 108.75% of the RPS liquidation preference and decreases by 1.25%

                         FIRSTAMERICA AUTOMOTIVE, INC.

for each year on June 30, thereafter. The redemption price per share on June 30, 2005, is equal to the RPS liquidation preference.

      The Preferred Stock has no voting rights except (a) as required by the law of the State of Delaware, (b) to approve certain transactions that would otherwise violate the terms of Agreement governing the sale of Preferred Stock by the Company (see Note 7), and (c) to elect a director to the Board of Directors to represent the CRPS stockholders if dividends on CRPS remain in arrears and unpaid for two semiannual dividend periods, or, if the Company fails to mandatorily redeem the Preferred Stock after June 30, 2005.

      During 1998 and 1997, the Company recorded $280,000 and $128,000 as CRPS preference dividend, $60,000 and $40,000 for the accretion of the RPS liquidation preference with a corresponding charge to paid in capital, and $80,200 and $45,000 for the non-cash amortization of the discount with a corresponding charge to retained earnings.

(9) Common Stock

      The Company has authorized Class A Common Stock of 30 million shares, Class B Common Stock of 5 million shares, and Class C Common Stock of 30 million shares, all with a par value of $0.00001 per share.

      The Class A and Class B Common Stock have equal voting rights and the Class C Common Stock is non-voting, except as otherwise required by Delaware law. Class B Common Stockholders, voting as a separate class, are entitled to elect one Director to the Board of Directors of the Company. Each share of Class B Common Stock will be automatically converted into one share of Class A Common Stock upon the closing of a firm commitment to register at least $50 million of Common Stock under the Securities Act of 1933. Class C Common Stock will be issued only under certain conditions as defined in the Certificate of Incorporation.

      The Company is prohibited from paying dividends on its common stock so long as any shares of CRPS are outstanding. Under certain circumstances pursuant to the terms of its financing agreements, the Company is prohibited from paying dividends on its common stock.

(10) Stock Options

      The Company's Board of Directors has approved the 1997 Stock Option Plan, as amended through October 27, 1998, (the "Option Plan"), pursuant to which an aggregate of 1.5 million shares of Class A Common Stock were reserved for issuance to key employees of the Company. The Option Plan permits awards of either incentive or non-qualified stock options. The exercise price of the options may not be less than the fair market value as determined by a committee of the Board of Directors. As of December 31, 1998, the Company has granted options to employees covering an aggregate of 1,450,000 shares of Class A common stock. The options vest over a five year period, and expire if unexercised ten years from the date of grant.

                         FIRSTAMERICA AUTOMOTIVE, INC.

      The following table summarizes the Company's outstanding stock options (in thousands, except per share data):

                                           Years Ended December 31,
                                  -------------------------------------------
                                          1998                  1997
                                  --------------------- ---------------------
                                  Number    Weighted    Number    Weighted
                                    of      Average       of      Average
                                  Shares Exercise Price Shares Exercise Price
                                  ------ -------------- ------ --------------
     Options outstanding,
      beginning of year..........   942      $2.65       --        $ --
     Granted.....................   508      $3.61       942       $2.65
     Exercised...................   --         --        --          --
     Forfeited...................     2      $4.00       --          --
                                  -----      -----       ---       -----
     Options outstanding, end of
      year....................... 1,448      $2.78       942       $2.65
                                  =====      =====       ===       =====
     Options exercisable, end of
      year.......................   360      $2.20       103       $2.09
                                  =====      =====       ===       =====

      The Company has elected the disclosure requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123") and continues to recognize compensation expense as prescribed in Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under this method of accounting for stock options, compensation cost is measured as the amount by which the fair value of the company's stock at the grant date exceeds the stock option exercise price. For the years ended December 31, 1998 and 1997, compensation expense was $0 and $701,000, respectively.

      The weighted average remaining contractual life of options outstanding is
9.0 years. The weighted average fair value of options granted was $0.73 during 1998 and $0.25 during 1997. The fair value of each option grant is estimated based on the date of grant using the Black-Scholes option valuation model with the following assumptions used for grants made in 1998: expected common stock price volatility of 50%, risk-free interest of 4.75%, and an expected option life of 5.0 years. The following assumptions were used for grants made in 1997: expected volatility of 42%, risk-free interest of 6.25%, and an expected option life of 5.5 years.

      Had compensation expense of the Company's stock-based compensation plan been determined based on the fair value method prescribed by SFAS No. 123, the Company's pro forma net income and diluted earnings per share for the years ended December 31, 1998 and 1997 would have been (in thousands except per share amounts):

                                                                  1998   1997
                                                                 ------ ------
     Net income
       As reported.............................................. $3,797 $   64
       Pro forma................................................  3,679     18
     Net income (loss) per common share--basic
       As reported.............................................. $ 0.24 $(0.01)
       Pro forma................................................   0.23  (0.02)
     Net income (loss) per common share--diluted
       As reported.............................................. $ 0.23 $(0.01)
       Pro forma................................................   0.22  (0.02)

                         FIRSTAMERICA AUTOMOTIVE, INC.

(11) Warrants

      During 1998 and 1997, the Company issued warrants to purchase approximately 40,000 and 332,000 shares of Class A Common Stock at an exercise price of $2.00 and $0.92 per share respectively. The warrants expire in 2002 and 2003 and were issued in connection with obtaining financing of the senior notes.

(12) Earnings Per Share

      The following table reconciles basic and diluted earnings per share for the years ended December 31, 1998, 1997, and 1996 (in thousands, except per share data):

                                                           1998   1997    1996
                                                          ------ ------  ------
     Net income per income statement(a).................  $3,797 $   64  $1,027
     Less:
       Cumulative redeemable preference dividends.......     280    128     --
       Redeemable preferred stock liquidation preference
        accretion.......................................      60     40     --
       Cumulative and redeemable preferred stock
        discount amortization...........................      80     45     --
                                                          ------ ------  ------
     Net income applicable to common stockholders.......   3,377   (149)  1,027
     Add:
       Interest charges applicable to convertible debt..      44    --      --
                                                          ------ ------  ------
     Net income applicable to common stockholders and
      assumed conversions...............................  $3,421 $ (149) $1,027
                                                          ====== ======  ======
     Basic Earnings Per Share:
     Weighted average common shares outstanding--
      basic(b)..........................................  14,341 10,915   5,526
                                                          ====== ======  ======
     Net income (loss) per common share--basic..........  $ 0.24 $(0.01) $ 0.19
                                                          ====== ======  ======
     Diluted Earnings Per Share:
     Weighted average common shares outstanding--
      basic(b)..........................................  14,341 10,915   5,526
     Net effect of dilutive stock options...............     282    --      --
     Net effect of warrants.............................     205    --      --
     Net effect of convertible notes....................     100    --      --
                                                          ------ ------  ------
     Total weighted average common shares outstanding--
      diluted(b)........................................  14,928 10,915   5,526
                                                          ====== ======  ======
     Net income (loss) per common share--diluted(c).....  $ 0.23 $(0.01) $ 0.19
                                                          ====== ======  ======

--------
(a) Net income for 1996 is presented on a pro forma basis to reflect net income that would have been reported if the Company had been a C Corporation instead of an S Corporation for the year ended December 31, 1996. See Note 13 on Income Taxes.
(b) Since the capital structure of the Price Dealerships prior to the combination is not comparable to the capital structure subsequent to the combination, the number of weighted average shares, both basic and diluted, for 1996 is presented based on the 5,526,000 shares issued to the Price Dealership stockholders in the Combination.
(c) In 1997, diluted earnings per share does not include dilutive securities, such as options and warrants, as their inclusion would be anti-dilutive for 1997.

                         FIRSTAMERICA AUTOMOTIVE, INC.

(13) Income Taxes

      On January 1, 1997, the Company terminated its S Corporation election and elected C Corporation status. This change in tax status resulted in the immediate recognition of $214,000 in net deferred tax assets. In connection with the change in tax status, the Company changed its method of valuing inventories from the last-in first-out ("LIFO") method to the specific identification method. This change resulted in a tax liability of $1.4 million and is payable equally over the next six years ("LIFO recapture").

      Income tax expense (benefit) consists of the following (in thousands):

                                                                   Years Ended
                                                                    December
                                                                       31,
                                                                   ------------
                                                                    1998   1997
                                                                   ------  ----
     Current
       Federal.................................................... $2,795  $625
       State......................................................    728   170
                                                                   ------  ----
         Total Current............................................  3,523   795
     Deferred
       Federal....................................................   (523) (306)
       State......................................................   (136)  (43)
                                                                   ------  ----
         Total Deferred...........................................   (659) (349)
                                                                   ------  ----
         Total.................................................... $2,864  $446
                                                                   ======  ====

      The income tax rate on pre-tax income differed from the federal statutory rate as follows:

                                                              Years Ended
                                                              December 31,
                                                             -----------------
                                                             1998  1997   1996
                                                             ----  ----   ----
     Computed tax expense...................................  34%   34 %   34 %
       State taxes..........................................   6%   25 %   --
       Permanent difference.................................   2%   --     --
       S Corporation status.................................  --    --    (31)%
       Change in tax status to C corporation including LIFO
        recapture...........................................  --   (42)%   --
       Non-deductible stock compensation....................  --    56 %   --
       Other................................................   1%   15 %   --
                                                             ---   ---    ---
         Total..............................................  43%   88 %    3 %
                                                             ===   ===    ===

                         FIRSTAMERICA AUTOMOTIVE, INC.

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, are presented below (in thousands):

                                                                1998     1997
                                                               -------  -------
     Deferred tax assets:
       Extended warranty service contracts.................... $ 1,001  $ 1,184
       State taxes............................................     217       58
       Accrued bonuses and vacation...........................     624      204
       Allowance for doubtful accounts........................     210      132
       Other accrued liabilities..............................     306       32
                                                               -------  -------
         Total deferred tax assets............................   2,358    1,610
     Deferred tax liabilities:
       Acquired tax basis difference..........................  (1,210)     --
       LIFO recapture.........................................    (988)  (1,160)
       Other..................................................    (362)    (101)
                                                               -------  -------
         Total deferred tax liabilities.......................  (2,560)  (1,261)
                                                               -------  -------
         Net deferred tax (liabilities) assets................ $  (202) $   349
                                                               =======  =======

Pro Forma Income Taxes

      Prior to January 1, 1997, the Company was an S Corporation. The following unaudited pro forma provision for income taxes reflects the components of income tax expense that would have been reported if the Company had been a C Corporation for the year ended December 31, 1996 (in thousands):

                                                             Federal State Total
                                                             ------- ----- -----
     Year ended December 31, 1996...........................  $592   $122  $714
                                                              ====   ====  ====

(14) Employee Benefit Plans

      Substantially all of the employees of the Company are eligible to participate in the FirstAmerica Automotive, Inc. Retirement Savings Plan ("the Plan"), a defined contribution plan, after meeting minimum service requirements. Employees of acquired companies are eligible to join the Plan if or when the minimum service criteria has been met. Service completed at the time of acquisition will apply towards the meeting of the criteria. The Company has recorded matching contributions in the amount of approximately $440,000, $334,000, and $196,000, in 1998, 1997 and 1996, respectively.

(15) Related Party Transactions

Accounts Receivable

      The Company had accounts receivable from related parties of $2.5 million at December 31, 1998. Of this amount, $2.4 million relates to a receivable from the Chief Executive Officer of the Company related to leasehold improvements paid by the Company on a building the Company leases from the CEO. The Company was subsequently reimbursed for the original cost of the leasehold improvements in January 1999. The remaining $0.1 million relates to an advance to an executive.

                         FIRSTAMERICA AUTOMOTIVE, INC.

Operating Leases

      The Company leases facilities under various agreements from a Trust affiliated with the Chief Executive Officer ("CEO") of the Company, and from partnerships in which the Chairman of the Company and the CEO are partners. During 1997, a partnership in which the Chairman of the Company is a partner purchased a facility leased by the Company. As part of the acquisition, the partnership reimbursed the Company $0.8 million for leasehold improvements.

      These leases have an initial term of 15 years and are renewable at the option of the Company. Selling, general and administrative expense includes related party rental expense of $4.6 million, $2.3 million, and $1.7 million in 1998, 1997, and 1996, respectively.

Acquisitions

      On June 1998, the Company acquired substantially all of the operating assets of a Honda automobile dealership located in Daly City, California. The purchase price was partially financed by the proceeds of a $4.0 million loan from the Chairman of the Company's Board of Directors to the Company. Pursuant to the terms of a Letter of Agreement, the Chairman is entitled to a 3% origination fee on the loan, and the Company will be responsible for interest payments to the commercial bank that made a $4.0 million personal loan to the Chairman. The principal amount is due at the earlier of June 1, 1999 or upon the refinancing and/or equity offering of either preferred or common shares in the Company. The Company believes the terms of the origination fee paid to the Chairman are no less favorable to the Company than those arranged with other parties. The $4.0 million loan outstanding at December 31, 1998 is included in other notes payable in the accompanying condensed consolidated financial statements. As of December 31, 1998 the origination fee in the amount of $120,000 is outstanding and is included in accrued liabilities in the accompanying financial statements.

      On October 1, 1998, the Company completed the acquisition of an authorized Toyota automobile dealership. Pursuant to a Stock Purchase Agreement dated July 17, 1998, the Company acquired all of the outstanding capital stock from the Seller. The Seller's trustee is the father of an officer of the Company. The Company believes it purchased the Corporation under terms no less favorable to the Company than those arranged with other parties. In connection with the acquisition, the Company issued options to purchase 100,000 shares of Class A Common Stock at an exercise price of $2.00 per share to the officer of the Company as a finders fee, in accordance with the terms of his employment agreement with the Company.

      During 1997, the Company issued 1.3 million shares of its Class A Common Stock in exchange for substantially all the operating assets of a dealership owned by the Chairman of the Company. The Chairman was indebted to the Company in the amount of approximately $500,000 as a result of this transaction, which was subsequently paid.

      During 1997, the Company acquired substantially all the operating assets of a dealership owned by an officer of the Company for $2.9 million.

      The Company believes it purchased the dealerships acquired from related parties under terms no less favorable than those arranged with other parties.

                         FIRSTAMERICA AUTOMOTIVE, INC.

Management Services

      In July 1997, a Company affiliated with the CEO provided management services to the Company. Selling, general and administrative expense includes approximately $0.8 million and $1.8 million for the years ended December 31, 1997 and 1996, respectively for data processing, executive compensation, professional, and other services.

Legal Services

      A law firm, in which one of the Directors of the Company is a partner, provides legal services to the Company which amounted to approximately $0.4 million in both 1998 and 1997.

Notes Payable

      The Company had $0.6 million of convertible notes payable due to stockholder at December 31, 1998 and 1997, respectively. These notes are convertible into Class A Common Stock at $4.00 per share.

(16) Operating Segments

      The Company operates primarily in the automotive segment in California. The Company sells new vehicles, used vehicles, light trucks, and replacement parts. In addition, it provides vehicle maintenance and repair services, and arranges related financing and warranty products for its automotive customers.

      To supplement its core business, the Company acquired on December 31, 1998 a software company, Auto Town, that provides software products and services to automobile dealerships. The acquisition was accounted for as a purchase, and the results of operations were not included prior to December 31, 1998.

(17) Commitments and Contingencies

Operating and Capital Leases

      All of the Company's operations are conducted in leased facilities. The Company leases certain facilities from certain officers of the Company (see
Note 15). The minimum future rental payments by the Company as of December 31, 1998 are as follows (in thousands):

                                                           Operating
                                                            Leases
                                                        ---------------
                                                        Related         Capital
         Years ending December 31,                      Parties  Other  Leases
         -------------------------                      ------- ------- -------
     1999.............................................. $ 5,024 $ 5,964  $ 177
     2000..............................................   5,125   5,617    177
     2001..............................................   5,300   5,006    177
     2002..............................................   5,124   4,540    177
     2003..............................................   5,129   4,409    154
     Thereafter........................................  33,371  19,616    --
                                                        ------- -------  -----
     Total minimum lease payments...................... $59,073 $45,152    862
                                                        ======= =======
     Less amount representing interest.................                   (159)
                                                                         -----
     Present value of net minimum lease payments.......                  $ 703
                                                                         =====

                         FIRSTAMERICA AUTOMOTIVE, INC.

      The current portion of capital lease payments of $122,000 is included in notes payable and other in the accompanying consolidated financial statements.

      The non-current portion of the capital leases of $581,000 and the non-current portion of an equipment financing loan of $805,000, which bears interest at 8.25% and amortizes monthly expiring in December 2002, are included in capital lease obligation and equipment loan in the accompanying financial statements.

      Rental expense for operating leases was $9.0 million, $5.8 million, and $2.8 million in 1998, 1997 and 1996, respectively.

Litigation

      The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position or the future results of operations and cash flows.

(18) Combination and Related Expenses

      During 1997, the Company incurred $2.3 million in certain legal, accounting, consulting and compensation expenses associated with the combination and development of its organization and business plan. There were no combination and related expenses in 1998.

(19) Subsequent Event

      In March 1999, the Company sold the operating assets of Serramonte GMC to the manufacturer and recorded net proceeds of approximately $1.7 million.

(20) Summary of Quarterly Financial Data (Unaudited)

      The following table summarizes the Company's results of operations as presented in the Consolidated Statements of Income by quarter for 1998 and 1997 (in thousands, except per share data).

                                             First    Second    Third    Fourth
                                            Quarter  Quarter   Quarter  Quarter
                                            -------- --------  -------- --------
Year Ended December 31, 1998
  Total sales.............................. $160,617 $183,051  $223,486 $215,917
  Gross profit.............................   24,418   28,911    33,739   32,101
  Operating income.........................    3,361    4,563     5,552    4,138
  Income before income taxes...............    1,290    1,902     2,812      657
  Net income...............................      735    1,084     1,603      375
  Net income per share--diluted............     0.04     0.07      0.10     0.02
Year Ended December 31, 1997
  Total sales.............................. $ 93,024 $ 97,050  $139,172 $144,802
  Gross profit.............................   12,433   13,616    19,275   22,428
  Operating income.........................    1,093     (518)    2,131    3,339
  Income before income taxes...............      271   (1,441)      416    1,264
  Net income (loss)........................       34     (179)       51      158
  Net income (loss) per share--diluted.....     0.01    (0.02)        0        0

                         FIRSTAMERICA AUTOMOTIVE, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)
                                  (Unaudited)

                                                         March 31, December 31,
                                                           1999        1998
                                                         --------- ------------
                        ASSETS
Cash and cash equivalents..............................  $  3,530    $  2,191
Contracts in transit...................................    16,625      13,567
Accounts receivable, net...............................    16,744      18,460
Inventories............................................   108,169      90,947
Deferred income taxes..................................       853         853
Deposits, prepaid expenses and other...................     2,492       2,996
                                                         --------    --------
   Total current assets................................   148,413     129,014
Property and equipment, net............................    11,082       9,879
Other assets:
 Loan origination and other costs, net.................     2,955       3,107
 Other noncurrent assets...............................     2,375       2,457
 Goodwill, net.........................................    36,722      33,995
                                                         --------    --------
   Total assets........................................  $201,547    $178,452
                                                         ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Floor plan............................................  $ 96,105    $ 81,452
 Secured lines of credit...............................    16,450      17,025
 Notes payable and other...............................     5,038       5,512
 Accounts payable......................................     8,532       6,009
 Accrued liabilities...................................    14,764      13,028
 Deferred revenue......................................     1,984       2,054
                                                         --------    --------
   Total current liabilities...........................   142,873     125,080
Long-term liabilities:
 Capital lease obligation and other long term notes....     5,483       1,386
 Senior notes, net of discount of $2,759 in 1999 and
  $2,839 in 1998.......................................    33,241      33,161
 Deferred income taxes.................................       995       1,055
 Deferred revenue......................................     1,951       2,475
                                                         --------    --------
   Total liabilities...................................   184,543     163,157
                                                         --------    --------
Cumulative redeemable preferred stock, $.00001 par
 value; 3,500 shares issued and outstanding in 1999 and
 1998 (net of discount of $438 in 1999 and $456 in
 1998, liquidation preference of $3,500 in 1999 and
 1998).................................................     3,062       3,044
Redeemable preferred stock, $.00001 par value; 500
 shares issued and outstanding in 1999 and 1998 (net of
 discount of $63 in 1999 and $65 in 1998, liquidation
 preference of $610 in 1999 and $600 in 1998)..........       547         535
Stockholders' equity:
 Common stock, $0.00001 par value:
   Class A, 30,000,000 shares authorized, 11,514,044
    shares issued and outstanding in 1999 and 1998.....       --          --
   Class B, 5,000,000 shares authorized, 3,532,000
    shares issued and outstanding in 1999 and 1998.....       --          --
   Class C, 30,000,000 shares authorized, 0 shares
    issued and outstanding.............................       --          --
 Additional paid-in capital............................     8,320       8,320
 Retained earnings.....................................     5,075       3,396
                                                         --------    --------
   Total stockholders' equity..........................    13,395      11,716
                                                         --------    --------
                                                         $201,547    $178,452
                                                         ========    ========


     See accompanying notes to condensed consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      (In thousands, except share amounts)
                                  (Unaudited)

                                                         Three Months Ended
                                                              March 31,
                                                        ----------------------
                                                           1999        1998
                                                        ----------  ----------
Sales:
  New vehicle.......................................... $  151,274  $   94,945
  Used vehicle.........................................     51,789      41,796
  Service and parts....................................     27,431      18,840
  Other dealership revenues, net.......................      7,705       5,036
                                                        ----------  ----------
    Total sales........................................    238,199     160,617
Cost of sales:
  New vehicle..........................................    139,696      87,775
  Used vehicle.........................................     46,844      38,172
  Service and parts....................................     14,723      10,252
                                                        ----------  ----------
    Total cost of sales................................    201,263     136,199
                                                        ----------  ----------
  Gross profit.........................................     36,936      24,418
Operating expenses:
  Selling, general and administrative..................     30,739      20,658
  Depreciation and amortization........................      1,045         399
                                                        ----------  ----------
    Operating income...................................      5,152       3,361
Other income/(expense):
  Interest expense, floor plan.........................     (1,506)     (1,180)
  Interest expense, other..............................     (1,778)       (891)
  Gain on sale of dealership...........................      1,253         --
                                                        ----------  ----------
    Income before income taxes.........................      3,121       1,290
Income tax expense.....................................      1,342         555
                                                        ----------  ----------
    Net income......................................... $    1,779  $      735
                                                        ==========  ==========
Net income per common share--basic..................... $     0.11  $     0.04
                                                        ==========  ==========
Weighted average common shares outstanding--basic...... 15,065,984  14,224,845
                                                        ==========  ==========
Net income per common share--diluted................... $     0.11  $     0.04
                                                        ==========  ==========
Weighted average common shares outstanding--diluted.... 15,783,657  14,734,763
                                                        ==========  ==========


     See accompanying notes to condensed consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                 (In thousands)
                                  (Unaudited)

                          FirstAmerica Automotive, Inc.
                                  Common Stock
                         ----------------------------------
                             Class A           Class B
                         ----------------  ----------------  Paid-in Retained  Total
                         Shares   Amount   Shares   Amount   Capital Earnings Equity
                         -------- -------  -------  -------  ------- -------- -------
Balance, December 31,
 1998...................   11,514   $ --     3,532    $ --   $8,320   $3,396  $11,716
Preferred dividend and
 liquidation
 preference.............                                                 (80)     (80)
Amortization of
 discount...............                                                 (20)     (20)
Net income..............                                               1,779    1,779
                         -------- -------  -------  -------  ------   ------  -------
Balance, March 31,
 1999...................   11,514   $ --     3,532    $ --   $8,320   $5,075  $13,395
                         ======== =======  =======  =======  ======   ======  =======




     See accompanying notes to condensed consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)
                                  (Unaudited)

                                                           Three Months Ended
                                                               March 31,
                                                           --------------------
                                                             1999       1998
                                                           ---------  ---------
Cash flows from operating activities:
 Net income............................................... $   1,779  $    735
 Adjustments to reconcile net income to net cash provided
  by (used in) operating activities:
  Depreciation and amortization...........................     1,045       268
  Noncash interest expense................................       230       113
  Deferred warranty revenue, net..........................      (364)       56
  Gain on sale of dealership..............................    (1,253)      --
  Deferred taxes..........................................       (60)      --
  Changes in operating assets and liabilities:
   Receivables and contracts in transit...................    (1,341)   (4,958)
   Inventories............................................   (13,425)    3,873
   Other assets...........................................       212        88
   Floor plan notes payable...............................    11,419    (4,257)
   Accounts payable and accrued liabilities...............     4,021     2,761
                                                           ---------  --------
      Net cash provided by (used in) operating
       activities.........................................     2,263    (1,321)
                                                           ---------  --------
Cash flows from investing activities:
 Capital expenditures.....................................    (1,109)     (457)
 Acquisitions, net of cash acquired.......................    (1,706)      --
  Proceeds from sale of dealership........................     1,900       --
                                                           ---------  --------
      Net cash used in investing activities...............      (915)     (457)
                                                           ---------  --------
Cash flows from financing activities:
 Borrowings on notes payable and other....................     1,009       255
 Borrowings on secured lines of credit....................       --        600
 Repayments on secured lines of credit....................      (575)      --
 Repayments on notes payable and other....................      (443)      --
                                                           ---------  --------
      Net cash (used in) provided by financing
       activities.........................................       (9)       855
                                                           ---------  --------
      Net increase (decrease) in cash and equivalents.....     1,339      (923)
Cash at beginning of period...............................     2,191     2,924
                                                           ---------  --------
Cash at end of period..................................... $   3,530  $  2,001
                                                           =========  ========
Cash paid during the period for:
 Interest................................................. $   3,047  $  1,941
 Income taxes.............................................       124       --
Non-cash activity was as follows:
 Capital lease obligation.................................       619       --
 Preference dividends declared but not paid...............        70        70
 Notes payable to sellers.................................     2,000       --

     See accompanying notes to condensed consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

(1) Summary of Significant Accounting Policies

(a) Business

      FirstAmerica Automotive, Inc. (the "Company") is a leading automotive retailer and consolidator in the highly fragmented automotive retailing industry. The Company currently operates in four major metropolitan markets in California, and is focusing its consolidation strategy in the western United States. The Company generates revenues primarily through the sale and lease of new and used vehicles, service and parts sales, financing fees, extended service warranty sales, after-market product sales and collision repair services. The Company sells a variety of domestic and foreign brands, including BMW, Chevrolet, Dodge, Honda, Isuzu, Lexus, Mitsubishi, Nissan, Toyota, and Volkswagen.

      The Company's plan is to continue making opportunistic acquisitions in the western United States. The Company currently operates in the following four metropolitan markets:

     .San Francisco Bay Area                          .San Jose/Silicon Valley
     .San Diego                                       .Los Angeles

(b) Basis of Financial Statement Presentation

      The financial information included herein for the three month periods ended March 31, 1999 and 1998 is unaudited; however, such information reflects all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods.

      The financial information as of December 31, 1998 is derived from FirstAmerica Automotive, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999. The interim condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and the notes thereto included in the Company's Form 10-K. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

      All significant intercompany transactions and balances have been eliminated in the accompanying condensed consolidated financial statements. Certain prior period amounts have been reclassified to conform with the current financial statement presentation.

(d) Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

(e) Comprehensive Income

      The Company has determined that net income and comprehensive income are the same for the periods presented.

                         FIRSTAMERICA AUTOMOTIVE, INC.

(2) Acquisitions

Acquisition and Disposition Completed During the Quarter Ended March 31, 1999

      In March 1999, the Company acquired substantially all of the operating assets of Richey Fipp Chevrolet, a Chevrolet dealership located in Poway, California. The acquisition was accounted for using the purchase method of accounting and the operating results of this dealership have been included in the Company's results of operations since the date it was acquired. The purchase price has been allocated to assets acquired and liabilities assumed based on the fair values on the acquisition date. Amounts recorded for this acquisition were as follows: current assets, net of cash acquired, of $4.2 million, fixed assets of $0.2 million, goodwill and other intangibles of $3.0 million, and floor plan and other liabilities of $3.7 million.

      The following unaudited pro forma financial information presents a summary of consolidated results of operations as if the acquisitions completed during the period from January 1, 1998 to March 31, 1999 (see list of acquisitions below) had occurred as of January 1, 1998 after giving effect to certain adjustments, including amortization of goodwill, interest expense on acquisition debt, reductions in floor plan interest expense resulting from re-negotiated floor plan financing agreements, change in accounting for inventories from last-in, first-out method to the Company's specific identification method for accounting for inventories, and related income tax effects. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of results of operations that would have occurred had the acquisitions been completed on January 1, 1998. These results are also not necessarily indicative of the results of future operations:


                                                                Three Months
                                                               Ended March 31,
                                                              -----------------
                                                                1999     1998
                                                              -------- --------
     Total sales............................................. $243,978 $211,333
     Income before taxes.....................................    3,212    1,171
     Net income..............................................    1,831      667
     Net income per common share--diluted.................... $   0.11 $   0.04

      The acquisitions incorporated into the above unaudited pro forma financial information include the following:


     Acquisition                                                       Date
     -----------                                                   -------------
     Beverly Hills BMW............................................    April 1998
     Serramonte Honda.............................................     June 1998
     Concord Toyota...............................................  October 1998
     Volkswagen of Woodland Hills................................. November 1998
     Auto Town.................................................... December 1998
     Poway Chevrolet..............................................    March 1999

      In March 1999, the Company sold the operating assets of Serramonte GMC/Pontiac/Buick to General Motors, Inc. and received proceeds of approximately $1.9 million and recorded a pretax gain of $1.3 million.

                         FIRSTAMERICA AUTOMOTIVE, INC.

(3) Inventories

      Inventories is comprised of the following (in thousands):

                                                          March 31, December 31,
                                                            1999        1998
                                                          --------- ------------
     New vehicles........................................ $ 78,179    $65,152
     Used vehicles.......................................   23,685     20,049
     Parts and accessories...............................    6,305      5,746
                                                          --------    -------
     Inventories......................................... $108,169    $90,947
                                                          ========    =======

(4) Earnings Per Share

      The following table reconciles basic and diluted earnings per share (in thousands, except per share data):

                                                                Three Months
                                                               Ended March 31,
                                                               ----------------
                                                                 1999    1998
                                                               -------- -------
     Net income per income statement.......................... $  1,779 $  735
     Less:
       Cumulative redeemable preference dividends.............       70     70
       Redeemable preferred stock liquidation preference
        accretion.............................................       10     20
       Cumulative and redeemable preferred stock discount
        amortization..........................................       20     20
                                                               -------- ------
     Net income applicable to common stockholders.............    1,679    625
     Add:
       Interest charges applicable to convertible debt........        6      7
                                                               -------- ------
     Net income applicable to common stockholders and assumed
      conversions............................................. $  1,685 $  632
                                                               ======== ======

                                                                  Three Months
                                                                      Ended
                                                                    March 31,
                                                                  -------------
                                                                   1999   1998
                                                                  ------ ------
     Diluted Earnings Per Share:
       Weighted average common shares outstanding--basic......... 15,066 14,225
       Net effect of dilutive stock options......................    394    227
       Net effect of warrants....................................    224    183
       Net effect of convertible notes...........................    100    100
                                                                  ------ ------
     Total weighted average common shares outstanding--diluted... 15,784 14,735
                                                                  ====== ======
     Net income per common share--diluted........................ $ 0.11 $ 0.04
                                                                  ====== ======

(5) Floor Plan Notes Payable and Secured Lines of Credit

      The Company currently has a $175 million loan and security agreement with an institutional lender. The loan agreement matures in July 2000.

                         FIRSTAMERICA AUTOMOTIVE, INC.

      The loan and security agreement permits the Company to borrow up to $115 million in floor plan notes payable, limited by new and a portion of used vehicle inventory, and provides for revolver advances up to $35 million, secured and restricted by the used vehicle and parts inventory borrowing base as defined in the loan agreement. Revolver advances are classified as secured lines of credit in the accompanying financial statements. The loan agreement also provides for a discretionary line of credit of up to $25 million that an institutional lender may make available at its absolute discretion. The Company also has an over advance facility of $5.0 million in excess of the borrowing base as defined in the loan agreement.

      The Company's ability to draw on the floor plan notes payable, revolver advances and discretionary advances for the purpose of acquiring automobile dealerships is limited by the amount of vehicle and parts inventory of the acquired dealership.

      In April 1999, the institutional lender increased the over advance facility to allow the Company to borrow an additional $9.3 million, resulting in an over advance facility of $14.3 million. The Company borrowed $2.7 million under this agreement to complete the acquisition of Marin Dodge.

      As of March 31, 1999, the Company had floor plan notes payable of $96.1 million, revolver advances outstanding of $12.2 million and over advances outstanding of $4.3 million. There were no discretionary advances outstanding as of March 31, 1999.

      Floor plan notes payables are due when vehicles are sold, leased, or delivered. Revolver advances are due whenever the used vehicle and parts borrowing base as defined in the loan agreement is exceeded. Interest rates on the floor plan notes and the revolver and over advances are variable and change based on movements in the prime rate. The interest rate on the floor plan notes equals prime minus 75 basis points, the interest rate on the revolver advances equals prime minus 35 basis points, and the interest rate on the over advances equals prime plus 200 basis points.

(6) Operating Segments

      The Company operates primarily in the automotive segment. The Company sells new vehicles, used vehicles, light trucks, and replacement parts. In addition, it provides vehicle maintenance and repair services, and arranges related financing and warranty products for its automotive customers.

      The Company acquired on December 31, 1998 Auto Town, a software company that provides software products and internet services to automobile dealerships.

      Summarized financial information concerning the Company's two segments is shown in the following table (in thousands):

                                 Automotive      Technology     Total Company
                              ----------------- ------------- -----------------
                                        Three Months Ended March 31,
                              -------------------------------------------------
                                1999     1998    1999   1998    1999     1998
                              -------- -------- ------  ----- -------- --------
     Total revenues.......... $237,926 $160,617 $  273  $ --  $238,199 $160,617
     Income (loss) before
      taxes..................    3,643    1,290   (522)   --     3,121    1,290
     Total assets (period
      end)...................  199,731  124,155  1,816    --   201,547  124,155

                         FIRSTAMERICA AUTOMOTIVE, INC.

(7) Related Party Transactions

      In March 1999, the Company acquired substantially all of the operating assets of Richey Fipp Chevrolet. The $3.7 million purchase price was partly financed from the proceeds of a $1.0 million loan from the Chief Executive Officer of the Company and $1.0 million in notes to each of the two selling parties, one of whom became an employee of the Company after the acquisition. The annual interest rate on the loan from the Chief Executive Officer is 7.4% and there is no stated maturity date on the note. The annual interest rate on each of the $1.0 million notes payable to the sellers is 10.5%. The principal amount on each note is due in March 2003. The seller notes and Chief Executive Officer's note are included in other long-term notes in the accompanying condensed consolidated financial statements.

(8) Subsequent Events

Public Offering and New Credit Facility

      In April 1999, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission proposing to sell approximately $100 million of common stock in a public offering. The Company intends to use the proceeds from the public offering to fund pending acquisitions, repay outstanding loans to principal stockholders including accrued interest, redeem outstanding senior notes including accrued interest and redemption premiums, and redeem preferred stock including accrued dividends and redemption premiums. In addition, the Company is currently negotiating a new credit facility that will replace the current floor plan facility, provide additional floor plan borrowing capacity, and provide additional borrowing capacity to complete acquisitions. This new credit facility is expected to be available upon the closing of the Company's pending public offering.

Acquisition Completed Subsequent to March 31, 1999 and Pending Acquisitions

      In April 1999, the Company acquired substantially all of the operating assets of Marin Dodge for $4.2 million. In May 1999, the Company entered into an agreement to acquire all of the outstanding capital stock of the Lucas Dealership Group, Inc. which, at the time of closing, will consist of six dealerships including seven new vehicle franchises in the San Jose/Silicon Valley area. The Company has also entered into agreements to acquire the assets of a single franchise dealership in the San Francisco Bay area, a multiple franchise dealership in the Los Angeles area, and a dealership in the Las Vegas area. The estimated aggregate cash purchase price for these acquisitions is approximately $100 million, net of cash acquired. The Company intends to fund the acquisitions with proceeds from its common stock offering and new credit facility. The Company also has a financing commitment letter for the Lucas Dealership Group acquisition, which will be used in the event the Company's public offering is not consummated before the closing of such acquisition. The back up financing commitment was provided by investment funds managed by Trust Company of the West, a shareholder of the Company.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
FirstAmerica Automotive, Inc.:

      We have audited the accompanying balance sheets of Valley Automotive Center (as defined in note 1) as of December 31, 1996 and 1995, and the related statements of operations and owner's equity and cash flows for the years then ended. These financial statements are the responsibility of FirstAmerica Automotive, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley Automotive Center (as defined in note 1) as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                              /s/ KPMG, LLP

San Francisco, California
January 9, 1998

                            VALLEY AUTOMOTIVE CENTER

                                 BALANCE SHEETS

                                 (In thousands)

                                                   (Unaudited)  December 31,
                                                    June 30,   ---------------
                                                      1997      1996    1995
                                                   ----------- ------- -------
                      ASSETS

Cash..............................................   $    1    $     1 $     1
Accounts receivable, net (note 2).................    1,076      1,965   1,815
Inventories (note 3)..............................    6,935      7,289   7,284
Deposits and prepaid expenses.....................       85        201     274
Prepaid costs--extended warranty service
 contracts........................................      110        104      84
                                                     ------    ------- -------
  Total current assets............................    8,207      9,560   9,458
Property and equipment, net (note 4)..............    1,021      1,129   1,048
Deferred tax asset................................      214        192     124
Prepaid costs--extended warranty service
 contracts........................................      171        160      86
Other noncurrent assets...........................       35         31      47
                                                     ------    ------- -------
  Total assets....................................   $9,648    $11,072 $10,763
                                                     ======    ======= =======
          LIABILITIES AND OWNER'S EQUITY

Accounts payable and accrued liabilities..........   $  572    $   706 $   661
Deferred tax liability............................       83         78      48
Inventory floor plan notes payable (note 3).......    5,093      4,182   4,313
Deferred revenue--extended warranty service
 contracts........................................      211        188     153
                                                     ------    ------- -------
  Total current liabilities.......................    5,959      5,154   5,175
Deferred revenue--extended warranty service
 contracts........................................      324        292     157
                                                     ------    ------- -------
  Total liabilities...............................    6,283      5,446   5,332

Commitments (note 6)

  Owner's equity..................................    3,365      5,626   5,431
                                                     ------    ------- -------
                                                     $9,648    $11,072 $10,763
                                                     ======    ======= =======


                See accompanying notes to financial statements.

                            VALLEY AUTOMOTIVE CENTER

                  STATEMENTS OF OPERATIONS AND OWNER'S EQUITY

                                 (In thousands)

                                       (Unaudited)    Year Ended December 31,
                                     Six Months Ended ------------------------
                                      June 30, 1997      1996         1995
                                     ---------------- -----------  -----------
Sales:
  Vehicle...........................     $ 19,340     $    34,673  $    31,630
  Service, parts and other..........        4,465           9,459        8,166
                                         --------     -----------  -----------
    Total sales.....................       23,805          44,132       39,796
Cost of sales.......................      (19,867)        (36,562)     (33,244)
                                         --------     -----------  -----------
  Gross profit......................        3,938           7,570        6,552
Operating expenses:
  Selling, general and
   administrative...................        3,476           6,264        5,601
  Depreciation and amortization.....           69             134          116
                                         --------     -----------  -----------
    Operating income................          393           1,172          835
Other income (expense):
  Interest expense..................         (259)           (481)        (441)
  Other, net........................          108             111           18
                                         --------     -----------  -----------
Income before income taxes..........          242             802          412
Income tax expense..................           97             321          165
                                         --------     -----------  -----------
Net income..........................          145             481          247
Owner's equity, beginning of
 period.............................        5,626           5,431        6,758
Distributions.......................       (2,406)           (286)      (1,574)
                                         --------     -----------  -----------
Owner's equity, end of period.......     $  3,365     $     5,626  $     5,431
                                         ========     ===========  ===========



                See accompanying notes to financial statements.

                            VALLEY AUTOMOTIVE CENTER

                            STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                                 Years Ended
                                                 (Unaudited)    December 31,
                                               Six Months Ended --------------
                                                June 30, 1997   1996    1995
                                               ---------------- -----  -------
Cash flows from operating activities:
 Net income...................................     $   145      $ 481  $   247
 Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
   Depreciation and amortization..............          69        134      116
   Gain on disposal of property and
    equipment.................................         --         (82)      (3)
   Deferred income taxes......................         (17)       (38)     (25)
   Amortization of deferred warranty revenue..          38         76        5
   Changes in operating assets and
    liabilities:
    Accounts receivable.......................         889       (150)    (221)
    Inventories...............................         (64)        (5)    (438)
    Deposits and prepaid expenses.............         116         73      (83)
    Other noncurrent assets...................          (4)        16       20
    Flooring notes payable....................         911       (131)   2,423
    Accounts payable and accrued liabilities..        (134)        45      227
                                                   -------      -----  -------
     Net cash (used in) provided by operating
      activities..............................       1,949        419    2,268
                                                   -------      -----  -------
Cash flows from investing activities:
 Proceeds from sale of property and
  equipment...................................          62        110        9
 Capital expenditures.........................         (44)      (243)    (703)
 Proceeds from sale of Audi dealership........         439        --       --
                                                   -------      -----  -------
     Net cash used in investing activities....         457       (133)    (694)
                                                   -------      -----  -------
Cash flows from financing activities:
 Advances from (dividends to) parent..........      (2,406)      (286)  (1,574)
                                                   -------      -----  -------
     Net cash (used in) provided by financing
      activities..............................      (2,406)      (286)  (1,574)
                                                   -------      -----  -------
     Net change in cash.......................         --         --       --
Cash at beginning of the period...............           1          1        1
                                                   -------      -----  -------
Cash at end of the period.....................     $     1      $   1  $     1
                                                   =======      =====  =======
Supplemental cash flow information:
 Cash paid for interest.......................     $   232      $ 498  $   450
                                                   =======      =====  =======
 Cash paid for income taxes...................     $   120      $ 248  $   142
                                                   =======      =====  =======


                See accompanying notes to financial statements.

                            VALLEY AUTOMOTIVE CENTER

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

(a) Organization and Business

      Valley Automotive Center (the "Company") is the automobile dealership which constitutes the portion of the assets, liabilities and operations of Asian Pacific Industries, Inc. that were subsequently sold to FirstAmerica Automotive, Inc. (note 9). Asian Pacific Industries, Inc. is a wholly owned subsidiary of British MotorCar Distributors, Ltd. ("BMCD"). The Company offers a broad range of products and services, including a wide selection of new Volkswagen, Nissan and Dodge vehicles as well as used vehicles and light trucks, vehicle financing and insurance, and replacement parts and service. The historical financial statements do not necessarily reflect the results of operations or financial position that would be indicative of the results after the acquisition by FirstAmerica Automotive, Inc.

(b) Basis of Preparation

      The accompanying financial statements reflect the historical financial position, results of operations, and cash flows for the Company. The Valley Automotive Center operations presented herein represent the revenue and direct expenses of the Company, do not include any allocation of costs from Asian Pacific Industries, Inc.'s other operations, and may not be indicative of operations that would have resulted on a stand-alone basis.

(c) Cash Concentration Account

      The Company's bank account is linked to its parent company's cash concentration account. Cash balances (or deficits) at the end of each day are automatically transferred to (or from) the concentration account, so that at the end of any particular day, as well as at year-end, the Company's bank account has a zero balance.

(d) Inventories

      Vehicles are stated at the lower of cost or market. New and used vehicle cost is determined using the specific identification basis. Parts and accessories cost is determined using the first-in, first-out method, which approximates the lower of cost or market value.

(e) Property and Equipment

      Property and equipment are stated at cost. Property and equipment are depreciated on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized over the lease term or estimated useful life of the asset, whichever is less. Estimated useful lives ranged as follows:

     Leasehold improvements......................................     10 years
     Equipment................................................... 5 to 7 years
     Furniture and fixtures...................................... 5 to 7 years
     Company vehicles............................................      7 years

      Maintenance and repairs are expensed as incurred and significant renewals and betterments are capitalized. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the account, and any gain or loss is credited or charged to income.

                            VALLEY AUTOMOTIVE CENTER

(f) Income Taxes

      The Company's operations as described herein are included in the consolidated financial statements of Asian Pacific Industries, Inc. (note 1), a wholly owned subsidiary of BMCD. The Company's accounts are included in BMCD's consolidated income tax return. The Company's income tax expense is presented as if the Company had prepared and filed its income tax returns on a stand-alone basis.

      The Company's income taxes are prepared using the asset and liability method as prescribed by Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing tax assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance reduces deferred tax assets when it is more likely than not some or all of the deferred taxes will not be realized. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(g) Financial Instruments

      The carrying amount of trade receivables, trade payables, accrued liabilities and short-term borrowings approximate fair value because of the short-term nature of these instruments.

      Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(h) Advertising

      The Company expenses production and other costs of advertising as incurred. Advertising expenses were $330,309 for six months ended June 30, 1997 and $557,786 and $563,004 for 1996 and 1995, respectively. Advertising expenses are included in selling, general and administrative expenses in the accompanying financial statements.

(i) Concentrations of Credit Risk

      Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

(j) Use of Estimates

      These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                            VALLEY AUTOMOTIVE CENTER

(k) Revenue Recognition

      Vehicle sales revenue is recognized upon delivery. Notes received from buyers are generally sold to finance companies. Finance fees are received for notes sold to finance companies and are recognized, net of anticipated charge backs, upon acceptance of the credit by the finance companies. These fees are included in service, parts, and other revenues in the statements of operations. Parts and service revenues are recognized at the time of sale or service.

      The Company recognizes fees from the sale of separately priced extended warranty service contracts at the time of sale. For extended warranty service contracts where the Company is the primary obligor of the contract, the costs directly related to sales of the contracts are deferred and charged to expense proportionately as the revenues are recognized. Warranty service contract revenues are included in service, parts, and other revenues in the statements of operations.

(l) Major Supplier and Dealer Agreement

      The Company purchases substantially all of its new vehicles and inventory from manufacturers at the prevailing prices charged by the manufacturers. The Company's overall sales could be impacted by the manufacturers' inability or unwillingness to supply the dealership with an adequate supply of popular models.

(m) Advances from and Distributions to Parent

      The amounts and timing of advances from and distributions to parent are determined by and are under the control of the Company's parent, BMCD, and are therefore reflected as additions to and deductions from stockholder's equity.

(2) Accounts Receivable

      Accounts receivable consist of the following (in thousands):

                                                   June 30,   December 31,
                                                     1997     --------------
                                                  (Unaudited)  1996    1995
                                                  ----------- ------  ------
     Contracts in transit and vehicle
      receivables................................   $  898    $1,567  $1,347
     Trade.......................................      199       275     197
     Manufacturer and other......................       51       193     321
                                                    ------    ------  ------
     Total accounts receivable...................    1,148     2,035   1,865
     Less allowance for doubtful accounts........      (72)      (70)    (50)
                                                    ------    ------  ------
     Accounts receivable, net....................   $1,076    $1,965  $1,815
                                                    ======    ======  ======

      Contracts in transit receivables are due from financial institutions and regional banks for funding of customer vehicle purchases and are normally collected within 30 days. Trade receivables primarily consist of commercial receivables for parts sales, and finance receivables from financial institutions for financing commissions. Manufacturer and other receivables consist of amounts due from manufacturers for rebates on vehicle purchases (holdbacks), manufacturer incentives, and reimbursable warranty coverage expenses.

                            VALLEY AUTOMOTIVE CENTER

(3) Inventories and Floor Plan Notes Payable

      Inventories and related floor plan notes payable were as follows (in thousands):

                                   Inventory Cost       Floor Plan Notes Payable
                              ------------------------- -------------------------
                               June 30,   December 31,   June 30,   December 31,
                                 1997     -------------    1997     -------------
                              (Unaudited)  1996   1995  (Unaudited)  1996   1995
                              ----------- ------ ------ ----------- ------ ------
     New vehicles............   $5,652    $5,654 $5,265   $5,093    $4,182 $4,313
     Used vehicles...........      634       845  1,309      --        --     --
     Parts and accessories...      649       790    710      --        --     --
                                ------    ------ ------   ------    ------ ------
     Inventories.............   $6,935    $7,289 $7,284   $5,093    $4,182 $4,313
                                ======    ====== ======   ======    ====== ======

      Inventory floor plan notes payable consist of notes to a financing institution that bear interest at 8.25%, 8.25% and 8.65% as of June 30, 1998 and December 31, 1997 and 1996, respectively. Inventory floor plan notes payable are secured by new vehicles and vehicle receivables. The floor plan agreement permits the Company to borrow up to $5,250,000. Borrowings are limited by new vehicle levels.

(4) Property and Equipment

      Property and equipment consists of the following (in thousands):

                                                    June 30,    December 31,
                                                      1997     ----------------
                                                   (Unaudited)  1996     1995
                                                   ----------- -------  -------
     Leasehold improvements.......................   $ 1,144   $   841  $   934
     Equipment....................................       764       750      725
     Company vehicles.............................        78        92       79
     Furniture and fixtures.......................       169       525      343
                                                     -------   -------  -------
                                                       2,155     2,208    2,081
     Less accumulated depreciation................    (1,134)   (1,079)  (1,033)
                                                     -------   -------  -------
     Property and equipment, net..................   $ 1,021   $ 1,129  $ 1,048
                                                     =======   =======  =======

(5) Income Taxes

      Income tax expense (benefit) consists of the following (in thousands):

                                                                      December
                                                           June 30,      31,
                                                             1997     ----------
                                                          (Unaudited) 1996  1995
                                                          ----------- ----  ----
     Current:
       Federal...........................................    $ 97     $305  $140
       State.............................................      17       54    25
                                                             ----     ----  ----
                                                              114      359   165
                                                             ----     ----  ----
     Deferred:
       Federal...........................................     (14)     (32)  --
       State.............................................      (3)      (6)  --
                                                             ----     ----  ----
         Total...........................................    $ 97     $321  $165
                                                             ====     ====  ====

                            VALLEY AUTOMOTIVE CENTER

      Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax income from continuing operations as a result of the following (in thousands):

                                                    June 30,   December 31,
                                                      1997     ---------------
                                                   (Unaudited)  1996     1995
                                                   ----------- ------   ------
     Computed tax expense.........................      34%        34%      34%
     State income taxes...........................       6%         6%       6%
                                                       ---     ------   ------
                                                        40%        40%      40%
                                                       ===     ======   ======

      The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liability are presented below (in thousands):

                                                                       December
                                                            June 30,      31,
                                                              1997     ---------
                                                           (Unaudited) 1996 1995
                                                           ----------- ---- ----
     Deferred tax assets:
       Allowance and accruals.............................    $ 29     $ 28 $20
       Extended service warranty contracts................     102       86  56
                                                              ----     ---- ---
         Total deferred tax assets........................    $131     $114 $76
                                                              ====     ==== ===

(6) Commitments

      The future minimum rental commitments under operating leases which have terms greater than one are as follows:

     Six months ending December 31, 1997.............................. $360,000
     Year ending December 31, 1998....................................  540,000
     Thereafter.......................................................      --
                                                                       --------
                                                                       $900,000
                                                                       ========

      Operating lease rental expense totaled $360,000 for the six months ended June 30, 1997 and $720,000 and $540,000 for 1996 and 1995, respectively.

(7) Related Party Transactions

(a) Lease

      The Company conducted its operations from facilities leased from an affiliate of the Company under a 45 month noncancellable operating lease expiring in 1998. The lease payment is a fixed amount of $15,000 per month.

                            VALLEY AUTOMOTIVE CENTER

(b) Sale of Audi Dealership

      In June 1997, the Company sold its Audi dealership operations to an affiliate of the Company. The sales price approximated cost and no gain or loss was recorded on the sale. Assets sold were as follows (in thousands):

     Inventories.......................................................... $418
     Property and other assets............................................   21
                                                                           ----
       Net proceeds....................................................... $439
                                                                           ====

      Revenues related to the Audi dealership were $1.2 million for the six months ended June 30, 1997 and $2.5 million and $2.4 million for the years ended December 31, 1996 and 1995, respectively.

(8) Employee Benefits

      The Company provides a 401(k) Plan and Trust Agreement (the "Plan") that covers substantially all employees of the Company and is managed by BMCD. The annual contribution to the Plan is at the discretion of the Board of Directors. Contributions to the Plan totaled approximately $48,000 for the six months ended June 30, 1997, and $42,000 and $30,000 for 1996 and 1995, respectively.

(9) Subsequent Event

      In July of 1997, the Company was acquired by FirstAmerica Automotive, Inc. No adjustments related to the acquisition are reflected in the accompanying historical financial statements.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
FirstAmerica Automotive, Inc.:

      We have audited the accompanying balance sheets of Beverly Hills BM, Ltd. (DBA Beverly Hills BMW) as of December 31, 1997 and 1996 and the related statements of operations and retained earnings and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of FirstAmerica Automotive Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beverly Hills BMW (as defined in note 1) as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                              /s/ KPMG, LLP

San Francisco, California
March 5, 1999

                               BEVERLY HILLS BMW

                                 BALANCE SHEETS

                                 (In thousands)

                                                     March 31,   December 31,
                                                       1998     ---------------
                                                    (Unaudited)  1997    1996
                                                    ----------- ------- -------
                      ASSETS
Cash...............................................   $   856   $   --  $   --
Accounts receivable (note 2).......................     2,186     2,662   1,446
Inventories (note 3)...............................     6,840     6,192   7,696
Deposits and prepaid expenses......................        36        76      86
                                                      -------   ------- -------
  Total current assets.............................     9,918     8,930   9,228
Property and equipment, net (note 4)...............       563       602     690
Goodwill...........................................     1,467     1,500   1,633
                                                      -------   ------- -------
  Total assets.....................................   $11,948   $11,032 $11,551
                                                      =======   ======= =======
         LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Cash overdraft...................................   $   --    $   236 $   499
  Due to affiliate.................................       195       195     195
  Accounts payable.................................       174       184     114
  Accrued liabilities..............................     1,265     1,270   1,007
  Floor plan notes payable (note 3)................     5,608     4,652   6,002
  Current portion of long-term debt (note 5).......       373       373     377
                                                      -------   ------- -------
    Total current liabilities......................     7,615     6,910   8,194
Long-term debt, net of current portion (note 5)....     2,431     2,525   2,898
                                                      -------   ------- -------
    Total liabilities..............................    10,046     9,435  11,092
Commitments (note 6)
Partners' capital:
  Paid in capital..................................       404       404     404
  Retained earnings................................     1,498     1,193      55
                                                      -------   ------- -------
    Total partners' capital........................     1,902     1,597     459
                                                      -------   ------- -------
                                                      $11,948   $11,032 $11,551
                                                      =======   ======= =======



                See accompanying notes to financial statements.

                               BEVERLY HILLS BMW

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                 (In thousands)

                               Three Months Ended
                                    March 31,          Twelve Months Ended
                             -----------------------      December 31,
                                1998        1997     -------------------------
                             (Unaudited) (Unaudited)  1997     1996     1995
                             ----------- ----------- -------  -------  -------
Sales:
  Vehicle..................    $15,446     $10,777   $45,021  $39,491  $33,591
  Service, parts, and
   other...................      2,182       2,261     8,709    8,368    8,260
                               -------     -------   -------  -------  -------
    Total sales............     17,628      13,038    53,730   47,859   41,851
Cost of sales..............     14,802      10,774    44,443   39,282   35,043
                               -------     -------   -------  -------  -------
    Gross profit...........      2,826       2,264     9,287    8,577    6,808
Operating expenses:
  Selling, general and
   administrative..........      2,134       1,563     6,842    6,466    6,042
  Depreciation and
   amortization............         72          61       249      243      240
                               -------     -------   -------  -------  -------
    Operating income.......        620         640     2,196    1,868      526
Other income (expense):
  Interest income..........          4           2        45       18       26
  Interest expense.........       (198)       (226)     (861)    (871)    (968)
  Other, net...............         (1)          1        (2)     (18)     (35)
                               -------     -------   -------  -------  -------
    Net Income (loss)......        425         417     1,378      997     (451)
Retained earnings
 (deficit), beginning of
 period....................      1,193          55        55     (717)    (119)
Distributions..............       (120)        (60)     (240)    (225)    (147)
                               -------     -------   -------  -------  -------
Retained earnings
 (deficit), end of period..    $ 1,498     $   412   $ 1,193  $    55  $  (717)
                               =======     =======   =======  =======  =======




                See accompanying notes to financial statements.

                               BEVERLY HILLS BMW

                            STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                 Three Months Ended
                                      March 31,         Twelve Months Ended
                               -----------------------     December 31,
                                  1998        1997     -----------------------
                               (Unaudited) (Unaudited)  1997     1996    1995
                               ----------- ----------- -------  -------  -----
Cash flows from operating
 activities:
 Net income (loss)............   $  425      $  417    $ 1,378  $   997  $(451)
 Adjustments to reconcile net
  income to net cash provided
  by (used in) operating
  activities:
   Depreciation and
    amortization..............       72          61        249      243    240
   Changes in operating assets
    and liabilities:
    Receivables and contracts
     in transit...............      476        (152)    (1,216)     326   (689)
    Inventories...............     (648)      1,220      1,504   (2,042)    34
    Deposits and prepaid
     expenses.................       40         (20)        10      (5)     41
    Cash overdraft............     (236)       (499)      (263)      27    184
    Flooring notes payable....      956        (760)    (1,350)     394    711
    Accounts payable and
     accrued liabilities......      (15)        (33)       333       19    505
                                 ------      ------    -------  -------  -----
      Net cash (used in)
       provided by operating
       activities.............    1,070         234        645      (41)   575
                                 ------      ------    -------  -------  -----
Cash flows from investing
 activities:
 Capital expenditures, net....      --          (7)        (28)     (22)   (49)
                                 ------      ------    -------  -------  -----
      Net cash used in
       investing activities...      --          (7)        (28)     (22)   (49)
                                 ------      ------    -------  -------  -----
Cash flows from financing
 activities:
 Proceeds from long-term
  debt........................      --          --         --       666    --
 Payments on long-term debt...      (94)        (95)      (377)    (378)  (379)
 Distributions to
  stockholder.................     (120)        (60)      (240)    (225)  (147)
                                 ------      ------    -------  -------  -----
      Net cash (used in)
       provided by financing
       activities.............     (214)       (155)      (617)      63   (526)
                                 ------      ------    -------  -------  -----
      Net increase in cash....      856          72        --       --     --
Cash at beginning of the
 period.......................      --          --         --       --     --
                                 ------      ------    -------  -------  -----
Cash at end of the period.....   $  856      $   72    $   --   $ ----   $
                                 ======      ======    =======  =======  =====
Supplemental disclosures of
 cash flow information:
 Cash paid during the year for
  interest....................   $  161      $  163    $   642  $   653  $ 648
                                 ======      ======    =======  =======  =====
 Cash paid during the year for
  taxes.......................   $  --       $  --     $   --   $   --   $ --
                                 ======      ======    =======  =======  =====


                See accompanying notes to financial statements.

                               BEVERLY HILLS BMW

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

(a) Organization and Business

      Beverly Hills BMW (the Partnership) was formed as a general partnership on January 15, 1994 in order to acquire certain assets to operate as an authorized dealer in BMW automobiles, and other BMW products. In addition, the Partnership retails and wholesales replacement parts and used automobiles and provides vehicle servicing. The Partnership commenced operations in April of 1994.

      The historical financial statements do not necessarily reflect the results of operations or financial position that would be indicative of the results after the acquisition by FirstAmerica Automotive, Inc.

(b) Basis of Preparation

      The accompanying financial statements reflect the historical financial position, results of operations and cash flows for Beverly Hills BMW, all of which were subsequently sold to FirstAmerica Automotive, Inc. (note 8).

(c) Cash and Cash Equivalents

      The Partnership considers all highly liquid investments with a maturity of three months or less from the purchase date to be cash equivalents.

(d) Inventories

      Inventories are stated at the lower of cost or market, vehicle cost is determined using the specific identification basis. Parts and accessories cost is determined using the first-in, first-out (FIFO) basis which approximates the lower of cost or market.

(e) Property and Equipment

      Property and equipment is stated at cost. Property and equipment are being depreciated on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. The range of estimated useful lives are as follows:

     Leasehold improvements..................................... 5 to 10 years
     Equipment..................................................  5 to 7 years
     Furniture and fixtures.....................................  5 to 7 years
     Company vehicles...........................................       5 years

      The cost of maintenance and repairs is expensed as incurred, while significant renewals and betterments are capitalized. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the account, and any gain or loss is credited or charged to income.

(f) Goodwill

      Goodwill is being amortized using the straight-line method over 15 years.

                               BEVERLY HILLS BMW

(g) Income Taxes

      The Partnership files its income tax return on the accrual basis and does not pay income taxes, as any income or loss is included in the tax returns of the individual partners. Accordingly, no provision for taxes is made in the financial statement.

(h) Financial Instruments

      The carrying amounts of trade receivables, trade payables, accrued liabilities and short-term borrowings approximate fair value because of the short-term nature of these instruments.

      Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(i) Advertising

      The Partnership expenses production and other costs of advertising as incurred. Advertising expenses were $38,000 and $90,000 for the unaudited three month periods ended March 31, 1998 and 1997, respectively, and $311,000, $364,000 and $278,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

(j) Concentrations of Credit Risk

      Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Partnership's customer base.

(k) Use of Estimates

      These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(l) Revenue Recognition

      Vehicle sales revenue is recognized upon delivery, when the sales contract is signed and down payment has been received. Notes received from buyers are generally sold to finance companies. Finance fees are received for notes sold to finance companies and are recognized, net of anticipated charge backs, upon acceptance of the credit by the finance companies. These fees are included in service, parts, and other revenues in the statements of operations. Parts and service revenues are recognized at the time of sale or service.

      The Company recognizes fees from the sale of separately priced extended warranty service contracts at the time of sale. For extended warranty service contracts where the Company is the primary obligor of the contract, the costs directly related to sales of the contracts are deferred and charged to expense proportionately as the revenues are recognized. Warranty service contract revenues are included in service, parts, and other revenues in the statements of operations.

                               BEVERLY HILLS BMW

(m) Major Supplier and Dealer Agreement

      The Partnership purchases substantially all of its new vehicles and inventory from one manufacturer at the prevailing prices charged by the manufacturer. The Partnership's overall sales could be impacted by the manufacturer's inability or unwillingness to supply the dealership with an adequate supply of popular models.

(2) Accounts Receivable

      Accounts receivable consist of the following (in thousands):

                                                      March 31,  December 31,
                                                        1998      1997   1996
                                                     ----------- ------ ------
                                                     (Unaudited)
     Contracts in transit and vehicle receivables...   $1,780    $2,139 $1,014
     Trade..........................................       62       109    167
     Manufacturer and other.........................      344       414    265
                                                       ------    ------ ------
     Total accounts receivable......................   $2,186    $2,662 $1,446
                                                       ======    ====== ======

      Contracts in transit receivables are due from financial institutions and regional banks for funding of customer vehicle purchases and are normally collected within 30 days. Trade receivables primarily consist of commercial receivables for parts sales and finance receivables from financial institutions for financing commissions. Manufacturer and other receivables consist of amounts due from manufacturers for rebates on vehicle purchases (holdbacks), manufacturer incentives and reimbursable warranty coverage expenses.

(3) Inventories and Floor Plan Notes Payable

      Inventories and floor plan notes payable were as follows (in thousands):

                                 Inventory Cost       Floor Plan  Notes Payable
                            ------------------------- -------------------------
                             March 31,  December 31,   March 31,  December 31,
                               1998      1997   1996     1998      1997   1996
                            ----------- ------ ------ ----------- ------ ------
                            (Unaudited)               (Unaudited)
     New vehicles..........   $4,825    $3,145 $5,671   $4,750    $3,106 $5,320
     Used vehicles.........      943     1,808    927      198       689     60
     Rental vehicles,net...      617       769    611      660       857    622
     Parts and
      accessories..........      455       470    487      --        --     --
                              ------    ------ ------   ------    ------ ------
     Inventories...........   $6,840    $6,192 $7,696   $5,608    $4,652 $6,002
                              ======    ====== ======   ======    ====== ======

      Inventory floor plan notes payable consist of notes from a financing institution that bear interest at prime plus .5% (9% at December 31, 1997, 8.75% at December 31, 1996) and are secured by vehicles and vehicle receivables. The floor plan agreement permits the Partnership to borrow up to $7 million; borrowings are limited by vehicle inventory levels.

                               BEVERLY HILLS BMW

(4) Property and Equipment

      Property and equipment consists of the following (in thousands):

                                                      March 31,  December 31,
                                                        1998     --------------
                                                     (Unaudited)  1997    1996
                                                     ----------- ------  ------
     Leasehold improvements.........................   $  546    $  546  $  536
     Equipment......................................      234       234     227
     Company vehicles...............................      --         50      53
     Furniture and fixtures.........................      140       140     126
                                                       ------    ------  ------
                                                          920       970     942
     Less accumulated depreciation..................     (357)     (368)   (252)
                                                       ------    ------  ------
     Property and equipment, net....................   $  563    $  602  $  690
                                                       ======    ======  ======

(5) Long-term Debt

      Long-term debt consists of the following (in thousands):

                                                      March 31,  December 31,
                                                        1998     --------------
                                                     (Unaudited)  1997    1996
                                                     ----------- ------  ------
     BMW Financial Services Term Loan #1............   $1,361    $1,445  $1,778
     BMW Financial Services Term Loan #2............       43        53      93
     RGBMW, Inc.....................................    1,400     1,400   1,400
     City National Bank.............................      --        --        4
                                                       ------    ------  ------
                                                        2,804     2,898   3,275
     Less current portion...........................     (373)     (373)   (377)
                                                       ------    ------  ------
     Long-term debt, net............................   $2,431    $2,525  $2,898
                                                       ======    ======  ======

      BMW Financial Services term loans #1 and #2, each secured by substantially all the assets of Beverly Hills BMW, are payable in monthly principal installments of $27,778 and $3,333 respectively, plus interest charged at a rate of interest equal to BMW Financial Services prime interest rate plus 0.5%. Term loan #1 has a maturity date of April 2000. Term loan #2 has a maturity date of April 1999.

      In April 1994, RGBMW, Inc., an affiliate, provided Beverly Hills BMW a working capital loan of $1,400,000 secured by all the assets of the partnership and payable in 72 monthly installments bearing interest at the prime interest rate plus 1.5%. This loan is subordinate to all and any indebtedness or obligations owed by the partnership to BMW of North America, Inc. and/or BMW Financial Services, Inc. and shall be secured by all the junior security interest in all of the assets of the partnership. All monthly principal and interest payments since inception have been deferred by affiliate. Per Partnership Agreement, interest is being accrued monthly. Accrued interest at December 31, 1997 and 1999 was $614,000 and $431,000, respectively.

      City National Bank debt is unsecured, payable in monthly installments of $500 and was paid off in September 1997.

                               BEVERLY HILLS BMW

      The following is a schedule of the future maturities of long-term debt (in thousands):

     Year ending December 31:
     ------------------------
     1998............................................................. $   373
     1999.............................................................   1,746
     2000.............................................................     779
     Thereafter.......................................................     --
                                                                       -------
                                                                       $ 2,898
                                                                       =======

(6) Commitments

      The minimum rental commitments under operating leases which have terms greater than one year after December 31, 1997 are as follows (in thousands):

     Year ending December 31:
     ------------------------
     1998............................................................. $ 1,176
     1999.............................................................   1,176
     2000.............................................................   1,176
     2001.............................................................   1,176
     2002.............................................................   1,176
     Thereafter.......................................................   5,880
                                                                       -------
                                                                       $11,760
                                                                       =======

      Amounts paid under operating leases totaled $337,000 and $335,000 for the unaudited three months ended March 31, 1998 and 1997, respectively and $1,344,000, $1,334,000 and $1,311,00 for the years ended December 31, 1997,
1996 and 1995, respectively.

(7) Related Party Transactions

Lease

      The Partnership leases a portion of its facilities from RGBM Corporation, an affiliate, for $60,000 per month. Rental expense under the terms of the agreement between the Partnership and the affiliate totaled $180,000 for each of the unaudited three month periods ended March 31, 1998 and 1997, and $720,000 per year for each of the years ended December 31, 1997, 1996, and 1995, respectively.

Due to Affiliate

      Due to affiliate of $195,000 relates to leasehold improvements funded by an affiliated company.

(8) Subsequent Events

      In April of 1998, the Company was acquired by FirstAmerica Automotive, Inc. No adjustments related to the acquisition are reflected in the accompanying historical financial statements.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
FirstAmerica Automotive, Inc.:

      We have audited the accompanying balance sheets of Burgess Honda (as defined in note 1) as of September 30, 1997 and 1996 and the related statements of operations and retained earnings and cash flows for each of the years in the three-year period ended September 30, 1997. These financial statements are the responsibility of FirstAmerica Automotive Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burgess Honda (as defined in note 1) as of September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG, LLP

San Francisco, California
September 3, 1998

                                 BURGESS HONDA

                                 BALANCE SHEETS

                                 (In thousands)

                                                       March 31,  September 30,
                                                         1998     -------------
                                                      (Unaudited)  1997   1996
                                                      ----------- ------ ------
                       ASSETS
Cash.................................................   $1,072    $1,463 $1,041
Accounts receivable (note 2).........................      744       351    340
Inventories (note 3).................................    1,518     1,451  1,462
Deposits and prepaid expenses........................       70        79    102
Prepaid costs--extended warranty service contracts...       22        24     23
                                                        ------    ------ ------
    Total current assets.............................    3,426     3,368  2,968
Property and equipment, net (note 4).................      172       175    215
Other assets:
  Prepaid costs--extended warranty service
   contracts.........................................       29        37     57
  Note receivable, related party (note 6)............      323       329    341
                                                        ------    ------ ------
    Total assets.....................................   $3,950    $3,909 $3,581
                                                        ======    ====== ======
        LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable...................................   $   28    $   32 $   22
  Accrued liabilities................................      372       324    328
  Floor plan notes payable (note 3)..................    1,426     1,489  1,295
  Deferred revenue--extended warranty service
   contracts.........................................       44        48     47
                                                        ------    ------ ------
    Total current liabilities........................    1,870     1,893  1,692
Deferred revenue--extended warranty service
 contracts...........................................       59        75    113
                                                        ------    ------ ------
    Total liabilities................................    1,929     1,968  1,805
Commitments (note 5)
Stockholder's equity:
  Common stock.......................................       45        45     45
  Retained earnings..................................    1,976     1,896  1,731
                                                        ------    ------ ------
    Total stockholder's equity.......................    2,021     1,941  1,776
                                                        ------    ------ ------
                                                        $3,950    $3,909 $3,581
                                                        ======    ====== ======



                See accompanying notes to financial statements.

                                 BURGESS HONDA

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                 (In thousands)

                               Six Months Ended
                                   March 31,          Twelve Months Ended
                            -----------------------      September 30,
                               1998        1997     -------------------------
                            (Unaudited) (Unaudited)  1997     1996     1995
                            ----------- ----------- -------  -------  -------
Sales:
  Vehicle..................   $11,047     $ 8,685   $20,718  $16,203  $15,086
  Service, parts, and oth-
   er......................     2,183       1,949     3,205    3,727    3,722
                              -------     -------   -------  -------  -------
    Total sales............    13,230      10,634    23,923   19,930   18,808
Cost of sales..............    11,296       8,995    20,233   16,764   15,659
                              -------     -------   -------  -------  -------
    Gross profit...........     1,934       1,639     3,690    3,166    3,149
Operating expenses:
  Selling, general and
   administrative..........     1,501       1,456     3,185    2,759    2,551
  Depreciation and
   amortization............        28          29        59       57       57
                              -------     -------   -------  -------  -------
    Operating income.......       405         154       446      350      541
Other income (expense):
  Interest income..........        31          41        90       69       72
  Interest expense, floor
   plan....................       (59)        (60)     (119)    (140)    (193)
  Other, net...............        37          39        18       52       56
                              -------     -------   -------  -------  -------
  Income before income
   taxes...................       414         174       435      331      476
Income tax expense.........         6           3         7        5        7
                              -------     -------   -------  -------  -------
    Net income.............       408         171       428      326      469
Retained earnings,
 beginning of period.......     1,896       1,731     1,731    1,622    1,563
Distributions..............      (328)       (158)     (263)    (217)    (410)
                              -------     -------   -------  -------  -------
Retained earnings, end of
 period....................   $ 1,976     $ 1,744   $ 1,896  $ 1,731  $ 1,622
                              =======     =======   =======  =======  =======


                See accompanying notes to financial statements.

                                 BURGESS HONDA

                            STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                   Six Months Ended
                                       March 31,             Year Ended
                                -----------------------    September 30,
                                   1998        1997     ----------------------
                                (Unaudited) (Unaudited)  1997    1996    1995
                                ----------- ----------- ------  ------  ------
Cash flows from operating
 activities:
 Net income....................   $  408      $  171    $  428  $  326  $  469
 Adjustments to reconcile net
  income to net cash
  provided by (used in)
  operating activities:........
   Depreciation and
    amortization...............       28          29        59      57      57
   Amortization of deferred
    warranty revenue...........      (10)        (12)      (16)    (16)    (12)
   Changes in operating assets
    and liabilities:...........
    Receivables and contracts
     in transit................     (393)        117       (11)    (38)     63
    Inventories................      (67)        266        53     758    (606)
    Other assets...............        6         (34)       12      99     277
    Flooring notes payable.....      (63)       (197)      194    (974)    441
    Accounts payable and
     accrued liabilities.......       44         213         5      32    (148)
    Deposits and prepaid
     expenses..................        9          15        23       3     (46)
                                  ------      ------    ------  ------  ------
     Net cash (used in)
      provided by operating
      activities...............      (38)        568       747     247     495
                                  ------      ------    ------  ------  ------
Cash flows from investing ac-
 tivities:
 Capital expenditures, net.....      (25)        (58)      (62)    (84)    (70)
                                  ------      ------    ------  ------  ------
     Net cash used in investing
      activities...............      (25)        (58)      (62)    (84)    (70)
                                  ------      ------    ------  ------  ------
Cash flows from financing ac-
 tivities:
 Distributions to stockholder..     (328)       (158)     (263)   (217)   (410)
                                  ------      ------    ------  ------  ------
     Net cash (used in)
      provided by financing
      activities...............     (328)       (158)     (263)   (217)   (410)
                                  ------      ------    ------  ------  ------
     Net increase (decrease) in
      cash.....................     (391)        352       422     (54)     15
Cash at beginning of the
 period........................    1,463       1,041     1,041   1,095   1,080
                                  ------      ------    ------  ------  ------
Cash at end of the period......   $1,072      $1,393    $1,463  $1,041  $1,095
                                  ======      ======    ======  ======  ======
Supplemental disclosures of
 cash flow information:
 Cash paid during the year for
  interest.....................   $   58      $   58    $  119  $  148  $  186
                                  ======      ======    ======  ======  ======
 Cash paid during the year for
  taxes........................   $    7      $    7    $   12  $   14  $   16
                                  ======      ======    ======  ======  ======

                See accompanying notes to financial statements.

                                 BURGESS HONDA

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

(a) Organization and Business

      Burgess Honda (the Company) constitutes the portion of the assets, liabilities and operations of Burgess British Cars, Inc. that were subsequently sold to FirstAmerica Automotive, Inc. (note 8). The Company offers a broad range of products and services including new Honda vehicles as well as used vehicles, vehicle financing and insurance and replacement parts and service.

      The historical financial statements do not necessarily reflect the results of operations or financial position that would be indicative of the results after the acquistion by FirstAmerica Automotive, Inc.

(b) Basis of Preparation

      The accompanying financial statements reflect the historical financial position, results of operations and cash flows for Burgess Honda, certain of which were subsequently sold to FirstAmerica Automotive, Inc. (note 8). The operations of Burgess Honda represent the revenue and direct expenses of the Company, do not include any allocation of costs from Burgess British Cars, Inc. and may not be indicative of operations that would be incurred on a stand-alone basis.

(c) Cash and Cash Equivalents

      The Company considers all highly liquid investments with a maturity of three months or less from the purchase date to be cash equivalents.

(d) Inventories

      Inventories are stated at the lower of cost or market, new vehicle cost is determined by using the last-in, first-out (LIFO) basis. Used vehicle cost is determined using the specific identification basis. Parts and accessories cost is determined using the first-in, first-out (FIFO) basis.

(e) Property and Equipment

      Property and equipment is stated at cost. Property and equipment are being depreciated on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. The range of estimated useful lives are as follows:

     Leasehold improvements......................................     15 years
     Equipment................................................... 5 to 7 years
     Furniture and fixtures...................................... 5 to 7 years
     Company vehicles............................................      5 years

      The cost of maintenance and repairs is expensed as incurred, while significant renewals and betterments are capitalized. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the account, and any gain or loss is credited or charged to income.

(f) Income Taxes

      The Company elected S Corporation status for federal and state income tax reporting purposes. Federal income taxes on S Corporation income were payable by the individual stockholders rather than the corporation. California state income taxes for S Corporations are 1.5% of pretax income.

                                 BURGESS HONDA

(g) Financial Instruments

      The carrying amount of trade receivables, trade payables, accrued liabilities and short-term borrowings approximate fair value because of the short-term nature of these instruments.

      Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(h) Advertising

      The Company expenses production and other costs of advertising as incurred. Advertising expenses were $102,000 and $217,000 for the unaudited six month periods ended March 31, 1998 and 1997, respectively, and $372,000, $261,000 and $159,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

(i) Concentrations of Credit Risk

      Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

(j) Use of Estimates

      These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(k) Revenue Recognition

      Vehicle sales revenue is recognized upon delivery, when the sales contract is signed and down payment has been received. Notes received from buyers are generally sold to finance companies. Finance fees are received for notes sold to finance companies and are recognized, net of anticipated charge backs, upon acceptance of the credit by the finance companies. These fees are included in service, parts, and other revenues in the statements of operations. Parts and service revenues are recognized at the time of sale or service.

      The Company recognizes fees from the sale of third party extended warranty service contracts at the time of sale. For extended warranty service contracts where the Company is the primary obligor of the contract, the costs directly related to sales of the contracts are deferred and charged to expense proportionately as the revenues are recognized. Warranty service contract revenues are included in service, parts, and other revenues in the statements of operations.

(l) Major Supplier and Dealer Agreement

      The Company purchases substantially all of its new vehicles and inventory from one manufacturer at the prevailing prices charged by the manufacturer. The Company's overall sales could be impacted by the manufacturer's inability or unwillingness to supply the dealership with an adequate supply of popular models.

                                 BURGESS HONDA

      The Company enters into dealer sales and service agreements (Dealer Agreements) with the manufacturer. The Dealer Agreements generally limit the location of the dealership and mandates the manufacturer's approval rights over changes in dealership management and ownership. The manufacturer is also entitled to terminate the agreement if the dealership is in material breach of the terms.

(2) Accounts Receivable

      Accounts receivable consist of the following (in thousands):

                                                      March 31,  September 30,
                                                        1998     -------------
                                                     (Unaudited)  1997   1996
                                                     ----------- ------ ------
     Contracts in transit and vehicle receivables...    $559     $  165 $  191
     Trade..........................................      80         62     95
     Manufacturer and other.........................     112        128     58
     Total accounts receivable......................     751        355    344
     Less allowance for doubtful accounts...........       7          4      4
                                                        ----     ------ ------
     Accounts receivable, net.......................    $744     $  351 $  340
                                                        ====     ====== ======

      Contracts in transit receivables are due from financial institutions and regional banks for funding of customer vehicle purchases and are normally collected within 30 days. Trade receivables primarily consist of commercial receivables for parts sales and finance receivables from financial institutions for financing commissions. Manufacturer and other receivables consist of amounts due from manufacturers for rebates on vehicle purchases (holdbacks), manufacturer incentives and reimbursable warranty coverage expenses.

(3) Inventories and Floor Plan Notes Payable

      Inventories and floor plan notes payable were as follows (in thousands):

                                   Inventory Cost         Floor Plan Notes Payable
                              --------------------------  -------------------------
                               March 31,  September 30,    March 31,  September 30,
                                 1998     --------------     1998     -------------
                              (Unaudited)  1997    1996   (Unaudited)  1997   1996
                              ----------- ------  ------  ----------- ------ ------
     New vehicles............   $1,127    $1,076  $1,094    $1,426    $1,489 $1,295
     Used vehicles...........      426       421     427       --        --     --
     Parts and accessories...      246       235     203       --        --     --
     LIFO Reserve............     (281)     (281)   (262)      --        --     --
                                ------    ------  ------    ------    ------ ------
     Inventories, net........   $1,518    $1,451  $1,462    $1,426    $1,489 $1,295
                                ======    ======  ======    ======    ====== ======

      Inventory floor plan notes payable consist of notes from a financing institution that bear interest at prime plus 2.0% and are secured by new vehicles and vehicle receivables. The floor plan agreement permits the Company to borrow up to $3.5 million; borrowings are limited by new vehicle inventory levels.

      LIFO provisions were $19,000 and $49,000 for the years ended September 30, 1997 and 1996, respectively, and are included in cost of sales in the statement of operations.

                                 BURGESS HONDA

(4) Property and Equipment

      Property and equipment consists of the following (in thousands):

                                                      March 31,  September 30,
                                                        1998     --------------
                                                     (Unaudited)  1997    1996
                                                     ----------- ------- ------
     Leasehold improvements.........................    $ 563    $   562 $  544
     Equipment......................................      182        185    183
     Company vehicles...............................      109        105    110
     Furniture and fixtures.........................      163        161    161
                                                        -----    ------- ------
                                                        1,017      1,013    998
     Less accumulated depreciation..................      845        838    783
                                                        -----    ------- ------
     Property and equipment, net....................    $ 172    $   175 $  215
                                                        =====    ======= ======

(5) Commitments

      The minimum rental commitments under operating leases which have terms greater than one year after September 30, 1997 are as follows (in thousands):

     Year ending September 30:
     -------------------------
     1998................................................................. $ 31
     1999.................................................................   25
     2000.................................................................   22
     2001.................................................................   14
     Thereafter...........................................................  --
                                                                           ----
                                                                           $ 92
                                                                           ====

      Amounts paid under operating leases were $15,000 and $7,500 for the unaudited six months ended March 31, 1998 and 1997, respectively, and $30,000, $15,000 and $15,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

(6) Related Party Transactions

Lease

      The Company rents its facilities from the sole stockholder for $35,000 per month. Rental expense under a month to month agreement between the Company and the sole stockholder totaled $210,000 for each of the unaudited six month periods ended March 31, 1998 and 1997, and $420,000 per year for the years ended September 30, 1997, 1996, and 1995, respectively.

                                 BURGESS HONDA

Notes Receivable from Related Parties

      Notes receivable from related parties consisted of the following (in thousands):

                                                   March 31,    September 30,
                                                     1998     -----------------
                                                  (Unaudited)   1997     1996
                                                  ----------- -------- --------
     Notes receivable from Menlo Honda...........  $250,000   $250,000 $250,000
     Notes receivable from stockholder...........    73,000     79,000   91,000
                                                   --------   -------- --------
                                                   $323,000   $329,000 $341,000
                                                   ========   ======== ========

(7) Employee Benefits

      The Company provides a 401(k) Plan and Trust Agreement (the Plan). The Plan covers substantially all employees of the Company. The annual contribution to the Plan is at the discretion of the Board of Directors. Contributions to the Plan were $21,000 and $16,000 for the unaudited six month periods ended March 31, 1998 and 1997, respectively, and $61,000, $40,000 and $52,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

(8) Subsequent Events

      In June of 1998, the Company was acquired by FirstAmerica Automotive, Inc. No adjustments related to the acquisition are reflected in the accompanying historical financial statements.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Vacation Motors, Inc.
DBA Concord Toyota
And
The Board of Directors
FirstAmerica Automotive, Inc.:

      We have audited the accompanying balance sheets of Vacation Motors, Inc. (DBA Concord Toyota) as of September 30, 1998 and December 31, 1997 and the related statements of operations and retained earnings and cash flows for the nine month period ended September 30, 1998 and years ended December 31, 1997 and 1996. These financial statements are the responsibility of FirstAmerica Automotive, Inc. and Vacation Motors, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vacation Motors, Inc. (DBA Concord Toyota) as of September 30, 1998 and December 31, 1997, and the results of its operations and retained earnings and its cash flows for the nine month period ended September 30, 1998 and the year ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                                /s/ KPMG, LLP

San Francisco, California
December 15, 1998

                   VACATION MOTORS, INC.--dba CONCORD TOYOTA

                                 BALANCE SHEETS

                                 (In thousands)

                                                      September 30, December 31,
                                                          1998          1997
                                                      ------------- ------------
                       ASSETS
Receivable from affiliate (note 6)..................     $1,250        $  297
Accounts receivable, net (note 2)...................      1,288         1,050
Note receivable, related party (note 6).............        --            515
Inventories, net (note 3)...........................      1,709         4,415
Deposits and prepaid expenses.......................         18            34
Prepaid costs--extended warranty service contracts..        135           155
                                                         ------        ------
    Total current assets............................      4,400         6,466

Property and equipment, net (note 4)................        331           493

Other assets:
  Prepaid costs--extended warranty service
   contracts........................................        221           321
  Other noncurrent assets (note 6)..................        --            252
                                                         ------        ------
    Total assets....................................     $4,952        $7,532
                                                         ======        ======
        LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..................................     $  363        $  262
  Sales tax payable.................................        342           267
  Accrued liabilities...............................         56           169
  Note payable, related party (note 6)..............        --            400
  Floor plan notes payable (note 3).................      2,226         3,990
  Deferred revenue-extended warranty service
   contracts........................................        270           309
                                                         ------        ------
    Total current liabilities.......................      3,257         5,397
Long-term debt......................................         20             9
Deferred revenue--extended warranty service
 contracts..........................................        441           643
                                                         ------        ------
    Total liabilities...............................      3,718         6,049
                                                         ------        ------
Commitments (note 5)
Stockholder's equity:
  Common stock......................................         50            50
  Retained earnings.................................      1,184         1,433
                                                         ------        ------
    Total stockholder's equity......................      1,234         1,483
                                                         ------        ------
                                                         $4,952        $7,532
                                                         ======        ======


                See accompanying notes to financial statements.

                   VACATION MOTORS, INC.-- dba CONCORD TOYOTA

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                 (In thousands)

                                                  Nine Months    Years Ended
                                                     Ended      December 31,
                                                 September 30, ----------------
                                                     1998       1997     1996
                                                 ------------- -------  -------
Sales:
  Vehicle.......................................    $43,744    $61,017  $61,410
  Service, parts and other......................      6,789      8,858    7,027
                                                    -------    -------  -------
    Total sales.................................     50,533     69,875   68,437
  Cost of sales.................................     44,301     61,133   60,162
                                                    -------    -------  -------
  Gross profit..................................      6,232      8,742    8,275
Operating expenses:
  Selling, general and administrative...........      5,052      6,521    5,767
  Depreciation and amortization.................         87         96       90
                                                    -------    -------  -------
  Operating income..............................      1,093      2,125    2,418
Other income (expense):
  Interest expense..............................       (307)      (228)    (257)
  Other, net....................................        (35)       105       24
                                                    -------    -------  -------
  Income before income taxes....................        751      2,002    2,185
  Income tax expense............................         10         30       32
                                                    -------    -------  -------
  Net income....................................        741      1,972    2,153
  Retained earnings, beginning of period........      1,433      1,965    1,531
  Distributions.................................       (990)    (2,504)  (1,719)
                                                    -------    -------  -------
  Retained earnings, end of period..............    $ 1,184    $ 1,433  $ 1,965
                                                    =======    =======  =======



                See accompanying notes to financial statements.

                   VACATION MOTORS, INC.--dba CONCORD TOYOTA

                            STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                 Nine Months    Years Ended
                                                    Ended      December 31,
                                                September 30, ----------------
                                                    1998       1997     1996
                                                ------------- -------  -------
Cash flows from operating activities:
 Net income....................................    $   741    $ 1,972  $ 2,153
 Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
   Depreciation and amortization...............         87         96       90
   Amortization of deferred warranty revenue...       (121)       (81)     (36)
   LIFO adjustment.............................        (28)      (183)    (553)
   Changes in operating assets and liabilities:
    Receivable from affiliate..................       (953)      (305)      18
    Accounts receivable........................       (238)       149     (195)
    Inventories................................      2,924     (1,185)      25
    Note receivable-related party..............        515         80      --
    Deposits and prepaid expenses..............         16         95      (99)
    Other noncurrent assets....................        --           6      101
    Flooring notes payable.....................     (1,764)     1,493       26
    Accounts payable and accrued liabilities...         63         89      (23)
                                                   -------    -------  -------
     Net cash provided by operating
      activities...............................      1,242      2,226    1,507
                                                   -------    -------  -------
Cash flows from investing activities:
Capital expenditures...........................       (115)       (89)     (88)
                                                   -------    -------  -------
     Net cash used in investing activities.....       (115)       (89)     (88)
                                                   -------    -------  -------
Cash flows from financing activities:
 Proceeds from long-term debt..................         11        100      300
 Payments on note payable-related party........       (400)        (8)     --
 Distributions to stockholder..................       (738)    (2,229)  (1,719)
                                                   -------    -------  -------
     Net cash used in financing activities.....     (1,127)    (2,137)  (1,419)
                                                   -------    -------  -------
     Net increase (decrease) in cash...........        --         --       --
Cash at beginning of the period................        --         --       --
                                                   -------    -------  -------
Cash at end of the period......................    $   --     $   --   $   --
                                                   =======    =======  =======
Supplemental disclosures of cash flow
 information:
Cash paid during the year for interest.........    $   307    $   228  $   257
                                                   =======    =======  =======
Cash paid during the year for taxes............    $    10    $    30  $    32
                                                   =======    =======  =======

                See accompanying notes to financial statements.

                   VACATION MOTORS, INC.--dba CONCORD TOYOTA

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

(a) Organization and Business

      Vacation Motors, Inc. (DBA Concord Toyota) (the "Company"), an automobile dealership, offers a broad range of products and services including new Toyota vehicles as well as used vehicles, vehicle financing and insurance and replacement parts and service.

      The historical financial statements do not necessarily reflect the results of operations or financial position that would be indicative of the results after the acquistion by FirstAmerica Automotive, Inc.

(b) Basis of Preparation

      The accompanying financial statements reflect the historical financial position, results of operations and cash flows for Vacation Motors, Inc. The Company was subsequently sold to FirstAmerica Automotive, Inc. (note 8).

(c) Cash Concentration Account

      The Company's bank account is linked to an affiliate's concentration account. Cash balances (or deficits) at the end of each day are automatically transferred to (or from) the concentration account, so that at the end of any particular day, as well as at year-end, the Company's bank account has a zero balance.

(d) Inventories

      Inventories are stated at the lower of cost or market. New vehicle cost is determined by using the last-in, first-out ("LIFO") basis. Used vehicle cost is determined using the specific identification basis. Parts and accessories cost is determined using the first-in, first-out method, which approximates the lower of cost or market.

(e) Property and Equipment

      Property and equipment is stated at cost. Property and equipment are being depreciated on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. The range of estimated useful lives are as follows:

     Leasehold improvements......................................     15 years
     Equipment................................................... 5 to 7 years
     Company vehicles............................................      5 years
     Furniture and fixtures...................................... 5 to 7 years

      The cost of maintenance and repairs is expensed as incurred, while significant renewals and betterments are capitalized. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the account, and any gain or loss is credited or charged to income.

(f) Income Taxes

      The Company elected S Corporation status for federal and state income tax reporting purposes. Federal income taxes on S Corporation income were payable by the individual stockholders rather than the corporation. California state income taxes for S Corporations are 1.5% of pretax income.

                   VACATION MOTORS, INC.--dba CONCORD TOYOTA

(g) Financial Instruments

      The carrying amount of trade receivables, trade payables, accrued liabilities and short-term borrowings approximate fair value because of the short-term nature of these instruments.

      Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(h) Advertising

      The Company expenses production and other costs of advertising as incurred. Advertising expenses were $805,000 for the nine month period ended September 30, 1998, and $782,000 and $791,000 for the years ended December 31, 1997 and 1996, respectively. Advertising expenses are included in selling, general and administrative expenses in the accompanying financial statements.

(i) Concentrations of Credit Risk

      Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

(j) Use of Estimates

      These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(k) Revenue Recognition

      Vehicle sales revenue is recognized upon delivery, when the sales contract is signed and down payment has been received. Notes received from buyers are generally sold to finance companies. Finance fees are received for notes sold to finance companies and are recognized, net of anticipated charge backs, upon acceptance of the credit by the finance companies. These fees are included in service, parts, and other revenues in the statements of operations. Parts and service revenues are recognized at the time of sale or service.

      The Company recognizes fees from the sale of separately priced extended warranty service contracts at the time of sale. For extended warranty service contracts where the Company is the primary obligor of the contract, the costs directly related to sales of the contracts are deferred and charged to expense proportionately as the revenues are recognized. Warranty service contract revenues are included in service, parts, and other revenues in the statements of operations.

(l) Major Supplier and Dealer Agreement

      The Company purchases substantially all of its new vehicles and inventory from one manufacturer at the prevailing prices charged by the manufacturer. The Company's overall sales could be impacted by the manufacturer's inability or unwillingness to supply the dealership with an adequate supply of popular models.

                   VACATION MOTORS, INC.--dba CONCORD TOYOTA

(2) Accounts Receivable

      Accounts receivable consist of the following (in thousands):

                               September 30, December 31,
                                   1998          1997
                               ------------- ------------
     Contracts in transit and
      vehicle receivables....     $  871        $  580
     Trade...................        198           220
     Manufacturer and other..        219           284
                                  ------        ------
     Total accounts receiv-
      able...................      1,288         1,084
     Less allowance for
      doubtful accounts......        --            (34)
                                  ------        ------
     Accounts receivable,
      net....................     $1,288        $1,050
                                  ======        ======

      Contracts in transit receivables are due from financial institutions and regional banks for funding of customer vehicle purchases and are normally collected within 30 days. Trade receivables primarily consist of commercial receivables for parts sales and finance receivables from financial institutions for financing commissions. Manufacturer and other receivables consist of amounts due from manufacturers for rebates on vehicle purchases (holdbacks), manufacturer incentives and reimbursable warranty coverage expenses.

(3) Inventories and Floor Plan Notes Payable

      Inventories and related floor plan notes payable were as follows (in thousands):

                                    Inventory Cost        Floor Plan Notes Payable
                              -------------------------- --------------------------
                              September 30, December 31, September 30, December 31,
                                  1998          1997         1998          1997
                              ------------- ------------ ------------- ------------
     New vehicles............    $ 2,147      $ 4,039       $2,226        $3,990
     Used vehicles...........        767        1,597          --            --
     Parts and accessories...        274          286          --            --
     LIFO Reserve............     (1,479)      (1,507)         --            --
                                 -------      -------       ------        ------
     Inventories, net........    $ 1,709      $ 4,415       $2,226        $3,990
                                 =======      =======       ======        ======

      Inventory floor plan notes payable consist of notes to a financing institution that bear interest at prime plus 1.125% and are secured by new vehicles and vehicle receivables. The floor plan agreement permits the Company to borrow up to $5.5 million; borrowings are limited by new vehicle inventory levels.

      LIFO adjustments were $28,000 for the nine months ended September 30, 1998 and $183,000 and $553,000 for the years ended December 31, 1997 and 1996, respectively, and are included in cost of sales in the accompanying statements of operations.

                   VACATION MOTORS, INC.--dba CONCORD TOYOTA

(4) Property and Equipment

      Property and equipment consists of the following (in thousands):

                                                      September 30, December 31,
                                                          1998          1997
                                                      ------------- ------------
     Leasehold improvements..........................    $  607        $  607
     Equipment.......................................       350           331
     Company vehicles................................        81           271
     Furniture and fixtures..........................       253           157
                                                         ------        ------
                                                          1,291         1,366
     Less accumulated depreciation...................      (960)         (873)
                                                         ------        ------
     Property and equipment, net.....................    $  331        $  493
                                                         ======        ======

(5) Commitments

      The minimum rental commitments under operating leases which have terms greater than one year after December 31, 1998 are as follows (in thousands):

     Three months ending December 31, 1998................................ $ 34
     Year ending December 31,
       1999...............................................................  137
       2000...............................................................  144
       2001...............................................................  144
       2002...............................................................  144
       2003...............................................................  144
       Thereafter.........................................................   96
                                                                           ----
                                                                           $843
                                                                           ====

      Amounts paid under operating leases were $101,000 for the nine months ended September 30, 1998, and $134,000 and $134,000 for the years ended December 31, 1997 and 1996, respectively.

(6) Related Party Transactions

Transactions with Related Parties

      In 1998, the Company transferred investment property with a book value of $252,000 to the sole stockholder of the Company. The transaction was treated as a non-cash distribution and is included in other noncurrent assets in the accompanying financial statements.

      In 1997, the Company transferred $275,000, the cash surrender value of a life insurance policy to the sole stockholder of the Company. The transaction was treated as a non-cash distribution and is included in other noncurrent assets in the accompanying financial statements.

      Included in vehicle sales for the year ended December 31, 1996 are sales totaling $618,000 made to a relative of the sole stockholder. The sales resulted in a gross profit of $6,000.

                   VACATION MOTORS, INC.--dba CONCORD TOYOTA

Receivable from Affiliate

      Cash is managed by an affiliate of the Company. The receivable from this affiliate was $1,250,000 at September 30, 1998 and $297,000 at December 31, 1997. (See note 1.)

Note Receivable and Note Payable with Related Parties

      Note receivable and note payable with related parties consisted of the following (in thousands):

                                                      September 30, December 31,
                                                          1998          1997
                                                      ------------- ------------
     Note receivable from stockholder................     $ --          $515
                                                          =====         ====
     Note payable to related party...................     $ --          $400
                                                          =====         ====

      The note payable to related party is payable on demand, bears interest at prime plus 1.125% and is unsecured. Interest is paid monthly.

(7) Employee Benefits

      The Company provides a 401(k) Plan and Trust Agreement (the Plan) that covers substantially all employees of the Company. The amount of the Company's annual contribution to the Plan is at the discretion of the Board of Directors. Contributions to the Plan were $21,000 for the nine month period ended September 30, 1998, and $33,000 and $28,000 for the years ended December 31, 1997 and 1996, respectively.

      As of September 30, 1998, approximately 35% of the Company's employees were represented by a union.

(8) Subsequent Events

      In October 1998, all of the outstanding capital stock of the Company was acquired by FirstAmerica Automotive, Inc. No adjustments related to the acquisition are reflected in the accompanying historical financial statements.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
FirstAmerica Automotive, Inc.:

      We have audited the accompanying consolidated balance sheets of DSW & Associates, Inc. d/b/a Auto Town as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of FirstAmerica Automotive, Inc. management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DSW & Associates, Inc. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

      /s/ KPMG, LLP

San Francisco, California
March 15, 1999

                     DSW & ASSOCIATES, INC.--dba AUTO TOWN


                          CONSOLIDATED BALANCE SHEETS

                                   December 31,
                              ------------------------
                                 1998         1997
                              -----------  -----------
          ASSETS:
Cash........................  $    61,994  $   168,027
Accounts receivable, net
 (note 2)...................       23,680       18,284
Prepaid expenses and other
 assets.....................       72,237       49,428
    Total current assets....      157,911      235,739
Fixed assets, net (note 3)..       36,148       50,854
Software and intellectual
 property, net (note 4).....      192,456       19,978
Other noncurrent assets.....       10,985       18,058
                              -----------  -----------
    Total assets............  $   397,500  $   324,629
                              ===========  ===========
      LIABILITIES AND
    SHAREHOLDERS' EQUITY
Accounts payable and accrued
 liabilities................  $   322,213  $   250,430
Notes payable to related
 parties (note 12).............   307,516      335,173
Demand notes payable........      234,236      216,503
Convertible notes payable
 (note 8)...................    1,119,703      857,588
Advances from FAA (note 7)..    1,080,003          --
Deferred revenue (note 6)...       20,960      189,026
Current portion of capital
 lease obligation...........        7,513        6,616
                              -----------  -----------
    Total current liabili-
     ties...................    3,092,144    1,855,336
Deferred revenue (note 6)...      275,000          --
Noncurrent portion of capi-
 tal lease obligation.......       11,479       14,497
                              -----------  -----------
    Total liabilities.......    3,378,623    1,869,833
Commitments (note 9)
Shareholders' deficit:
  Preferred stock, $0.001
   par value:
    Series A, 10,000,000
     shares authorized; none
     issued.................          --           --
    Series B, 1,000,000
     shares authorized;
     938,220 issued and out-
     standing...............          938          --
  Common stock, $0.001 par
   value; 30,000,000 shares
   authorized; 9,427,047 and
   4,875,550 issued and out-
   standing.................        9,427        4,876
  Additional paid-in capi-
   tal......................      270,167       50,829
  Accumulated deficit.......   (3,261,655)  (1,600,909)
                              -----------  -----------
    Total shareholders' def-
     icit...................   (2,981,123)  (1,545,204)
                              -----------  -----------
                              $   397,500  $   324,629
                              ===========  ===========

                See accompanying notes to financial statements.

                     DSW & ASSOCIATES, INC.--dba AUTO TOWN

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             Years Ended
                                                            December 31,
                                                       ------------------------
                                                          1998         1997
                                                       -----------  -----------
Revenues:
  Product revenues.................................... $   639,014  $   532,439
  Cost of revenues....................................     472,343      261,082
                                                       -----------  -----------
Gross profit..........................................     166,671      271,357

Operating expenses:
  General and administrative..........................    (259,465)    (327,201)
  Sales and marketing.................................    (403,683)    (676,949)
  Research and development............................    (960,594)    (437,908)
                                                       -----------  -----------
    Total costs and expenses..........................  (1,623,742)  (1,442,058)
Operating loss........................................  (1,457,071)  (1,170,701)
  Interest expense....................................    (202,875)     (50,496)
                                                       -----------  -----------
Loss before income taxes..............................  (1,659,946)  (1,221,197)
  Income tax expense..................................        (800)        (800)
                                                       -----------  -----------
Net loss.............................................. $(1,660,746) $(1,221,997)
                                                       ===========  ===========




                See accompanying notes to financial statements.

                     DSW & ASSOCIATES, INC.--dba AUTO TOWN


                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

                           Common Stock   Series B Preferred
                         ---------------- -------------------- Paid-in  Accumulated
                          Shares   Amount  Shares     Amount   Capital    Deficit       Total
                         --------- ------ ---------- --------- -------- -----------  -----------
Balance, January 1,
 1997................... 4,410,000 $4,410        --     $ --   $    --  $  (378,912) $  (374,502)
Stock issuance..........   460,550    461        --       --        804         --         1,265
Stock issuance for
 acquisition............     5,000      5        --       --         25         --            30
Debt to equity
 conversion.............       --     --         --       --     50,000         --        50,000
Net loss................       --     --         --       --        --   (1,221,997)  (1,221,997)
                         --------- ------ ---------- --------  -------- -----------  -----------
Balance, December 31,
 1997................... 4,875,550  4,876        --       --     50,829  (1,600,909)  (1,545,204)
Stock issuance as
 compensation........... 3,202,819  3,203        --       --    141,443         --       144,646
Stock issuance for
 acquisition............   767,634    768    938,220      938    66,342         --        68,048
Exercise of stock
 options................   581,044    580        --       --     11,553         --        12,133
Net loss................       --     --         --       --        --   (1,660,746)  (1,660,746)
                         --------- ------ ---------- --------  -------- -----------  -----------
Balance, December 31,
 1998................... 9,427,047 $9,427    938,220 $    938  $270,167 $(3,261,655) $(2,981,123)
                         ========= ====== ========== ========  ======== ===========  ===========


                See accompanying notes to financial statements.

                     DSW & ASSOCIATES, INC.--dba AUTO TOWN


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          December 31,
                                                     ------------------------
                                                        1998         1997
                                                     -----------  -----------

Net loss............................................ $(1,660,746) $(1,221,997)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Depreciation and amortization.....................      34,533       23,301
  Deferred revenue amortization, net................     106,934      189,026
  Non-cash stock compensation.......................     144,646          461
  Changes in operating assets and liabilities:
    Accounts receivable.............................        (259)      56,954
    Prepaid expenses and other assets...............     (15,736)     (48,808)
    Accounts payable and accrued liabilities........      71,783      185,995
    Capitalized software............................     (15,556)         (56)
                                                     -----------  -----------
      Net cash used in operating activities.........  (1,334,401)    (815,124)

  Cash flows used in investing activities:
    Capital expenditures............................     (15,134)      (3,379)
    Cash paid for acquisitions......................     (98,704)     (20,004)
                                                     -----------  -----------
      Net cash used in investing activities.........    (113,838)     (23,383)

  Cash flows from financing activities:
    Borrowings on demand notes payable..............      17,733      225,712
    Payments on notes to related parties............     (27,657)     (77,747)
    Borrowings on convertible notes payable.........     262,115      857,588
    Advances from FAA...............................   1,080,003          --
    Exercise of stock options.......................      12,133          --
    Payments on capital lease.......................      (2,121)      (1,040)
                                                     -----------  -----------
      Net cash provided by financing activities.....   1,342,206    1,004,513

      Net increase (decrease) in cash...............    (106,033)     166,006

Cash at the beginning of the period.................     168,027        2,021
                                                     -----------  -----------
Cash at the end of the period....................... $    61,994  $   168,027
                                                     ===========  ===========
Non-cash activity:
  Debt conversion................................... $       --   $    50,000
  Stock issued for acquisitions..................... $    68,048  $        30
  Common stock issued as compensation............... $   144,646  $       461


                See accompanying notes to financial statements.

                    DSW & ASSOCIATES, INC.--d/b/a AUTO TOWN

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)Summary of Significant Accounting Policies

Organization and Business

      DSW & Associates, Inc., d/b/a Auto Town, is a privately held California corporation that provides application software products and Web page design services to automobile dealerships throughout the United States. Auto Town application software products include Clock Tower Manager, InventoryTrak, CustomerTrak and Trip It.

      Auto Town was incorporated in California in July 1995. Auto Town's principal executive office is located at 1120 Capitol Expressway Auto Mall, San Jose, California 95136. Except as noted herein, all references to "Auto Town" or the "Company" shall mean DSW & Associates, Inc.

      As discussed in note 13, on December 31, 1998, FirstAmerica Automotive, Inc. ("FAA") acquired Auto Town.

      The historical financial statements do not necessarily reflect the results of operations or financial position that would be indicative of the results after the acquistion by FirstAmerica Automotive, Inc.

Basis of Presentation

      The accompanying financial statements include the accounts of DSW & Associates, Inc. and its wholly owned subsidiary, DealerSoft Technologies, Inc. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

      Revenues earned under software license agreements with automobile dealerships are generally recognized when the license agreement has been signed and the software has been installed. Revenue from post-contract customer support is recognized ratably over the period the customer support services are provided, and software services revenue is recognized as services are performed. Royalty revenue is recognized when the conditions of the royalty agreement are met.

Property and Equipment

      Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the respective assets, generally three to five years, on a straight-line basis.

Income Taxes

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                     DSW & ASSOCIATES, INC.--dba AUTO TOWN

      Prior to December 1, 1997, the Company was an S Corporation for federal and state income tax reporting purposes. Federal income taxes on the income of an S Corporation are payable by the individual shareholders rather than the corporation. The State of California taxes the income of S Corporations at the rate of 1.5%. The Company terminated its S Corporation status effective November 30, 1997 and deferred tax assets and liabilities were immaterial prior to the termination.

Stock-Based Compensation

      As permitted under the Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," Auto Town has elected to follow Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," in accounting for stock-based awards and compensation to employees. See note 10.

Capitalized Software Costs

      In accordance with Statement of Financial Accounting Standards No. 86 ("SFAS 86"), "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," development costs are expensed as incurred until establishment of technological feasibility, after which additional direct costs are capitalized. The Company establishes technological feasibility upon completion of a working model.

Advertising Expenses

      Auto Town accounts for advertising costs as expense in the period in which they are incurred. Advertising expenses for 1998 and 1997 were $8,787 and $321,053, respectively.

(2) Accounts Receivable

      Accounts receivable consists of license fees due from automobile dealerships and software services revenue, and is net of allowances for doubtful accounts as follows:

                                                                December 31,
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
     Accounts receivable..................................... $115,407  $21,759
     Allowance for doubtful accounts.........................  (91,727)  (3,475)
                                                              --------  -------
                                                              $ 23,680  $18,284
                                                              ========  =======

(3) Property and Equipment

      A summary of property and equipment follows:

                                                               December 31,
                                                             ------------------
                                                               1998      1997
                                                             --------  --------
     Computer equipment..................................... $ 95,812  $ 88,303
     Furniture and fixtures.................................   17,457     7,807
                                                             --------  --------
                                                              113,269    96,110
     Less accumulated depreciation..........................  (77,121)  (45,256)
                                                             --------  --------
                                                             $ 36,148  $ 50,854
                                                             ========  ========

                     DSW & ASSOCIATES, INC.--dba AUTO TOWN

(4) Capitalized Software Costs

      Capitalized software costs are amortized over a five year useful life. Information related to capitalized software costs is as follows:

                                                                December 31,
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
     Acquired from The RAMAC Corporation..................... $159,590  $   --
     Capitalized developed software..........................   15,556      --
     Acquired from DealerSoft, Inc...........................   20,034   20,034
                                                              --------  -------
                                                               195,180   20,034
     Amortization............................................   (2,724)     (56)
                                                              --------  -------
     Ending balance.......................................... $192,456  $19,978
                                                              ========  =======

(5) Acquisitions

      On December 9, 1998, Auto Town acquired the proprietary software "LeaseTrak" and "Trip It" along with certain other assets from The RAMAC Corporation ("RAMAC"), a software company. The acquisition was accounted for using the purchase method of accounting. The purchase price of $166,752 consisted of $98,704 in cash, 938,220 shares of Series B Preferred Stock (see note 10) and 767,634 shares of Common Stock, both issued at a fair market value estimated at $0.04 per share. The purchase price was allocated to the fair market value of the assets acquired as follows:

     Accounts receivable............................................... $  5,137
     Equipment.........................................................    2,025
     Software..........................................................  159,590
                                                                        --------
     Total............................................................. $166,752
                                                                        ========

      On November 21, 1997, Auto Town purchased all of the outstanding shares of DealerSoft Technologies, Inc. for $20,004 in cash and 5,000 shares of Auto Town's Common Stock issued at a fair market value of $0.006 per share plus royalty payments to the seller equal to 1.5% of Auto Town's sales of the CustomerTrak. The acquisition was accounted for using the purchase method of accounting. DealerSoft's sole asset was the CustomerTrak software license and the purchase price of $20,034 was allocated to software.

(6) Deferred Revenue

      Deferred revenue consists of the following:

                                                                December 31,
                                                              -----------------
                                                                1998     1997
                                                              -------- --------
     Deferred service revenue--current....................... $ 20,960 $189,026
     Deferred royalty revenue--noncurrent....................  275,000      --
                                                              -------- --------
                                                              $295,960 $189,026
                                                              ======== ========

                     DSW & ASSOCIATES, INC.--dba AUTO TOWN

      Deferred royalty revenue represents cash received under a development contract, license agreement and future royalty contract executed in July 1998 with an automobile insurance information services company to develop an automobile database software application. The agreement provides for the information services company to fund the development process, up to a maximum of $500,000. The funding advances are non-refundable, and Auto Town received and deferred $275,000 during 1998. Auto Town is entitled to a royalty fee of 20% of the revenues earned by the automobile insurance information services company related to the use of Auto Town's software product. The royalty fees due to Auto Town are first offset against the non-refundable funding advances.

      Deferred service revenue represents Standard Dealer Master Agreements with automobile dealerships that constitute the bulk of Auto Town's revenues and require Auto Town to provide maintenance and support. License fees are renewed annually and expire through 1999.

(7) Advances from FAA

      In June 1998, Auto Town's shareholders executed an agreement with FAA relating to a 60 day evaluation of Auto Town products as part of a possible acquisition of Auto Town by FAA.

      In September 1998, Auto Town executed another agreement with FAA whereby FAA agreed to advance funds to Auto Town for operations. The agreements further provided that in the event that the purchase of Auto Town by FAA not be completed, FAA would be entitled to site licenses to use Auto Town technology and intellectual property.

      As of December 31, 1998, $1,080,003 in funds had been advanced by FAA to Auto Town. On December 31, 1998, FAA acquired Auto Town. See note 13.

(8) Subordinated Secured Convertible Notes Payable

      On December 31, 1997, Auto Town agreed to sell up to $1,750,000 in Subordinated Secured Convertible Notes Payable ("Notes") to certain investors. The Notes bore interest at 10%, matured on December 30, 1998 and principal and interest were payable on that date. The Notes were secured by all of Auto Town's intellectual property. As of December 31, 1998, $1,085,000 in Notes were outstanding, plus $34,703 in accrued interest, as follows:

                                                                December 31,
                                                             -------------------
                                                                1998      1997
                                                             ---------- --------
     Related parties........................................ $  407,103 $235,086
     Other..................................................    712,600  622,502
                                                             ---------- --------
                                                             $1,119,703 $857,588
                                                             ========== ========

      On December 31, 1998, the Notes were converted into shares of FAA Class A Common Stock simultaneous with the acquisition of Auto Town by FAA. See note 13.

                     DSW & ASSOCIATES, INC.--dba AUTO TOWN

(9) Commitments

      Auto Town entered into a five-year equipment capital lease agreement in April 1996 with a leasing company to purchase computer equipment. The future minimum lease obligation, including interest, follows:

     1999............................................................. $  9,515
     2000.............................................................    9,515
     2001.............................................................    3,172
     Thereafter.......................................................      --
                                                                       --------
                                                                       $ 22,202
     Interest.........................................................   (3,210)
                                                                       --------
                                                                       $ 18,992
                                                                       ========

(10) Shareholders' Equity

      Due to Auto Town's continued operating losses and inability to secure financing for current operations, for approximately three months in early 1998 certain Auto Town employees were offered the option to receive shares of Common Stock in lieu of their salaries. As part of this agreement, 2,998,797 shares of Common Stock valued at $114,043 were issued. In December 1998, 204,022 shares of Auto Town Common Stock valued at $30,603 were also issued to an employee as compensation.

      In August 1997, an Auto Town officer and shareholder converted $50,000 of notes payable to additional paid-in capital.

Class A Common Stock

      Auto Town has authorized Common Stock of 30,000,000 shares with a par value of $0.001 per share. Common Stock shareholders have voting rights equal to Preferred Stock Series B shareholders on an as-converted basis.

Preferred Stock--Series B

      Auto Town has 1,000,000 shares of authorized Series B Preferred Stock ("SBPS") with par value of $0.001 per share. In connection with the acquisition of certain assets from RAMAC in December 1998, Auto Town issued 938,220 shares of SBPS to RAMAC (see note 5). The SBPS converted to 938,220 shares of Auto Town Common Stock on December 31, 1998 when Auto Town was acquired by FAA (see note 13) which was then converted to shares of FAA Common Stock on the acquisition date.

Stock Option Plan

      During 1997, the Company had reserved 1,500,000 shares of Common Stock for issuance under its 1997 Stock Option Plan (the "Plan"). Options are granted to employees, consultants, contractors or other service providers already owning more than 10% of the voting power of all classes of stock at 110% of the fair market value on the date of grant. Consultants, contractors or other service providers owning less than 10% of the voting power of all classes of stock could be granted nonstatutory stock options to purchase Common Stock at exercise prices no less than 85% of the fair market value per share on the date of the grant.

                     DSW & ASSOCIATES, INC.--dba AUTO TOWN

      Generally, options granted were exercisable to the extent of 20% on the anniversary date of each grant and expired 5 years from the grant date. Information with respect to stock option and stock purchase rights activity is as follows:

                                                                      Weighted
                                Shares                                Average
                               Available    Options                   Exercise
                               for Grant  Outstanding Price per Share  Price
                               ---------  ----------- --------------- --------
     Balances, January 1,
      1997....................       --         --                --      --
     Authorized............... 1,500,000        --                --      --
     Grants...................  (505,000)   505,000   $        0.0067 $0.0067
     Balances, December 31,
      1997....................   995,000    505,000   $        0.0067 $0.0067
     Grants...................  (610,000)   610,000   $        0.0460 $0.0460
     Cancellations............   105,520   (105,520)  $        0.0460 $0.0460
     Exercises................       --    (581,044)  $0.0460-$0.0067 $0.0204
     Balances, December 30,
      1998....................   490,520    428,436   $0.0460-$0.0067 $0.0204

      The Company applies APB Opinion No. 25 and related interpretations in accounting for the Plan. Accordingly, no compensation cost has been recognized. Had compensation cost been determined consistent with Financial Accounting Standards Board's SFAS No. 123, the Company's net loss would not have been materially affected. The fair value of each option grant under SFAS No. 123 is estimated on the date of grant using the minimum-value method assuming no dividend yield, a risk-free interest rate of 4.75% and a weighted average life of one year.

(11) Income Taxes

      Prior to December 1, 1997, Auto Town was an S corporation for federal and state income tax reporting purposes. Federal and state income taxes on the income of an S corporation are payable by the individual stockholders rather than the corporation. California state income taxes for S corporations are 1.5% of pretax income. Auto Town terminated its S corporation status effective November 30, 1997. Deferred tax assets and liabilities were immaterial prior to the change in tax status. The following provision for income taxes reflects the deferred tax assets and liabilities for the one month period ended December 31, 1997 and year ended December 31, 1998, the periods for which Auto Town was a C Corporation. Management does not believe that it is more likely than not that the deferred tax asset will be realized due to uncertainties arising from Auto Town's ability to become profitable. Accordingly, a valuation allowance equal to the net asset amount has been established.

      The provision for income taxes consist of the following:

                                                                   Years ended
                                                                  December 31,
                                                                  -------------
                                                                   1998   1997
                                                                  ------ ------
     Current:
       Federal...................................................  $ --   $ --
       State.....................................................    800    800
                                                                     800    800
     Deferred:
       Federal...................................................    --     --
       State.....................................................    --     --
                                                                  ------ ------
     Total income tax expense.................................... $  800 $  800
                                                                  ====== ======

                     DSW & ASSOCIATES, INC.--dba AUTO TOWN

      Significant components of the deferred tax assets and liabilities are as follows:

                                                               December 31,
                                                            -------------------
                                                              1998       1997
                                                            ---------  --------
     Deferred tax assets:
       Net operating loss.................................. $ 683,297  $ 69,116
       Less: valuation allowance...........................  (619,461)  (69,116)
                                                            ---------  --------
                                                               63,836       --
     Deferred tax liabilities:
       Software............................................    63,836       --
                                                            ---------  --------
     Net deferred tax assets............................... $     --   $    --
                                                            =========  ========

      The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes. The sources and tax effects of the difference are as follows:

                                                           1998       1997
                                                         ---------  ---------
     Income tax benefit at statutory rate of 34%........ $(564,382) $(415,207)
     Plus: State tax expense............................       800        800
     Losses prior to change in tax status to C
      Corporation.......................................       --     346,091
     Change in valuation allowance......................   550,345     69,116
     Other..............................................    14,037        --
                                                         ---------  ---------
     Provision for income taxes......................... $     800  $     800
                                                         =========  =========

Proforma Income Taxes

      Prior to December 1, 1997, Auto Town was an S Corporation. For the year ended December 31, 1997, the pro forma provision for income taxes is equal to the actual provision for income taxes due to operating losses for the year.

(12) Related Party Transactions

      Since inception, Auto Town's president and chief executive officer has funded portions of Auto Town's working capital requirements by securing personal loans which were not guaranteed by Auto Town. Amounts due the officer totaled $307,516 and $335,173 at December 31, 1998 and 1997, respectively. The loans to Auto Town were unsecured and bore interest at 15% to 20%, the same rate that was due by the officer to the third parties.

      Auto Town rented its main corporate facility and another location under a month to month lease from an Auto Town director during 1998 and 1997 for $25,000 and $23,400, respectively. Rental expense is included in general and administrative expense in the financial statements.

(13) Subsequent Events

      On December 31, 1998, The Company was acquired by FirstAmerica Automotive Inc. No adjustments related to the acquisition are reflected in the accompanying historical financial statements.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
FirstAmerica Automotive, Inc.

      We have audited the accompanying balance sheet of Ritchey Fipp Chevrolet as of December 31, 1998, and the related statement of operations and changes in retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of FirstAmerica Automotive, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ritchey Fipp Chevrolet as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ KPMG, LLP

April 30, 1999
San Francisco, California

                             RITCHEY FIPP CHEVROLET

                                 BALANCE SHEET

                                 (In thousands)

                                                (Unaudited)     Year Ended
                                               March 2, 1999 December 31, 1998
                                               ------------- -----------------
                    ASSETS
Cash..........................................    $  479          $  402
Accounts receivable, net of allowance (note
 2)...........................................       909             815
Inventories (note 3)..........................     2,749           3,122
Deposits and prepaid expenses.................        53              59
                                                  ------          ------
    Total current assets......................     4,190           4,398
Property, plant and equipment, net of
 accumulated depreciation (note 4)............       181             198
                                                  ------          ------
    Total assets..............................    $4,371          $4,596
                                                  ======          ======


     LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable............................    $  279          $  262
  Accrued liabilities.........................       364             359
  Inventory floor plan notes payable (note
   3).........................................     2,631           3,045
  Deposit.....................................       100             --
  Capital lease obligation....................         8               8
  Current portion of long term debt...........        50              50
                                                  ------          ------
    Total current liabilities.................     3,432           3,724
Capital lease obligation......................        28              30
Long term debt (note 7).......................       275             283
                                                  ------          ------
    Total liabilities.........................     3,735           4,037

Commitments (note 6)

Shareholder's equity:
  Common stock................................       719             719
  Retained earnings...........................       842             715
                                                  ------          ------
                                                   1,561           1,434
Due from owners...............................      (925)           (875)
                                                  ------          ------
    Total shareholder's equity................       636             559
                                                  ------          ------
                                                  $4,371          $4,596
                                                  ======          ======


                See accompanying notes to financial statements.

                             RITCHEY FIPP CHEVROLET

            STATEMENT OF OPERATIONS AND CHANGES IN RETAINED EARNINGS

                                 (In thousands)

                                                (Unaudited)
                                  (Unaudited)   Three Months    Twelve Months
                                 Period Ended      Ended            Ended
                                 March 2, 1999 March 31, 1998 December 31, 1998
                                 ------------- -------------- -----------------
Sales:
  Vehicle.......................    $4,450         $5,885          $23,378
  Service, parts and other......     1,329          1,927            7,327
                                    ------         ------          -------
    Total sales.................     5,779          7,812           30,705
  Cost of sales.................     4,878          6,566           25,509
                                    ------         ------          -------
    Gross profit................       901          1,246            5,196
Operating expenses:
  Selling, general and
   administrative...............       709          1,018            4,188
  Depreciation and
   amortization.................        17             25               91
                                    ------         ------          -------
    Operating income............       175            203              917
Other income (expense):
  Interest expense..............       (44)           (28)            (302)
  Other, net....................        (2)            45               86
                                    ------         ------          -------
Income before income taxes......       129            220              701
Income tax benefit/(expense)....        (2)            (3)              (4)
                                    ------         ------          -------
Net income......................       127            217              697
Beginning retained earnings.....       715             18               18
                                    ------         ------          -------
Ending retained earnings........    $  842         $  235          $   715
                                    ======         ======          =======









                See accompanying notes to financial statements.

                             RITCHEY FIPP CHEVROLET

                            STATEMENT OF CASH FLOWS

                                 (In thousands)

                                                 (Unaudited)
                                   (Unaudited)   Three Months       Twelve
                                  Period Ended      Ended        Months Ended
                                  March 2, 1999 March 31, 1998 December 31, 1998
                                  ------------- -------------- -----------------
Cash flows from operating
 activities:
 Net income.....................      $ 127          $217           $  697
 Adjustments to reconcile net
  income to net cash provided by
  operating activities:
   Depreciation and
    amortization................         17            25               91
   Change in assets and
    liabilities:
    Accounts receivable.........        (94)          243              154
    Inventories.................        373           698            1,001
    Deposits and prepaid
     expenses...................          6            48              160
    Notes receivable, related
     party                              --            --               --
    Accounts payable............         17            56              (25)
    Accrued liabilities.........          5            53               38
    Inventory floor plan notes
     payable....................       (413)         (683)          (1,263)
                                      -----          ----           ------
     Net cash provided by
      operating activities......         38           657              853
                                      -----          ----           ------
Cash flows from investing
 activities:
 Capital expenditures, net......        --            (47)             (87)
 Deposit received related to
  sale (note 9).................        100           --               --
                                      -----          ----           ------
     Net cash provided (used) by
      investing activities......        100           (47)             (87)
                                      -----          ----           ------
Cash flows from financing
 activities:
 Repayments on long term debt...         (8)          (13)             (50)
 Proceeds from capital lease....        --            --                38
 Repayments on capital lease....         (2)          --               --
 Payment on shareholders notes..        (51)          (81)            (500)
                                      -----          ----           ------
     Net cash used by financing
      activities................        (61)          (94)            (512)
                                      -----          ----           ------
     Net increase in cash.......         77           516              254
Cash, beginning of period.......        402           148              148
                                      -----          ----           ------
Cash, end of period.............      $ 479          $664           $  402
                                      =====          ====           ======
Supplementary disclosures of
 cash flow information:
Cash paid for interest expense..      $  12          $ 28           $   53
                                      =====          ====           ======
Cash paid for income taxes......      $   2          $--            $    5
                                      =====          ====           ======


                See accompanying notes to financial statements.

                             RITCHEY FIPP CHEVROLET

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) Summary of Significant Accounting Policies

(a) Organization and Business

      Ritchey Fipp Chevrolet (the "Company) is an automobile dealership that serves customers located principally in San Diego, California. The Company offers a broad range of products and services that include new Chevrolet vehicles and trucks as well as used vehicles and trucks, vehicle financing and insurance, and replacement parts and service. In March 1999, the Company was sold to FirstAmerica Automotive, Inc. (FAA) (note 9).

      The historical financial statements do not necessarily reflect the results of operations or financial position that would be indicative of the results after the acquistion by FirstAmerica Automotive, Inc.

(b) Basis of Preparation

      The accompanying financial statements reflect the historical financial position, results of operations, and cash flows for the Company, of which substantially all of the operating assets were subsequently sold to FirstAmerica Automotive, Inc. (note 9).

(c) Cash and Cash Equivalents

      The company considers all highly liquid investments with a maturity of three months or less from the purchase date to be cash equivalents.

(d) Inventories

      New and used vehicles are stated at the lower of cost or market, new vehicle cost is determined by using the last-in, first-out (LIFO) basis. Used vehicle cost is determined using the specific identification method. Parts and accessories cost is determined using the last-in, first-out (LIFO) basis.

(e) Property and Equipment

      Property and equipment are stated at cost. Property and equipment are being depreciated over the estimated useful life of the assets. The range of estimated useful lives and depreciation methods are as follows:

     Equipment....................................................      7 years
     Furniture and fixtures....................................... 5 to 7 years
     Company vehicles.............................................      5 years

      Maintenance and repairs are expensed as incurred, while significant renewals and betterments are capitalized. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the account, and any gain or loss is credited or charged to income.

(f) Income Taxes

      The Company elected S Corporation status for federal and state income tax reporting purposes. Federal income taxes on S Corporation income were payable by the individual stockholders rather than the corporation. California State income taxes for S Corporations are 1.5% of pretax income.

                             RITCHEY FIPP CHEVROLET

(g) Financial Instruments

      The carrying amount of trade receivables, trade payables, accrued liabilities and short-term borrowings approximate fair value because of the short-term nature of these instruments.

      Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. The carrying amount of the note payable approximates fair value.

(h) Advertising

      The Company expenses production and other costs of advertising. Advertising expenses were approximately $79,284 for the unaudited period ended March 2, 1999, $124,374 for the unaudited three months ended March 31, 1998 and $493,650 for the twelve months ended December 31, 1998.

(i) Concentrations of Credit Risk

      Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

(j) Use of Estimates

      These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(k) Revenue Recognition

      Vehicle sales revenue is recognized upon delivery. Notes received from buyers are generally sold to finance companies. Finance fees are received for notes sold to finance companies and are recognized, net of anticipated charge backs, upon acceptance of the credit by the finance companies. These fees are included in service, parts, and other revenues in the statements of operations. Parts and service revenues are recognized at the time of sale or service.

(l) Major Supplier and Dealer Agreement

      The Company purchases substantially all of its new vehicles and inventory from one manufacturer at the prevailing prices charged by the manufacturer. The Company's overall sales could be impacted by the manufacturer's inability or unwillingness to supply the dealership with an adequate supply of popular models.

                             RITCHEY FIPP CHEVROLET

(2) Accounts Receivable

      Accounts receivable consist of the following (in thousands):

                                                      (Unaudited)
                                                       March 2,   December 31,
                                                         1999         1998
                                                      ----------- ------------
     Contracts in transit and vehicle receivables....    $466         $231
     Trade...........................................     376          411
     Manufacturer and other..........................      71          177
                                                         ----         ----
       Total accounts receivable.....................     913          819
     Less allowance for doubtful accounts............      (4)          (4)
                                                         ----         ----
       Accounts receivable, net......................    $909         $815
                                                         ====         ====

      Contracts in transit receivables are due from financial institutions and regional banks for funding of customer vehicle purchases and are normally collected within 30 days. Trade receivables primarily consist of commercial receivables for parts sales and finance receivables from financial institutions for financing commissions. Manufacturer and other receivables consist of amounts due from manufacturers for rebates on vehicle purchases (holdbacks), manufacturer incentives and reimbursable warranty coverage expenses.

(3) Inventories and Floor Plan Notes Payable

      Inventories and related floor plan notes payable are as follows (in thousands):

                                    Inventory Cost      Floor Plan Notes Payable
                               ------------------------ ------------------------
                               (Unaudited)              (Unaudited)
                                March 2,   December 31,  March 2,   December 31,
                                  1999         1998        1999         1998
                               ----------- ------------ ----------- ------------
     New vehicles.............   $2,355       $2,730      $2,372       $2,662
     Used vehicles............      789          742         259          383
     Parts and accessories....      200          269         --           --
     LIFO Reserve.............     (595)        (619)        --           --
                                 ------       ------      ------       ------
     Total....................   $2,749       $3,122      $2,631       $3,045
                                 ======       ======      ======       ======

      Inventory floor plan notes payable consist of notes from a financing institution that bear interest at 7.75% and are secured by new and used vehicles and vehicle receivables. In March 1999, the Company was sold to First America Automotive, Inc. (note 9) and all floor plan notes payable were paid.

      A LIFO liquidation of $24,541 for the unaudited period ended March 2, 1999 and a provision of $54,388 were recorded for the year ended December 31, 1998 were recorded and are included in cost of sales in the statement of operations.

                             RITCHEY FIPP CHEVROLET

(4) Property and Equipment

      Property and equipment consists of the following (in thousands):

                                                        (Unaudited)
                                                         March 2,   December 31,
                                                           1999         1998
                                                        ----------- ------------
     Equipment.........................................    $ 298       $ 298
     Company vehicles..................................       62          62
     Furniture and fixtures............................      431         431
                                                           -----       -----
                                                             791         791
     Less accumulated depreciation.....................     (610)       (593)
                                                           -----       -----
     Property and equipment, net.......................    $ 181       $ 198
                                                           =====       =====

(5) Related Party Transactions

Lease

      The Company rents its facilities from a shareholder. Rental expense totaled $70,552 for the unaudited period ended March 2, 1999, $90,564 for the unaudited three months ended March 31, 1998 and $366,784 for the year ended December 31, 1998.

(6) Leases

      The Company is obligated under a capital lease for certain equipment that expires on August 1, 2003. At March 2, 1999 and December 31, 1998, the gross amount of equipment recorded under the capital lease were as follows (in thousands):

                                                        (Unaudited)
                                                         March 2,   December 31,
                                                           1999         1998
                                                        ----------- ------------
     Equipment.........................................     $41         $41
     Less accumulated depreciation.....................      (5)         (3)
                                                            ---         ---
                                                            $36         $38
                                                            ===         ===

      Depreciation of assets held under capital leases is included with depreciation expense.

      Future minimum capital lease payments as of December 31, 1998 are:

                                                                  December 31,
                                                                      1998
                                                                  ------------
     Year ending December 31,
     1999........................................................     $ 8
     2000........................................................       8
     2001........................................................       8
     2002........................................................       8
     Thereafter..................................................       5
                                                                      ---
                                                                      $37
                                                                      ===

                            RITCHEY FIPP CHEVROLET

(7) Long Term Debt

      Long-term debt at March 2, 1999 and December 31, 1998 consists of the following (in thousands):

                                                       (Unaudited)
                                                        March 2,   December 31,
                                                          1999         1998
                                                       ----------- ------------
     Promissory note payables in monthly installments
      of $4,166.67, including interest, with final
      payment of $216,637 due May 15, 2001...........     $325         $333
     Less current installments.......................       50           50
                                                          ----         ----
                                                          $275         $283
                                                          ====         ====

      Future maturities of long-term debt for each of the five years subsequent to as of December 31, 1998 are (in thousands):

                                                                  December 31,
                                                                      1998
                                                                  ------------
     Year ending December 31,
     1999........................................................     $ 50
     2000........................................................       50
     2001........................................................      233
                                                                      ----
                                                                      $333
                                                                      ====

(8) Employee Benefits

      The Company has a 401(k) Plan (the Plan), which covers substantially all employees of the Company. The annual contribution to the plan is at the discretion of the Owners. Contributions to the Plan were $0 and $7,000 for the unaudited period ended March 2, 1999 and for the year ended December 31, 1998, respectively.

(9) Subsequent Events

      In March of 1999, the Company was acquired by FirstAmerica Automotive, Inc. No adjustments related to the acquisition are reflected in the accompanying historical financial statements.

                          INDEPENDENT AUDITORS' REPORT

Lucas Dealership Group, Inc.:

      We have audited the accompanying combined statements of assets and liabilities of Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. which are enumerated in Note 1 to the accompanying financial statements, as of December 31, 1998 and 1997, and the related combined statements of sales, cost of sales and direct operating expenses and of cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of Lucas Dealership Group, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying combined financial statements were prepared to present the assets and liabilities of Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc., and the related statements of sales, cost of sales and direct operating expenses and cash flows, and are not intended to be a complete presentation of Lucas Dealership Group, Inc.'s financial position, results of operations and cash flows.

      In our opinion, the combined financial statements referred to above, present fairly, in all material respects, the assets and liabilities of Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. which are enumerated in Note 1 to the accompanying financial statements, as of December 31, 1998 and 1997, and the related sales, cost of sales, direct operating expenses and cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Deloitte & Touche LLP

May 21, 1999
San Jose, California

                 CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF
                          LUCAS DEALERSHIP GROUP, INC.

                 COMBINED STATEMENTS OF ASSETS AND LIABILITIES
                                 (In thousands)

                                                                  December 31,
                                                      March 31,  ---------------
                                                        1999      1998    1997
                                                     ----------- ------- -------
                                                     (Unaudited)
                       ASSETS
Current assets:
  Cash and equivalents..............................   $21,888   $12,286 $13,364
  Receivables, net..................................    12,559    12,032  12,548
  Inventories.......................................    26,269    27,647  22,546
  Other current assets..............................       777     1,556   1,270
                                                       -------   ------- -------
    Total current assets............................    61,493    53,521  49,728
Rental vehicles, net................................     1,214     1,243   1,203
Property and equipment, net.........................     3,197     3,299   3,900
Other assets........................................       647       713     996
                                                       -------   ------- -------
Total assets........................................   $66,551   $58,776 $55,827
                                                       =======   ======= =======
                    LIABILITIES
Current liabilities
  Notes payable--direct inventory financing.........   $25,796   $24,434 $19,487
  Accounts payable..................................     2,503     2,654   2,361
  Accrued and other liabilities.....................     6,346     6,182   5,822
                                                       -------   ------- -------
    Total current liabilities.......................    34,645    33,270  27,670
Deferred income taxes...............................       247       477     430
                                                       -------   ------- -------
Total liabilities...................................    34,892    33,747  28,100
                                                       -------   ------- -------
Net assets..........................................   $31,659   $25,029 $27,727
                                                       =======   ======= =======



                  See notes to combined financial statements.

                 CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF
                          LUCAS DEALERSHIP GROUP, INC.

                COMBINED STATEMENTS OF SALES, COST OF SALES AND
                           DIRECT OPERATING EXPENSES
                                 (In thousands)

                                Three Months Ended
                                     March 31,       Years Ended December 31,
                                ------------------- ---------------------------
                                  1999      1998      1998      1997     1996
                                --------- --------- --------  -------- --------
                                    (Unaudited)
Sales:
  New and used vehicle sales..  $  77,010 $  68,882 $293,645  $258,989 $214,279
  Parts and service...........     12,984    11,410   46,265    42,146   38,995
  Finance income..............        858       693    3,398     3,146    2,288
                                --------- --------- --------  -------- --------
    Total.....................     90,852    80,985  343,308   304,281  255,562
                                --------- --------- --------  -------- --------
Cost of sales:
  New and used vehicles.......     70,220    62,995  268,665   237,309  196,466
  Parts and service...........      6,674     5,746   22,633    20,499   19,490
                                --------- --------- --------  -------- --------
    Total.....................     76,894    68,741  291,298   257,808  215,956
                                --------- --------- --------  -------- --------
Gross profit..................     13,958    12,244   52,010    46,473   39,606
                                --------- --------- --------  -------- --------
Other operating income:
  Interest income.............        338       269    1,234     1,161      853
  Other.......................        447       540    2,287     2,697    1,687
                                --------- --------- --------  -------- --------
    Total.....................        785       809    3,521     3,858    2,540
                                --------- --------- --------  -------- --------
Other operating expenses:
  Selling and administrative..     12,428    11,308   47,484    43,337   37,710
  Interest....................        185       294    1,359     1,218    1,402
                                --------- --------- --------  -------- --------
    Total.....................     12,613    11,602   48,843    44,555   39,112
                                --------- --------- --------  -------- --------
Income before income taxes....      2,130     1,451    6,688     5,776    3,034
Provision for income taxes....        872       631    2,883     2,592    1,500
                                --------- --------- --------  -------- --------
Net income....................      1,258       820    3,805     3,184    1,534
Net assets, beginning of
 period.......................     25,029    27,727   27,727    23,968   21,406
Dividend distribution from
 unconsolidated subsidiaries..        --        300    1,113       400      900
Investment in unconsolidated
 subsidiary...................        --        --    (3,270)      --       --
Net change in shareholder
 receivable/payable...........      5,372       961   (4,346)      175      128
                                --------- --------- --------  -------- --------
Net assets, end of period.....  $  31,659 $  29,808 $ 25,029  $ 27,727 $ 23,968
                                ========= ========= ========  ======== ========

                  See notes to combined financial statements.

                 CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF
                          LUCAS DEALERSHIP GROUP, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                Three Months Ended          Years Ended
                                     March 31,             December 31,
                                --------------------  -------------------------
                                  1999       1998      1998     1997     1996
                                ---------  ---------  -------  -------  -------
                                    (Unaudited)
Cash flows from operating
 activities:
  Net income..................  $   1,258  $     820  $ 3,805  $ 3,184  $ 1,534
  Adjustments to reconcile net
   income to net cash provided
   (used) by operating
   activities:
   Depreciation and
    amortization..............        345        429    1,406    1,389    1,300
   Deferred income taxes......        236         86     (156)    (146)     (9)
   (Gain) loss on dispositions
    of property and equipment
    and rental and leased
    vehicles..................        (17)      (161)       2     (300)     151
   Changes in assets and
    liabilities:
    Receivables...............       (527)    (2,614)     516     (747)  (1,143)
    Inventories...............      1,378     (1,302)  (5,102)  (1,737)  (4,834)
    Other current assets......        313       (691)     247      160      606
    Notes payable--direct
     inventory financing......      1,362        773    4,947      230    2,151
    Accounts payable..........       (151)     1,563      293     (153)     406
    Accrued and other
     liabilities..............        164        749       32    1,700     (714)
                                ---------  ---------  -------  -------  -------
      Net cash provided by
       (used for) operating
       activities.............      4,361       (348)   5,990    3,580     (552)
                                ---------  ---------  -------  -------  -------
Cash flows from investing
 activities:
  Proceeds from dispositions
   of property and equipment
   and rental and leased
   vehicles...................        164        324      562    1,238      176
  Purchases of property and
   equipment and rental and
   leased vehicles............       (290)      (446)  (1,127)  (2,473)  (2,057)
  Other assets................        (5)        (19)     --       --      (224)
                                ---------  ---------  -------  -------  -------
      Net cash used for
       investing activities...       (131)      (141)    (565)  (1,235)  (2,105)
                                ---------  ---------  -------  -------  -------
Cash flows from financing
 activities:
  Long-term debt borrowings...        --         --       --       --       139
  Repayment of long-term debt
   and capital leases.........        --         --       --      (139)     (9)
  Net change in shareholder
   receivable/payable.........      5,372        961   (4,346)     175      128
  Dividends from affiliates...        --         300    1,113      400      900
  Investment in affiliates....        --         --    (3,270)     --       --
                                ---------  ---------  -------  -------  -------
      Net cash provided by
       (used for) financing
       activities.............      5,372      1,261   (6,503)     436    1,158
                                ---------  ---------  -------  -------  -------
Net increase (decrease) in
 cash and equivalents.........      9,602        772   (1,078)   2,781   (1,499)
Cash and equivalents at
 beginning of period..........     12,286     13,364   13,364   10,583   12,082
                                ---------  ---------  -------  -------  -------
Cash and equivalents at end of
 period.......................  $  21,888  $  14,136  $12,286  $13,364  $10,583
                                =========  =========  =======  =======  =======
Supplemental cash flows
 information -
  Cash paid during the period
   for:
   Interest...................  $      33  $     295  $ 1,018  $ 1,077  $ 1,263
                                =========  =========  =======  =======  =======

                  See notes to combined financial statements.

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1999 and 1998 is unaudited)


(1) Background and Basis of Presentation

      The accompanying combined financial statements have been prepared for the purpose of presenting Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. ("Lucas"). The combined financial statements represent certain assets and liabilities of six dealerships, doing business as, Autobahn Motors, Hayward Honda, Saint Claire Cadillac/Oldsmobile, Stevens Creek BMW Motorsport, Stevens Creek Honda, and Golden Gate Cadillac/Acura as well as certain other assets and liabilities of Lucas (collectively the "Certain Dealerships"). The combined financial statements exclude the results of businesses previously distributed to the Lucas shareholders or expected to be distributed prior to the completion of the merger described in Note 2, including Autocorp (a leasing and fleet sales business) and six Saturn dealerships. The combined financial statements also exclude certain personal assets (shareholder receivables and payables and certain nonbusiness assets).

      The statement of sales, cost of sales and direct operating expenses, and cash flows for the periods indicated exclude the effects of the changes in the assets not included in these financial statements and include allocations of certain corporate expenses to the Certain Dealerships based upon estimates of actual corporate services performed on behalf of the Certain Dealerships. The allocations effectively allocate all of the expenses of the corporate offices to the dealerships. The amount of corporate expenses pertaining to the Certain Dealerships (including salaries, bonuses, rent, professional services, and other expenses) reflected in these financial statements is based primarily on a flat fee which varies per dealership plus a percentage of the dealerships' net income, which management of Lucas believes to be a reasonable allocation method.

      The accompanying combined financial statements are derived from the historical accounting records of Lucas. These historical financial statements are not intended to be a complete presentation of the financial position, results of operations and cash flows related to the Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. The historical operating results may not be indicative of future results.

(2) Pending Acquisition

      On May 3, 1999 Lucas entered into an Agreement and Plan of Merger (the "Agreement") with FirstAmerica Automotive, Inc. Under the terms of the Agreement, Lucas will sell the six dealerships listed in Note 1 above, as well as as certain other assets and liabilities and all of the stock of Lucas, for consideration of approximately $65 million, subject to certain adjustments.

      On May 4, 1999 Lucas sold the Cadillac franchise right which was owned by Golden Gate Cadillac/Acura. Lucas continues to operate the related Acura franchise. The cash purchase price was approximately $600,000 and Lucas expects to record a gain on this transaction. The accompanying financial statements include the results of the franchise sold for all periods presented.

(3) Summary of Significant Accounting Policies

      Concentration of Credit Risk--At December 31, 1998, substantially all of the Certain Dealerships' business activities are located in Northern California. The Certain Dealerships perform credit evaluations of their customers and maintain reserves for potential credit losses.

      The Certain Dealerships purchase substantially all of their new vehicles and parts and accessories inventories from General Motors Corporation, American Honda Motors Corporation, Mercedes Benz of North

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1999 and 1998 is unaudited)

America Incorporated and BMW of North America. There are receivables and payables in the normal course of business with these companies.

      Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses as of the dates and for the periods presented. Actual results could differ from those estimates. Significant estimates include depreciable lives, income taxes and accrued liabilities.

      Cash and Equivalents include highly liquid debt investments with maturities of three months or less when purchased.

      Inventories include new vehicles and demonstrators, used vehicles and parts and accessories which are stated at cost, determined using the last-in, first-out (LIFO) method, which is not in excess of market. Other inventories consist primarily of gasoline, tires and oil and are stated at cost, on a first-in, first-out (FIFO) basis, which is not in excess of market.

      Rental Vehicles are stated at specifically identified cost. Rental vehicles are used as short-term rentals for customers. They are depreciated straight-line over 36 months but are typically sold during the model year.

      Property and Equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the respective assets, principally three to seven years.

      Intangible Assets relate to the purchase of two dealerships and are included in other assets. The excess of costs over net tangible assets acquired is amortized over periods ranging from five to ten years. At December 31, 1998, 1997 and 1996, the net book value of intangible assets was $713,000, $996,000 and $1,278,000, respectively (net of accumulated amortization of $2,110,000, $1,827,000 and $1,545,000, respectively). Amortization expense was $283,000, $282,000, and $281,000 in 1998, 1997 and 1996, respectively.

      Income Taxes are accounted for using an asset and liability approach. Deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Such differences relate primarily to accelerated depreciation for tax return purposes. Income tax amounts herein represent allocations computed as if the Certain Dealerships had filed a tax return on a combined basis.

      Recently Issued Accounting Standard--In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total, the change in net assets during the period from nonowner sources. For the periods presented, net income is equivalent to comprehensive income, as the Certain Dealerships had no items of other comprehensive income.

      Unaudited Financial Statements--The accompanying unaudited combined financial statements as of March 31, 1999 and for the three-month periods ended March 31, 1999 and 1998 have been prepared by Lucas pursuant to the rules of the Securities and Exchange Commission ("SEC") and, in the opinion of Lucas, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the Certain Dealerships, Assets and Liabilities of Lucas Dealership Group and the related sales, cost of sales and direct

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1999 and 1998 is unaudited)

operating expenses and cash flows. Certain information and footnote disclosure normally included in combined financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules. Lucas believes that the disclosures made are adequate to keep the information presented from being misleading. The results of operations for the three months ended March 31, 1999, are not necessarily indicative of the results to be expected for the full year.

(4) Receivables

      Receivables at December 31 consist of (in thousands):

                                                                December 31,
                                                               ----------------
                                                                1998     1997
                                                               -------  -------
     Contracts in transit..................................... $ 3,926  $ 4,008
     Vehicles, service and parts..............................   3,828    4,405
     Factory..................................................   1,518    1,182
     Dealer trade.............................................   1,036      907
     Other accounts receivable................................   1,109    1,429
     Warranty claims..........................................     378      323
     Due from finance companies...............................     250      307
                                                               -------  -------
     Total....................................................  12,045   12,561
     Allowance for doubtful accounts..........................     (13)     (13)
                                                               -------  -------
     Net...................................................... $12,032  $12,548
                                                               =======  =======

(5) Inventories

      Inventories consist of (in thousands):

                                                     March 31,   December 31,
                                                       1999     ---------------
                                                    (Unaudited)  1998    1997
                                                    ----------- ------- -------
     New vehicles and demonstrators................   $17,630   $18,507 $14,149
     Used vehicles.................................     5,850     6,295   5,827
     Parts and accessories.........................     2,482     2,549   2,328
     Other.........................................       307       296     242
                                                      -------   ------- -------
     Total.........................................   $26,269   $27,647 $22,546
                                                      =======   ======= =======

      If the FIFO method of inventory accounting had been used to value all inventories, inventories would have been $5,751,000, $6,092,000 and $5,880,000 higher than reported at March 31, 1999, December 31, 1998 and 1997, respectively.

      For the three-month periods ended March 31, 1999 and 1998 and the years ended December 31, 1998 and 1997, the LIFO valuation method had the effect of (increasing) decreasing income before income taxes by approximately $(314,000), $10,000, $212,000 and $100,000 and net income by approximately $188,000,
$6,000, $127,000 and $60,000, respectively.

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1999 and 1998 is unaudited)

(6) Property and equipment

      Property and equipment at December 31 consist of (in thousands):

                                                                December 31,
                                                               ----------------
                                                                1998     1997
                                                               -------  -------
     Leasehold improvements................................... $ 3,324  $ 3,393
     Furniture and office equipment...........................   3,922    3,852
     Machinery and equipment..................................   2,603    2,647
     Company vehicles.........................................     659      652
                                                               -------  -------
     Total....................................................  10,508   10,544
     Accumulated depreciation and amortization................  (7,209)  (6,644)
                                                               -------  -------
     Net...................................................... $ 3,299  $ 3,900
                                                               =======  =======

(7) Notes payable--Direct Inventory Financing

      New vehicles, demonstrators and rental vehicles are financed under notes payable bearing interest generally at the bank's reference rate (7.75% at December 31, 1998). The notes are collateralized by such vehicles and are due when the related vehicles are sold. The notes require each dealership to maintain specific financial covenants. At December 31, 1998, the dealerships were in compliance with these covenants.

(8) Accrued and Other Liabilities

      Accrued and other liabilities at December 31 consist of (in thousands):

                                                                   December 31,
                                                                   -------------
                                                                    1998   1997
                                                                   ------ ------
     Sales and property taxes..................................... $1,983 $1,892
     Salaries, wages and commissions..............................  1,111  1,005
     Vehicle deposits.............................................    583    742
     Bonuses--officers and employees..............................    756    509
     Interest.....................................................    175    141
     Income taxes payable.........................................    225    155
     Other accrued liabilities....................................  1,349  1,378
                                                                   ------ ------
     Total........................................................ $6,182 $5,822
                                                                   ====== ======

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1999 and 1998 is unaudited)

(9) Income Taxes

      The provisions for income taxes (which represent allocations computed as if the Certain Dealerships had filed a tax return on a combined basis) consist of the following (in thousands):

                                                            December 31,
                                                       ------------------------
                                                        1998    1997     1996
                                                       ------  -------  -------
     Current:
      Federal......................................... $2,376  $ 2,186  $ 1,127
      State...........................................    663      552      382
                                                       ------  -------  -------
     Total............................................  3,039    2,738    1,509
                                                       ------  -------  -------
     Deferred:
      Federal.........................................   (124)    (163)       9
      State...........................................    (32)      17      (18)
                                                       ------  -------  -------
     Total............................................   (156)    (146)     (9)
                                                       ------  -------  -------
     Total provision for income taxes................. $2,883  $ 2,592  $ 1,500
                                                       ======  =======  =======

      The effective tax rate differs from the federal statutory rate as follows:

                                December 31,
                               ------------------
                               1998   1997   1996
                               ----   ----   ----
     Statutory rate..........  35.0 % 35.0 % 35.0 %
     State taxes, net of
      federal effect.........   6.0    6.0    6.0
     Non-deductible insurance
      premium................   2.0    1.2    4.3
     Imputed interest
      expense................   0.5    1.4    2.2
     Meals and
      entertainment..........   0.3    1.2    2.0
     Other...................  (0.7)   0.1   (0.1)
                               ----   ----   ----
     Total...................  43.1 % 44.9 % 49.4 %
                               ====   ====   ====

      The items giving rise to deferred taxes were as follows:

                                                                       1998 1997
                                                                       ---- ----
     Deferred tax assets:
      Reserves not recognized for tax purposes........................ $508 $375
      Capitalized inventory...........................................  114   97
      State taxes.....................................................  225  187
      Other...........................................................   32   17
                                                                       ---- ----
     Total deferred tax assets........................................  879  676
                                                                       ---- ----
     Deferred tax liabilities:
      Accelerated depreciation and amortization.......................  448  398
      Other...........................................................   29   32
                                                                       ---- ----
     Total deferred tax liabilities...................................  477  430
                                                                       ---- ----
                                                                       $402 $246
                                                                       ==== ====

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.

       (Information as of March 31, 1999 and for the three months ended
                     March 31, 1999 and 1998 is unaudited)

(10) Retirement Plan

      Lucas contributes to various union-sponsored pension plans (defined contribution plans), covering all union mechanics and service personnel. The related pension expense for the Certain Dealerships for these plans in 1998, 1997 and 1996 was $479,000, $387,000 and $343,000, respectively.

      Nonunion employees may participate in the Lucas Dealership Group Savings and Investment and Profit-Sharing Plan (the Plan). The Plan has two components. The first is the 401(k) component, whereby employees may contribute up to 15% of their annual compensation. Lucas matches one-half of the employee's contribution, limited to $50 per employee per month, and may make additional contributions at the discretion of the Board of Directors. Cash contributions for the Certain Dealerships were $107,000, $103,000 and $89,000 for 1998, 1997 and 1996, respectively. All participating employees are 100% vested. Nonunion employees are also eligible to participate in the second component of the Plan, the profit-sharing component. Contributions are made at the discretion of the Board of Directors and vest over a seven-year period, beginning after the third year. Cash contributions were $242,000, $192,400 and $173,000 for 1998, 1997 and 1996, respectively.

(11) Commitments

      The Certain Dealerships lease five facilities from Lucas' majority shareholder under agreements which expire in 2005. The other facility lease, leased from an unrelated party, expires in 2000. Future minimum rental payments at December 31, 1998 are as follows (in thousands):

                                                           Related
                                                            Party  Other  Total
                                                           ------- ----- -------
     1999................................................. $ 3,136 $264  $ 3,400
     2000.................................................   3,136  --     3,136
     2001.................................................   3,136  --     3,136
     2002.................................................   3,136  --     3,136
     2003.................................................   3,136  --     3,136
     Thereafter...........................................   6,272  --     6,272
                                                           ------- ----  -------
     Total................................................ $21,952 $264  $22,216
                                                           ======= ====  =======

      Rental expense for 1998, 1997 and 1996 was $3,621,000, $3,367,000 and
$3,269,000, respectively.

(12) Related Party

      The Certain Dealerships' sales to, purchases from, and balances with their unconsolidated subsidiaries are as follows (in thousands):

                                                                  1998 1997 1996
                                                                  ---- ---- ----
     Revenue from vehicle, parts, or service sales............... $221 $324 $123
     Cost of vehicle, parts, or services purchased...............  219  306  120
     Balance at year end:
      Receivable.................................................  327  956
      Payable....................................................   10   36

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1999 and 1998 is unaudited)

      In addition, the Certain Dealerships paid fees for fixed asset purchases from a related party in the amounts of $620,000, $222,000, and $55,000 in December 31, 1998, 1997, and 1996, respectively.

(13) Pending Litigation

      The Company is involved in various legal proceedings. Management, after reviewing these proceedings with legal counsel, believes the aggregate liability, if any, will not materially affect the combined financial condition or results of operations of the Certain Dealerships.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
FirstAmerica Automotive, Inc.:

      We have audited the accompanying balance sheet of South Bay Chrysler as of December 31, 1998, and the related statements of operations and changes in retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of FirstAmerica Automotive Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Bay Chrysler as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ KPMG, LLP

June 4, 1999
San Francisco, California

                               SOUTH BAY CHRYSLER

                                 BALANCE SHEETS

                                 (In thousands)

                                                         March 31,
                                                           1999     December 31,
                                                        (Unaudited)     1998
                                                        ----------- ------------
                        ASSETS
Cash and cash equivalents..............................   $ 7,515     $ 6,301
Contracts in transit (note 2)..........................       203         676
Accounts receivable (note 2)...........................       528         594
Inventories (note 3)...................................     6,281       6,489
Deposits and prepaid expenses..........................       129          78
                                                          -------     -------
    Total current assets...............................    14,656      14,138
Property and equipment, net (note 4)...................       167         180
                                                          -------     -------
    Total assets.......................................   $14,823     $14,318
                                                          =======     =======
         LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Floor plan notes payable (note 3)....................   $ 4,582     $ 4,999
  Accounts payable.....................................       234         360
  Accrued liabilities..................................       478         472
  Note payable to shareholder (Note 6).................     5,980       5,455
                                                          -------     -------
    Total current liabilities..........................    11,274      11,286
                                                          -------     -------
    Total liabilities..................................    11,274      11,286
Commitments (note 5)
Shareholder's equity:
  Common stock.........................................       100         100
  Retained earnings....................................     3,449       2,932
                                                          -------     -------
    Total shareholder's equity.........................     3,549       3,032
                                                          -------     -------
                                                          $14,823     $14,318
                                                          =======     =======



                See accompanying notes to financial statements.

                               SOUTH BAY CHRYSLER

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                 (In thousands)

                                             Three Months Ended
                                                  March 31,
                                           -----------------------  Year Ended
                                              1999        1998     December 31,
                                           (Unaudited) (Unaudited)     1998
                                           ----------- ----------- ------------
Sales:
  Vehicle.................................   $10,526     $ 9,269     $38,862
  Service, parts, and other...............     1,799       1,677       6,806
                                             -------     -------     -------
    Total sales...........................    12,325      10,946      45,668
Cost of sales.............................    10,482       9,227      38,665
                                             -------     -------     -------
    Gross profit..........................     1,843       1,719       7,003
Operating expenses:
  Selling, general and administrative.....     1,205       1,223       5,403
  Depreciation and amortization...........        17           6          23
                                             -------     -------     -------
    Operating income......................       621         490       1,577
Other income (expense):
  Flooring interest expense...............      (124)       (148)       (583)
  Interest income.........................       121         125         525
  Interest expense........................       (93)       (113)       (444)
                                             -------     -------     -------
    Income before income taxes............       525         354       1,075
Income tax expense........................         8           5          16
                                             -------     -------     -------
    Net income............................       517         349       1,059
Retained earnings, beginning of period....     2,932       2,736       2,736
Distributions to shareholders.............       --         (863)       (863)
                                             -------     -------     -------
Retained earnings, end of period..........   $ 3,449     $ 2,222     $ 2,932
                                             =======     =======     =======




                See accompanying notes to financial statements.

                               SOUTH BAY CHRYSLER

                            STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                             Three Months Ended
                                                  March 31,
                                           -----------------------  Year Ended
                                              1999        1998     December 31,
                                           (Unaudited) (Unaudited)     1998
                                           ----------- ----------- ------------
Cash flows from operating activities:
 Net income...............................   $  517      $   349     $ 1,059
 Adjustments to reconcile net income to
  net cash provided by (used in) operating
  activities:
   Depreciation and amortization..........       17            6          23
   Changes in operating assets and
    liabilities:
    Receivables and contracts in transit..      539          625        (100)
    Inventories...........................      208       (3,982)     (2,622)
    Accounts payable and accrued
     liabilities..........................     (120)       1,975       1,092
    Deposits and prepaid expenses.........      (51)         (4)         (2)
    Proceeds from (repayments of) flooring
     notes payable........................     (417)       4,188       2,914
                                             ------      -------     -------
     Net cash provided by operating
      activities..........................      693        3,157       2,364
                                             ------      -------     -------
Cash flows from investing activities:
 Capital expenditures, net................      (4)          (1)         (4)
                                             ------      -------     -------
     Net cash provided by/(used in)
      investing activities................      (4)          (1)         (4)
                                             ------      -------     -------
Cash flows from financing activities:
 Proceeds from note payable to
  shareholder.............................      525          --          --
 Distributions to shareholder.............      --          (863)       (863)
                                             ------      -------     -------
     Net cash (used in) provided by
      financing activities................      525         (863)       (863)
                                             ------      -------     -------
     Net increase (decrease) in cash......    1,214        2,293       1,497
Cash at beginning of the period...........    6,301        4,804       4,804
                                             ------      -------     -------
Cash at end of the period.................   $7,515      $ 7,097     $ 6,301
                                             ======      =======     =======



                See accompanying notes to financial statements.

                               SOUTH BAY CHRYSLER

                         NOTES TO FINANCIAL STATEMENTS


(1) Summary of Significant Accounting Policies

(a) Organization and Business

      South Bay Chrysler (the Company) constitutes the assets, liabilities and operations of South Bay Chrysler Plymouth Inc. of which certain operating assets of the Company are under contract for sale to FirstAmerica Automotive, Inc. (FAA) (note 7). The Company offers a broad range of products and services including new Chrysler vehicles as well as used vehicles, vehicle financing and insurance and replacement parts and service.

      The historical financial statements do not necessarily reflect the results of operations or financial position that would be indicative of the results after the acquisition by FirstAmerica Automotive, Inc. (FAA).

(b) Basis of Preparation

      The accompanying financial statements reflect the historical financial position, results of operations and cash flows for South Bay Chrysler, certain assets of which are under contract to be sold to FirstAmerica Automotive, Inc. The historical operating results may not be indicative of the results after the acquisition by FAA.

(c) Cash and Cash Equivalents

      The Company considers all highly liquid investments with a maturity of three months or less from the purchase date to be cash equivalents.

(d) Inventories

      Inventories are stated at the lower of cost or market, new and used vehicle cost are determined by using specific identification basis. Parts and accessories cost is determined using the first-in, first-out (FIFO) basis.

(e) Property and Equipment

      Property and equipment is stated at cost. Property and equipment are being depreciated on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. The range of estimated useful lives are as follows:

     Leasehold improvements.......................................... 10 years
     Equipment.......................................................  7 years
     Furniture and fixtures..........................................  7 years
     Company vehicles................................................  5 years

      The cost of maintenance and repairs is expensed as incurred, while significant renewals and betterments are capitalized. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the account, and any gain or loss is credited or charged to income.

                               SOUTH BAY CHRYSLER

(f) Income Taxes

      The Company elected S Corporation status for federal and state income tax reporting purposes. Federal income taxes on S Corporation income were payable by the individual stockholders rather than the corporation. California state income taxes for S Corporations are 1.5% of pretax income.

(g) Financial Instruments

      The carrying amount of trade receivables, trade payables, accrued liabilities and short-term borrowings approximate fair value because of the short-term nature of these instruments.

      Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(h) Advertising

      The Company expenses production and other costs of advertising as incurred. Advertising expenses were $130,000 and $125,000 for the unaudited three month periods ended March 31, 1999 and 1998, respectively, and $489,000 for the year ended December 31, 1998.

(i) Concentrations of Credit Risk

      Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

(j) Use of Estimates

      These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(k) Revenue Recognition

      Vehicle sales revenue is recognized upon delivery, when the sales contract is signed and down payment has been received. Notes received from buyers are generally sold to finance companies. Finance fees are received for notes sold to finance companies and are recognized, net of anticipated charge backs, upon acceptance of the credit by the finance companies. These fees are included in service, parts, and other revenues in the statements of operations. Parts and service revenues are recognized at the time of sale or service.

      The Company recognizes fees from the sale of separately priced extended warranty service contracts at the time of sale. For extended warranty service contracts where the Company is the primary obligor of the contract, the costs directly related to sales of the contracts are deferred and charged to expense proportionately as the revenues are recognized. Warranty service contract revenues are included in service, parts, and other revenues in the statements of operations.

                               SOUTH BAY CHRYSLER

(l) Major Supplier and Dealer Agreement

      The Company purchases substantially all of its new vehicles and inventory from one manufacturer at the prevailing prices charged by the manufacturer. The Company's overall sales could be impacted by the manufacturer's inability or unwillingness to supply the dealership with an adequate supply of popular models.

      The Company enters into dealer sales and service agreements (Dealer Agreements) with the manufacturer. The Dealer Agreements generally limit the location of the dealership and mandates the manufacturer's approval rights over changes in dealership management and ownership. The manufacturer is also entitled to terminate the agreement if the dealership is in material breach of the terms.

(2) Accounts Receivable and Contracts in Transit

      Accounts receivable consist of the following (in thousands):

                                                         March 31,
                                                           1999     December 31,
                                                        (unaudited)     1998
                                                        ----------- ------------
     Contracts in transit..............................    $203         $676
                                                           ====         ====
     Trade and vehicle receivables.....................    $333         $351
     Manufacturer and other............................     195          243
                                                           ----         ----
     Total accounts receivable.........................    $528         $594
                                                           ====         ====

      Contracts in transit receivables are due from financial institutions and regional banks for funding of customer vehicle purchases and are normally collected within 30 days. Trade receivables primarily consist of commercial receivables for parts sales and finance receivables from financial institutions for financing commissions. Manufacturer and other receivables consist of amounts due from manufacturers for rebates on vehicle purchases (holdbacks), manufacturer incentives and reimbursable warranty coverage expenses.

(3) Inventories and Floor Plan Notes Payable

      Inventories and floor plan notes payable were as follows (in thousands):

                                   Inventory Cost        Floor Plan Notes Payable
                              ------------------------ ----------------------------
                               March 31,                March 31,
                                 1999     December 31,    1999     December 31,
                              (unaudited)     1998     (unaudited)     1998
                              ----------- ------------ ----------- ------------
     New vehicles............   $4,741       $5,012      $4,582       $4,999
     Used vehicles...........    1,149        1,057         --           --
     Parts and accessories...      391          420         --           --
                                ------       ------      ------       ------
     Inventories, net........   $6,281       $6,489      $4,582       $4,999
                                ======       ======      ======       ======

      Inventory floor plan notes payable consist of notes from a financing institution that bear interest at prime plus 0.75% and are secured by new vehicles and vehicle receivables. The floor plan agreement limits flooring by new vehicle inventory levels.

                              SOUTH BAY CHRYSLER

(4) Property and Equipment

     Property and equipment consists of the following (in thousands):

                                                         March 31,
                                                           1999     December 31,
                                                        (Unaudited)     1998
                                                        ----------- ------------
     Leasehold improvements............................    $266         $266
     Equipment.........................................     248          245
     Company vehicles..................................      10           10
     Furniture and fixtures............................     191          190
                                                           ----         ----
                                                            715          711
     Less accumulated depreciation.....................     548          531
                                                           ----         ----
     Property and equipment, net.......................    $167         $180
                                                           ====         ====

(5) Related Party Transactions

Note Payable to Related Parties

     Note payable to related parties consisted of the following (in thousands):

                                                         March 31,
                                                           1999     December 31,
                                                        (Unaudited)     1998
                                                        ----------- ------------
     Note payable to shareholder.......................   $ 5,980     $ 5,455
                                                          -------     -------
                                                          $ 5,980     $ 5,455
                                                          =======     =======

     Interest is payable on the loan at prime plus 0.75%. In the year ended 31 December 1998 the interest paid on the loan amounted to $444,000. In the three months ended 31 March 1999 and 31 March 1998 the interest amounted to $93,000 and $113,000 respectively.

(6) Commitments

     The minimum rental commitments under operating leases which have terms greater than one year after December 31, 1998 are as follows (in thousands):

     Year ending December 31:
     ------------------------
     1999..............................................................   $582
     2000..............................................................    594
                                                                        ------
     Thereafter........................................................ $1,176
                                                                        ======

     Amounts paid under operating leases were $194,000 and $189,000 for the unaudited three months ended March 31, 1999 and 1998, respectively, and $764,186 for the year ended December 31, 1998.
(7) Subsequent Events

     Certain operating assets of the company are under contract for sale to FirstAmerica Automotive, Inc.

                             Pictures of FAA dealerships

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             7,840,100 Shares

               [FIRST AMERICA AUTOMOTIVE, INC. LOGO APPEARS HERE]

                                  Common Stock

                                  -----------

                                   PROSPECTUS

                                  -----------

                              Merrill Lynch & Co.

                          Donaldson, Lufkin & Jenrette

                         BancBoston Robertson Stephens
                                       , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby other than underwriting discounts and commissions. All expenses other than the SEC registration fee, the NASD filing fee and the NYSE listing fee are estimated.

                                                                       Amount
                                                                     to be Paid
                                                                     ----------
   Registration fee................................................. $   35,679
   NASD filing fee..................................................     10,500
   NYSE listing fee.................................................    105,600
   Transfer agent and registrar fees................................     20,000
   Accounting fees and expenses.....................................    900,000
   Legal fees and expenses..........................................    750,000
   Blue Sky qualification fees and expenses.........................     15,000
   Printing and engraving...........................................    125,000
   Miscellaneous expenses...........................................     38,121
                                                                     ----------
     Total.......................................................... $1,999,900
                                                                     ==========

Item 14. Indemnification of Directors and Officers.

      Our by-laws effectively provide that we shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. In addition, our charter eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

      Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Section 102(b)(7) provides that a corporation may eliminate or limit that personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

      We also maintain insurance against liabilities under the Securities Act of 1933 for the benefit of our officers and directors.

      Section 6 of the purchase agreement between the underwriters and us (filed as Exhibit 1.1 to this registration statement) provides that the underwriters severally and not jointly will indemnify and hold us harmless and each of our directors, officers or controlling persons from and against any liability caused by any statement or omission in the registration statement or prospectus based upon information furnished to us by the underwriters for use in the registration statement or prospectus. The purchase agreement also provides that we indemnify the underwriters and each person, if any, who controls any underwriter against certain liabilities under the Securities Act of 1933, as amended.

Item 15. Recent Sales of Unregistered Securities.

      On November 12, 1996, we issued a promissory note in the amount of $150,000 to Clyde Drexler, which note is convertible into an aggregate of 13,602 shares of our common stock.

      On March 18, 1997, we issued promissory notes in the aggregate amount of $250,000 to Donald Sanders, Kathy Sanders, John Drury, John Mundy and George Ball, which notes are convertible into an aggregate of 22,670 shares of our common stock.

      On July 1, 1997, we reincorporated from Nevada into Delaware by merging into a wholly-owned Delaware subsidiary formed specifically for this purpose. On June 16, 1997, one hundred shares of the Delaware subsidiary's common stock were issued in connection with its formation under an exemption to the registration requirements of the Securities Act of 1933, as amended (the "Act"), found in Section 4(2) thereof. Because the Delaware corporation is deemed as a matter of law to be the surviving corporation in the reincorporation, these one hundred shares are deemed to have been issued by us.

      In connection with the reincorporation, we are also deemed to have issued shares of the Delaware corporation to all of its stockholders in exchange for their shares in the Nevada corporation.

      On March 31, 1997, we issued 72,545 shares of our common stock to Steven Hallock for $200 pursuant to an agreement between us and Mr. Hallock dated November, 1996 and based on a valuation of our common stock on such date.

      On March 31, 1997, we issued 7,255 shares of our common stock to Matthew Travis for $20.00.

      On April 23, 1997, we issued 173,745 shares of our common stock to the Price Trust u/d/t 10/5/88 for $479 in cash. This issuance was pursuant to an agreement with us to issue such shares dated November, 1996 and based on a valuation of our common stock on such date.

      On July 10, 1997, we issued warrants to purchase 109,978 shares of our common stock to Brown, Gibbons, Lang & Company, LP in partial consideration for consulting services performed for us. The exercise price of such warrants is $2.54 per share. These warrants are exercisable at any time prior to July 10, 2002.

      On July 10, 1997, we issued warrants to purchase 1,814 shares of our common stock to T.J. Hollerhoff in partial consideration for services performed for us. The exercise price of such warrants is $2.54 per share. These warrants are exercisable at any time prior to July 10, 2007.

      On July 10, 1997, we issued warrants to purchase 907 shares of our common stock to Carlanne Foushee in partial consideration for services performed for us. The exercise price of such warrants is $2.54 per share. These warrants are exercisable at any time prior to July 10, 2007.

      On July 10, 1997, we issued warrants to purchase 363 shares of our common stock to Martha Walker in partial consideration for services performed for us. The exercise price of such warrants is $2.54 per share. These warrants are exercisable at any time prior to July 10, 2007.

      In connection with the acquisition of the Mr. Thomas A. Price's interest in the Price Dealerships by us on July 11, 1997, we issued 1,447,853 shares of our common stock to the Price Trust u/d/t 10/5/88 in exchange for shares of common stock of the corporations comprising the Price Dealerships.

      In connection with our acquisition of Mr. Donald V. Strough's interest in a Honda dealership located in Concord, California on October 15, 1997, we issued 482,424 shares of our common stock to the Strough Revocable Trust. This issuance was pursuant to an agreement with us to issue such shares dated July 11, 1997 and based on a valuation of our Class A Common Stock on such date.

      In connection with the acquisition of Mr. T. Al Babbington's interest in the Price Dealerships by us on July 11, 1997, we issued 263,888 shares of our common stock to Mr. Babbington in exchange for shares of common stock of the corporations comprising the Price Dealerships.

      In connection with the acquisition of Mr. Fred Cziska's interest in the Price Dealerships by us on July 11, 1997, we issued 296,972 shares of our common stock to Mr. Cziska in exchange for shares of common stock of the corporations comprising the Price Dealerships.

      In connection with the acquisition of Mr. John Driebe's interest in the Price Dealerships by us on July 11, 1997, we issued 85,995 shares of our common stock to Mr. Driebe in exchange for shares of common stock of the corporations comprising the Price Dealerships.

      In connection with our acquisition of Valley Auto Center on July 11, 1997, we issued 105,190 shares of our common stock to Asian Pacific Industries, a Washington corporation.

      On September 15, 1997, we issued warrants to purchase up to 7,255 shares of our common stock to Capman, Inc. as partial consideration for certain assets acquired by us. The exercise price of such warrants is $2.54 per share. These warrants are exercisable at any time prior to September 15, 2002.

      In connection with our lending arrangements, on July 11, 1997, we issued an aggregate of $24,000,000 in notes at a discounted price of $21,800,000, 1,099,782 shares of our Class B Common Stock for an aggregate consideration of $2,789,440, a total of 3,500 shares of our 8% Cumulative Redeemable Preferred Stock due 2005 for an aggregate consideration of $2,900,000, and 500 shares of our Redeemable Preferred Stock for an aggregate consideration of $400,000 to TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P., TCW Leveraged Income Trust, L.P., Crescent/Mach I Partners, L.P., and TCW Shared Opportunity Fund II, L.P. Each of these entities is an affiliate of the Trust Company of the West.

      In connection with and in partial consideration for consulting services performed for us, on October 1, 1998, we issued warrants to purchase 14,509 shares of our common stock to Brown, Gibbons, Lang & Company LP. The exercise price of these warrants is $5.51 per share. These warrants are exercisable at any time prior to October 1, 2003.

      In connection with our lending arrangements, on October 1, 1998, we issued an aggregate of $12,000,000 in notes at a discounted price of $11,000,000 and 181,363 shares of our Class B Common Stock for an aggregate consideration of $1,000,000 to TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P., TCW Leveraged Income Trust, L.P., Crescent/Mach I Partners, L.P., and TCW Shared Opportunity Fund II, L.P.

      In connection with our acquisition of DSW & Associates, Inc., d/b/a Auto Town, on December 31, 1998, we issued an aggregate of 121,518 shares of our common stock to former shareholders of Auto Town.

      The issuances described above were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

Item 16. Exhibits and Financial Statement Schedules.

  Exhibit
   Number                               Description
  -------                               -----------
  1.1++++   Form of Underwriting Agreement.
  2.1.1*    Agreement and Plan of Reorganization dated July 1, 1997 by and among the Company, California Carriage, Ltd., dba Concord Honda and
            Donald V. Strough, Trustee of the Strough 1983 Revocable Trust.
  2.1.2*    Agreement and Plan of Reorganization dated July 1, 1997 by and among the Company, Price Auto Holding, Inc., dba Melody Toyota,
            Price Trust utd 10/5/84, Fred Cziska and FAA San Bruno, Inc.
  2.1.3*    Agreement and Plan of Reorganization dated July 1, 1997 by and among the Company, Serramonte Motorcars, Inc., dba Lexus of
            Serramonte, Price Trust utd 10/5/84, Fred Cziska, John Driebe and
            FAA Serramonte L, Inc.
  2.1.4*    Agreement and Plan of Reorganization dated July 1, 1997 between the
            Company, Cziska Price, Inc., dba Stevens Creek Nissan, the
            shareholders of Cziska Price, Inc. and FAA Stevens Creek, Inc.
  2.1.5*    Agreement and Plan of Reorganization dated July 1, 1997 between the
            Company, Transcar Leasing, Inc., dba Serramonte Auto Plaza, the
            shareholders of Transcar Leasing, Inc. and FAA Serramonte GM, Inc.
  2.1.6*    Asset Purchase Agreement dated March 14, 1997 by and among FAA
            Concord N, Inc., Concord Nissan, Inc. and Steven Hallock.
  2.1.7*    Stock Purchase Agreement dated July 1, 1997, by and between the
            Company, the Price Trust u/t/d 10/5/84 and Smart Nissan, Inc.
  2.1.8*    Asset Purchase Agreement dated March 19, 1997 by and between the
            Company and Asian Pacific Industries, Inc.
  2.1.9*    Asset Purchase Agreement dated January 23, 1997 by and among the
            Company, Auto Center of Poway, Inc., Thomas Nokes and H. Matthew
            Travis.
  2.1.10*   Asset Purchase Agreement dated January 23, 1997 by and among the
            Company, Auto Center of North County, Inc., Thomas Nokes and H.
            Matthew Travis.
  2.1.11**  Asset Purchase Agreement dated January 29, 1998 by and among the
            Company, Burgess British Cars, Inc., and Keith Burgess.
  2.1.12**  Letter of Agreement dated June 11, 1998 by and between the Company and Donald V. Strough.
  2.1.13*** Asset Purchase Agreement dated January 1998 by and among the
            Company, Beverly Hills BM, Ltd., dba Beverly Hills BMW ("Seller"),
            and Ross Gilbert.
  2.1.14*** Asset Purchase Agreement dated July 17, 1997 by and among the
            Company, Golden Sierra Auto Group, dba Capitol Nissan and Capman,
            Inc.
  2.1.15+   Stock Purchase Agreement dated July 17, 1998, by and between
            Graybehl Family Trust, dated March 22, 1978, Concord Toyota Sales,
            Inc., and the Company.
  2.1.16+   First Amendment to Stock Purchase Agreement dated October 1, 1998, by and between the Company, Vacation Motors, and the Graybehl
            Family Trust, dated March 22, 1978.
  2.1.17+   Second Amendment to Stock Purchase Agreement dated October 13, 1998 by and between the Company, Vacation Motors, and the Graybehl
            Family Trust, dated March 22, 1978.
  2.1.18++  Agreement and Plan of Reorganization, dated December 8, 1998, among the Company, DSW Acquisition Corporation, DSW Associates, Inc., and
            certain shareholders of DSW Associates, Inc.
  3.1*      Amended and Restated Certificate of Incorporation, dated July 8,
            1997.
  3.2+++++  Form of Amended and Restated Certificate of Incorporation (to be
            effective upon completion of offering).
  3.3+++    By-Laws.
  3.4+++++  Form of Amended and Restated By-Laws (to be effective upon completion of offering).
  4.1*      Stockholders' Agreement dated July 11, 1997 by and among the
            Company and its stockholders, Thomas Price, Donald Strough, Steven
            Hallock, Fred Cziska, Al Babbington, John Driebe, Embarcadero
            Automotive, LLC, Raintree Capital LLC, BB Investments and certain affiliates of Trust Company of the West.

  Exhibit
   Number                               Description
  -------                               -----------
  4.1.1*    Securities Purchase Agreement dated as of July 11, 1997 by and among the Company, certain of its wholly-owned subsidiaries and
            Trust Company of the West and certain of its affiliates, as purchasers.
  4.1.2*    Amendment No. 1 to Securities Purchase Agreement dated as of
            January 9, 1998 by and among each of FAA Capitol N, Inc., FAA Auto
            Factory, Inc. and each of the parties to the Securities Purchase
            Agreement dated as of July 11, 1997.
  4.1.3+++  Amendment No. 1 to Stockholders Agreement dated as of October 13,
            1998, by and among the Company, Thomas A. Price, Donald Strough and certain affiliates of Trust Company of the West.
  4.1.4+++  Amendment No. 2 to Securities Purchase Agreement, dated as of June
            10, 1998, by and among each of FAA Beverly Hills, Inc., FAA Poway
            G, Inc., FAA Serramonte H, Inc. and each of the parties to the
            Securities Purchase Agreement dated as of July 11, 1997.
  4.1.5+++  Amendment No. 3 to Securities Purchase Agreement, dated as of
            October 13, 1998, by and among each of FAA Concord T, Inc., a
            California corporation and each of the parties to the Securities
            Purchase Agreement dated as of July 11, 1997.
  4.1.6+++  Amendment No. 4 to Securities Purchase Agreement, dated as of
            November 19, 1998, by and among each of FAA Woodland Hills VW, Inc.
            and each of the parties to the Securities Purchase Agreement dated as of July 11, 1997.
  4.1.7+++  Amendment No. 5 to Securities Purchase Agreement, dated as of
            December 31, 1998, by and among each of DSW Associates, Inc. and each of the parties to the Securities Purchase Agreement dated as of July 11, 1997.
  4.1.8**** Amendment No. 6 to Securities Purchase Agreement, dated as of
            December 31, 1998, by and among each of the parties to the
            Securities Purchase Agreement dated as of July 11, 1997, as amended.
  5.1+++++  Form of Opinion of Gray Cary Ware & Freidenrich LLP.
 10.1*      Loan and Security Agreement by and between General Electric Capital
            Corporation, and 13 subsidiaries of the Company dated as of July 2,
            1997.
 10.1.1*    Intercreditor and Subordination Agreement dated as of July 8, 1997 by and among TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent
            Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P.,
            and General Electric Capital Corporation.
 10.2*      Agreement between American Honda Motor Co., Inc. and the Company dated as of May 1, 1997 by and among the Company, Donald V.
            Strough, Thomas A. Price, Steven S. Hallock, Fred Cziska, Al
            Babbington, John Driebe, Raintree Capital, LLC, BB Investments,
            Brown Gibbons & Lang, L.P. and American Honda Motor Co., Inc.
 10.2.1**** Honda Automobile Dealer Sales and Service Agreement dated as of
            September 15, 1998 by and between the Company and American Honda
            Motor Co., Inc.
 10.3*      Nissan Dealer Agreement Sales and Service Agreement Standard
            Provisions, dated as of July 16, 1997 by and between Nissan
            Division, Nissan Motor Corporation in U.S.A. and the Company.
 10.3.1*    Nissan Dealer Term Sales and Service Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and FAA
            Serramonte, Inc.
 10.3.2*    Nissan Contiguous Market Ownership Holding Company Agreement dated
            June 30, 1997 by and among Nissan Motor Corporation in U.S.A., the
            Company, FAA Concord N, Inc., and FAA Dublin N, Inc.
 10.3.3*    Nissan Dealer Term Sales and Service Agreement dated as of July 16,
            1997 by and between Nissan Motor Corporation in U.S.A. and FAA
            Dublin N, Inc.
 10.3.4*    Nissan Contiguous Market Ownership Addendum dated July 16, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, FAA
            Dublin N, Inc. and the Company.
 10.3.5*    Nissan Contiguous Market Ownership Areas Formation and Linkage
            Agreement dated June 30, 1997 by and between Nissan Motor
            Corporation in U.S.A. and the Company (FAA Dublin N, Inc.).
 10.3.6*    Nissan Dealer Term Sales and Service Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and Smart Nissan,
            Inc.

 Exhibit
  Number                               Description
 -------                               -----------
 10.3.7*  Nissan Contiguous Market Ownership Addendum dated June 30, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, Smart
          Nissan, Inc. and the Company.
 10.3.8*  Nissan Contiguous Market Holding Company Agreement dated June 30,
          1997 by and between Nissan Motor Corporation in U.S.A. and the
          Company (Smart Nissan, Inc.; FAA Serramonte, Inc.).
 10.3.9*  Nissan Contiguous Market Ownership Areas Formation and Linkage
          Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and the Company (Smart Nissan, Inc.).
 10.3.10* Nissan Contiguous Market Ownership Addendum dated June 30, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, FAA
          Serramonte, Inc., and the Company.
 10.3.11* Nissan Contiguous Market Ownership Holding Company Agreement dated
          June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and the Company (FAA Serramonte, Inc.).
 10.3.12* Nissan Dealer Term Sales and Service Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and FAA Stevens Creek,
          Inc.
 10.3.13* Nissan Contiguous Market Ownership Addendum dated June 30, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, FAA
          Stevens Creek, Inc. and the Company.
 10.3.14* Nissan Contiguous Market Ownership Areas Formation and Linkage
          Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and the Company (FAA Stevens Creek, Inc.).
 10.3.15* Nissan Dealer Term Sales and Service Agreement dated as of September
          25, 1997 by and between Nissan Motor Corporation in U.S.A. and FAA
          Capitol N, Inc.
 10.3.16* Nissan Contiguous Market Ownership Addendum dated September 25, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, FAA
          Capitol N, Inc. and the Company.
 10.3.17* Nissan Contiguous Market Ownership Holding Company Agreement dated
          September 25, 1997 by and between Nissan Motor Corporation in U.S.A.
          and the Company (FAA Capitol N, Inc.).
 10.3.18* Nissan Contiguous Market Ownership Addendum dated June 30, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, FAA
          Concord N, Inc. and the Company.
 10.3.19* Nissan Dealer Term Sales and Service Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and FAA Concord N,
          Inc.
 10.3.20* Nissan Contiguous Market Ownership Areas Formation and Linkage
          Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and the Company (FAA Concord N, Inc.)
 10.4*    Toyota Dealer Agreement dated as of April 24, 1997 by and between
          Toyota Motor Sales, U.S.A., Inc. and FAA Poway T, Inc.
 10.4.1*  Agreement dated as of May 2, 1997 between the Company and Toyota
          Motor Sales, U.S.A., Inc.
 10.4.2*  Toyota Dealer Agreement dated as of June 30, 1997 by and between the
          Company and Toyota Motor Sales, USA, Inc.
 10.4.3*  Lexus Dealer Agreement dated as of June 30, 1997 between Lexus and
          FAA Serramonte L, Inc.
 10.4.4*  Toyota Dealer Agreement (Concord Toyota) dated as of October 1, 1998 by and between the Company and Toyota Motor Sales, USA, Inc.
 10.5*    Dealer Sales and Service Agreement dated as of June 13, 1997 by and between Mitsubishi Motor Sales of America, Inc. and FAA Serramonte,
          Inc.
 10.6*    Isuzu Dealer Sales and Service Agreement effective May 1, 1997 by and between American Isuzu Motors, Inc. and FAA Serramonte, Inc.
 10.6.1*  Supplemental Agreement to Dealer Sales and Service Agreement dated as of May 1, 1997 by and among FAA Serramonte, Inc. dba Serramonte Auto
          Plaza, the Company and American Isuzu Motors, Inc.
 10.7*    Master Agreement dated as of July 1, 1997 between FAA Serramonte,
          Inc. d/b/a Dodge of Serramonte; FAA Poway D, Inc. d/b/a Poway Dodge;
          FAA Dublin VWD, Inc., d/b/a Dublin Dodge; the Company; Thomas A.
          Price and Chrysler Corporation.
 10.7.1*  Chrysler Corporation Dodge Sales and Services Agreement dated as of
          May 9, 1997 by and between FAA Poway D, Inc., dba Poway Dodge and
          Chrysler Corporation.
 10.7.2*  Chrysler Corporation Dodge Sales and Services Agreement dated as of
          July 7, 1997 by and between FAA Serramonte Inc. D, Inc., dba Dodge of
          Serramonte Dodge and Chrysler Corporation.

   Exhibit
   Number                               Description
   -------                              -----------
 10.7.3*     Chrysler Corporation Dodge Sales and Services Agreement dated as of July 18, 1997 between FAA Dublin VWD, Inc., dba Dublin Dodge and Chrysler Corporation.
 10.8*       Pontiac-GMC Division Pontiac Dealer Sales and Service Agreement
             dated as of June 30, 1997 between General Motors Corporation,
             Pontiac and Transcar Leasing, Inc., dba Serramonte Pontiac-Buick-
             GMC.
 10.9*       Lease Agreement dated as of September 18, 1997 by and among Bay
             Automotive Properties, LLC, the Company and FAA Capitol N, Inc.
 10.9.1*     Lease Agreement dated as of July 1, 1997 by and among the Price
             Trust u/t/d 10/5/84, the Company and FAA Serramonte L, Inc.
 10.9.2*     Lease Agreement dated as of April 15, 1998 by and among Price
             Trust u/t/d 10/5/84, the Company and FAA Serramonte H, Inc.
 10.9.3*     Lease Agreement dated as of July 1, 1997 among Price Trust u/t/d
             10/5/84, the Company and FAA Serramonte L, Inc.
 10.9.4*     Lease Agreement dated as of July 1, 1997 among Rosewood Village
             Associates, the Company and California Carriage Limited.
 10.9.5*     Lease dated as of July 1, 1997 among Rosewood Village Associates, the Company and FAA Stevens Creek, Inc.
 10.10*      Executive Employment Agreement dated as of July 1, 1997 by and between the Company and Donald V. Strough.
 10.10.1*    Executive Employment Agreement dated as of July 1, 1997 by and between the Company and Thomas A. Price.
 10.10.2*    Employment Agreement dated as of March 1, 1997 by and between the
             Company and Steven S. Hallock.
 10.10.3*    Noncompetition Agreement dated as of July 8, 1997 by and among
             Thomas A. Price, Donald Strough and the Company.
 10.10.4**** Executive Employment Agreement dated as of March 30, 1999 by and between the Company and Debra L. Smithart.
 10.10.5**** Executive Employment Agreement dated as of March 30, 1999 by and between the Company and Charles Oglesby.
 10.11+++    FirstAmerica Automotive, Inc. 1997 Stock Option Plan.
 10.12+++++  1999 Employee Stock Purchase Plan.
 10.13++++   Form of Indemnification Agreement for directors and officers.
 11.1        Statements of Computation of Pro Forma Common Shares and
             Equivalents (see footnote 12 to our consolidated financial statements).
 21.1****    Subsidiaries of the Company.
 23.1        Consent of KPMG LLP
 23.2        Consent of Deloitte & Touche LLP
 23.3        Consent of Counsel (included in Exhibit 5.1).
 24.1        Power of attorney (previously filed).

--------
*     As filed with the SEC in our annual report on Form 10-K on May 14, 1998.
**    As filed with the SEC in our current report on Form 8-K on July 6, 1998.
*** As filed with the SEC in our quarterly report on Form 10-Q on August 14, 1998.
**** As filed with the SEC in our annual report on Form 10-K on March 31, 1999.
+ As filed with the SEC in our current report on Form 8-K on October 16, 1998.
++ As filed with the SEC in our current report on Form 8-K on January 14, 1999.
+++ As filed with the SEC in our current report on Form S-8 on March 16, 1999.
++++ As filed with the SEC in Amendment No. 1 to our registration statement on Form S-1 on June 28, 1999.
+++++ As filed with the SEC in Amendment No. 2 to our registration statement on Form S-1 on July 21, 1999.

Item 17. Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

        (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, County of San Francisco, State of California, on the 9th day of August, 1999.

                                          FIRSTAMERICA AUTOMOTIVE, INC.

                                                  /s/ Thomas A. Price
                                          By: _________________________________
                                                      Thomas A. Price
                                               President and Chief Executive
                                                          Officer
                                               (Principal Executive Officer)

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Thomas A. Price             President, Chief Executive   August 9, 1999
______________________________________  Officer and Director
           Thomas A. Price              (Principal Executive
                                        Officer)

      /s/ Debra L. Smithart   *        Chief Financial and          August 9, 1999
______________________________________  Administrative Officer
          Debra L. Smithart             (Principal Financial and
                                        Accounting Officer)

      /s/ Donald V. Strough   *        Chairman of the Board of     August 9, 1999
______________________________________  Directors
          Donald V. Strough

      /s/ W. Bruce Bercovich   *       Director                     August 9, 1999
______________________________________
          W. Bruce Bercovich

       /s/ Jean Marc Chapus   *        Director                     August 9, 1999
______________________________________
           Jean Marc Chapus

       /s/ H. Robert Heller   *        Director                     August 9, 1999
______________________________________
           H. Robert Heller

By:  *  /s/ Thomas A. Price                                         August 9, 1999
______________________________________
           Thomas A. Price
          (Attorney-in-fact)

                                 EXHIBIT INDEX

  Exhibit
   Number                               Description
  -------                               -----------
  1.1++++   Form of Underwriting Agreement.
  2.1.1*    Agreement and Plan of Reorganization dated July 1, 1997 by and among the Company, California Carriage, Ltd., dba Concord Honda and
            Donald V. Strough, Trustee of the Strough 1983 Revocable Trust.
  2.1.2*    Agreement and Plan of Reorganization dated July 1, 1997 by and among the Company, Price Auto Holding, Inc., dba Melody Toyota,
            Price Trust utd 10/5/84, Fred Cziska and FAA San Bruno, Inc.
  2.1.3*    Agreement and Plan of Reorganization dated July 1, 1997 by and among the Company, Serramonte Motorcars, Inc., dba Lexus of
            Serramonte, Price Trust utd 10/5/84, Fred Cziska, John Driebe and
            FAA Serramonte L, Inc.
  2.1.4*    Agreement and Plan of Reorganization dated July 1, 1997 between the
            Company, Cziska Price, Inc., dba Stevens Creek Nissan, the
            shareholders of Cziska Price, Inc. and FAA Stevens Creek, Inc.
  2.1.5*    Agreement and Plan of Reorganization dated July 1, 1997 between the
            Company, Transcar Leasing, Inc., dba Serramonte Auto Plaza, the
            shareholders of Transcar Leasing, Inc. and FAA Serramonte GM, Inc.
  2.1.6*    Asset Purchase Agreement dated March 14, 1997 by and among FAA
            Concord N, Inc., Concord Nissan, Inc. and Steven Hallock.
  2.1.7*    Stock Purchase Agreement dated July 1, 1997, by and between the
            Company, the Price Trust u/t/d 10/5/84 and Smart Nissan, Inc.
  2.1.8*    Asset Purchase Agreement dated March 19, 1997 by and between the
            Company and Asian Pacific Industries, Inc.
  2.1.9*    Asset Purchase Agreement dated January 23, 1997 by and among the
            Company, Auto Center of Poway, Inc., Thomas Nokes and H. Matthew
            Travis.
  2.1.10*   Asset Purchase Agreement dated January 23, 1997 by and among the
            Company, Auto Center of North County, Inc., Thomas Nokes and H.
            Matthew Travis.
  2.1.11**  Asset Purchase Agreement dated January 29, 1998 by and among the
            Company, Burgess British Cars, Inc., and Keith Burgess.
  2.1.12**  Letter of Agreement dated June 11, 1998 by and between the Company and Donald V. Strough.
  2.1.13*** Asset Purchase Agreement dated January 1998 by and among the
            Company, Beverly Hills BM, Ltd., dba Beverly Hills BMW ("Seller"),
            and Ross Gilbert.
  2.1.14*** Asset Purchase Agreement dated July 17, 1997 by and among the
            Company, Golden Sierra Auto Group, dba Capitol Nissan and Capman,
            Inc.
  2.1.15+   Stock Purchase Agreement dated July 17, 1998, by and between
            Graybehl Family Trust, dated March 22, 1978, Concord Toyota Sales,
            Inc., and the Company.
  2.1.16+   First Amendment to Stock Purchase Agreement dated October 1, 1998, by and between the Company, Vacation Motors, and the Graybehl
            Family Trust, dated March 22, 1978.
  2.1.17+   Second Amendment to Stock Purchase Agreement dated October 13, 1998 by and between the Company, Vacation Motors, and the Graybehl
            Family Trust, dated March 22, 1978.
  2.1.18++  Agreement and Plan of Reorganization, dated December 8, 1998, among the Company, DSW Acquisition Corporation, DSW Associates, Inc., and
            certain shareholders of DSW Associates, Inc.
  3.1*      Amended and Restated Certificate of Incorporation, dated July 8,
            1997.
  3.2+++++  Form of Amended and Restated Certificate of Incorporation (to be
            effective upon completion of offering).
  3.3+++    By-Laws.
  3.4       Form of Amended and Restated By-Laws (to be effective upon completion of offering).
  4.1*      Stockholders' Agreement dated July 11, 1997 by and among the
            Company and its stockholders, Thomas Price, Donald Strough, Steven
            Hallock, Fred Cziska, Al Babbington, John Driebe, Embarcadero
            Automotive, LLC, Raintree Capital LLC, BB Investments and certain affiliates of Trust Company of the West.

  Exhibit
   Number                               Description
  -------                               -----------
  4.1.1*    Securities Purchase Agreement dated as of July 11, 1997 by and among the Company, certain of its wholly-owned subsidiaries and
            Trust Company of the West and certain of its affiliates, as purchasers.
  4.1.2*    Amendment No. 1 to Securities Purchase Agreement dated as of
            January 9, 1998 by and among each of FAA Capitol N, Inc., FAA Auto
            Factory, Inc. and each of the parties to the Securities Purchase
            Agreement dated as of July 11, 1997.
  4.1.3+++  Amendment No. 1 to Stockholders Agreement dated as of October 13,
            1998, by and among the Company, Thomas A. Price, Donald Strough and certain affiliates of Trust Company of the West.
  4.1.4+++  Amendment No. 2 to Securities Purchase Agreement, dated as of June
            10, 1998, by and among each of FAA Beverly Hills, Inc., FAA Poway
            G, Inc., FAA Serramonte H, Inc. and each of the parties to the
            Securities Purchase Agreement dated as of July 11, 1997.
  4.1.5+++  Amendment No. 3 to Securities Purchase Agreement, dated as of
            October 13, 1998, by and among each of FAA Concord T, Inc., a
            California corporation and each of the parties to the Securities
            Purchase Agreement dated as of July 11, 1997.
  4.1.6+++  Amendment No. 4 to Securities Purchase Agreement, dated as of
            November 19, 1998, by and among each of FAA Woodland Hills VW, Inc.
            and each of the parties to the Securities Purchase Agreement dated as of July 11, 1997.
  4.1.7+++  Amendment No. 5 to Securities Purchase Agreement, dated as of
            December 31, 1998, by and among each of DSW Associates, Inc. and each of the parties to the Securities Purchase Agreement dated as of July 11, 1997.
  4.1.8**** Amendment No. 6 to Securities Purchase Agreement, dated as of
            December 31, 1998, by and among each of the parties to the
            Securities Purchase Agreement dated as of July 11, 1997, as amended.
  5.1+++++  Form of Opinion of Gray Cary Ware & Freidenrich LLP.
 10.1*      Loan and Security Agreement by and between General Electric Capital
            Corporation, and 13 subsidiaries of the Company dated as of July 2,
            1997.
 10.1.1*    Intercreditor and Subordination Agreement dated as of July 8, 1997 by and among TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent
            Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P.,
            and General Electric Capital Corporation.
 10.2*      Agreement between American Honda Motor Co., Inc. and the Company dated as of May 1, 1997 by and among the Company, Donald V.
            Strough, Thomas A. Price, Steven S. Hallock, Fred Cziska, Al
            Babbington, John Driebe, Raintree Capital, LLC, BB Investments,
            Brown Gibbons & Lang, L.P. and American Honda Motor Co., Inc.
 10.2.1**** Honda Automobile Dealer Sales and Service Agreement dated as of
            September 15, 1998 by and between the Company and American Honda
            Motor Co., Inc.
 10.3*      Nissan Dealer Agreement Sales and Service Agreement Standard
            Provisions, dated as of July 16, 1997 by and between Nissan
            Division, Nissan Motor Corporation in U.S.A. and the Company.
 10.3.1*    Nissan Dealer Term Sales and Service Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and FAA
            Serramonte, Inc.
 10.3.2*    Nissan Contiguous Market Ownership Holding Company Agreement dated
            June 30, 1997 by and among Nissan Motor Corporation in U.S.A., the
            Company, FAA Concord N, Inc., and FAA Dublin N, Inc.
 10.3.3*    Nissan Dealer Term Sales and Service Agreement dated as of July 16,
            1997 by and between Nissan Motor Corporation in U.S.A. and FAA
            Dublin N, Inc.
 10.3.4*    Nissan Contiguous Market Ownership Addendum dated July 16, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, FAA
            Dublin N, Inc. and the Company.
 10.3.5*    Nissan Contiguous Market Ownership Areas Formation and Linkage
            Agreement dated June 30, 1997 by and between Nissan Motor
            Corporation in U.S.A. and the Company (FAA Dublin N, Inc.).
 10.3.6*    Nissan Dealer Term Sales and Service Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and Smart Nissan,
            Inc.

 Exhibit
  Number                               Description
 -------                               -----------
 10.3.7*  Nissan Contiguous Market Ownership Addendum dated June 30, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, Smart
          Nissan, Inc. and the Company.
 10.3.8*  Nissan Contiguous Market Holding Company Agreement dated June 30,
          1997 by and between Nissan Motor Corporation in U.S.A. and the
          Company (Smart Nissan, Inc.; FAA Serramonte, Inc.).
 10.3.9*  Nissan Contiguous Market Ownership Areas Formation and Linkage
          Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and the Company (Smart Nissan, Inc.).
 10.3.10* Nissan Contiguous Market Ownership Addendum dated June 30, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, FAA
          Serramonte, Inc., and the Company.
 10.3.11* Nissan Contiguous Market Ownership Holding Company Agreement dated
          June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and the Company (FAA Serramonte, Inc.).
 10.3.12* Nissan Dealer Term Sales and Service Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and FAA Stevens Creek,
          Inc.
 10.3.13* Nissan Contiguous Market Ownership Addendum dated June 30, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, FAA
          Stevens Creek, Inc. and the Company.
 10.3.14* Nissan Contiguous Market Ownership Areas Formation and Linkage
          Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and the Company (FAA Stevens Creek, Inc.).
 10.3.15* Nissan Dealer Term Sales and Service Agreement dated as of September
          25, 1997 by and between Nissan Motor Corporation in U.S.A. and FAA
          Capitol N, Inc.
 10.3.16* Nissan Contiguous Market Ownership Addendum dated September 25, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, FAA
          Capitol N, Inc. and the Company.
 10.3.17* Nissan Contiguous Market Ownership Holding Company Agreement dated
          September 25, 1997 by and between Nissan Motor Corporation in U.S.A.
          and the Company (FAA Capitol N, Inc.).
 10.3.18* Nissan Contiguous Market Ownership Addendum dated June 30, 1997 by and among Nissan Motor Corporation in U.S.A., Thomas A. Price, FAA
          Concord N, Inc. and the Company.
 10.3.19* Nissan Dealer Term Sales and Service Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and FAA Concord N,
          Inc.
 10.3.20* Nissan Contiguous Market Ownership Areas Formation and Linkage
          Agreement dated June 30, 1997 by and between Nissan Motor Corporation in U.S.A. and the Company (FAA Concord N, Inc.)
 10.4*    Toyota Dealer Agreement dated as of April 24, 1997 by and between
          Toyota Motor Sales, U.S.A., Inc. and FAA Poway T, Inc.
 10.4.1*  Agreement dated as of May 2, 1997 between the Company and Toyota
          Motor Sales, U.S.A., Inc.
 10.4.2*  Toyota Dealer Agreement dated as of June 30, 1997 by and between the
          Company and Toyota Motor Sales, USA, Inc.
 10.4.3*  Lexus Dealer Agreement dated as of June 30, 1997 between Lexus and
          FAA Serramonte L, Inc.
 10.4.4*  Toyota Dealer Agreement (Concord Toyota) dated as of October 1, 1998 by and between the Company and Toyota Motor Sales, USA, Inc.
 10.5*    Dealer Sales and Service Agreement dated as of June 13, 1997 by and between Mitsubishi Motor Sales of America, Inc. and FAA Serramonte,
          Inc.
 10.6*    Isuzu Dealer Sales and Service Agreement effective May 1, 1997 by and between American Isuzu Motors, Inc. and FAA Serramonte, Inc.
 10.6.1*  Supplemental Agreement to Dealer Sales and Service Agreement dated as of May 1, 1997 by and among FAA Serramonte, Inc. dba Serramonte Auto
          Plaza, the Company and American Isuzu Motors, Inc.
 10.7*    Master Agreement dated as of July 1, 1997 between FAA Serramonte,
          Inc. d/b/a Dodge of Serramonte; FAA Poway D, Inc. d/b/a Poway Dodge;
          FAA Dublin VWD, Inc., d/b/a Dublin Dodge; the Company; Thomas A.
          Price and Chrysler Corporation.
 10.7.1*  Chrysler Corporation Dodge Sales and Services Agreement dated as of
          May 9, 1997 by and between FAA Poway D, Inc., dba Poway Dodge and
          Chrysler Corporation.
 10.7.2*  Chrysler Corporation Dodge Sales and Services Agreement dated as of
          July 7, 1997 by and between FAA Serramonte Inc. D, Inc., dba Dodge of
          Serramonte Dodge and Chrysler Corporation.

   Exhibit
   Number                               Description
   -------                              -----------
 10.7.3*     Chrysler Corporation Dodge Sales and Services Agreement dated as of July 18, 1997 between FAA Dublin VWD, Inc., dba Dublin Dodge and Chrysler Corporation.
 10.8*       Pontiac-GMC Division Pontiac Dealer Sales and Service Agreement
             dated as of June 30, 1997 between General Motors Corporation,
             Pontiac and Transcar Leasing, Inc., dba Serramonte Pontiac-Buick-
             GMC.
 10.9*       Lease Agreement dated as of September 18, 1997 by and among Bay
             Automotive Properties, LLC, the Company and FAA Capitol N, Inc.
 10.9.1*     Lease Agreement dated as of July 1, 1997 by and among the Price
             Trust u/t/d 10/5/84, the Company and FAA Serramonte L, Inc.
 10.9.2*     Lease Agreement dated as of April 15, 1998 by and among Price
             Trust u/t/d 10/5/84, the Company and FAA Serramonte H, Inc.
 10.9.3*     Lease Agreement dated as of July 1, 1997 among Price Trust u/t/d
             10/5/84, the Company and FAA Serramonte L, Inc.
 10.9.4*     Lease Agreement dated as of July 1, 1997 among Rosewood Village
             Associates, the Company and California Carriage Limited.
 10.9.5*     Lease dated as of July 1, 1997 among Rosewood Village Associates, the Company and FAA Stevens Creek, Inc.
 10.10*      Executive Employment Agreement dated as of July 1, 1997 by and between the Company and Donald V. Strough.
 10.10.1*    Executive Employment Agreement dated as of July 1, 1997 by and between the Company and Thomas A. Price.
 10.10.2*    Employment Agreement dated as of March 1, 1997 by and between the
             Company and Steven S. Hallock.
 10.10.3*    Noncompetition Agreement dated as of July 8, 1997 by and among
             Thomas A. Price, Donald Strough and the Company.
 10.10.4**** Executive Employment Agreement dated as of March 30, 1999 by and between the Company and Debra L. Smithart.
 10.10.5**** Executive Employment Agreement dated as of March 30, 1999 by and between the Company and Charles Oglesby.
 10.11+++    FirstAmerica Automotive, Inc. 1997 Stock Option Plan.
 10.12+++++  1999 Employee Stock Purchase Plan.
 10.13++++   Form of Indemnification Agreement for directors and officers.
 11.1        Statements of Computation of Pro Forma Common Shares and
             Equivalents (see footnote 12 to our consolidated financial statements).
 21.1****    Subsidiaries of the Company.
 23.1        Consent of KPMG LLP
 23.2        Consent of Deloitte & Touche LLP
 23.3        Consent of Counsel (included in Exhibit 5.1).
 24.1        Power of attorney (previously filed).

--------
*     As filed with the SEC in our annual report on Form 10-K on May 14, 1998.
**    As filed with the SEC in our current report on Form 8-K on July 6, 1998.
*** As filed with the SEC in our quarterly report on Form 10-Q on August 14, 1998.
**** As filed with the SEC in our annual report on Form 10-K on March 31, 1999.
+ As filed with the SEC in our current report on Form 8-K on October 16, 1998.
++ As filed with the SEC in our current report on Form 8-K on January 14, 1999.
+++ As filed with the SEC in our current report on Form S-8 on March 16, 1999.
++++ As filed with the SEC in Amendment No. 1 to our registration statement on Form S-1 on June 28, 1999.
+++++ As filed with the SEC in Amendment No. 2 to our registration statement on Form S-1 on July 21, 1999.